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Exhibit 10.56

Conformed Copy

Dated	8 April 2003

HILL SAMUEL LEASING (NO.4) LIMITED as lessor	(1)
and
PIERCE PRODUCTION COMPANY LIMITED as lessee	(2)
and
BLUEWATER ENERGY N.V. as security provider	(3)

Lease relating to the topsides processing plant for the FPSO Haewene Brim

NORTON ROSE

Contents

Clause		Page
1	Definitions and interpretations	1
2	Representations and warranties	33
3	Conditions precedent	33
4	Leasing and delivery and acceptance of Haewene Brim Equipment	34
5	Disclaimers and exclusions, Lessor's covenants	35
6	Lease Period	38
7	Rent	38
8	Payments	38
9	Covenants concerning Insurances	40
10	Total Loss and damage	43
11	General covenants and undertakings of PPC	47
12	Operational Covenants in relation to the Haewene Brim Equipment and the Haewene Brim	50
13	Movement of Haewene Brim	57
14	Inspection	59
15	Risk	60
16	Requisition for hire	60
17	Salvage	61
18	Title and Liens	62
19	Re-delivery and sale of the Haewene Brim Equipment	62
20	Proceeds of Sale	66
21	Termination provisions	67
22	Security Provision	73
23	Recourse and release	77
24	Change of circumstances etc.	79
25	General indemnity	81
26	General Tax indemnity and other Tax provisions	86
27	Preservation of indemnities	91
28	Assignment	92
29	Lessor's Right of Set-Off	92
30	Miscellaneous	93
31	Confidentiality	96
Schedule 1 Financial Schedule		98
Schedule 2 Security Provision		99
Schedule 3 The Haewene Brim Equipment—Topsides Facilities Description		137

Schedule 4 Part 1—Representations and Warranties by PPC	138
Schedule 5 Part 1—Conditions Precedent to the Obligations of the Lessor Generally	143
Schedule 6 Form of Acceptance Certificate	149
Schedule 7 Form of Standby Assignment	150

THIS AGREEMENT dated 8 April, 2003 is made BETWEEN:

(1)
HILL SAMUEL LEASING (No. 4) LIMITED, a company incorporated under the laws of England and Wales with company registration number 2194625 whose registered office is at 71 Lombard Street, London, EC3P 3BS, England (the "Lessor");

(2)
PIERCE PRODUCTION COMPANY LIMITED a company incorporated under the laws of England and Wales with company registration number 3492253, whose registered office is at c/o Watson, Farley Williams, 15 Appold Street, London EC2A 2HB, England ("PPC"); and

(3)
BLUEWATER ENERGY N.V., a company registered in the Netherlands Antilles, with company registration number 63983, having its legal seat in Curaçao and whose registered office is at Zeelandia Office Park, Kaya W.F.G. (Jombi) Mensing 18, Curaçao, the Netherlands Antilles ("Bluewater Energy").

WHEREAS:

        The Lessor has agreed to acquire the Haewene Brim Equipment from Ranberger pursuant to the terms of the Sale Agreement and has agreed to lease the Haewene Brim Equipment to PPC for the purpose of PPC providing services to the Field Operator under the applicable Field Contract.

NOW IT IS AGREED:

1      Definitions and interpretations

1.1   Defined Expressions

  Words and expressions defined in the Deed of Proceeds and Priorities (whether by reference to any other document or agreement or otherwise) shall, unless otherwise defined in this Agreement or the context requires otherwise, have the same meanings where used in this Agreement.

1.2   Definitions

  In this Agreement the following words and expressions shall each have the meaning respectively attributed to them below:

  "Acceleration Date" means the date on which the Lessor becomes entitled to exercise the Acceleration Option;

  "Acceleration Notice" means a written notice from the Lessor to PPC given under clause 6.2;

  "Actual L/C Balance" shall have the meaning given to that term in the Initial Letter of Credit;

  "Acceleration Option" means the option on the part of the Lessor the terms of which are set out in clause 6.2;

  "Acceptance Certificate" means the certificate given by PPC pursuant to clause 4.2, in or substantially in the form of schedule 6;

  "Accounting Period" means an accounting period as defined in section 12 of ICTA 1988;

  "Accounts" means collectively the First Account and the Second Account and references to an Account shall mean the either of them;

  "Additional Payment" shall have the meaning attributed to that term in clause 26.5;

  "Additional Rent Security" means Additional Security provided to the Lessor pursuant to clause 22.1.1

  "Additional Security" means Additional Rent Security and Additional Termination Security;

  "Additional Security Documents" means all documents under which Additional Security is constituted or by which such security is evidenced or pursuant to which any Primary Obligor obtains or secures the provision of any Additional Security;

  "Additional Security Provider" means any Supplemental L/C Bank, any Replacement L/C Bank and any other entity providing Additional Security;

  "Additional Termination Security" means additional security for the obligations of PPC under this Agreement in form and content acceptable to the Lessor, provided in accordance with clauses 22.1.2, 22.2 and 22.6.2;

  "Adjustment Date" shall have the meaning attributed to that term in the Financial Schedule;

  "Agreed Percentage" means 101% (one hundred and one per cent.);

  "Agreed Proportion" means the proportion which the value of the Haewene Brim Equipment is believed to bear to the value of the Haewene Brim as a whole, being fixed for all time at fifty per cent. (50%);

  "Alice" means Alice Exploration Foundation, a stichting formed in the Netherlands Antilles with Foundations Registry number S-1828, whose registered office is at Landhuis Joochi, Kaya Richard J. Beaujon z/n, Willemstad, Curaçao, the Netherlands Antilles;

  "Amendment Agreement" means the amendment agreement dated 28 January 2002 between the Borrowers, Aurelia Energy, BBH, BFP, BGD, BML, Bluewater (New Hull) N.V., BUK, Bluewater Energy, BELL, Bluewater Offshore Production Systems N.V., BOL, BTS, Bluewater Norway ANS, Lufeng Development Company ANS, PPC, Bluewater Brasil LTDA, Bluewater Floating Productions B.V., Bluewater International B.V., Bluewater Offshore Production Systems Nigeria Limited, Bluewater Offshore Production System (USA) Inc, BSU and the Bluewater Standby Purchaser as guarantors and security parties, the Bluewater Agent, the Lessor, Alice, Ariel and Asterix as standby purchasers, ING Bank N.V. as facility agent, owner of LBV and RBV and Glas Dowr L/C Bank, Barclays Bank PLC as general security trustee, credit security trustee, facility security trustee, Uisge Gorm assumption bank, Bleo Holm assumption bank and Bleo Holm l/c bank and The Bank of Nova Scotia pursuant to which, inter alia, the Other Leases were amended;

  "Annual Amount" shall have the meaning given to that term in the Initial Letter of Credit;

  "Approved Brokers" means such firm or firms of insurance brokers as may from time to time be approved in writing by the Lessor for the purposes of this Agreement;

  "Approved Location" means the location in the Pierce Field where, pursuant to the applicable Field Operator Contract, the "Haewene Brim" is to be located at the time of the acquisition by the Lessor of the Haewene Brim Equipment and any other location to which the Haewene Brim (or any part thereof) may be moved or in which the Haewene Brim (or any part thereof) may be operated, in each case to which the Lessor has given its prior written consent under the relevant provisions of clause 13;

  "Ariel" means Ariel Exploration Foundation, a stichting formed in the Netherlands Antilles with foundations registry number S-1502 whose registered office is at Landhuis Joochi, Kaya Richard J. Beaujon z/n, Willemstad, Curaçao, Netherlands Antilles;

  "Arrangement Fee" means the fee (excluding VAT thereon) paid or payable by the Lessor to Atlas Lease Management Limited for services rendered to the Lessor in relation to the arrangement of the transactions contemplated by the Agreement and the other Lease Documents;

  "Arrangers" means together Barclays Bank PLC, acting through its investment banking division, Barclays Capital, Fortis Bank (Nederland) N.V. and ING Bank N.V., together acting as mandated lead arrangers, and includes their respective successors in title, and all references to the Arrangers include a reference to each or any of them (as the context may require);

  "Assets" shall have the meaning given to that term in clause 11.2.1;

  "Assumed LIBID" means five point eight seven five per cent. (5.875%) per annum;

  "Assumed LIBOR" means six per cent. (6%) per annum;

  "Assumptions" shall have the meaning attributed to that term in the Financial Schedule;

  "Auditors" shall have the meaning attributed to that term in clause 1.3.2(l)(i)(bb);

  "Aurelia Energy" means Aurelia Energy N.V., a company incorporated under the laws of the Netherlands Antilles, with company number 65489, whose registered office is at Landhuis Joochi, Kaya Richard J. Beaujon z/n, Curaçao, the Netherlands Antilles;

  "Aurelia Energy Group" has the same meaning given to that term in the Deed of Proceeds and Priorities;

  "Available Credit" at any time means the aggregate of (i) the amount of the Credit which has been drawn and (ii) the amount of the Credit which is available for drawing and is capable of being drawn in accordance with the provisions of the Credit Agreement at the applicable time;

  "Balance" shall have the meaning attributed to that term in the Financial Schedule;

  "Bank" means Lloyds TSB Bank plc, registered in England with company registration number 2065;

  "Bank Guarantee" means the guarantee granted or, as the context may require, to be granted to the Credit Security Trustee by the Bank in relation to the obligations of the Lessor under this Agreement and certain other of the Lease Documents;

  "Base Minimum Second Priority Security Amount" means an amount equal to one hundred and ten million Dollars ($110,000,000);

  "Base Rate" means the base rate from time to time quoted by the Bank in London as its "Base Rate" or, if no rate of interest is quoted as such, the rate of interest from time to time certified by the Bank in London as being the rate which the Bank uses as the base for determining rates of interest charged to corporate customers;

  "BBH" means Bluewater (Bleo Holm) N.V., a company incorporated under the laws of the Netherlands Antilles, with company number 63982, having its legal seat in Curaçao, whose registered office is at Zeelandia Office Park, Kaya W.F.G. (Jombi) Mensing 18, Curaçao, the Netherlands Antilles;

  "BBH Mortgage Release Deed" means the deed of partial release in respect of Bleo Holm Equipment executed, or as the context may require, to be executed by the General Security Trustee;

  "BELL" means Bluewater Equipment Leasing Limited, a company incorporated in Malta with company registration number OS/1894/T with its registered office at 53 St. Dominic Street, Valletta, VLT 03, Malta;

  "Beneficiaries" shall have the meaning attributed to that term in the Deed of Proceeds and Priorities;

  "BES" means Bluewater Energy Services B.V., a company incorporated under the laws of the Netherlands with company number 34088044, whose registered office is at Maarstraat 33, 2132 HR, Hoofddorp, The Netherlands;

  "BFP" means Bluewater (Floating Production) Limited, a company incorporated under the laws of England and Wales, with company number 3291793, whose registered office is at 15 Appold Street, London EC2A 2HB, England;

  "BGD" means Bluewater (Glas Dowr) N.V., a company incorporated in the Netherlands Antilles, with company number 73347, having its legal seat in Curaçao and whose registered office is at Zeelandia Office Park, Kaya W.F.G. (Jombi) Mensing 18, Curaçao, Netherlands Antilles;

  "BH" means Bluewater Holding B.V., a company incorporated under the laws of the Netherlands Antilles with company number 88020, whose registered office is at Landhuis Joochi, Kaya Richard Beaujon z/n, Curaçao, the Netherlands Antilles;

  "BHB" means Bluewater (Haewene Brim) N.V., a company incorporated under the laws of the Netherlands Antilles, with company number 88020, having its legal seat in Curaçao, whose registered office is at Landhuis Joochi, Kaya Richard Beaujon z/n, Curaçao, the Netherlands Antilles;

  "BHB Mortgage" means the mortgage over the Haewene Brim (excluding the Haewene Brim Equipment) and subject to the provisions of the Recognition of Rights Deed, in form and content acceptable to the Lessor, executed or, as the context may require, to be executed by BHB in favour of the General Security Trustee;

  "BHB Mortgage Release Deed" means the deed of partial release in respect of Haewene Brim Equipment executed, or as the context may require, to be executed by the General Security Trustee;

  "BHB Share Pledge" means the pledge of all the shares in the capital of BHB dated 28 January 2002 and executed by BFP and BHB in favour of the General Security Trustee;

  "Bleo Holm" means the floating production storage and offloading facility "Bleo Holm" registered at the Port of Registry under official number 1539 comprising the Bleo Holm Hull and the Bleo Holm Equipment, to the extent attached to the Bleo Holm Hull from time to time;

  Bleo Holm Equipment" means the topsides processing plant referred to in the Bleo Holm Head Lease;

  "Bleo Holm Head Lease" means the Head Lease relating to the Bleo Holm Equipment dated 5 February 1999 and made between the Lessor, BML and Bluewater Energy, as amended by the Amendment Agreement and as further amended or, as the context may require, as the same is to be further amended, by the Third Amendment Agreement;

  "Bleo Holm Hull" means the tanker "Bleo Holm" constructed by Hitachi Zosan Corporation of Japan under yard number K-1072 and purchased by BBH and registered in the name of BBH under the laws and flag of the Flag State but, for the avoidance of doubt, excluding the Bleo Holm Equipment;

  "Bleo Holm Lease Documents" shall have the meaning attributed to the term "Lease Documents" in the Bleo Holm Head Lease;

  "Bluewater Agent" means BES, acting as agent of each of the members of Aurelia Energy Group;

  "Bluewater Standby Purchaser" means Bleo Holm Standby Purchaser N.V., a company incorporated under the laws of the Netherlands Antilles, with company number 79593, having its legal seat in Curacao, whose registered office is at Zeelandia Office Park, Kaya W.F.G. (Jombi) Mensing 18, P.O. Box 4289, Curacao, the Netherlands Antilles;

  "BML" means Bluewater (Malta) Limited, a company incorporated under the laws of Malta, with company number C21528, whose registered office is at 53 St. Dominic Street, Valletta, VLT 03, Malta;

  "BNV" means Bluewater Offshore Production Systems N.V., a company incorporated in the Netherlands Antilles, with company number 63981 having its legal seat in Curaçao and whose registered office is at Zeelandia Office Park, Kaya W.F.G. (Jombi) Mensing 18, Curaçao, the Netherlands Antilles;

  "BOL" means Bluewater Operations (UK) Limited, a company incorporated in England and Wales with company registration number 2982172, with registered office at 15 Appold Street, London EC2A 2HB;

  "BOPS" means Bluewater Offshore Production Systems Limited, a company incorporated in Malta with company number OS/1408/T whose registered office is at 53 St. Dominic Street, Valletta VLT03, Malta;

  "Borrowers" means as at the date of this Agreement, together Bluewater Holding B.V., BES, BOPS, BHB, Bluewater (Munin) B.V., Ranberger, LBV and RBV, and includes their respective successors in title, and all references to the Borrowers include a reference to each or any of them (as the context may require);

  "Broken Funding Costs" shall have the meaning attributed to that term in the Financial Schedule;

  "BSU" means Bluewater Services (UK) Limited, a company incorporated under the laws of England and Wales, with company number 3253206, whose registered office is at 15 Appold Street, London EC2A 2HB, England;

  "BTS" means Bluewater Terminal Systems N.V. a company incorporated in the Netherlands Antilles with company number 13578, having its legal seat at Curaçao and having its registered office at Zeelandia Office Park, Kaya W.F.G. (Jombi) Mensing 18, Curaçao, the Netherlands Antilles;

  "BUK" means Bluewater (UK) Limited, a company incorporated in England and Wales with company registration number 3138155, with its registered office at 15 Appold Street, London EC2A 2HB;

  "Business Day" means a day on which dealings in Dollar and Sterling deposits are carried on in the London Inter-Bank Market, and (other than a Saturday or Sunday, or holiday scheduled by law) on which banks are open for business (a) in the City of London, and New York City and, (b) if on that date any payment falls to be made under any of the Lease Documents other than in Sterling or Dollars, the principal financial centre in the country of the currency concerned and, (c) save for the purpose of determining of the due date for any scheduled payment under the Lease Documents, Amsterdam and Antwerp;

  "CAA 2001" means the Capital Allowances Act 2001;

  "Calculation" shall have the meaning attributed to that term in clause 1.3.2(l)(i);

  "Calculation Period" means each period commencing on a date set out in each of the columns headed "Date" in schedule 2 and ending on the next date shown in that column;

  "Change in Law" means, in each case after the date on which this Agreement is originally executed:

  (a)
  the implementation, introduction, abolition, withdrawal or variation of, any applicable law, regulation, practice or concession or official directive, ruling, request, notice, guideline, statement of policy or practice statement by the Bank of England, the European Union or any central bank or tax, fiscal, revenue, monetary, governmental, local, international, national or other competent authority or agency (whether or not having the force of law but in respect of which compliance by banks or other financial institutions or institutions of a similar nature to the Lessor in the relevant jurisdiction is generally customary); or

  (b)
  any change in any interpretation, or the introduction or making of any new or further interpretation, or any new or different interpretation of any applicable law, regulation, practice or concession or official directive, ruling, request, notice, guideline, statement of policy or practice statement by any court, tribunal, governmental, local, international, national or other competent authority or agency or the Bank of England, the European Union or any central bank or tax, fiscal, revenue or monetary authority or agency (whether or not having the force of law but in respect of which compliance by banks or other financial institutions or institutions of a similar nature to the Lessor in the relevant jurisdiction is generally customary); or

  (c)
  compliance with any new or different request or direction from the Bank of England, the European Union or any central bank, tax, fiscal, monetary, revenue, governmental, local, international, national or other competent authority or agency (whether or not having the force of law but in respect of which compliance by banks or other financial institutions or institutions of a similar nature to the Lessor in the relevant jurisdiction is generally customary);

  "CHAPS" means the Clearing Houses Automated Payments System;

  "Classification Society" means the classification society for the Haewene Brim, being Lloyds Register of Shipping, Det norske Veritas or such other classification society of equivalent standing as the Lessor may approve from time to time;

  "Commencement Date" shall have the meaning attributed to that term in the Financial Schedule;

  "Commitment" shall have the meaning attributed to that term in the Deed of Proceeds and Priorities;

  "Compelled Event" shall have the meaning attributed to that term in clause 13.9;

  "Compulsory Acquisition" means requisition for title or other compulsory acquisition, requisition, appropriation, expropriation, deprivation, forfeiture or confiscation for any reason of the Haewene Brim (or any part thereof) by any Government Entity or other competent authority, whether de jure or de facto, but shall exclude requisition for use or hire not involving requisition of title;

  "Constitutive Documents" in relation to any English company means that company's certificate of incorporation and memorandum and articles of association and, in relation to any overseas person (whether incorporated, established or otherwise formed, but excluding natural persons), means the documents having equivalent status and effect in the relevant jurisdiction;

  "Contingency Account" means an account opened by PPC with the Deposit Bank with account number 0238673, sort code 30-00-02 with reference "Haewene Brim: PPC Contingency Account";

  "Contingency Account Deed" means the deed so called entered into or, as the context may require, to be entered into on or about the date of this Agreement between PPC, the Lessor and the Deposit Bank in relation to the Contingency Account;

  "Contract Price" shall have the meaning attributed to that term in the Sale Agreement;

  "Corporation Tax" means corporation tax chargeable in the context of the scheme of Taxation applied to United Kingdom resident companies generally at the rate applicable to such companies (disregarding the provisions of section 13 of ICTA 1988 concerning the small companies' rate) or any Tax of a similar nature enacted in addition to or substitution for corporation tax;

  "Credit" shall have the meaning attributed to that term in the Deed of Proceeds and Priorities;

  "Credit Agreement" means the revolving credit facility agreement dated 15 January 2002 and made between (1) the Borrowers, (2) the Arrangers, (3) the Syndicate Banks, (4) the Facility Agent, (5) the Technical Bank, (6) the Facility Security Trustee and (7) the Bluewater Agent as amended by the Second Amendment Agreement and as further amended or, as the context may require, as the same is to be further amended, by the Credit Agreement Supplemental Agreement and the Third Amendment Agreement;

  "Credit Agreement Supplemental Agreement" means an agreement supplemental to the Credit Agreement entered into or, as the context may require, to be entered into between the Bluewater Agent and the Facility Agent;

  "Credit Agency Agreement" shall have the meaning attributed to that term in the Deed of Proceeds and Priorities;

  "Credit Beneficiaries" shall have the meaning attributed to that term in the Deed of Proceeds and Priorities;

  "Credit Obligations" means all moneys, obligations and liabilities from time to time owing or payable, undertaken, incurred or assumed by any Borrower to or in favour of the Credit Beneficiaries (or any of them) under or pursuant to the Credit Agreement and all other moneys, obligations and liabilities from time to time owing or payable, undertaken, incurred or assumed by any Security Party to or in favour of the Credit Beneficiaries (or any of them) under or pursuant to any other Transaction Document;

  "Credit Rating" in relation to a person, means the credit rating allocated for the long term unsecured indebtedness of that person from time to time;

  "Credit Security Trustee" means Barclays Bank PLC, a company incorporated under the laws of England and Wales, acting through its office at 5 North Colonnade, Canary Wharf, London E14 4BB or such other person as may at the relevant time be appointed, and be acting as security trustee pursuant to clause 24 of the Credit Agency Agreement, together with each other person who may at the relevant time be acting as additional or co-trustee pursuant to clause 23 of the Credit Agency Agreement and (unless the context otherwise requires) each agent appointed by the Credit Security Trustee pursuant to clause 19 of the Credit Agency Agreement;

  "Credit Support Party" means together the Initial L/C Bank, any other L/C Bank, the Deposit Bank, and each Additional Security Provider who the Lessor agrees in writing shall be a "Credit Support Party";

  "Current Risk Position" means the risk position of the Lessor in relation to liability for pollution damage as at the date of this Agreement as assessed by the Lessor and taking into account the Lessor's assessment of the insurance coverage available to it;

  "Date of Total Loss" shall have the meaning attributed to that term in clause 10.3;

  "Deed of Proceeds and Priorities" means the deed entitled "Trust Deed and Deed of Proceeds and Priorities" dated 28 January 2002 and made between (1) the Syndicate Banks, (2) the Arrangers, (3) the Facility Agent, (4) the Technical Bank, (5) the General Security Trustee, (6) the Credit Security Trustee, (7) the Facility Security Trustee, (8) Bluewater Holding B.V., Bluewater Energy Services B.V., Bluewater Offshore Production Systems Limited, Bluewater (Haewene Brim) N.V., Bluewater (Munin) N.V., Ranberger Holding N.V., Luludia Asset Finance B.V. and Refugio B.V. as borrowers and security parties, (9) Aurelia Energy N.V., Bluewater (Bleo Holm) N.V., Bluewater (Floating Production) Limited, Bluewater (Glas Dowr) N.V., Bluewater (Malta) Limited, Bluewater (New Hull) N.V., Bluewater (UK) Limited, Bluewater Energy N.V., Bluewater Equipment Leasing Limited, Bluewater Offshore Production Systems N.V., Bluewater Operations (UK) Limited, Bluewater Terminal Systems N.V., Bluewater Norway ANS, Lufeng Development Company ANS, Pierce Production Company Limited, Bluewater Brasil LTDA., Bluewater Floating Productions B.V., Bluewater International B.V., Bluewater Offshore Production Systems Nigeria Limited, Bluewater Offshore Production Systems (USA) Inc., Bluewater Services (UK) Limited and Bleo Holm Standby Purchaser N.V. as guarantors and security parties; (10) the Bluewater Agent, (11) the Lessor, (12) the Standby Purchasers, (13) ING Bank N.V., acting through its Amsterdam head office as equipment account bank, and (14) ING Bank N.V., acting through its Amsterdam head office as security trustee account bank, as amended by the Second Amendment Agreement and as further amended or, as the context may require, as the same is to be further amended, by the DPP Supplemental Deed;

  "Default Rate" in respect of Sterling amounts means the percentage rate per annum which is two per cent (2%) over Base Rate and, in respect of other amounts means 2% over the cost to the Lessor of funding the relevant amount, in the relevant currency;

  "Delivery" means delivery of the Haewene Brim Equipment by the Lessor to PPC in accordance with clause 4.2;

  "Delivery Date" means the date on which the Haewene Brim Equipment is delivered by the Lessor to PPC in accordance with clause 4.2;

  "Deposit Bank" means Lloyds TSB Bank plc, acting through its City Office at PO Box 72, Bailey Drive, Gillingham Business Park, Kent ME8 0LS, England as holder of the First Account, the Second Account and the Holding Account;

  "Deposit Deeds" means together the First Deposit Deed and the Second Deposit Deed and reference to a "Deposit Deed" shall mean either of them;

  "Design and Construction Regulations" means the Offshore Installations and Wells (Design and Construction etc.) Regulations 1996 (SI 1996 No 913);

  "Design Safety Case" means a safety case prepared and submitted in accordance with Schedule 1 of the Offshore Installations (Safety Case) Regulations 1992 (SI 1992 No 2885);

  "Dollars" and "$" each mean the lawful currency for the time being of the USA and in respect of all payments to be made under this Agreement in Dollars, mean immediately available, freely transferable cleared funds in Dollars;

  "Dollar Equivalent" means of any amount denominated in a currency other than Dollars on any date means the equivalent in Dollars of such amount calculated by converting such amount into Dollars at the rate certified by the Lessor as being the spot rate of exchange for purchasing Dollars with such currency quoted by the Bank at or about 11 am (London time) two (2) working days in London prior to such date for delivery on such date;

  "DPP Supplemental Deed" means the deed supplemental to the Deed of Proceeds and Priorities entered into or, as the context may require, to be entered into between the Standby Purchaser and the General Security Trustee;

  "Early Termination Fee" means an amount calculated in accordance with paragraph 4.4 of the Financial Schedule;

  "Enforcement Event" shall have the meaning attributed to that term in the Deed of Proceeds and Priorities;

  "Enterprise" means Enterprise Oil Plc, a company incorporated under the laws of England and Wales, with company number 1682048, whose registered office is at Grand Buildings, Trafalgar Square, London WC2N 5EJ, England;

  "Enterprise Contract" means contract no. 97.22.02 dated 9 September 1997 and entered into between Den Norkse Oljeselskap A.S. ("Den Norske") and Enterprise in relation to the operation of the Haewene Brim Hull and Haewene Brim Equipment, (i) as novated in favour of PPC by an agreement dated 8 September 1998 made between Den Norske, PPC and Enterprise and (ii) as supplemented and amended by a letter agreement dated 22 December 1999 made between PPC and Enterprise and the letter agreement dated 28 January 2002 from Enterprise to PPC, BHB, Ranberger, Aurelia Energy and Aurelia Holding N.V. (as the same has been, or is to be amended and restated) and (iii) every commercial document, agreement, letter or contract entered into pursuant to or in connection with such agreement;

  "Equipment Account Bank" means ING Bank N.V., acting through its Amsterdam head office, or any substitute bank appointed in accordance with clause 9.11 of the Deed of Proceeds and Priorities;

  "Equipment Rights" means all rights, including without prejudice to the foregoing, the benefit of all warranties and indemnities which may from time to time exist against any manufacturer or repairer or supplier in respect of the condition, design or construction of any part of the Haewene Brim Equipment other than, for the avoidance of doubt, the right to take possession of and title to the Haewene Brim Equipment;

  "Excluded Obligations" means those obligations of any members of the Aurelia Energy Group which Bluewater Energy and the Lessor may from time to time agree in writing shall be excluded from the ambit of clause 21.1.5;

  "Excluded Property" means, in respect of the Haewene Brim Equipment any items of Haewene Brim Equipment installed on, or attached to the Haewene Brim Equipment but which does not become or is not required to become, by virtue of any provision of this Agreement, part of the Haewene Brim Equipment;

  "Exposure Shortfall" for any date, means the amount (if any) by which the Lessor's Exposure calculated for that date exceeds the Limit for that date;

  "Facility Agency Agreement" shall have the meaning attributed to that term in the Deed of Proceeds and Priorities;

  "Facility Agent" means ING Bank N.V., a company incorporated under the laws of The Netherlands, or such other person as may at the relevant time have been appointed, and be acting, as facility agent pursuant to clause 29 of the Facility Agency Agreement, and includes its successors in title;

  "Facility Amount" at any time, means the maximum amount which is permitted to be borrowed at that time under and subject to the terms of the Credit Agreement;

  "Facility Beneficiaries" means together the Syndicate Banks, the Facility Security Trustee, the Facility Agent, the Technical Bank and the Arrangers, and all references to the Facility Beneficiaries include a reference to each or any of them;

  "Facility Security Period" shall have the meaning attributed to that term in the Deed of Proceeds and Priorities;

  "Facility Security Trustee" means Barclays Bank PLC a company incorporated under the laws of England and Wales, acting through its office at 5 North Colonnade, Canary Wharf, London E14 4BB, England or such other person as may at the relevant time be appointed, and be acting, as facility security trustee pursuant to clause 29 of the Agency Agreement, together with each other person who may at the relevant time be acting as additional or co-trustee pursuant to clause 28 of the Agency Agreement and (unless the context otherwise requires) each agent appointed by the Facility Security Trustee pursuant to clause 24 of the Facility Agency Agreement;

  "Field Operator" means:

  (a)
  Enterprise for so long as the Vessel remains subject to the Enterprise Contract; or

  (b)
  thereafter, such field operator which is party to the applicable Field Operator Contract with PPC and which is approved by the Lessor in accordance with clause 21.1.16;

  "Field Operator Contract" means:

  (a)
  the Enterprise Contract for so long the Vessel remains subject to the Enterprise Contract; or

  (b)
  thereafter, such replacement services contract relating to the Vessel as may be entered into by PPC and approved by the Lessor in its absolute discretion;

  "Final Date" shall have the meaning attributed to that term in the Financial Schedule;

  "Financial Schedule" means schedule 1;

  "financial statements" means (i) in relation to Aurelia Energy, audited consolidated financial statements of it and its Subsidiaries, prepared in accordance with international accounting standards consistently applied and (ii) in relation to each other Primary Obligor which is an Aurelia Energy Group Member, audited unconsolidated financial statements or, as the case may be, unaudited unconsolidated financial statements accompanied by a confirmation of the auditors of Aurelia Energy that those financial statements have been used in the preparation of the consolidated financial statements of Aurelia Energy and its Subsidiaries, in each case using the accounting and valuation principles applied in the preparation of the 2001 annual financial statements in relation to that person;

  "First Account" means the account number 0823584, sort code 30-00-02 entitled "Bluewater Energy N.V.: Haewene Brim Number One Account" opened by Bluewater Energy with the Deposit Bank to which, inter alia, Annual Amounts and Lessee Adjustment Amount Security are to be paid;

  "First Deposit Deed" means the deed so entitled entered into or, as the context may require, to be entered into on or about the date of this Agreement between Bluewater Energy, the Lessor and the Deposit Bank in relation to the First Account;

  "First Glas Dowr Deed of Amendment and Restatement" means each of:

  (a)
  the deed of amendment and restatement dated 27th April, 1998 in relation to certain conditional sale, conversion and sub-leasing arrangements regarding (inter alia) the Glas Dowr;

  (b)
  the deed of amendment and restatement dated 27th April, 1998 in relation to certain leasing documents in connection with the financing (inter alia) of the Glas Dowr; and

  (c)
  the deed of amendment and restatement dated 27th April, 1998 in relation to the Standby Put Option Deed, the Standby Lease Agreement and a letter in respect of Alice entitled "the Instructing Parties Letter" (each as defined in the Glas Dowr Head Lease);

  in each case entered into by all of the parties to the original documents and, as the context may require, any reference to the First Glas Dowr Deed of Amendment and Restatement means all of them or just the applicable deed;

  "First Uisge Gorm Deed of Amendment and Restatement" means each of:

  (i)
  the deed of amendment and restatement dated 27th April, 1998 in relation to certain conditional sale, conversion and sub-leasing arrangements regarding (inter alia) the Uisge Gorm; and

  (ii)
  the deed of amendment and restatement dated 27th April, 1998 in relation to certain leasing documents in connection with the financing (inter alia) of the Uisge Gorm;

  (iii)
  the deed of amendment and restatement dated 27th April, 1998 in relation to the Standby Put Option Deed, the Standby Lease Agreement and a letter in respect of Ariel entitled the "Instructing Parties Letter" (each as defined in the Uisge Gorm Head Lease);

  in each case entered into by all the parties to the original documents and, as the context may require, any reference to the First Uisge Gorm Deed of Amendment and Restatement means all of them or just the applicable deed;

  "Flag State" means The Netherlands Antilles or any other state or country (including the European Union) in which Haewene Brim, with the prior written consent of the Lessor, is from time to time registered in accordance with the provisions of this Agreement;

  "Flow Lines" means the sub-sea flow lines and well control equipment as further described in the applicable Field Operator Contract;

  "Full Recourse Obligations" means the obligations of any Aurelia Energy Group Member under each Lease Document other than Released Obligations;

  "Funding Indemnity" means the funding indemnity letter agreement executed or, as the context may require, to be executed by Aurelia Energy and PPC in favour of the Lessor in connection with the funding of Dollars to pay the Contract Price;

  "General Security Trustee" means Barclays Bank PLC, a company incorporated under the laws of England and Wales, acting through its office at 5 North Colonnade, Canary Wharf, London E14 4BB, or such other person as may at the relevant time have been appointed and be acting as general security trustee pursuant to clause 7.23 of the Deed of Proceeds and Priorities, together with each other person who may at the relevant time be acting as additional or co-trustee pursuant to clause 7.22 of the Deed of Proceeds and Priorities and (unless the context otherwise requires) each agent appointed by the General Security Trustee pursuant to clause 7.18 of the Deed of Proceeds and Priorities;

  "Glas Dowr" means the floating production storage and offloading facility "Glas Dowr" registered in the name of BGD at the port of Willemstad, Curaçao in the Netherlands Antilles under official number 1996-C-1514, as further described in schedule 2 to the Glas Dowr Head Lease;

  "Glas Dowr Charter Documents" shall have the meaning attributed to the term "Charter Documents" in the Glas Dowr Head Lease;

  "Glas Dowr Head Lease" means the head lease in relation to the Glas Dowr dated 8th August, 1996 and made between the Lessor and LBV, as amended and restated by the First Glas Dowr Deed of Amendment and Restatement and as further amended and restated by the Second Glas Dowr Deed of Amendment and Restatement and as further amended by the Amendment Agreement and as further amended by the Second Amendment Agreement and as further amended or, as the context may require, as the same is to be further amended, by the Third Amendment Agreement;

  "Government Entity" means and includes (whether having a distinct legal personality or not) (i) any national government, political sub-division thereof or local jurisdiction therein, (ii) any board, commission, department, division, organ, instrumentality, court or agency of any entity referred to in (i) above, however constituted, and (iii) any association, organisation or institution (international or otherwise) of which any entity mentioned in (i) or (ii) above is a member or to whose jurisdiction any of the foregoing is subject or in whose activities any of the foregoing is a participant;

  "Guarantee" means the deed of guarantee and indemnity dated 28 January 2002 and granted on a joint and several basis by Bluewater Energy, BH and Aurelia Energy in favour of the Lessor in respect of, inter alia, the liabilities and obligations of each Aurelia Energy Group Member under the Transaction Documents to which they are respectively party, as amended by the Second Amendment Agreement and as amended and restated or, as the context may require, as the same is to be amended and restated pursuant to the Guarantee Deed of Amendment and Restatement;

  "Guarantee Deed of Amendment and Restatement" means the deed so called executed or, as the context may require, to be executed on or about the date of this Agreement between Bluewater Energy, BH, Aurelia Energy and the Lessor pursuant to which the Guarantee was or, as the context may require is to be, amended and restated to include the obligations of the Aurelia Energy Group Members under this Agreement and the other Lease Documents;

  "Haewene Brim" means the floating production storage and offloading facility "Haewene Brim" registered at the Port of Registry under official number 2001-C-1696 comprising the Haewene Brim Hull and the Haewene Brim Equipment, to the extent attached to the Haewene Brim Hull from time to time;

  "Haewene Brim Equipment" means the topsides processing plant to be acquired by the Lessor from Ranberger pursuant to the Sale Agreement and which is currently attached to the Haewene Brim Hull, as more particularly described in the Sale Agreement and in Schedule 3 hereto;

  "Haewene Brim Hull" means the tanker "Haewene Brim" (ex "Berge Hugin") purchased by BHB from Navion Hugin AS and Bergesen d.y. Hugin Shipping AS and registered in the name of BHB under the laws and flag of the Flag State but, for the avoidance of doubt, excluding the Haewene Brim Equipment;

  "Health & Safety Executive" and "HSE" means Her Majesty's Health & Safety Executive in the United Kingdom or, as the case may be, such other body carrying out the functions which are carried out as at the date of this Agreement by Her Majesty's Health & Safety Executive either in the United Kingdom or in any other relevant jurisdiction;

  "Hedging Providers" shall have the meaning attributed to that term in the Deed of Proceeds and Priorities;

  "Holding Account" means the account number 0753977, sort code 30-00-02 entitled "Bluewater Energy N.V. Uisge Gorm/Glas Dowr/Bleo Holm/Haewene Brim Account" opened or to be opened by Bluewater Energy with the Deposit Bank, the operation of which is to be governed by the Holding Account Deed;

  "Holding Account Deed" means the holding account agreement and deed of assignment and charge entered into or, as the context may require, to be entered into on or about the date of this Agreement between Bluewater Energy, the Lessor and the Deposit Bank in relation to the Holding Account;

  "Holding Company" means any holding company within the meaning of section 736 of the Companies Act 1985;

  "ICTA 1988" means the Income and Corporation Taxes Act 1988;

  "increased cost" shall have the meaning attributed to that term in clause 24.4;

  "Indemnified Persons" shall have the meaning attributed to that term in clause 25.1.1;

  "Indebtedness" in relation to any Primary Obligor, means any obligation (whether incurred as principal or surety) for the payment or repayment of money, whether present or future, actual or contingent;

  "Initial L/C Amount" means, the highest amount set out in column 9 of part 1 of Schedule 2, being the Termination Sum as at the Acceleration Date less the Maximum Unsecured Strip Liability Amount;

  "Initial L/C Bank" means the Bank of Nova Scotia, London branch;

  "Initial Letter of Credit" means the letter of credit issued by the Initial L/C Bank in favour of the Lessor as a condition precedent to the payment by the Lessor of the Contract Price, in form and substance acceptable to the Lessor in its absolute discretion;

  "Initial Valuation" has the meaning attributed to that term in paragraph 4.1 of part 2 of schedule 5;

  "Insolvency Event" means, in relation to any person any of the following:

  (a)
  that person is unable to pay its debts as they fall due within the meaning of section 123(1)(e) of the Insolvency Act 1986 or has a voluntary arrangement proposed under section 1 of the Insolvency Act 1986 or admits in writing its inability to pay its debts as they mature or declares a moratorium on the payment of all or a substantial part of its indebtedness or makes a general assignment for the benefit of creditors or is subject to or applies for winding-up or liquidation proceedings or is successfully put into forced or voluntary liquidation; or

  (b)
  that person or any creditor or shareholder of that person petitions or applies to any court, tribunal or authority for the appointment of, or that person has or suffers to be appointed, any examiner, administrator, administrative receiver (where applicable), receiver, liquidator, trustee or similar officer of it, its undertaking or any substantial part of its assets (and in the case of a petition or application by a creditor, such petition or application is not dismissed within five (5) Business Days); or

  (c)
  that person shall suffer a distress, execution, sequestration or other process or the same is being levied or enforced upon or sued out against in each case against (i) the Haewene Brim Equipment (or any part thereof) or any other asset, rights or revenues of that person to the extent that it constitutes a breach under any of the Transaction Documents, or (ii) the whole or a substantial part of the assets, rights or revenues of that person, and such distress, execution, sequestration or other process is not dismissed or released within ten (10) Business Days; or

  (d)
  that person otherwise enters into any settlement or takes any corporate action or that person or any creditor or shareholder of that person takes any steps in relation to that person under any law, regulation or decree of any applicable jurisdiction whether now or hereafter in effect relating to or which has an equivalent effect to any of (a), (b) or (c) above;

  "Insurances" means all policies and contracts of insurance (which expression includes all entries of the Haewene Brim in a protection and indemnity or war risks association) which are from time to time during the Lease Period in place or taken out or entered into (a) pursuant to clause 9 in respect of any part of the Haewene Brim or the Haewene Brim Equipment or (b) otherwise howsoever in connection with the Haewene Brim or the Haewene Brim Equipment and, in each case, all benefits thereof (including claims of whatsoever nature and return of premiums);

  "Insurance Adviser's Fee" means the fees, charges and expenses paid or payable by the Lessor to the Lessor's insurance adviser in respect of the transactions contemplated by the Transaction Documents, incurred up to and including the Delivery Date (excluding any VAT thereon);

  "Investment Balance" shall have the meaning attributed to that term in the Financial Schedule;

  "Irrecoverable VAT" means any amounts paid or payable by or on behalf of the Lessor in respect of Value Added Tax under or as contemplated by any of the Transaction Documents to the extent the Lessor shall determine that the Lessor or, if the Lessor is a member of a group for Value Added Tax purposes, the representative member has not or will not receive a credit (whether by way of credit or repayment) for that amount as "input tax" (as that expression is defined in sub-section (1) of section 24 of VATA) under sections 25 and 26 of VATA (nor receive a credit for it under any similar or equivalent legislation) PROVIDED THAT in calculating the amount of Irrecoverable VAT (if any) it shall be assumed that neither the Lessor nor any representative member has entered into any transactions other than as contemplated by the Transaction Documents and that accurate and timely VAT returns have been made by the Lessor or the representative member;

  "L/C Bank" in respect of the Initial Letter of Credit, means the Initial L/C Bank and, in respect of any other Letter of Credit, means a bank incorporated under the laws of a country which is a member of OECD, which bank has a credit rating of equal to or greater than the Minimum Credit Rating at the applicable time and is, in the Lessor's absolute discretion, otherwise acceptable to the Lessor and includes any Supplemental L/C Bank or any Replacement L/C Bank;

  "L/C Bank Limit" means, for any Calculation Period, the highest amount shown in Part 3 of schedule 2 entitled L/C Bank Limit" against any date set out in that schedule which falls within that Calculation Period, Provided that for this purpose the date on which that Calculation Period ends shall be deemed not to fall within that Calculation Period;

  "Lease Documents" means this Agreement, the Initial Letter of Credit, the Guarantee as amended and restated by the Guarantee Deed of Amendment and Restatement, the First Deposit Deed, the Second Deposit Deed, the Holding Account Deed, the Contingency Account Deed, the Standby Put Option Deed, the Funding Indemnity, the Deed of Proceeds and Priorities, the DPP Supplemental Deeds, the Recognition of Rights Deed, the Sale Agreement, each Letter of Credit, the Side Letters, any documents creating or constituting any Additional Security and any other document, notice, letter or instrument entered into, issued or given pursuant to the terms of any of the foregoing and any other document, notice, letter or instrument designated as a Lease Document by (i) the Lessor and (ii) PPC or Aurelia Energy and, after the Facility Security Period, includes the Security Documents;

  "Lease Period" means the period during which PPC shall be entitled to possession and use of the Haewene Brim Equipment in accordance with this Agreement being the period, if any, commencing on (and including) the Delivery Date and terminating on (and including) the Lease Period End Date or, if earlier, the Termination Date;

  "Lease Period End Date" means the twentieth anniversary of the Delivery Date, provided that if such day is not a Business Day, it shall be deemed to fall on the last preceding Business Day;

  "Lessee Adjustment Amount" shall have the meaning given to that term in paragraph 4.13 of the Financial Schedule;

  "Lessee Adjustment Amount Security" means, at any time, the aggregate of all amounts deposited in the First Account as Additional Security for the payment by PPC of any Lessee Adjustment Amount;

  "Lessor Action" means any action on the part of the Lessor required or permitted pursuant to this Agreement, including, but not limited to, the giving, refusing, revocation or withdrawal of any consent or approval;

  "Lessor's Agent" means Bluewater (Haewene Brim) N.V. in its capacity as agent for the Lessor appointed pursuant to the Sale Agreement;

  "Lessor's Expenses" means the Arrangement Fee, the Lessor's Legal Expenses and the Insurance Adviser's Fee (if any) together with any valuation and survey fees incurred by the Lessor in connection with the Haewene Brim Equipment (or any part thereof) prior to the payment of the Contract Price;

  "Lessor's Exposure" means, for any date, the amount calculated from time to time in accordance with the provisions of part 5 of the Financial Schedule by reference to the Termination Principles (as defined in the Financial Schedule) and Termination Assumptions (as defined in the Financial Schedule) (as varied from time to time) that would be the Termination Payment for that date if that date were to be the Termination Payment Date;

  "Lessor's Group" means the Lessor and its ultimate Holding Company (if any) from time to time and any company which is from time to time a Subsidiary of that Holding Company;

  "Lessor's Increased Termination Rent" shall have the meaning attributed to that term in the Financial Schedule;

  "Lessor's Legal Expenses" means the amount of fees, disbursements and incidentals (excluding VAT thereon) paid or payable by the Lessor and agreed by PPC to Norton Rose and any other legal advisers for services rendered to the Lessor in relation to, inter alia, the preparation, negotiation and completion of the transactions contemplated by this Agreement and the other Transaction Documents;

  "Lessor's Lien" means a Lien of the type referred to in clause 5.2.2 but excluding (other than for the purposes of any title warranty in respect of the Haewene Brim Equipment which the Lessor has, in the Lease Documents, agreed to give on sale of the Haewene Brim Equipment) Liens referred to in the proviso to that clause;

  "Lessor Proceeds Account" means the interest bearing Dollar account of the Lessor with ING Bank N.V., Amsterdam head office, designated "Haewene Brim Topsides Lessor Proceeds Account" with account number 02.00.73.542, and includes any redesignation and sub-accounts thereof;

  "Lessor's Quiet Enjoyment Letter" means the letter agreement entered into or, as the context may require, to be entered into between (inter alia) the Lessor, PPC, BHB, Enterprise, Aurelia and the General Security Trustee pursuant to which the Lessor gives or, as the context may require, is to give certain covenants in favour of Enterprise and Enterprise consents or, as the context may require, is to consent to a disposal of the Haewene Brim Equipment by the Lessor;

  "Letters of Credit" means together the Initial Letter of Credit and any Supplemental Letter of Credit and any Replacement Letter of Credit, each a "Letter of Credit";

  "Liability" shall have the meaning attributed to that term in clause 25.1.1;

  "Liability Insurances" means the insurances described in clause 9.1.1(b);

  "LIBID" in relation to a particular amount for a particular period, means LIBOR for the amount and period LESS zero point one two five per cent (0.125%);

  "LIBOR" means, in relation to a particular period:

  (i)
  the offered rate for deposits of Sterling for a period equal to such period at or about 11.00 a.m. (London time) on the first day of such period as displayed on Telerate page 3750 (British Bankers' Association Interest Settlement Rates) or such other page as may replace page 3750 on such system or on any other system of the information vendor for the time being designated by the British Bankers' Association to calculate British Bankers' Association's Interest Settlement Rate (as defined in the British Bankers' Association's Recommended Terms and Conditions dated 5th August, 1985); or

  (ii)
  if on such date no such rate as is mentioned in paragraph (i) above is displayed, LIBOR for such period shall be the arithmetic mean (rounded upwards if necessary to five decimal places) of the rates respectively quoted to the Bank by each of the Reference Banks at the request of the Bank (or, if not all the Reference Banks provide a quotation when requested, the arithmetic mean of the rates which are quoted) as such Reference Banks' offered rates for deposits of Sterling in an amount approximately equal to the amount in relation to which LIBOR is to be determined for a period equivalent to such period to prime banks in the London Interbank Market at or about 11.00 a.m. (London time) on the first day of such period; or

  (iii)
  if on such date no such rate can be ascertained pursuant to either paragraph (i) or paragraph (ii) of this definition, LIBOR for such period shall be the rate, determined by the Lessor at which the Bank would be able to obtain deposits of Sterling in an amount approximately equal to the amount in respect of which LIBOR is to be determined, from whatever source it may select for a period equivalent to such period at or about 11.00 a.m. (London time) on the first day of such period;

  "Lien" means any right of ownership, security, retention of title, right of possession or detention, mortgage, charge, lien, pledge, encumbrance, lease or other bailment, assignment, statutory right in rem, hypothecation, attachment, levy, claim, detention, proceeding or set-off (other than any right of set-off arising in favour of a banker by operation of law which has not been exercised) or any agreement or arrangement having the effect of creating a security interest or any other encumbrance or security interest whatsoever, howsoever and wheresoever created or arising;

  "Limit" means, for any Calculation Period, the highest amount shown in Part 4 of schedule 2 entitled "Lessor's Exposure Limit" against any period set out in that schedule which commences within that Calculation Period;

  "Losses" shall have the meaning attributed to that term in clause 25.1.1 and "Loss" shall be construed accordingly;

  "Loss Payable Clause" at any time means the loss payable clause applicable for that time in the form set out in the relevant part of schedule 3 of the Deed of Proceeds and Priorities;

  "Maximum Unsecured Strip Liability Amount" at any date up to the Acceleration Date, means the amount set out in column 15 of part 1 of schedule 2 opposite the period in which such date falls (as such amount may be recalculated in accordance with clause 22.6.1) and thereafter means zero;

  "Minimum Credit Rating" for any person, means a Credit Rating for that person of A- with Standard and Poor's or A3 with Moody's or the equivalent with such other rating agency as the Lessor and PPC may agree;

  "Minimum Second Priority Security Amount" at any time means the sum of the Base Minimum Additional Security Amount and the Percentage Balance Amount at that date;

  "Minimum Second Priority Security Requirement" for any date means the sum of the Base Minimum Second Priority Security Amount plus the Percentage Balance Amount as at that date;

  "month" or "Month" means a period beginning in one calendar month and ending in the next succeeding (or stipulated following) calendar month on the day numerically corresponding to the day of the calendar month on which it started, provided that (i) if the period started on the last Business Day in a calendar month or if there is no numerically corresponding day, it shall end on the last Business Day in such next calendar month and (ii) if such numerically corresponding day is not a Business Day, the period shall end on the preceding Business Day and "months" and "monthly" shall be construed accordingly;

  "Moody's" means Moody's Investor Services, and any successor thereto;

  "Moratorium" shall have the meaning attributed to that term in clause 23.1;

  "New Limit" means the principal amount of six hundred million Dollars ($600,000,000), as from time to time reduced (i) on each Repayment Date by the amount set out opposite that Repayment Date in the Reduction Schedule and (ii) pursuant to any of clauses 2.8, 4.4 and 10.2 of the Credit Agreement and, for the purposes of this definition, the terms "Repayment Date" and "Reduction Schedule" mean the dates and the schedule as shown in the Credit Agreement as originally executed, together with any amendments thereto which the Lessor has approved in writing;

  "New Schedule 2" means each new schedule 2 substituted for the then existing schedule 2 in accordance with clause 22 (Security Provision);

  "Notes" means the Senior Notes due in 2011, issued by Bluewater Finance;

  "Notice" shall have the meaning attributed to that term in clause 30.5;

  "OECD" means the organisation for economic co-operation and development;

  "O.I.M." shall have the meaning ascribed to the term "installation manager" in regulation 2(1) of The Offshore Installations and Pipeline Works (Management and Administration) Regulations 1995;

  "Operating Safety Case" means a safety case prepared and submitted in accordance with Schedule 2 of the Offshore Installations (Safety Case) Regulations 1992 (SI 1992 No 2885);

  "Original Currency" shall have the meaning attributed to that term in clause 30.11;

  "Other Currency" shall have the meaning attributed to that term in clause 30.11;

  "Other Equipment" means the Uisge Gorm, the Glas Dowr and the Bleo Holm Equipment;

  "Other Lease Documents" means the "Charter Documents" as defined in each of the Uisge Gorm Head Lease and the Glas Dowr Head Lease and the "Lease Documents" as defined in the Bleo Holm Head Lease;

  "Other Leases" means the Uisge Gorm Head Lease, the Glas Dowr Head Lease and the Bleo Holm Head Lease (each an "Other Lease");

  "Other Termination Date" means any date which is the "Termination Date" as defined in any of the Other Leases

  "Other Transaction Documents" means the "Transaction Documents" as defined in any of the Other Leases;

  "Parent Support Letter" means the parent support letter issued or, as the case may be, to be issued to PPC and Aurelia Energy by the Bank in respect of its ownership of the Lessor;

  "Percentage Balance Amount" at any date means the sum of the Actual L/C Balance for that date multiplied by one hundred and fifty per cent (150%) of the percentage of the then applicable WHT Rate;

  "Permitted Lien" means:

(i)	any Lien created by PPC in favour of the Lessor as security for PPC's obligations under this Agreement;
(ii)	any Lessor's Lien;
(iii)
any Lien for Taxes either not yet assessed or, if assessed, not yet due and payable or being contested in good faith by appropriate proceedings (and for the payment of which adequate reserves have been provided) so long as any such proceedings or the continued existence of such Lien do not involve any likelihood of the arrest of the Haewene Brim or the sale, forfeiture or loss of, or of any interest in, the Haewene Brim Equipment (or any part thereof);
(iv)
Liens arising out of claims, judgments or awards against PPC which are being contested in good faith or which are subject to a pending appeal and for which there shall have been granted a stay of execution pending such appeal and for the payment of which adequate reserves have been provided so long as any such proceedings do not involve any likelihood of the arrest of the Haewene Brim, or the sale, forfeiture or loss of, or of any interest in, the Haewene Brim Equipment (or any part thereof);
(v)
any Lien for salvage and any ship repairer's or outfitter's possessory lien in each case for a sum not exceeding two million five hundred thousand Dollars ($2,500,000) or the equivalent in any other currency or any lien for general average or for O.I.M.'s, officer's or crew's wages not more than ten (10) Business Days outstanding in the ordinary course of trading;

(vi)	any Lien created by the Lessor or any other person under and as permitted by any Transaction Document;
(vii)	any other Lien, the creation of which has been expressly permitted in writing by the Lessor;
(viii)	any Lien arising by operation of law or by any contractual right of set off, in each case in the ordinary course of the business of PPC in respect of amounts which are not overdue; and
(ix)
any Lien in respect of claims which PPC demonstrates to the Lessor's satisfaction are then covered by the Insurances, provided that there is no likelihood of the arrest, detention, sale or forfeiture or loss of, or of any interest in, the Haewene Brim Equipment (or any part thereof);

  "PFEER Regulations" means the Offshore Installations (Prevention of Fire and Explosion and Emergency Response) Regulations 1995 (SI 1995 No 743);

  "Pierce Field" means the hydrocarbon accumulations generally known as North Pierce and South Pierce which underlie the area of the United Kingdom continental shelf comprising UKCS blocks 23/22a and 23/27;

  "PLA Costs" means the percentage rate determined in accordance with Annex A to the Financial Schedule;

  "Port of Registry" means Willemstad, Curaçao or, following a change of flag, the port in the Flag State where the Haewene Brim is registered from time to time;

  "Primary Obligor" means (i) during the Facility Security Period each of Aurelia Energy, PPC, Bluewater Energy, BHB and the Lessor's Agent and (ii) after the end of the Facility Security Period, each member of the Aurelia Energy Group which is a party to any Lease Document;

  "Proceeds of Sale" shall have the meaning attributed to that term in clause 20.1;

  "Put Option Event" means each of:

  (a)
  the occurrence of a Termination Event;

  (b)
  the delivery by the Lessor of an Acceleration Notice;

  "Ranberger" means Ranberger Holding N.V., a company incorporated under the laws of the Netherlands Antilles with company number 82802, whose registered office is at Zeelandia Office Park, Kaya W.F.G (Jombi) Mensing 14, Curaçao, The Netherlands Antilles;

  "rate of exchange" shall have the meaning attributed to that term in clause 30.11;

  "RBV" means Refugio B.V., a company incorporated under the laws of The Netherlands with company number 33240453, and having its legal seat in Amsterdam and whose registered office is at Bijlmerplein 888, 1102 MG Amsterdam-Zuidoost, The Netherlands;

  "Rebate" shall have the meaning attributed to that term in clause 26.5.2;

  "Recognition of Rights Deed" means the deed so called entered into or, as the context may require, to be entered into between, inter alia, PPC, BHB, the General Security Trustee, the Credit Security Trustee, the Lessor, the Lessor Agent, the Bluewater Agent, the Standby Purchaser and ING Bank N.V. acting through its Amsterdam head office as equipment account bank and security trustee account bank;

  "Redelivery Location" means a port in the United Kingdom acceptable to the Lessor and, otherwise than on a redelivery following service of a Termination Notice, agreed by PPC;

  "Reference Banks" means the principal London offices of each of National Westminster Bank Plc, Lloyds TSB Bank plc, Barclays Bank PLC and HSBC Holdings plc;

  "Released Obligations" means the obligations of PPC and Bluewater Energy under this Agreement from which the Lessor has, in clause 23, agreed that PPC and Bluewater Energy and their respective assets shall be released and relieved;

  "Relevant Disposal" shall have the meaning attributed to that term in clause 28.1;

  "Relevant Event" means any Termination Event or any event which, after the giving of notice or lapse of time or both, or the satisfaction of any other condition (or any combination thereof), would constitute a Termination Event;

  "Relevant Member" means any member of the Lessor's Group other than the Lessor;

  "Rent" means any or all (as the context requires) of (i) each instalment of Rent in the amount determined pursuant to paragraph 2.1 of the Financial Schedule, as adjusted from time to time pursuant to the provisions of the Financial Schedule and (ii) any other sum (including any Termination Rent or Termination Payment) payable by PPC pursuant to this Agreement which is expressed to be by way of Rent or additional Rent calculated and payable under the Financial Schedule;

  "Rent Date" means each Rent Payment Date and each date on which any additional Rent is payable;

  "Rent Limit" shall have the meaning attributed to that term in clause 23.1(a);

  "Rent Payment Date" means each date for payment of Rent under this Agreement which is payable in accordance with paragraph 2.1 of the Financial Schedule;

  "Rent Requirement" for any Rent Date, means the aggregate for that date of the sums specified in the columns headed "Rent (including Termination Rents)" and "Adjustments Additional Rent (Interest Rate)" in part 5 of schedule 2 entitled "Bluewater: The First Account";

  "Rent Security" means, at any time, the aggregate of:

  (a)
  the payment to the First Account/the amount specified in the column headed "Balance" in part 5 of schedule 2; and

  (b)
  all Additional Rent Security held by the Lessor at that time;

  "Rent Shortfall" means, for each Rent Date, the amount (if any) by which the Rent Requirement for that date exceeds the aggregate of the Value of all Rent Security for that date;

  "Replacement Letter of Credit" means each irrevocable standby letter of credit in favour of the Lessor issued in accordance with the provisions of any of clauses 22.1.1, 22.1.2, 22.1.3, 22.2, 22.3.3, 22.4 and 22.6.2 or, as the context may require, any other applicable provision of the Lease by a Replacement L/C Bank in a form which is, in the Lessor's absolute discretion, acceptable to the Lessor;

  "Replacement L/C Bank" means a bank incorporated under the laws of a country which is a member of OECD and which is, in the Lessor's absolute discretion, acceptable to the Lessor;

  "Requisition Compensation" means all sums of money or other compensation from time to time payable in respect of the Compulsory Acquisition of the Haewene Brim or the Haewene Brim Equipment but where such money or compensation is paid as an undivided amount in respect of Haewene Brim, "Requisition Compensation" for the purposes of this Agreement shall mean a sum equal to the Agreed Proportion of that undivided amount;

  "Restricted Access" in relation to any moneys at any time standing to the credit of an Account, means either:

  (a)
  the security constituted by the relevant Deposit Deed is found or held to be invalid, illegal or unenforceable for any reason whatsoever, including by reason of the occurrence of an Insolvency Event in relation to Bluewater Energy or any other person; or

  (b)
  immediate access to such moneys is denied for any reason whatsoever including by reason of the occurrence of an Insolvency Event in relation to Bluewater Energy or any other person,

  Provided that there shall be deemed to be excluded:

  (i)
  from paragraph (a), any invalidity, illegality or unenforceability which is caused solely by or arises solely as a result of (A) the occurrence of an Insolvency Event in relation to any Credit Support Party or (B) the occurrence of any event or circumstance which, with the expiry of any relevant period of time and/or the fulfilment of any other condition will result in the occurrence of an Insolvency Event in relation to the applicable Credit Support Party;

  (ii)
  from paragraph (b), any limit on access to such moneys which arises solely as a result of either (1) the occurrence of an Insolvency Event in relation to any Credit Support Party or (2) the occurrence of any event or circumstance which, with the expiry of any relevant period of time and/or the fulfilment of any other condition will result in the occurrence of an Insolvency Event in relation to the applicable Credit Support Party or (3) a claim against any Credit Support Party unless that claim (aa) is made against the Deposit Bank in its capacity as holder of the First Account or the Second Account, (bb) relates to any of the Transaction Documents or the financing arrangements contemplated thereby or (cc) is brought by any Primary Obligor or any person associated (within the meaning of section 839 Income and Corporation Taxes Act 1988) with any Primary Obligor; and

  (iii)
  from paragraphs (a) and (b) any invalidity, illegality or unenforceability of the relevant security or any limit on access to the relevant moneys arising in either case from a claim by any receiver or liquidator (or other person with equivalent function or role under the applicable law of the jurisdiction of the applicable Credit Support Party) of any Credit Support Party that any payment into an Account should be repaid to that Credit Support Party following an Insolvency Event relating to that Credit Support Party;

  "Retention Amount" shall have the meaning attributed to that term in clause 20.3;

  "Revised Cash Flow Report" shall have the meaning attributed to that term in the Financial Schedule;

  "Risers" means the riser system to be attached to the Haewene Brim at the Approved Location, as further described in the applicable Field Operator Contract;

  "Risk Asset Weighting" shall have the meaning attributed to that term in the Financial Schedule;

  "RPI" shall have the meaning attributed to that term in the Financial Schedule;

  "Safety Critical Elements" has the meaning attributed to that term in Schedule 2 of the Design and Construction Regulations;

  "Safety Inspector" means the Classification Society, the Health and Safety Executive or such other person approved by the Lessor appointed from time to time as an independent and competent person for the purpose of verifying compliance by PPC with the Verification Scheme;

  "Sale Agreement" means the agreement for the sale of the Haewene Brim Equipment entered into or, as the context may require, to be entered into on or about the date of this Agreement made between Ranberger as vendor, the Lessor as purchaser and the Lessor's Agent pursuant to which Ranberger agreed to sell the Haewene Brim Equipment to the Lessor, and the Lessor agreed to purchase the Haewene Brim Equipment for the Contract Price and the Lessor appointed the Lessor's Agent as its agent for the purposes of taking physical delivery of the Haewene Brim Equipment;

  "Second Account" means the account number 0103581, sort code 30-00-02 entitled "Bluewater Energy N.V.: Haewene Brim Number Two Account" opened by Bluewater Energy with the Deposit Bank to which Bluewater Energy may from time to time be obliged to credit moneys pursuant to the provisions of this Agreement and the Second Deposit Deed;

  "Second Amendment Agreement" means the amendment agreement dated 21 February 2003 and made between the parties to the Amendment Agreement pursuant to which, inter alia, the Credit Agreement, the Glas Dowr Head Lease and the Guarantee were amended;

  "Second Deposit Deed" means the deed so entitled, entered into or, as the context may require, to be entered into on or about the date of this Agreement between Bluewater Energy, the Lessor and the Deposit Bank in relation to the Second Account;

  "Second Glas Dowr Deed of Amendment and Restatement" means the deed of amendment and restatement in respect of certain of the Glas Dowr Charter Documents dated 29 January 1999 and entered into between the Lessor, LBV, BUK, BGD, Brightfield, BOPS, Bluewater Energy, Alice and the Deposit Bank;

  "Second Priority Security" means the right, title and interest of the Lessor in and to the Assets and the other Secured Property by virtue of its rights under and interest in the Security Documents;

  "Second Priority Security Shortfall" for any date means the amount by which the Minimum Second Priority Security Requirement for that date exceeds the aggregate of the value of the Second Priority Security as at that date together with any Additional Security held by the Lessor as at that date by way of security for the Minimum Second Priority Security Amount;

  "Second Uisge Gorm Deed of Amendment and Restatement" means the deed of amendment and restatement in respect of certain of the Uisge Gorm Charter Documents dated 29 January 1999 and entered into between the Lessor, RBV, BOL, BNV, BOPS, Bluewater Energy, Ariel and TSB Bank plc;

  "Security Documents" shall have the meaning given to that term in the Deed of Proceeds and Priorities;

  "Security Excess" for any date, means the amount, if any, by which the Security Value for that date exceeds the SLV minus the Maximum Unsecured Strip Liability Amount for that date;

  "Security Matrix" means, for any Calculation Period, the highest amount shown for that Calculation Period in the column headed "Security Matrix" in Part 1 of schedule 2 entitled "Termination", as the same may be varied to reflect changes in the amount of the security provided to the Lessor from time to time under the Other Transaction Documents, as certified by the Lessor, such certification being provided with evidence of relevant calculation and being conclusive evidence in the absence of manifest error;

  "Security Party" means each party to a Lease Document other than the Deposit Bank and the Lessor;

  "Security Value" at any date, means the aggregate Value of all Letters of Credit and all other Additional Security held by the Lessor at that date as support for the obligations of the Lessee;

  "Settlement Date" means the earlier of:

  (a)
  the first Business Day which falls after the date which falls ninety (90) days after the Date of Total Loss; and

  (b)
  the date on which the Total Loss Proceeds in respect of the Total Loss are received by the General Security Trustee or by the Lessor;

  "Shipping Register" means the official register of ships from time to time in the Flag State;

  "Side Letters" means:

  (a)
  each of the letters issued or, as the context may require, to be issued by the Lessor entitled (i) the rate of writing down allowances letter (from the Lessor to PPC); (ii) the indexation relief letter (from the Lessor to PPC); (iii) the tax consultation letter (from the Lessor to PPC); (iv) the pooling benefits letter (from the Lessor to PPC, BML, LBV, RBV, BOPS and Bluewater Energy) and (v) the "Excluded Obligations" letter (from the Lessor to PPC, BML, LBV, RBV, BOPS and Bluewater Energy);

  (b)
  the Lessor's Quiet Enjoyment Letter; and

  (c)
  each of the letters entered into or to be entered into by the Lessor with PPC, Bluewater Energy or Aurelia Energy in connection with or pursuant to the terms of any Lease Documents or with the transactions thereby contemplated;

  "SLV" means, for any Calculation Period, the highest Termination Payment calculated for any date falling within that Calculation Period by the Lessor in accordance with paragraph 6 of the Financial Schedule as shown in the column headed "SLV" in Part 1 of schedule 2 entitled "Termination";

  "S&P" shall mean Standard & Poor's ratings group and any successor thereto;

  "Standby Assignment" means the agreement so-called in the form or substantially in the form of schedule 7 and to be entered into between the Standby Purchaser, BH and the Standby Lender;

  "Standby Documents" means each of the Standby Assignment, the Standby Lease Agreement, the Standby Sub-Lease Agreement, the Standby Put Option Deed and any other document, notice, letter or instrument entered into or given pursuant to the terms of any of the foregoing;

  "Standby Lease Agreement" means the agreement so called entered into or, as the context may require, to be entered into between the Standby Purchaser and BH;

  "Standby Lender" means the bank or financial institution which funds the purchase of the Haewene Brim Equipment by the Standby Purchaser pursuant to the Standby Put Option Deed;

  "Standby Purchaser" means Ola Dunk II Foundation, a stichting formed in the Netherlands Antilles with foundations registry number 4464 whose registered office is at Landhuis Joochi, Kaya Richard J. Beaujon z/n, Willemstad, Curaçao, the Netherlands Antilles;

  "Standby Purchaser Assignment" means the deed of assignment executed or, as the context may require, to be executed by the Standby Purchaser in favour of the General Security Trustee;

  "Standby Purchaser Instructing Parties Letter" means a letter agreement in relation to the Standby Purchaser issued or, as the context may require, to be issued by the officers of the Standby Purchaser in favour of the General Security Trustee;

  "Standby Put Option Deed" means the deed so called entered into or, as the context may require, to be entered into between the Lessor and the Standby Purchaser;

  "Standby Relevant Event" shall have the meaning attributed to that term in clause 21.1.18;

  "Standby Sub-Lease Agreement" means the agreement so called entered or, as the context may require, to be entered into between BH and PPC;

  "Sterling" and "£" and "pounds" means the lawful currency for the time being of the United Kingdom and in respect of all payments to be made under this Agreement in Sterling means immediately available, freely transferable cleared funds in Sterling;

  "Sterling Equivalent" of any amount denominated in a currency other than Sterling on any date means the equivalent in Sterling of such amount calculated by converting such amount into Sterling at the rate certified by the Lessor as being the spot rate of exchange for purchasing Sterling with such currency quoted by the Bank at or about 11.00 a.m. (London time) two (2) working days in London prior to such date for delivery on such date;

  "Subsidiary" means any subsidiary within the meaning of section 736 of the Companies Act 1985;

  "Supplemental Letter of Credit" means each irrevocable standby letter of credit in favour of the Lessor issued in accordance with the provisions of any of clauses 22.1.1, 22.1.2, 22.1.3, 22.2, 22.3.3, 22.4 and 22.6.2 or, as the context may require, any other applicable provision of the Lease by a Supplemental L/C Bank in a form which is, in the Lessor's absolute discretion, acceptable to the Lessor (together the "Supplemental Letters of Credit");

  "Supplemental L/C Bank" means a bank incorporated under the laws of a country which is a member of OECD and which is, in the Lessor's absolute discretion, acceptable to the Lessor;

  "Surviving Parts" in the event of a Total Loss of the Haewene Brim Equipment or the Haewene Brim means those spares and other parts comprising part of the Haewene Brim Equipment which survive that Total Loss, whether through being stored ashore or otherwise;

  "Syndicate Banks" means each of the banks and financial institutions detailed in schedule 1 to the Credit Agreement and includes each assignee or transferee of all or any of the rights and obligations of, each such bank and financial institutions and all references to the Syndicate Banks include a reference to each or any of them (as the context may require);

  "Tax" means all present and future taxes, charges, imposts, duties, levies of any kind whatsoever (whether levied by deduction, withholding or otherwise), or any amount payable on account of or as security for any of the foregoing, payable at the instance of or imposed by any statutory, governmental, international, state, federal, provincial, local or municipal authority, agency, body or department whatsoever or any central bank, monetary agency or European Union institution, in each case whether in the United Kingdom or elsewhere, together with any penalties, additions, fines, surcharges or interest relating thereto and "Taxes", "Taxation" and cognate expressions shall be construed accordingly;

  "Tax Liability" means in respect of any person:

  (i)
  any liability or any increase in the liability of that person to make any payment or payments of or in respect of Tax;

  (ii)
  the loss or setting off against income, profits or gains or against any liability to make a payment or payments of or in respect of Tax of any relief, allowance, deduction or credit ("Relief") which would otherwise have been available to that person; and

  (iii)
  the loss or setting off against any liability to make a payment or payments of or in respect of Tax of a right to repayment of Tax which would otherwise have been available to that person;

  and in any case falling within (ii) or (iii) above the amount that is to be treated as a Tax Liability shall be determined as follows:

  (a)
  in a case which falls within (ii) above and where the Relief that was the subject of the loss or setting off was or would have been a deduction from or offset against Tax, the Tax Liability shall be the amount of that Relief;

  (b)
  in a case which falls within (ii) above and which involves the loss of a Relief which would otherwise have been available as a deduction from or offset against gross income, profits or gains the Tax Liability shall be the amount of Tax which would (on the basis of the Tax rates current at the date of the loss and assuming that the person has sufficient gross income, profits or gains to utilise the Relief) have been saved but for the loss of the Relief;

  (c)
  in a case which falls within (ii) above and which involves the setting off of a Relief which would otherwise have been available as a deduction from or offset against gross income, profits or gains, the Tax Liability shall be the amount of Tax which has been or will be saved in consequence of the setting off;

  (d)
  in a case which falls within (iii) above, the Tax Liability shall be the amount of the repayment that would have been obtained but for the loss or setting off.

  For the purposes of this definition any question of whether or not any relief, allowance, deduction, credit or right to repayment of tax has been lost or set off, and if so, the date on which that loss or set off took place, shall be conclusively determined by the Lessor acting in good faith;

  "Tax Written Down Value" shall have the meaning attributed to that term in the Financial Schedule;

  "Technical Bank" means Barclays Bank PLC acting through its investment banking division, Barclays Capital, a company incorporated under the laws of England and Wales, acting through its office at 5 North Colonnade, Canary Wharf, London E14 4BB, or such other person as may at the relevant time have been appointed, and be acting, as technical agent pursuant to clause 29 of the Agency Agreement;

  "Termination Date" means:

  (a)
  the Lease Period End Date; or

  (b)
  where the leasing of the Haewene Brim Equipment pursuant to this Agreement terminates by reason of the delivery by the Lessor of an Acceleration Notice under clause 6.3, the date on which that notice expires; or

  (c)
  where the leasing of the Haewene Brim Equipment to PPC or, if Delivery has not occurred, the obligation of the Lessor to lease the Haewene Brim Equipment to PPC pursuant to this Agreement terminates by virtue of a Total Loss under clause 10 of this Agreement, the Date of Total Loss; or

  (d)
  where the leasing of the Haewene Brim Equipment to PPC or, if Delivery has not occurred, the obligation of the Lessor to lease the Haewene Brim Equipment to PPC pursuant to this Agreement terminates by reason, in either case, of the delivery by the Lessor of a Termination Notice pursuant to clause 21.2 following the occurrence of any Termination Event, the date of the Termination Notice; or

  (e)
  where the leasing of the Haewene Brim Equipment or, if Delivery has not occurred, the obligation of the Lessor to lease the Haewene Brim Equipment to PPC pursuant to this Agreement terminates by reason of the voluntary termination of the leasing of the Haewene Brim Equipment under this Agreement pursuant to clause 21.4 of this Agreement, the date upon which the Voluntary Termination Notice expires;

  "Termination Event" means any of the events listed in clause 21.1;

  "Termination Limit" shall have the meaning attributed to that term in clause 23.1(b);

  "Termination Notice" has the meaning attributed to that term in clause 21.2;

  "Termination Payment" shall have the meaning attributed to that term in paragraph 5.2 of part 5 of the Financial Schedule;

  "Termination Payment Date" means, (i) in the case of a termination pursuant to clause 10, the Settlement Date and, (ii) in any other case, the relevant Termination Date;

  "Termination Rent" means an amount calculated in accordance with paragraph 5.3 of part 5 of the Financial Schedule;

  "Termination Requirement" for any date falling within a Calculation Period, means:

  (a)
  the SLV for that date less the Maximum Unsecured Strip Liability Amount; and/or

  (b)
  if on or prior to that date an obligation to provide Additional Termination Security pursuant to clause 22.6 has been triggered, the SLV for that date less the Maximum Unsecured Strip Liability Amount as multiplied by the Agreed Percentage; and/or

  (c)
  if on or prior to that date an Other Termination Date has occurred, the aggregate of (i) the SLV for that date less the Maximum Unsecured Strip Liability Amount and (ii) the Security Matrix,

  and, in each case for that Calculation Period;

  "Termination Security" at any time, means the aggregate of:

  (a)
  the security constituted by the Initial Letter of Credit; and

  (b)
  all Additional Termination Security held by the Lessor at that time;

  "Termination Shortfall" means, for any date falling within a Calculation Period, the amount (if any) by which the Termination Requirement for that Calculation Period exceeds the aggregate of the Value of all Termination Security for that date;

  "Third Amendment Agreement" means the deed of consent and amendment entered into or, as the context may require, to be entered into between (inter alia) the Lessor, the Facility Agent, the General Security Trustee and the other parties to the Amendment Agreement pursuant to which, inter alia, (a) the Facility Agent, the General Security Trustee on behalf of the Beneficiaries have consented or, as the context may require, are to consent to the entering into of this Agreement and the other Lease Documents and (b) the Other Leases were or, as the context may require, are to be amended to reflect the entering into of this Agreement and the other Lease Documents;

  "Total Loss" means:

  (a)
  the actual or constructive or agreed or compromised or arranged total loss of the Haewene Brim or the Haewene Brim Equipment; or

  (b)
  the Compulsory Acquisition of the Haewene Brim or the Haewene Brim Equipment; or

  (c)
  the hijacking, theft, condemnation, capture, seizure, arrest, detention, forfeiture or confiscation of the Haewene Brim or the Haewene Brim Equipment (other than where the same amounts to Compulsory Acquisition of the Haewene Brim or, as the case may be, Haewene Brim Equipment), unless the Haewene Brim or, as the case may be, Haewene Brim Equipment be released and restored to PPC from such hijacking, theft, condemnation, capture, seizure, arrest, detention or confiscation within ninety (90) days after the occurrence thereof;

  "Total Loss Proceeds" in relation to the Haewene Brim Equipment means any compensation or insurance proceeds received by the Lessor in respect of a Total Loss of the Haewene Brim Equipment which the Lessor is, as against the payer thereof, unconditionally entitled to retain;

  "Transaction Documents" shall have the meaning attributed to that term in the Deed of Proceeds and Priorities and shall include the Lease Documents, the Standby Documents, the Third Amendment Agreement, the Bank Guarantee, the BHB Mortgage Release Deed, the BBH Mortgage Release Deed, the DPP Supplemental Deed, the Credit Agreement Supplemental Agreement and the Guarantee Deed of Amendment and Restatement;

  "Uisge Gorm" means the floating production storage and offloading facility "Uisge Gorm" registered in the name of BNV at the port of Willemstad, Curaçao in the Netherlands Antilles under official number 1994-C1445 as further described in schedule 2 to the Uisge Gorm Head Lease;

  "Uisge Gorm Charter Documents" shall have the meaning attributed to the term "Charter Documents" in the Uisge Gorm Head Lease;

  "Uisge Gorm Deed of Amendment" means the Deed of Amendment dated 21st August, 1995 and made between the Lessor, Hill Samuel Asset Finance Limited as the Lessor's agent, BOPS, Bluewater Energy and RBV relating, inter alia, to the Uisge Gorm Head Lease;

  "Uisge Gorm Deed of Variation" means the deed of variation in relation to the Lease Documents (as defined in the Uisge Gorm Head Lease) dated 27th September, 1996 and made between (1) the Uisge Gorm Syndicate Banks, (2) ING Bank N.V. as agent, (3) RBV, (4) Bluewater Energy, (5) BELL, (6) BNV, (7) BOPS, (8) BTS, (9) BOL, (10) the Lessor, (11) Hill Samuel Asset Finance Limited, (12) Ariel and (13) ING Bank N.V. as proceeds bank;

  "Uisge Gorm Head Lease" means the head lease in relation to the Uisge Gorm dated 14th December, 1994 and made between the Lessor and RBV, as amended by the Uisge Gorm Deed of Amendment, the Uisge Gorm Deed of Variation and as amended and restated pursuant to the First Uisge Gorm Deed of Amendment and Restatement and as further amended and restated pursuant to the Second Uisge Gorm Deed of Amendment and Restatement and as further amended by an Amendment Agreement dated 28 January 2002 and as further amended or, as the context may require, as the same is to be further amended, by the Third Amendment Agreement;

  "Uisge Gorm Syndicate Banks" means each of ING Bank N.V. (formerly known as Internationale Nederlanden Bank N.V.), NIB Capital Bank N.V. (formerly known as De Nationale Investeringsbank N.V.), Fortis Bank (Nederland) N.V. (formerly known as MeesPierson N.V.), Generale Bank Nederland N.V. (formerly known as Credit Lyonnais Bank Nederland N.V.), Westland/Utrecht Hypotheekbank N.V. and BNP Bank N.V.;

  "United Kingdom" means the United Kingdom of Great Britain and Northern Ireland;

  "USA" and "the USA" means the United States of America;

  "Value" means, as calculated at any time in relation to a particular date, the value of any security then held by the Lessor being:

  (a)
  in respect of any Letter of Credit, the maximum principal amount which the Lessor is entitled to draw under that Letter of Credit as at that date, less the aggregate of (i) the amount, if any, of any withholding or deduction which the relevant L/C Bank is or will be entitled to make from any payment under that Letter of Credit and (ii) any amount which, by virtue of illegality, change of law or otherwise (other than (A) arising as a direct result of the occurrence of an Insolvency Event in relation to the applicable L/C Bank or (B) arising as a direct result of the occurrence of any event or circumstance which, with the expiry of any relevant period of time and/or the fulfilment of any other condition will result in the occurrence of an Insolvency Event in relation to the applicable L/C Bank, the relevant L/C Bank is relieved from its obligation to make any payment under that Letter of Credit, provided that if the value allocated pursuant to this paragraph (a) to the security constituted by the Letter of Credit would, but for this proviso, exceed the L/C Bank Limit for the Calculation Period in which the relevant date occurs, such value shall instead be deemed to be the L/C Bank Limit for the Calculation Period in which that date occurs;

  (b)
  in respect of cash deposited in either Account or the Contingency Account, the principal amount originally deposited in that Account or, as the case may be the Contingency Account together with all further amounts deposited in that Account or, as the case may be the Contingency Account prior to the time of calculation plus (i) interest at LIBID credited or which (but for a default on the part of the Deposit Bank in performance of its obligations under the relevant Deposit Deed or, as the case may be, the Contingency Account Deed) ought to have been so credited for any period for which LIBID is known and (ii) for any future period up to that date for which LIBID cannot (at the date of valuation) be ascertained, interest credited or to be credited to (A) the relevant Account in accordance with the relevant Deposit Deed or, (B) as the case may be, the Contingency Account in accordance with the Contingency Account Deed at Assumed LIBID per annum less (aa) the amount of any transfer (prior to that date) from that Account or, as the case may be, the Contingency Account made in accordance with the provisions of the relevant Deposit Deed or, as the case may be, the Contingency Account Deed and less (bb) the amount of any withholding or deduction which the Deposit Bank is or will be entitled to make from any payment under the terms of the relevant Deposit Deed or, as the case may be, the Contingency Account Deed and less (cc) any amounts in respect of which there is (at the time of calculation) Restricted Access, Provided that (1) all interest calculations made for the purpose of this definition shall be made in accordance with the provisions of the relevant Deposit Deed or, as the case may be, the Contingency Account Deed on the basis of the actual or assumed future daily balances taking into account any additional amounts credited to the relevant Account or, as the case may be, the Contingency Account and any withdrawals from that Account or, as the case may be the Contingency Account in accordance with the relevant Deposit Deed or, as the case may be, the Contingency Account Deed, (2) all payments to be made by the L/C Bank to either Account shall be deemed to be made when due and (3) the amount calculated under this paragraph (b) shall, if negative, be deemed to be zero; and

  (c)
  in respect of any Additional Security not falling within paragraphs (a) and/or (b) above, such value as the Lessor shall allocate acting reasonably; and

  (d)
  in respect of the Second Priority Security, the amount at which such security is valued in accordance with clause 11.2 less the amount of the Available Credit as at the applicable date, as certified to the Lessor by PPC and endorsed by the Facility Agent in accordance with clause 11.2;

  "Value Added Tax" or "VAT" means value added tax as provided for in VATA and legislation (whether delegated or otherwise) supplemental thereto or in any primary or subordinate legislation promulgated by the European Union or any body or agency thereof and any tax similar or equivalent to value added tax imposed by any country other than the United Kingdom and any similar or turnover Tax replacing or introduced in addition to any of the same;

  "VATA" means the Value Added Tax Act 1994;

  "Verification Report" means the report issued by the Safety Inspector in connection with the Verification Scheme;

  "Verification Scheme" means a scheme for the regular examination, maintenance and testing of the Safety Critical Elements in accordance with the Design and Construction Regulations and the PFEER Regulations as approved by the Safety Inspector;

  "Voluntary Termination Notice" shall have the meaning attributed to that term under clause 21.3; and

  "WHT Rate" for any date means the percentage withholding tax which would be levied by any applicable Taxation authority in Canada on payments by the Initial L/C Bank to the Lessor if the Haewene Brim were to be relocated in Canadian waters or the Lessor were to be treated as having a place of business in Canada at the applicable time, as such percentage may be adjusted by any double taxation treaty between the United Kingdom and Canada in force at the applicable time.

1.3   Interpretation

1.3.1
The expression "this Agreement" includes the recital hereto, each schedule and the Appendix, as the same may from time to time be amended, supplemented or substituted in accordance with the Deed of Proceeds and Priorities.

1.3.2
In this Agreement, unless the contrary intention is stated, references to:

(a)
clauses, paragraphs, schedules or appendices are, unless otherwise specified, references to clauses and paragraph of, and schedules and appendices to, this Agreement, or the relevant part thereof, as form time to time amended, supplemented or substituted in accordance with the provisions of this Agreement and the Deed of Proceeds and Priorities;

(b)
without prejudice to clause 1.3.3(a) any statute or other legislative provision shall, unless otherwise specified, be read to include any statutory or legislative modification or re-enactment thereof, or substitution therefor;

(c)
any agreement or instrument shall include such agreement or instrument as it may from time to time be extended, amended, supplemented, novated or substituted with the agreement of the Lessor and in accordance with the terms of the Deed of Proceeds and Priorities and, for the avoidance of doubt, if any agreement or instrument is extended, amended, supplemented, novated or substituted otherwise than with the Lessor's agreement, each reference to that agreement or instrument (including references to a class of agreements, such as the "Transaction Documents") shall be references to or include references to that agreement or instrument as it existed prior to the relevant extension, amendment, supplementing, novation or substitution;

(d)
"person" shall include any person, company, corporation, firm, partnership, joint venture, association, trust, unincorporated organisation or government or state (including any agency, department or political sub-division thereof) whether having distinct legal personality or not;

  (e)
  "assignee" or "assignees" of a person shall include any person who has assumed all or some of the rights and/or obligations of the relevant person, whether by assignment, novation or otherwise;

  (f)
  reference to any person shall include its successors, permitted assignees and permitted transferees in accordance with their respective interests;

  (g)
  the "assets" or any person shall be construed as a reference to the whole or any part of its business, undertaking, property, assets and revenue (including any right to receive revenues);

  (h)
  "indebtedness" shall be construed so as to include any obligation (whether incurred as principal or as surety) for the payment or repayment of money, whether present or future, actual or contingent;

  (i)
  the "winding-up", "dissolution" or "administration" of a company or corporation shall be construed so as to include any equivalent or analogous proceedings under the law of the jurisdiction in which such company or corporation is incorporated or any jurisdiction in which such company or corporation carries on business including the seeking of liquidation, winding-up, reorganisation, dissolution, administration, arrangement, adjustment, protection or relief of debtors;

  (j)
  words importing the plural include the singular and vice versa;

  (k)
  a "law" (1) includes any common law, statute, decree, constitution, regulation, order, judgment or directive of any governmental entity; (2) includes any treaty, pact, compact or other agreement to which any government entity is a signatory or party; (3) includes any judicial or administrative interpretation or application thereof and (4) is a reference to that provision as amended, substituted or re-enacted;

  (l)
  save where expressly provided to the contrary, any reference to the timing or amount of any payment to be made or received or assumed to be made or received by the Lessor or to any determination, calculation, recalculation or quantification shall be construed, in the absence of manifest error and provided that the Lessor has acted in good faith, as such a reference as conclusively determined by the Lessor in accordance with the Lease Documents. The Lessor shall provide PPC with sufficient details of the calculations carried out in connection therewith to enable PPC to substantiate the same;

  (i)
  if PPC considers in good faith that any determination under any of the Lease Documents which involves a calculation or any other calculation, recalculation or quantification which has been made conclusively by the Lessor or by any member of the Lessor's Group (for the purposes of this clause 1.3.2(l)(i), a "Calculation") is incorrect and may lead to any adjustment of Rent or Termination Payment or the payment to the Lessor of an amount under clause 26, PPC shall, within twenty (20) Business Days of being notified of that Calculation, so inform the Lessor by notice in writing giving its reasons for considering it to be incorrect. As soon as practicable after receipt of that notice, and provided that:

  (A)
  all payments to which the Calculation relates which have become due to the Lessor have been made in full in accordance with that Calculation on the due date for payment and otherwise in accordance with the terms of this Agreement; and

  (B)
  no Relevant Event has occurred and is continuing;

        the Lessor shall:

        (aa)
        consult with PPC and give PPC an opportunity to present in detail its reasons for considering that the Calculation was incorrect; and

        (bb)
        if so requested by PPC, submit the Calculation to the Lessor's statutory auditors for the time being (the "Auditors");

      (C)
      provided the Auditors are willing to provide such a certification, the Auditors, acting as experts and not arbitrators, shall certify whether or not the Calculation is correct. The Auditors' decision shall, in the absence of manifest error, be final and binding. If the Auditors certify that the Calculation is incorrect then such payments by way of adjustment shall be made by the Lessor to PPC (by way of rebate of Rent) or, as the case may be, by PPC to the Lessor (by way of additional Rent) as shall be necessary to ensure that the net amount of the relevant payment made or received (after taking into account the adjustment payment) is equal to the amount of the payment which would have been made or received had the Calculation been correct;

      (D)
      any amount due under clause 1.3.2(l)(ii)(C) above shall be due and payable five (5) Business Days after the issue of the Auditors' certificate;

      (E)
      the professional fees of the Auditors shall be borne by the Lessor if the correct Calculation differs (in PPC's favour) from the original Calculation by more than the amount of the Auditors' fees and in each other case such fees shall be borne by PPC; and

      (F)
      if the Auditors are not willing to provide the certification referred to in clause 1.3.2(l)(i)(C) above the Lessor and PPC shall consult to agree the appointment of an independent adviser who is willing to provide the certification and this clause shall apply, mutatis mutandis, to that certification as it does to a certification of the Auditors; and

      (G)
      terms defined by reference to the Credit Agreement and the Deed of Proceeds and Priorities (or any other document) shall continue to bear the same meaning for the purpose of the Lease Documents irrespective of any termination of the Credit Agreement and the Deed of Proceeds and Priorities (or such other document) or the payment and discharge of all moneys payable thereunder.

1.3.3
In the Financial Schedule, references to parts, paragraph and annexes are, unless otherwise stated, references to parts and paragraphs of, and annexes to, the Financial Schedule as from time to time amended, supplemented or substituted, and:

(a)
references to statutory provisions are to statutory provisions as at the date of this Agreement and, to that extent, clause 1.3.2(b) shall not apply to the Financial Schedule; and

(b)
any references to the occurrence of an event shall include a reference to the failure of an assumed event to occur.

1.3.4
Clause and other headings are for ease of reference only and shall not affect the interpretation of this Agreement.

1.4   Conflicts

        In the event of any conflict between this Agreement and any of the other Lease Documents, the provisions of this Agreement shall prevail, save as expressly agreed by the Lessor in the Deed of Proceeds and Priorities or the Recognition of Rights Deed, when the express terms of that other document shall prevail on the terms so agreed.

2      Representations and warranties

2.1   Representations and warranties by PPC and Bluewater Energy

        Each of PPC and Bluewater Energy acknowledges that the Lessor has entered into the Lease Documents to which it is a party in full reliance on representations by PPC in the terms set out in schedule 4 part 1 and by Bluewater Energy in the terms set out in schedule 4 part 2, and PPC warrants to the Lessor that the statements made in schedule 4 part 1 are, as at the date hereof, true and accurate and Bluewater Energy warrants to the Lessor that the statements made in schedule 4 part 2 are, as at the date of this Agreement, true and accurate.

2.2   Representations and warranties by the Lessor

        The Lessor acknowledges that each of PPC and Bluewater Energy has entered into the Transaction Documents to which it is a party in full reliance on representations by the Lessor to PPC and Bluewater Energy in the terms set out in schedule 4 part 3 and the Lessor warrants to PPC and Bluewater Energy that the statements made in schedule 4 part 3 are, as at the date of this Agreement, true and accurate.

2.3   Repetition of representations and warranties

        On and as of the date on which the Lessor pays the Contract Price and delivers the Haewene Brim Equipment to PPC, PPC shall be deemed to repeat the representations and warranties in schedule 4 as if made with reference to the facts and circumstances existing on such day.

2.4   Survival of representations and warranties

        The representations and warranties referred to in clauses 2.1 and 2.2 and the rights of the Lessor, Bluewater Energy and PPC respectively in respect thereof shall survive the execution and delivery of this Agreement and Delivery.

2.5   Not prejudiced by the Lessor's investigation

        The rights and remedies of the Lessor in relation to any misrepresentation or breach of warranty on the part of PPC or Bluewater Energy shall not be prejudiced by any investigation by or on behalf of the Lessor into the affairs of any person (other than the Lessor), by the Lessor being a party to the Lease Documents, by the performance of any of the Lease Documents or by any other act or thing which may be done or omitted to be done by the Lessor under any of the Lease Documents which would or might, but for this clause 2.5, prejudice such rights and remedies, other than an express written waiver of such rights and remedies by the Lessor.

3      Conditions precedent

3.1   Lessor's conditions precedent

        The obligations of the Lessor under this Agreement and the other Lease Documents to which it is a party shall be subject to the prior satisfaction in full, or waiver in writing by the Lessor to the extent not so satisfied, of the conditions precedent set out in part 1 of schedule 5.

3.2   Conditions precedent to Lessor's payment obligations

        The obligation of the Lessor to make payment of the Contract Price and to accept delivery of the Haewene Brim Equipment under the Sale Agreement (but not, for the avoidance of doubt, any other express obligations of the Lessor under the Lease Documents) shall be subject to the prior satisfaction in full, or waiver in writing by the Lessor to the extent not so satisfied, of the conditions precedent set out in part 2 of schedule 5.

3.3   Conditions precedent to Delivery

        The obligation of the Lessor to deliver the Haewene Brim Equipment to PPC pursuant to clause 4.2 (but not, for the avoidance of doubt, any other express obligations of the Lessor under the Lease Documents) shall be subject to the prior satisfaction in full, or waiver by the Lessor to the extent not so satisfied, of the conditions precedent set out in part 3 of schedule 5.

3.4   Waiver or deferral of conditions precedent

3.4.1
If any of the conditions precedent referred to in clause 3.1, clause 3.2 or clause 3.3 are waived or deferred by the Lessor, the Lessor may attach to such waiver or deferral such requirements and further or other conditions as it thinks fit, and PPC shall fulfil, or procure fulfilment of, all such requirements or further or other conditions as may be notified by the Lessor to PPC, in accordance with the terms of such notification.

3.4.2
If the Lessor agrees to deliver the Haewene Brim Equipment (or any part thereof) to PPC on terms (express or otherwise) that any condition may be fulfilled after the Delivery Date, PPC shall (unless the Lessor shall have expressly otherwise agreed in writing) procure that such condition is fulfilled within such period after the Delivery Date as the Lessor may stipulate, and the Lessor shall be entitled to treat any failure by PPC so to procure as an immediate Termination Event.

4      Leasing and delivery and acceptance of Haewene Brim Equipment

4.1   Leasing

        Subject to the provisions of this Agreement, the Lessor agrees to lease the Haewene Brim Equipment to PPC, and PPC agrees to take the Haewene Brim Equipment on lease from the Lessor, in each case on and subject to the terms and conditions herein contained.

4.2   Delivery and acceptance of the Haewene Brim Equipment

        Delivery of the Haewene Brim Equipment by the Lessor to PPC, and acceptance thereof by PPC, shall take place on a date to be agreed between the parties to this Agreement, following receipt by the Lessor of no less than seven (7) Business Days' written notice of the intended delivery date from PPC and the satisfaction of the conditions precedent set out in schedule 5 part 3. PPC shall promptly deliver to the Lessor a duly executed Acceptance Certificate dated the date of such delivery. Such Acceptance Certificate shall, without further act, constitute irrevocable evidence of delivery of the Haewene Brim Equipment to PPC and acceptance by PPC of the Haewene Brim Equipment for all purposes of this Agreement.

5      Disclaimers and exclusions, Lessor's covenants

5.1   Disclaimers and exclusions

5.1.1
PPC acknowledges and agrees that:

(a)
each part of the Haewene Brim Equipment has been designed, manufactured, assembled, constructed and converted in accordance with the requirements of PPC and that, in consultation with appropriate members of the Aurelia Energy Group, it has selected the Haewene Brim Equipment for leasing by the Lessor to PPC hereunder;

(b)
the Lessor has not made or given or shall be deemed to have made or given any term, condition, representation, warranty or covenant, express or implied (whether statutory or otherwise), as to the suitability, capacity, age, state, value, quality, durability, condition, appearance, safety, design, construction, operation, performance, description, merchantability, satisfactory quality, fitness for use or purpose or any particular use or purpose or suitability of the Haewene Brim Equipment or any part thereof, as to the absence of latent or other defects, whether or not discoverable, as to the absence of any infringement of any patent, trademark or copyright, or as to title to the Haewene Brim Equipment or any part thereof (except as stated in clause 5.2 (Lessor's covenants)) or any other representation or warranty whatsoever, express or implied, with respect to the Haewene Brim Equipment or any part thereof (except representations and warranties expressly and specifically stated in this Agreement), all of which are hereby excluded; and

(c)
PPC is taking the Haewene Brim Equipment on lease on an "as is, where is, and with all faults" basis, and that PPC's acceptance of Delivery from the Lessor in accordance with clause 4.2 (Delivery and acceptance of Haewene Brim Equipment) shall be conclusive evidence as between the Lessor and PPC that the Haewene Brim Equipment is complete, in good order and condition, of satisfactory quality, fit for any purpose for which it may be intended or required, suitable in all respects and in every way satisfactory.

5.1.2
Save as otherwise expressly and specifically provided by this Agreement or any other Lease Document, PPC hereby waives as between itself and the Lessor all its rights, express or implied (whether statutory or otherwise), whether against the Lessor in respect of the Haewene Brim Equipment (or any part thereof) or against the Haewene Brim Equipment or any part thereof (except rights arising out of any act or omission of the Lessor which is a breach by the Lessor of its express and specific obligations to PPC under this Agreement or any other Lease Document).

5.1.3
The Lessor shall be under no obligation to provide to PPC or to any other person any replacement for the Haewene Brim Equipment (or any part thereof) during any period when the Haewene Brim Equipment (or any part thereof) is unavailable for use for any reason whatever nor, except where the unavailability for use arises solely as a result of the breach by the Lessor of its express and specific obligations to PPC under clause 5.2 (Lessor's covenants) of this Agreement, otherwise to compensate PPC in respect of such unavailability for use.

5.1.4
Save as expressly provided in this Agreement or the other Lease Documents, and without prejudice to the generality of clauses 5.1.1 and 5.1.2 (Disclaimers and exclusions), the Lessor shall be under no liability to PPC whatsoever and howsoever arising, and from whatever cause, and whether in contract, tort or otherwise, in respect of any loss (consequential or otherwise), liability or damage of, or to, or in connection with, the Haewene Brim Equipment or any part thereof (including delay in delivery thereof to PPC under this Agreement, or thereafter or delay of any nature whatsoever) or any person or property whatsoever irrespective of whether such loss, liability or damage shall arise from any action or omission of the Lessor and whether or not the same shall arise from the Lessor's negligence, actual or imputed (other than any action or omission of the Lessor which is a breach by the Lessor of its express and specific obligations to PPC under the Lease Documents to which the Lessor is party).

5.2   Lessor's covenants etc.

5.2.1
The Lessor covenants to PPC that unless and until the leasing of the Haewene Brim Equipment terminates hereunder (other than through the acts or omissions of any party to the Transaction Documents (other than the Lessor), or any of such party's agents or representatives, acting as agent or representative of the Lessor) the Lessor will not, otherwise than pursuant to its rights under any of the Lease Documents or which may exist under any applicable law (and then subject to any restrictions on the exercise of those rights under the Lease Documents), and except as may be required by law, interfere with the quiet use, operation, possession and quiet enjoyment of the Haewene Brim Equipment by PPC. PPC acknowledges that the covenants by the Lessor contained in this clause 5.2.1 and in clause 5.2.2 are the only covenants by the Lessor in respect of quiet enjoyment and are in substitution for, and to the exclusion of, any other covenant for quiet enjoyment which may have otherwise been given or implied at law or otherwise, all of which are hereby expressly excluded and waived by PPC.

5.2.2
The Lessor covenants with PPC that, subject to the proviso in this clause 5.2.2, unless and until the leasing of the Haewene Brim Equipment terminates hereunder the Lessor shall not create or permit to arise or suffer to exist any Lien on the Haewene Brim Equipment which arises solely from, or solely as a result of:

(a)
any claim against or affecting the Lessor that is not related to, or does not arise directly or indirectly as a result of, the transactions contemplated by this Agreement or any of the other Transaction Documents or the Other Transaction Documents; or

(b)
any act or omission of the Lessor that is not related to, or does not arise directly or indirectly as a result of, the transactions contemplated by this Agreement or any of the other Transaction Documents or the Other Transaction Documents; or

(c)
any Taxes imposed upon the Lessor, other than those in respect of which the Lessor is required to be indemnified against by PPC or by any other person under this Agreement or under any of the other Transaction Documents or the Other Transaction Documents; or

(d)
any act or omission of the Lessor (but not of any party to the Transaction Documents or the Other Transaction Documents (other than the Lessor) or any of such party's agents or representatives acting as agent or representatives of the Lessor) constituting a breach by the Lessor of its express and specific obligations under this Agreement or the other Lease Documents or the Other Lease Documents; or

(e)
any act or omission of the Lessor which constitutes the wilful misconduct of the Lessor,

  PROVIDED THAT if any of (a),(b)(c),(d) or (e) above applies to any Lien, the Lessor shall not be liable to pay or discharge the same, or the amount of the same or remove the same, if adequate reserves for the payment of such amount have been provided and such Lien is being disputed by the Lessor in good faith and in a manner effectively staying such Lien.

5.2.3
If the Lessor creates or permits to arise or suffers to exist any Lien on the Haewene Brim Equipment which arises as a result of the circumstances set out in sub-clause (b) above and the proviso in sub-paragraph (b) does not apply, the Lessor hereby authorises PPC, as the agent of the Lessor, to discharge such Liens and agrees that (in accordance with normal English law on principal and agent relationships) the Lessor (as principal) shall reimburse PPC (as agent) for all costs and expenses lawfully and properly incurred by PPC in discharging such Liens.

5.3   Unfair Contract Terms Act 1977

        Without prejudice to the indemnities of the Lessor by PPC contained in any of the Transaction Documents to which PPC is a party, nothing in this clause 5 shall afford to the Lessor any wider exclusion of any liability of the Lessor to any person for death or personal injury than the Lessor may effectively exclude having regard to the provisions of the Unfair Contract Terms Act 1977.

5.4   Assignment of Equipment Rights

        The Lessor and PPC each acknowledge and agree that:

5.4.1
the Lessor hereby assigns and agrees to assign to PPC, at the cost and expense of PPC, any Equipment Rights which are (at the date of this Agreement) vested in the Lessor, or which become vested in the Lessor at any time after the date of this Agreement and prior to the end of the Lease Period, to the extent that they are assignable in any case;

5.4.2
PPC shall be entitled, at its cost and expense, to take such action as assignee of the Lessor (but not in the Lessor's name unless the Lessor shall have given its prior consent to the taking of such action), to enforce against any manufacturer, repairer or supplier of the Equipment such Equipment Rights as may from time to time be vested in PPC, including any Equipment Rights assigned to PPC by the Lessor pursuant to clause 5.4.1;

5.4.3
if PPC is not entitled for any reason in its own name to enforce, take any action in relation to, or otherwise deal with any Equipment Rights which the Lessor assigned or agreed to assign to PPC under clause 5.4.1, the Lessor shall, at PPC's cost and expense, from time to time do and perform such further acts and execute and deliver such other instruments as may be required by law or reasonably requested by PPC to establish, maintain, protect and enforce PPC's title, interest and other rights to or in relation to the Equipment Rights against any manufacturer, repairer or supplier of the Equipment (as the case may be) or any other relevant person, or otherwise to enable PPC to deal with such Equipment Rights and shall, without prejudice to the generality of the foregoing, commence and conduct, or defend, in each case on the instructions and at the direction of PPC, any action or proceedings in relation to such Equipment Rights which PPC considers appropriate for such purpose, or, alternatively, shall permit PPC to take such action in the Lessor's name, subject in each case, to the Lessor first being indemnified and secured to its satisfaction by or on behalf of PPC against all potential losses, costs, damages and expenses;

5.4.4
if, prior to or during the Lease Period, any Equipment Right becomes vested in the Lessor but is not assignable, the Lessor shall, unless the Lessor reasonably considers such action to be contrary to the best commercial interest of the Lessor, at the cost and expense of PPC, use all reasonable endeavours to enforce such rights and procure the remedy of any defect to which such rights relate and, subject to clause 29 (Lessor's right of set-off), pay to PPC an amount equal to any sum received in respect of the exercise of the relevant Equipment Rights; and

5.4.5
on (a) the expiry or termination of the Lease Period, or (b) prior to Delivery, the termination of the obligation of the Lessor to lease the Haewene Brim Equipment to PPC for any reason (other than following a Total Loss of the Haewene Brim or the Haewene Brim Equipment to which clause 10.9 (Sale of Haewene Brim Equipment following Total Loss) does not apply), PPC shall, at PPC's cost and expense, assign to the Lessor or to such person as the Lessor may designate in writing, all Equipment Rights which are at that time subsisting and vested in PPC, provided that if such reassignment occurs whilst any Credit Obligations remain outstanding such reassignment shall be subject to the security granted in favour of the General Security Trustee.

6      Lease Period

6.1   Lease Period

        The leasing of the Haewene Brim Equipment hereunder shall commence on Delivery and shall, subject to this clause 6, continue until the Lease Period End Date unless earlier terminated in accordance with this Agreement.

6.2   Acceleration Option

        The Lessor shall have the option, exercisable upon at least one month's written notice, such notice to expire at any time on or after 14 January 2015, to terminate the leasing of the Haewene Brim Equipment under this Agreement.

7      Rent

7.1   Rent

        Throughout the Lease Period PPC shall pay to the Lessor, a Rent on each Rent Payment Date each such Rent to be calculated in accordance with the provisions of the Financial Schedule. Each such amount of Rent shall be subject to adjustment and supplement in accordance with the provisions of the Financial Schedule.

7.2   Additional Rent and rebates of Rent

        PPC shall, on the dates ascertained in accordance with the Financial Schedule (or, if no such date is specified, upon written demand by the Lessor), pay all amounts calculated and due to the Lessor under the Financial Schedule and expressed to be payable by way of additional Rent. The Lessor shall pay all amounts calculated and due to PPC under the Financial Schedule and expressed to be payable by way of rebate of Rent in accordance with the Financial Schedule and the Deed of Proceeds and Priorities.

8      Payments

8.1   Lessor's Account

        Each payment to be made by PPC to the Lessor in Sterling pursuant to this Agreement shall be made from a bank account in the United Kingdom in Sterling in cleared funds for value on the due date by means of CHAPS to the account of the Lessor with the Bank at its City Office at PO Box 72, Bailey Drive, Gillingham Business Park, Kent, ME8 0LS with account number 00440510, sort code 30-00-02, or to such other bank account in the United Kingdom as the Lessor may from time to time designate by not less than ten (10) Business Days' notice to PPC. Any payment which is to be made to the Lessor in a currency other than Sterling pursuant to this Agreement shall be made to such account as the Lessor shall notify PPC in writing.

8.2   Payments unconditional

        PPC's obligation to pay Rent and make other payments, and perform any obligations, owed to the Lessor pursuant to or in connection with this Agreement or any of the other Lease Documents to which it is a party shall be absolute and unconditional and shall not be affected by and shall be irrespective of any contingency whatsoever including (but not limited to):

8.2.1
any right of set-off, counterclaim, recoupment, defence, deduction, withholding or other right;

8.2.2
any unavailability of the Haewene Brim Equipment (or any part thereof) for any reason, including, but not limited to, requisition thereof, or any prohibition or interruption of or other restriction against the Lessor's, PPC's, the applicable Field Operator's or any other person's use, operation or possession of the Haewene Brim Equipment (or any part thereof), any interference with such use, operation or possession or failure to deliver any part of the Haewene Brim Equipment or any lack or invalidity of title or any other defect in the title, suitability, merchantability, satisfactory quality, fitness for any purpose, condition, appearance, safety, design, or operation of any kind or nature of the Haewene Brim Equipment (or any part thereof), or the ineligibility of the Haewene Brim Equipment (or any part thereof) for any particular use or trade, or for want of registration or the absence or withdrawal of any permit, licence, authorisation or other documentation required under the applicable law of any relevant jurisdiction for the ownership, leasing, use, operation or location of the Haewene Brim Equipment (or any part thereof), or (subject to clause 10.1.1 (Total Loss)) the Total Loss of, or any damage to, the Haewene Brim Equipment or any part thereof;

8.2.3
any insolvency, bankruptcy, winding-up, administration, reorganisation, reconstruction, arrangement, readjustment or rescheduling of debt, dissolution, liquidation or similar proceedings by or against the Lessor, the Bank, Aurelia Energy, PPC, the applicable Field Operator, the L/C Bank, Bluewater Energy or any other Security Party;

8.2.4
any invalidity or unenforceability or lack of due authorisation of, or other defect in, this Agreement or any of the other Transaction Documents or any particular provision hereof or thereof;

8.2.5
any failure or delay on the part of any party, whether with or without fault on its part, duly to perform or comply with its obligations under this Agreement or any of the other Transaction Documents; and

8.2.6
any other case which but for this provision would or might have the effect of terminating or in any way affecting any obligation of PPC hereunder (but without prejudice to the rights of PPC to damages or specific performance or any other injunctive relief in respect of this Agreement or any of the other Transaction Documents), it being the declared intention of the parties that the provisions of this clause and the obligations of PPC to pay Rent and make other payments in accordance with this Agreement and the other Lease Documents shall survive any frustration and that save as expressly and specifically provided in this Agreement and in the Deed of Proceeds and Priorities no moneys payable or paid hereunder by PPC to the Lessor shall in any event or circumstances be repayable to PPC.

8.3   Interest on overdue amounts

8.3.1
If any amount payable by PPC to the Lessor under this Agreement or any of the other Lease Documents is not paid in full on the date such amount becomes due and payable hereunder or thereunder, the Lessor shall (without prejudice to the rights of the Lessor under clause 21 (Termination Provisions)) be entitled, in addition, to demand interest on the unpaid sum at the Default Rate from and including such date to and including the date of actual payment (after as well as before judgment). Such interest at the Default Rate shall accrue on a day to day basis and be compounded quarterly.

8.3.2
All interest under this clause 8.3 shall be calculated on the basis of the actual number of days elapsed and (i) a three hundred and sixty-five (365) day year in relation to Sterling amounts and amounts in other currencies where that is the normal bank basis for interest calculations under the relevant currency, or (ii) a three hundred and sixty (360) day year for amounts in other currencies.

8.4   Time of the essence

        Punctual payment of amounts payable by PPC to the Lessor and performance by PPC of each of its obligations under this Agreement shall, subject to any express periods of grace set out in clause 21.1 (Termination provisions) and as otherwise agreed in writing by the Lessor, be of the essence and shall be conditions of this Agreement.

8.5   Business Days

        If any payment under this Agreement or any other Lease Document is due on a day which is not a Business Day, it shall, unless expressly provided to the contrary in this Agreement or the relevant other Lease Document, be paid on the immediately succeeding Business Day, together with interest from the due date, on a daily basis at LIBOR for the relevant period, unless that day falls in the calendar month succeeding that in which the date on which the payment is due falls, in which case it shall be due on the immediately preceding Business Day, but the amount of such payment shall not be adjusted in consequence thereof.

8.6   Application of payments

        If PPC shall pay to the Lessor, or the Lessor shall otherwise recover, any amount expressed to be payable under this Agreement or any of the other Lease Documents in an amount less than the total amount then due, or due and outstanding, the sum so paid may (subject to the provisions of the Deed of Proceeds and Priorities) be applied by the Lessor (irrespective of any contrary appropriation by PPC) in or towards satisfaction of such amounts which are due for payment under this Agreement and the other Lease Documents in such manner or order and at such time as the Lessor may think fit.

9      Covenants concerning Insurances

9.1   Insurances in respect of the Haewene Brim Equipment

        PPC hereby covenants with the Lessor and undertakes that, throughout the Lease Period and thereafter until sale of the Haewene Brim Equipment, it will:

9.1.1
insure and keep the Haewene Brim Equipment insured free of cost and expense to the Lessor and in the joint names of BHB, PPC, the Lessor and those other parties to the Transaction Documents as may be required in accordance with the provisions of the Transaction Documents, without liability on the part of the Lessor for premia or calls (each as their interests may appear):

(a)
against fire and usual marine risks (including excess risks to the extent not covered under the Liability Insurances) and war risks, on an agreed value basis, in an amount equal to whichever is the greatest of (aa) the highest Tax Written Down Value for the Haewene Brim Equipment for the period of such insurances, (bb) the market value of the Haewene Brim Equipment and (cc) the Agreed Proportion of such amount as may be required by the Syndicate Banks under the Transaction Documents on the insurable value of the Haewene Brim and otherwise upon such other terms and conditions as shall from time to time be approved in writing by the Lessor (such approval not to be unreasonably withheld); and

  (b)
  against protection and indemnity risks (including pollution and terrorist risks if not covered by war risks) for such amounts and on terms and conditions acceptable to the Lessor in its absolute discretion acting reasonably and PPC hereby agrees that, without prejudice to the generality of the foregoing, the Lessor shall have the right upon ten (10) Business Days' written notice to revoke and withdraw its approval of any insurance or insurer against pollution risks if there is, in the opinion of the Lessor acting reasonably:

  (i)
  any change of circumstances, including but not limited to any Change in Law, which would expose the Lessor to any risk or increased risk (either as to quantum or likelihood of occurrence) of any liability for oil pollution (which shall include liability for preventative measures); or

  (ii)
  any material adverse change in the credit standing or claims payment record of the relevant insurer; or

  (iii)
  any material adverse change in the terms on which the relevant Insurances are placed; or

  (iv)
  any change affecting the insurance market which may have, or may be likely to have a material adverse effect on the Insurances in respect of the Haewene Brim Equipment; and

  (c)
  against such other risks as a prudent owner or operator of Haewene Brim Equipment of a similar type to the Haewene Brim Equipment would insure, or the Lessor may reasonably require,

  and, in each case where the approval of the Lessor is required in respect of the amounts, terms and conditions of any insurance cover required to be taken out pursuant to clauses 9.1.1(a) and (b) above or where the Lessor has the right to require other insurances to be taken out pursuant to clause 9.1.1(c) above, the Lessor shall have due regard to the representations of PPC as to the level of cover obtainable in the market, the cost of obtaining such cover and the current practice of first class owners and operators of floating production storage and offloading systems and equipment of a similar type to the Haewene Brim Equipment at the applicable time and shall consult the Lessor's own insurance advisers in relation to such issues, provided always that in each case the Lessor may rely upon the advice of its legal, insurance and other advisers and PPC further agrees that the Lessor shall be deemed to have acted reasonably in connection with any Lessor Action under or in connection with this clause 9 if the Lessor seeks and obtains internal approval for that Lessor Action, whether or not such Lessor Action might otherwise be considered reasonable by any other person;

9.1.2
pay to the Lessor the cost (as conclusively certified by the Lessor) of any contingent liability insurance and/or any innocent owner's insurance which the Lessor may from time to time effect in respect of the Haewene Brim Equipment (or any part thereof) upon such terms as the Lessor may deem desirable in such amount as the Lessor may from time to time notify to PPC in writing as being, in the case of such innocent owner's insurance, the difference between the highest Lessor's Increased Termination Rent calculated in accordance with paragraph 5 of the Financial Schedule and the highest Termination Payment calculated in accordance with paragraph 4 of the Financial Schedule, Provided that the amount payable by PPC in respect of contingent liability cover under this clause 9.1.2 shall (prior to the occurrence of a Relevant Event) be limited (as at the date of this Agreement) to the sum of £20,000 per annum, which limit shall be increased by the percentage increase in RPI for each month from the date of this Agreement;

9.1.3
effect the Insurances, including the Liability Insurances aforesaid in Sterling or an equivalent amount in United States Dollars or such other freely transferable and convertible currency acceptable to the Lessor and through the Approved Brokers or such other insurance companies and/or underwriters or by entry of the Haewene Brim with a mutual insurance association or club and on such terms and conditions as shall from time to time be approved in writing by the Lessor (such consent not to be unreasonably withheld);

9.1.4
punctually pay all premiums, calls, contributions or other sums payable in respect of all such Insurances and to produce all relevant receipts or other evidence of payment when so required by the Lessor and, in the event that any premium or call is charged to be levied upon the Lessor, PPC shall forthwith reimburse the Lessor with any amount so paid;

9.1.5
at least ten (10) Business Days (or such shorter period as the Lessor may from time to time agree) before the relevant policies, contracts or entries expire, notify the Lessor of the names of the marine and war risks brokers and/or the war risks or protection and indemnity risks associations and/or underwriters proposed to be employed by PPC for the purposes of the renewal of such Insurances and of the amounts in which such Insurances are proposed to be renewed and the risks to be covered and, subject to compliance with the provisions of this clause 9.1, procure that appropriate instructions for the renewal of such Insurances are given to the Approved Brokers and/or to the approved war risks and protection and indemnity risks associations at least ten (10) days (or such shorter period as the Lessor may from time to time agree) before the relevant policies, contracts or entries expire, and that the Approved Brokers and/or the approved war risks and protection and indemnity risks associations and/or approved underwriters will at least seven (7) days before such expiry (or within such shorter period as the Lessor may from time to time agree) confirm in writing to the Lessor as and when such renewals have been effected in accordance with the instructions so given;

9.1.6
arrange for the execution and delivery of such guarantees or indemnities as may from time to time be required by any protection and indemnity or war risks association;

9.1.7
deposit with the Approved Brokers (or procure the deposit of) all slips, cover notes, policies, certificates of entry or other instruments of insurance from time to time issued in connection with such of the insurances referred to in clause 9.1.1(a) and procure that the interests of the Lessor shall be endorsed thereon and that the Lessor shall be furnished with copies thereof and a letter or letters of undertaking from the Approved Brokers in such form as may from time to time be reasonably required by the Lessor having regard to current market practice at the time of issue of any such letter of undertaking;

9.1.8
procure that any protection and indemnity and/or war risk associations in which the Haewene Brim Equipment is for the time being entered shall endorse the relevant Loss Payable Clause on the relevant certificate of entry or policy and shall furnish the Lessor with a copy of such certificate of entry or policy and a letter or letters of undertaking in such form as shall from time to time be reasonably required by the Lessor having regard to current market practice at the time of issue of any such letter of undertaking;

9.1.9
comply with the terms and conditions of the Insurances, not do, consent to or permit any act or omission which might invalidate or render unenforceable the whole or any part of the Insurances and not (without first obtaining the consent of the insurers to such employment and complying with such requirements as to extra premium or otherwise as the insurers may prescribe) employ the Haewene Brim Equipment and/or the Haewene Brim (or any part thereof) or suffer the Haewene Brim Equipment and/or the Haewene Brim (or any part thereof) to be employed otherwise than in conformity with the terms of the Insurances (including any warranties express or implied therein); and

9.1.10
supply to the Lessor all necessary information, documentation and assistance which may be required by the Lessor from time to time in respect of the Insurances and in connection with making any claim under the Insurances,

PROVIDED HOWEVER THAT if, in the event of requisition of the Haewene Brim for hire, it is proved to the reasonable satisfaction of the Lessor that such requisition is upon terms whereby the requisitioning authority has assumed the responsibility of PPC to the Lessor to indemnify or recompense it in respect of or otherwise to make good all losses which would ordinarily be covered by the insurance required to be effected by PPC under this Agreement, PPC shall be relieved from its insurance obligations under this Agreement in respect of such period of requisition or in the event that the requisitioning authority shall have assumed only a partial responsibility as aforesaid the insurance obligations of PPC under this Agreement shall be modified in such manner and to such extent as the Lessor may approve.

9.2   Loss payable clause

        The parties hereby agree that the form of loss payable clauses that shall be required from time to time in respect of the Insurances shall be as specified in clause 12.2.1 of the Deed of Proceeds and Priorities.

9.3   Insurance information

        PPC shall supply or procure that there are supplied to the Lessor upon request certified copies of all policies, cover notes and certificates of entry in respect of all insurances and entries effected by PPC pursuant to this clause.

9.4   Omission to comply with insurance provisions

        If at any time PPC shall fail to comply with any of the provisions of this clause 9 in relation to the Haewene Brim Equipment then, subject to the Deed of Proceeds and Priorities, the Lessor shall be entitled, (at PPC's cost and expense), either (i) to procure such insurance or entries in a war risks association and/or protection and indemnity association or associations in accordance with the aforesaid provisions, or (ii) at any time whilst such failure is continuing to require the Haewene Brim Equipment or (for so long as the Haewene Brim Equipment or any part thereof is attached to the Hull) the Haewene Brim to remain in port or, as the case may be, to proceed to and remain in a port designated by the Lessor until such provisions are fully complied with, or both, but without prejudice to the right of the Lessor in any such case to treat such failure as being within clause 21 (Termination provisions). Rent shall continue to accrue during such time and any expense incurred by the Lessor shall be recoverable from PPC on demand.

10    Total Loss and damage

10.1 Total Loss

        In the event of:

10.1.1
a Total Loss occurring prior to Delivery, the obligation of the Lessor to lease the Haewene Brim Equipment to PPC shall terminate on the Date of Total Loss; or

10.1.2
a Total Loss occurring during the Lease Period, the Lease Period shall end on the Date of Total Loss and the obligation of PPC to pay Rent (other than any Termination Payment) under clause 7 (Rent) becoming due on any Rent Payment Date which falls on or after the Date of Total Loss shall cease; and

PPC shall (without prejudice to the obligations of PPC pursuant to any provision of this Agreement or the Lease Documents to pay to the Lessor all sums which may become due to the Lessor or be ascertained after the date of Total Loss) and, subject to the provisions of clause 23, pay to the Lessor, as compensation for the Lessor's full financial loss consequent upon such termination, the amounts set out below and on the dates prescribed below for those amounts (but subject always to its application both before and after the date on which such payment is made, to the provisions of the Financial Schedule):

  (a)
  if (during the Lease Period) on or after the Date of Total Loss but before the Settlement Date there falls a day which, if the leasing of the Haewene Brim Equipment had not terminated, would have been a Rent Payment Date, PPC shall on that Rent Payment Date pay to the Lessor an amount equal to the Rent which would have become payable had the Total Loss not occurred; and

  (b)
  on the Settlement Date, PPC shall pay to the Lessor an amount equal to the aggregate of:

  (i)
  the Termination Payment calculated for the Settlement Date;

  (ii)
  all instalments of Rent (if any) which have become due prior to the Date of Total Loss and remain unpaid; and

  (iii)
  all other amounts due and payable from PPC to the Lessor pursuant to any Lease Document, including, without limitation, any Broken Funding Costs.

10.2 Application of Total Loss Proceeds

        Subject to the terms of the Deed of Proceeds and Priorities, all moneys received by the Lessor from insurers in respect of a Total Loss and all Requisition Compensation received by the Lessor shall be applied by the Lessor, taking into account the provisions of clause 23 as follows:

10.2.1
first, in retention by the Lessor of an amount equal to one per cent (1%) of the amount by which the Total Loss Proceeds exceed the applicable Termination Rent;

10.2.2
secondly, in or towards retention by the Lessor of an amount equal to the Termination Payment and any interest accrued in respect thereof;

10.2.3
thirdly, in or towards settlement of any other amounts owing by PPC to the Lessor under any Lease Document (including any interest due in respect thereof) including, but without limitation, Broken Funding Costs;

10.2.4
fourthly, if a Termination Event has occurred, in retention by the Lessor of any amounts in the reasonable opinion of the Lessor contingently due under this Agreement or any of the other Lease Documents, such amounts to be held by the Lessor on an interest bearing suspense account and applied by the Lessor against amounts becoming actually due to the Lessor on or prior to the Final Date, with any balance remaining on the day following the Final Date being applied in accordance with clause 10.2.5; and

10.2.5
fifthly, any balance remaining shall be paid to PPC by way of rebate of Rent,

Provided that, if as a consequence of the application of the Total Loss Proceeds pursuant to clause 11 of the Deed of Proceeds and Priorities the Lessor receives, under such clause, less than the amount referred to in clause 10.2.1 above, PPC shall, on demand, pay to the Lessor an amount equal to such shortfall plus interest thereon at the Default Rate from and including the date of receipt of the Total Loss Proceeds by the Lessor (or the General Security Trustee, as the case may be) to but excluding the date of payment of that shortfall by PPC to the Lessor.

10.3 Date of Total Loss

        For the purposes of this Agreement, a Total Loss in respect of the Haewene Brim Equipment and/or the Haewene Brim shall be deemed to have occurred:

10.3.1
in the case of an actual total loss of the Haewene Brim Equipment and/or the Haewene Brim, at noon (London time) on the actual date the Haewene Brim Equipment and/or the Haewene Brim was lost or, if such date is not known, on the date on which the Haewene Brim Equipment and/or the Haewene Brim was last reported;

10.3.2
in the case of constructive total loss of the Haewene Brim Equipment and/or the Haewene Brim, on the date and at the time notice of abandonment of the Haewene Brim Equipment and/or the Haewene Brim is given to the insurers of the Haewene Brim Equipment and/or the Haewene Brim for the time being (provided a claim for such constructive total loss is admitted by the insurers) or, if the insurers do not admit such a claim, on the date and time at which a constructive total loss is subsequently adjudged by a competent court of law to have occurred;

10.3.3
in the case of a compromised or arranged total loss, on the date upon which a binding agreement as to such compromised or arranged total loss has been entered into by the insurers of the Haewene Brim Equipment and/or the Haewene Brim;

10.3.4
in the case of Compulsory Acquisition, on the date on which the relevant requisition of title or other compulsory acquisition occurs; and

10.3.5
in the case of hijacking, theft, condemnation, confiscation, capture, detention or seizure of the Haewene Brim Equipment and/or the Haewene Brim (other than where the same amounts to Compulsory Acquisition of the Haewene Brim Equipment and/or the Haewene Brim) which deprives PPC of the use of such Haewene Brim Equipment or relevant part thereof for more than ninety (90) days, upon the expiry of the period of ninety (90) days after the date upon which the relevant hijacking, theft, condemnation, confiscation, capture, detention or seizure occurred.

        The date on which a Total Loss shall be deemed pursuant to this clause 10.3 to have occurred is referred to as the "Date of Total Loss".

10.4 Damage Claims

        In the event of repairable damage occurring to the Haewene Brim Equipment (or any part thereof), subject to the terms of the Deed of Proceeds and Priorities, any insurance moneys receivable in respect thereof shall, subject to the provisions of the relevant Loss Payable Clause set out in schedule 3 to the Deed of Proceeds and Priorities (as the same may be amended from time to time), be paid to PPC who shall unless otherwise agreed in writing by the Lessor or unless the Deed of Proceeds and Priorities otherwise requires apply the same in making good or repairing such damage.

10.5 Third party claims

        Any insurance moneys paid under the Liability Insurances shall, subject to the terms of the Deed of Proceeds and Priorities, be paid to the person to whom the liability (or alleged liability) covered by such insurances or entry was incurred.

10.6 Insufficient Insurance recovery

        In the event of repairable damage to the Haewene Brim Equipment (or any part thereof) or a liability or alleged liability covered by the Insurances taken out or entries made referred to in clause 9.1.1 (Insurance undertakings) being incurred or alleged, and if the insurance moneys paid in respect thereof are insufficient to pay the cost or estimated cost of making good or repairing such damage or discharging the liability or alleged liability, PPC will pay the deficiency.

10.7 Notice of abandonment

        For so long as no Relevant Event has occurred which is continuing, PPC shall, subject to the prior written consent of the Lessor, be entitled to determine whether or not a case has arisen for the giving of notice of abandonment to abandon the Haewene Brim Equipment to the insurers and/or claim a constructive total loss and PPC is hereby authorised by the Lessor, following the Lessor's consent as specified above, to give such notice of abandonment if PPC so determines. Such consent by the Lessor shall not be unreasonably withheld if the Lessor is secured to its satisfaction against any Loss or exposure by virtue of the failure of any Assumption which has occurred, or which the Lessor reasonably considers may occur, in connection with the giving of such notice of abandonment or the Total Loss of the Haewene Brim Equipment. Furthermore any consent given by the Lessor shall be deemed to be subject to the condition that if, after the delivery of a notice of abandonment prior to a Total Loss of the Haewene Brim Equipment, any Assumption fails or, in the Lessor's reasonable opinion becomes likely to fail in connection therewith PPC shall provide or procure the provision of additional security in form and content acceptable to the Lessor to cover any increased exposure arising or which may arise by virtue of that failure which might arise from the giving of such notice of abandonment or the Total Loss of the Haewene Brim Equipment.

10.8 Further action on part of Lessor

10.8.1
If PPC is, pursuant to clause 10.7, entitled to give a notice of abandonment, the Lessor shall upon the request and at the cost of PPC promptly execute such documents as may be required to enable PPC to abandon the Haewene Brim Equipment to the insurers and/or claim a constructive total loss of the Haewene Brim Equipment and the Lessor shall, provided that the Lessor is secured to its reasonable satisfaction against its cost of so doing, give PPC all reasonable assistance in pursuing the said claim, provided that the Lessor may (taking into account paragraph (b) below) in its absolute discretion, refuse to permit PPC or any person claiming through PPC to pursue any such claim in the name of the Lessor or any other member of the Lessor's Group.

10.8.2
The Lessor shall, at the request of PPC, consult with PPC, for a period not exceeding thirty (30) days, in good faith if PPC or any person claiming through PPC requests permission to pursue any claim in the name of the Lessor or any other member of the Lessor's Group, provided that the Lessor shall be under no obligation and have no liability other than to the extent of its agreement to hold discussions with PPC as set out above.

10.9 Sale of Haewene Brim Equipment following Total Loss

        If the insurers of the Haewene Brim (to the extent the same includes the Haewene Brim Equipment, in whole or part) have satisfied or admitted in full their obligations under the Insurances and have expressly waived any rights they may have, or would or might require, in the Haewene Brim (including the Surviving Parts), PPC shall pursuant to clause 19.2 (Sale of the Haewene Brim Equipment) as soon as practicable after the date of Total Loss of the Haewene Brim endeavour to arrange a sale of the Surviving Parts. Any such sale shall comply with clause 19 (Re-delivery and sale of the Haewene Brim Equipment).

11    General covenants and undertakings of PPC

11.1 Notification of Relevant Event

        PPC undertakes with the Lessor that, from the date of this Agreement and so long as any moneys are owing under this Agreement or any of the other Lease Documents, it will promptly notify the Lessor of the occurrence of any Relevant Event promptly upon becoming aware thereof.

11.2 Valuation of Second Priority Security

11.2.1
PPC undertakes with the Lessor that:

(a)
each year on the anniversary of the Commencement Date; and

(b)
at any other time in circumstances where the price of Brent Crude has fallen below one hundred and thirty per cent. (130%) of the "threshold figure" for Brent Crude used by oil companies when calculating the viability of new field developments as identified in the most recent annual valuation carried out by an Approved Valuer pursuant to clause 11.2.1 (a) above), it will, at its own cost, obtain a valuation addressed to each of PPC and the Lessor of the Haewene Brim, the Bleo Holm, the Glas Dowr, the Uisge Gorm and the Bluewater (Munin) Vessel (together the "Assets") from an independent valuer approved by the Lessor and shall provide such valuation to the Lessor together with a certificate setting out the Available Credit as at such date and endorsed by the Facility Agent, provided however, that if at any time during a year PPC has provided a valuation in accordance with (b) above, (a "Threshold Valuation") PPC shall not be obliged to procure a further valuation (notwithstanding any subsequent fall in the price of Brent Crude) unless the price of Brent Crude falls to below the price of Brent Crude by reference to which the applicable Threshold Valuation was calculated and, if more than one Threshold Valuation is obtained in any year, the price of Brent Crude falls to below the price of Brent Crude by reference to which the most recent Threshold Valuation was calculated.

11.2.2
The Lessor may arrange valuations of the Assets by the Approved Valuer on its own behalf on up to two other occasions per annum in addition to the valuations carried out on the dates contemplated in clause 11.2.1 above and upon receipt of reasonable prior written notice from the Lessor, PPC shall provide up to date specifications for each of the Assets to facilitate such valuations. If any such additional valuation reveals that the value of the Second Priority Security is less than the Minimum Second Priority Security Amount at the applicable time, the cost of such valuation shall be for the account of PPC. In all other circumstances, the cost of any such additional valuation is for the account of the Lessor.

11.2.3
The Lessor agrees that Kennedy Marr shall be the Approved Valuer for the purposes of valuations carried out in accordance with the exercise of its rights under clause 11.2.2 above, for so long as Kennedy Marr is an acceptable independent valuer for the purposes of the Credit Agreement and is appointed as such from time to time by Credit Beneficiaries for the purpose of valuing the Assets. In the event that Kennedy Marr no longer fulfils these criteria, the Lessor and Lessee shall agree an alternative Approved Valuer.

11.3 Supply of accounts and financial information

        PPC shall provide to the Lessor (or, as the case may be, shall procure that there is provided to the Lessor) such financial information relating to each of the Security Parties which is an Aurelia Energy Group Member as those parties are required to provide to the Syndicate Banks pursuant to the Credit Agreement or any document relating thereto, irrespective of whether there are any moneys owing actually or contingently under the Credit Agreement at any time. In particular PPC shall, from the date of this Agreement and so long as any moneys are owing under this Agreement or any of the Lease Documents, properly prepare or cause to be properly prepared audited consolidated financial statements for Aurelia Energy and its Subsidiaries and audited unconsolidated financial statements for each of PPC and Bluewater Energy in each case in respect of each financial year and financial statements in respect of the first half of each financial year (on the same basis as the annual statements) and will in each case deliver or cause to be delivered a copy of the same to the Lessor as soon as practicable but in any event not later than one hundred and twenty (120) days (in the case of annual financial statements) or ninety (90) days (in the case of semi-annual financial statements) after the end of the financial period to which they relate.

11.4 Supply of other information

        PPC undertakes with the Lessor that, from the date of this Agreement and so long as any moneys owing under this Agreement or any of the other Lease Documents it will promptly furnish to the Lessor such information as the Lessor shall have agreed with PPC regarding PPC, the other members of the Aurelia Energy Group and their respective affairs, the Lease Documents and the transactions contemplated thereby as those parties are required to provide to the Syndicate Banks pursuant to the Credit Agreement or any document relating thereto, irrespective of whether there are any moneys owing actually or contingently under the Credit Agreement at any time.

11.5 Information concerning the Haewene Brim Equipment

        PPC undertakes with the Lessor that, from the date of this Agreement and so long as any moneys are owing under this Agreement, or any of the other Lease Documents it will promptly furnish the Lessor with all such information as the Lessor may from time to time request in writing regarding the Haewene Brim Equipment, its insurance, condition, maintenance, employment, position and engagements, particulars of all towages and salvages and copies of all charters, leases and other contracts for the employment of the Haewene Brim or the Haewene Brim Equipment, or otherwise concerning the Haewene Brim and the Haewene Brim Equipment as those parties are required to provide to the Syndicate Banks pursuant to the Credit Agreement or any document relating thereto, irrespective of whether there are any moneys owing actually or contingently under the Credit Agreement at any time.

11.6 Notification requirements in relation to the Haewene Brim Equipment and the Haewene Brim

        PPC shall or shall procure that BHB shall notify the Lessor in writing promptly at PPC's cost and expense of:

11.6.1
any accident to the Haewene Brim Equipment (or any part thereof) involving repairs the cost whereof will or is, in the reasonable opinion of PPC, likely to exceed five million Dollars ($5,000,000) (or the equivalent in any other currency);

11.6.2
any occurrence in consequence whereof the Haewene Brim Equipment or the Haewene Brim has become or is, in the reasonable opinion of PPC, likely to become a Total Loss;

11.6.3
any requirement made by any insurer or the Classification Society or by any competent authority in relation to the Haewene Brim Equipment or the Haewene Brim which is not complied with in accordance with its terms;

11.6.4
any assistance which has been given to the Haewene Brim which has resulted or may result in a lien for salvage being acquired over the Haewene Brim or the Haewene Brim Equipment;

11.6.5
PPC's failure to pay promptly and regularly the wages and allotments or the insurance and pension contributions (if any) of the O.I.M. and crew of the Haewene Brim;

11.6.6
the requisition for hire at any time of the Haewene Brim;

11.6.7
any serious or potentially serious injury to an individual or group of individuals in an amount exceeding one million Dollars ($1,000,000) in aggregate (or the equivalent in any other currency) caused by, or in connection with, the Haewene Brim;

11.6.8
any damage in an amount exceeding five million Dollars ($5,000,000) (or the equivalent in any other currency) to property caused by, or in connection with, the Haewene Brim; and

11.6.9
any other event which occurs in connection with the Haewene Brim Equipment or the Haewene Brim which in the reasonable opinion of PPC, affects or might affect the rights of the Lessor or involves or might involve any material loss or liability to or of the Lessor.

11.7 Position of the Haewene Brim

        PPC shall, at its own expense, provide to the Lessor such information as the Lessor may reasonably request concerning the then present position of the Haewene Brim (or any part thereof).

11.8 Taxes

11.8.1
PPC shall not and shall procure that each other party to the Lease Documents shall not (other than the Lessor and the Deposit Bank) claim any capital allowances in respect of any expenditure relating to the Haewene Brim Equipment incurred or to be incurred by the Lessor or otherwise in respect of the Haewene Brim Equipment which would adversely affect the Lessor's claim to capital allowances.

11.8.2
PPC shall pay and discharge from time to time all Taxes and other outgoings whatsoever lawfully imposed on the Haewene Brim Equipment or any income therefrom (other than Corporation Tax) attributable to:

(a)
any Rent or Termination Payment actually receivable hereunder; or

(b)
to any other amounts payable to and unconditionally received by the Lessor under this Agreement or pursuant to or in connection with any of the other Transaction Documents; or

(c)
to any sales or other proceeds (including, without limitation, insurance moneys) actually received and (subject to the terms of the Deed of Proceeds and Priorities) retained by the Lessor in respect of the Haewene Brim Equipment) as a result of the use, possession, control and command of the Haewene Brim Equipment.

11.8.3
PPC will not use any part of the Haewene Brim Equipment or permit any part of the Haewene Brim Equipment to be used and shall procure that no part of the Haewene Brim Equipment is used during the designated period (as defined in section 106 CAA 2001) so as to result in the application of any of sections 107 to 117 CAA 2001 and shall immediately notify the Lessor if at any time within such designated period the Haewene Brim Equipment (or any part thereof) is used for leasing to a person described in section 105(2) CAA 2001 other than "protected leasing" (bearing for this purpose the meaning set out in section 105 CAA 2001) and also notify the Lessor of any event or matter which under sections 118, 119 or 120 CAA 2001 ought to be notified by the Lessor to the Board of the Inland Revenue or any Inspector of Taxes in connection with the Haewene Brim Equipment or the leasing thereof and shall promptly furnish when the Lessor may require such information as may properly be required to be so furnished by the Lessor to the Board of the Inland Revenue and Inspector of Taxes regarding the leasing of the Haewene Brim Equipment or the use to which it is being put or has been put, in order to enable the Lessor to comply with the provisions of sections 118, 119 or 120 CAA 2001 or to respond to such a request.

12    Operational Covenants in relation to the Haewene Brim Equipment and the Haewene Brim

12.1 Use of Haewene Brim Equipment

        PPC shall, subject to the provisions of this Agreement, as between itself and the Lessor and to the exclusion of the Lessor, have full and exclusive use, possession, control and command of the Haewene Brim Equipment during the Lease Period.

12.2 Use with the Hull

        PPC shall ensure that throughout the Lease Period and thereafter until the sale of the Haewene Brim Equipment, the Haewene Brim Equipment is attached to the Hull.

12.3 Sub-leasing

12.3.1
PPC shall not enter into any sub-lease of the Haewene Brim Equipment without the Lessor's prior written consent and, for the avoidance of doubt, the Lessor shall be entitled to withhold such consent if, in the Lessor's absolute discretion acting in good faith, the proposed sub-leasing would cause any Assumption to fail;

12.4 Design requirements

        PPC shall ensure that the Haewene Brim Equipment and (insofar as the same affects the Haewene Brim Equipment) the Haewene Brim is operated in a proper, and safe manner at all times in accordance with its design requirements and subject to any limitations placed on such operation by that design or any recommendations of any builder or repairer of the Haewene Brim Equipment or the Haewene Brim or by any Safety Inspector in accordance with the Verification Scheme (as the case may be) and in the manner prescribed by any legislation in force in any applicable jurisdiction.

12.5 Processing of fluids

        PPC shall ensure that the only fluid processed in the Haewene Brim Equipment or stored in the Haewene Brim at any time is fluid extracted through the Flow Lines and the Risers from the Approved Location where the Haewene Brim or, as the case may be, Haewene Brim Equipment is located at the relevant time or fluid extracted from any other field through any other flow lines and risers permitted or approved in accordance with clause 16.8 of the Deed of Proceeds and Priorities.

12.6 Compliance with Laws and regulations

        PPC shall not cause nor permit the Haewene Brim Equipment or the Haewene Brim to be operated in any manner which is contrary to international law or any other law, regulation or contractual requirement that is applicable to the Haewene Brim Equipment or the Haewene Brim or any party to the Transaction Documents relating to the Haewene Brim or to the exploitation or development of any accumulation of hydrocarbons in any Approved Location and PPC shall ensure that the Haewene Brim Equipment and the Haewene Brim shall only be utilised in accordance with all safety requirements, codes of practice, guidance notes and the like issued from time to time by the Safety Inspector and in accordance with the terms of all applicable permits and consents including, but not limited to, any such permit or consent from time to time issued by the Department of Trade and Industry (or the equivalent department or Government Entity in any Relevant Jurisdiction having jurisdiction over any Approved Location) or the Classification Society or any other body.

12.7 Operation in accordance with insurance arrangements

        PPC will not use the Haewene Brim Equipment nor cause nor permit the Haewene Brim Equipment or the Haewene Brim to be used or operated in any manner or for any purpose excepted from any insurance policy or policies or certificate or certificates of entry comprising the whole or part of any Insurances, or for the purpose of the storage of any goods of any description excepted from any such insurance policy or policies or certificate of certificates of entry and shall not do or permit to be done anything which could be expected to invalidate any insurance policy or certificate of entry or the Insurances evidenced thereby.

12.8 Alterations to the Haewene Brim Equipment

        PPC may at any time alter any items of equipment required for the purpose of the operation of the Haewene Brim Equipment at the Approved Location and may make any alteration whether substantial or not to the type or performance characteristics of the Haewene Brim Equipment that it considers is necessary or desirable without impairing the safety of operation of the Haewene Brim Equipment, provided that:

12.8.1
PPC shall notify the Lessor in advance in writing if any proposed alteration when taken on its own or as a series of changes constitutes or will constitute a substantial change to the Haewene Brim Equipment (measured by value or by physical extent); and

12.8.2
PPC shall obtain the prior written consent of the Lessor to the making of any proposed alteration if any such alteration would have a material adverse impact on the market value of the Haewene Brim Equipment.

12.9 Fitting, removal and disposal of Additional Equipment

        PPC may at any time fit any additional equipment required for the purpose of the operation of the Haewene Brim Equipment at the Approved Location that it considers is necessary or desirable without impairing the safety of operation of the Haewene Brim Equipment, provided that:

12.9.1
Subject to clause 12.11 (Replacement), additional equipment (excluding any equipment leased to PPC from any person other than the Lessor or any other Primary Obligor) fitted by PPC to the Haewene Brim Equipment ("Additional Equipment") shall belong to PPC;

12.9.2
PPC shall notify the Lessor in advance in writing if any proposed fitting of additional equipment when taken on its own or as a series of changes constitutes or will constitute a substantial change to the Haewene Brim Equipment (measured by value or by physical extent);

12.9.3
PPC shall obtain the prior written consent of the Lessor to the proposed fitting of any additional equipment if any such fitting would have a material adverse impact on the market value of the Haewene Brim Equipment;

12.9.4
unless a Relevant Event has occurred which is continuing, PPC may remove (or permit the removal of) such additional equipment fitted pursuant to this clause 12.9 at any time before the expiration of the Lease Period (subject to clause 12.9.3 above) or earlier termination of the leasing of the Haewene Brim Equipment under this Agreement;

12.9.5
The cost of fitting or removing any Additional Equipment together with the cost of making good any damage caused by such fitting or removal shall be payable by PPC. If under clause 12.11, PPC is not required to replace an item of Old Equipment but chooses to do so, any replacement shall be treated under this Agreement as additional equipment for the purpose of, and dealt with in accordance with this clause 12.9.

12.9.6
Any such additional equipment which belongs to any member of the Aurelia Energy Group which is not removed pursuant to clause 12.9.4 above prior to the expiration of the Lease Period may be sold or otherwise disposed of by the Lessor without the need for any further act by PPC or any other person. Where that additional equipment is in addition to (and not in replacement of) the equipment forming part of the Haewene Brim Equipment as at the Delivery Date, a sum equal to the proceeds of sale or other disposal of such additional equipment which has been sold or disposed of by the Lessor shall, otherwise than upon the exercise by the Lessor of the put option contained in the Standby Put Option Deed, and subject to clause 29, be paid to PPC as soon as practicable after the completion of such sale or other disposal, but subject always to the Deed of Proceeds and Priorities; and

12.10 Removals

        PPC may at any time remove all or any items of equipment required for the purpose of the operation of the Haewene Brim Equipment as contemplated hereby that it considers is necessary or desirable without impairing the safety of operation of the Haewene Brim Equipment, provided that:

12.10.1
PPC shall notify the Lessor in writing in advance of:

(a)
anything that is proposed to be removed from, the Haewene Brim Equipment by PPC which, in PPC's reasonable opinion, may have a material adverse impact on the market value of the Haewene Brim Equipment at the time such removal is to be effected. Such removals of equipment shall not be made without the prior written consent of the Lessor; and

(b)
anything that is proposed to be removed from the Haewene Brim Equipment by PPC which, in PPC's reasonable opinion, is material in relation to the Haewene Brim Equipment.

12.11 Replacement

12.11.1
If any equipment forming part of the Haewene Brim Equipment is removed or destroyed, or it becomes obsolete, beyond economic repair on a reasonable commercial basis or unserviceable ("Old Equipment"), PPC shall replace that Old Equipment with appropriate replacement equipment ("Replacement Equipment") Provided that no such replacement shall be required if in the reasonable opinion of PPC there is no material diminution in value of the Haewene Brim Equipment as a result of the Old Equipment having been removed and not having been replaced, Old Equipment which PPC is not required to be replaced being "Non-replaced Old Equipment". Any replacement required to be effected under this clause 12.11.1 shall, unless otherwise agreed by the Lessor in writing, (i) be at the cost and expense of PPC (as between the Lessor and PPC) and (ii) be made prior to the expiration of the Lease Period;

12.11.2
PPC shall procure that title free from all Liens (other than Permitted Liens) to any Replacement Equipment (other than Excluded Property) is, at the time of the replacement of the applicable Old Equipment, vested in the Lessor, such title to pass by delivery, and possession (or, as the case may be, the entitlement to reversionary possession) of such Replacement Equipment shall upon such vesting of title (i) be deemed to be delivered by the Lessor to PPC for the purposes of this Agreement and (ii) that Replacement Equipment shall thereupon be deemed to form part of the Haewene Brim Equipment for the purposes of this Agreement;

12.11.3
where Old Equipment is required to be replaced, upon title to the Replacement Equipment vesting in the Lessor as required pursuant to clause 12.11.2, the Lessor agrees with PPC that it shall pass title (by way of delivery, acting through PPC to the Old Equipment to such person as PPC may direct (provided that such person shall not be a person referred to in clause 19.2.4(c)). The only consideration the Lessor shall be entitled to receive in respect of such transfer shall be the vesting in the Lessor of title to the Replacement Equipment as provided for in clause 12.11.2 and the Lessor shall, at the request and cost of PPC, take such further action as PPC may reasonably require in order to effect the vesting of title to the Old Equipment in that other person. In consideration of PPC transferring or procuring the transfer of the Replacement Equipment to the Lessor, PPC shall be entitled to receive and retain on its own account any consideration received from the transferee of the Old Equipment; and

12.11.4
where the equipment is Non-replaced Old Equipment, the Lessor agrees that the Old Equipment may be sold or scrapped by PPC, and that any proceeds received as a result shall be received by PPC as agent for the Lessor. Any amount received by the Lessor pursuant to this clause 12.11.4 shall be treated as Proceeds of Sale for the purposes of this Lease.

12.12 Changes

        Unless previously notified in accordance with clauses 12.8 to 12.11, PPC shall notify the Lessor annually in writing of (A) the removal of any items of equipment from the Haewene Brim Equipment; (B) the disposal of any items of equipment from the Haewene Brim Equipment; (C) any alteration of the Haewene Brim Equipment or fitting of Additional Equipment, in each case if such alteration or fitting when taken on its own or as a series of changes constitutes a substantial change to the Haewene Brim Equipment; and (D) the installation of any Replacement Equipment, ("Changes"). Such notification shall be made by 31 March in each year, and shall relate to Changes made in the 12 month period ending with the 31 December preceding such 31 March.

12.13 Manning

        PPC shall be responsible for providing or procuring that there be provided the O.I.M., officers and crew (together the "Crew") on board the Haewene Brim who shall remain the employees of BSU, or such other person as PPC shall engage to provide crewing services for the Haewene Brim. The Crew shall be responsible for the manning and operation of the Haewene Brim Equipment on behalf of PPC and, at the risk of, PPC.

12.14 Manning During Lay-Up

        PPC shall ensure that during any period in which the Haewene Brim is in lay-up, a watchman remains on board at all times unless all applicable insurers give written consent for the Haewene Brim to be left unmanned.

12.15 Expenses incidental to use and operation

        PPC shall, subject to the provisions of this Agreement, be responsible for all expenses, charges, Taxes and penalties of every kind whatsoever incidental to the use and operation of the Haewene Brim Equipment during the Lease Period and shall ensure that the Haewene Brim Equipment is kept and maintained in accordance with any law, regulation, consent or other requirement from time to time applicable to the Haewene Brim Equipment.

12.16 Maintenance and repair

        PPC shall, throughout the Lease Period and thereafter until sale of the Haewene Brim Equipment:

12.16.1
at no expense to the Lessor, maintain the Haewene Brim Equipment (and each part thereof) in a good state of repair (fair wear and tear excepted), in efficient and safe operating condition, and in accordance with PPC's maintenance schedule and practice from time to time and any Verification Scheme applicable to the Haewene Brim and shall ensure that the Haewene Brim Equipment complies at all times with all applicable requirements of the Classification Society, the insurers and any applicable law, regulations and requirements applicable to equipment of a type similar to the Haewene Brim Equipment in force at all times and shall forward to the Lessor on request subject to availability, copies of all certificates as may be required for the proper use and operation of the Haewene Brim Equipment for the time being;

12.16.2
subject to clause 12.11, procure all repairs to or replacement of any badly worn, damaged, broken or lost parts or Haewene Brim Equipment to be effected promptly and in such manner (with regard to both workmanship and quality of materials) as not to reduce materially the value of the Haewene Brim Equipment without the prior written consent of the Lessor and PPC shall be responsible for all costs and expenses so incurred; and

12.16.3
procure that (to the extent reasonably practicable) title to all replacement parts or Haewene Brim Equipment attached to or installed on the Haewene Brim Equipment under clause 12.16.2 shall vest (by such delivery) in the Lessor (and PPC shall, at its cost and expense procure that any necessary action is taken to ensure that such vesting is effective).

12.17 Obstruction

        Pay all charges and expenses of every kind and nature whatsoever incidental to the use and operation of the Haewene Brim Equipment under this Agreement and, if the Haewene Brim or any part thereof becomes a wreck or an obstruction to navigation, any costs and expenses arising which may be incurred by or made or asserted against the Lessor in connection with or as a consequence of the removal or destruction of the wreck or obstruction, provided that PPC shall have the right to contest in good faith any such charge or expense (and no person employed to control or operate the Haewene Brim (or any part thereof) shall be deemed to be a servant of the Lessor for any purpose whatsoever) and to this end the Lessor shall upon receipt of the written request from PPC not unreasonably refuse to lend to PPC, at PPC's expense, all necessary assistance in connection with any litigation, arbitration or other administrative proceedings to which PPC may be a party or in which PPC may be otherwise involved in connection with the contest of the validity or amount of such charge or expense including, but without limitation, permitting the use of its name in any such litigation, arbitration or other administrative proceedings if reasonably required to do so by PPC.

12.18 Copy of this Agreement

        Carry a true and complete copy of this Agreement with the Haewene Brim's papers and on demand exhibit the same to any person having business with the Haewene Brim which might reasonably be considered to give rise to any Lien other than any Permitted Lien.

12.19 Verification Scheme

        Implement and maintain the required systems to comply with the requirements of the Verification Scheme and the Safety Critical Elements and provide to the Lessor certified copies of all reports and recommendations of the Safety Inspector and/or the Health and Safety Executive from time to time issued in connection with the Verification Scheme which are not implemented by the time stipulated or in respect of the compliance or otherwise with any applicable statutes, regulations and operating codes from time to time in force regarding the safe operation, maintenance, management and integrity of the Haewene Brim (or any part thereof) or otherwise in connection with the Operating Safety Case.

12.20 Safety and operation

        PPC shall, take such steps as are reasonably practicable to ensure that the Haewene Brim Equipment and all constituent parts thereof will be safe and without risk to health when in use and that the Haewene Brim Equipment is not operated beyond its specified or recommended limits or capacity. To this end and without prejudice to the generality of the foregoing PPC shall ensure that any defects in the Haewene Brim Equipment which could be or cause a danger to safety and a risk to health are repaired and made good so far as is reasonably practicable in accordance with PPC's normal practices. For this purpose PPC shall cause the Haewene Brim Equipment to be inspected regularly and its various systems tested provided that such inspection and testing will only be carried out in accordance with and at the interval specified in PPC's maintenance schedule for the Haewene Brim and the Verification Scheme or otherwise at times and in such manner as a prudent operator of floating production vessels of a similar type to the Haewene Brim and engaged in a similar trade would normally expect to carry out such inspection and testing. PPC shall also take all reasonable steps to ensure that appropriate safety measures are adopted and all provisions of the Operating Safety Case and all applicable laws, codes and regulations relating to offshore installations are complied with.

12.21 Operational control

        Within the operational framework constituted by the above covenants, the Lessor acknowledges that, as between itself and PPC, PPC shall have the full operational control of the Haewene Brim Equipment, but without prejudice to the right of the Lessor following the delivery by it of a Termination Notice (but subject always to the provisions of the Deed of Proceeds and Priorities) to repossess the Haewene Brim Equipment.

12.22 Consents

        PPC shall procure that at all times during the Lease Period there are maintained in full force and effect all relevant authorisations (governmental and otherwise) and will promptly obtain any further authorisation in each case which are or may become necessary for the operational use of the Haewene Brim and/or the Haewene Brim Equipment, as the case may be or the performance of any of the transactions contemplated by this Agreement and the other Lease Documents.

12.23 Good practice

        PPC shall ensure that in all respects the Haewene Brim will be operated and maintained to comply in all material respects with all applicable laws in accordance with good oil field and marine practice.

12.24 Approved location

        PPC shall ensure that the Haewene Brim is at no time moved from the Approved Location otherwise than in accordance with clause 13 (Movement of Haewene Brim).

12.25 Arrest and detention

        If the Haewene Brim is at any time during the Lease Period:

12.25.1
arrested, seized, taken into custody or otherwise detained by any court or other tribunal or by any Government Entity (other than by a Compulsory Acquisition or any requisition for hire or any seizure, confiscation or forfeiture of the Haewene Brim by a Government Entity otherwise than in the exercise of any enforcement or security rights or by reason of a Lessor's Lien); or

12.25.2
subjected to distress or other legal proceedings by reason of any process, claim, the exercise of any rights conferred by a Lien or by any other action whatsoever (other than by reason of a Lessor's Lien),

        PPC shall procure the release of the Haewene Brim from such arrest, seizure or detention forthwith upon receiving notice thereof by providing bail or otherwise as the circumstances may require. The Lessor acknowledges and accepts that PPC shall, unless and until a Relevant Event shall have occurred which is continuing, have the sole right to contest any litigation, arbitration or administrative proceedings in respect of the foregoing and the Lessor shall, upon receipt of the written request from PPC and being secured to the Lessor's satisfaction against its costs and expenses of so doing, not unreasonably refuse to render all necessary assistance as PPC may reasonably require in connection therewith, provided however that the Lessor may, in its absolute discretion, refuse to permit its name or the name of the Bank to be used in any manner in any such litigation, arbitration or other proceedings.

12.26 Registration

12.26.1
PPC shall not do and shall procure that each other party to the Lease Documents (other than the Lessor and the Deposit Bank) shall not do anything or permit anything to be done whereby the registration of the Haewene Brim at the Port of Registry under the laws of the Flag State may be forfeited or imperilled.

12.26.2
PPC shall or shall procure that BHB shall at PPC's expense comply with and procure the compliance with the provisions of all applicable laws and regulations necessary to maintain the registration of the Haewene Brim at the Port of Registry in the Flag State.

12.27 Notice of lease

12.27.1
PPC shall place and keep or procure that there is placed and kept prominently displayed in the control room of the Haewene Brim throughout the Lease Period a framed printed notice in plain type in English of such size that the paragraph of reading matter shall cover a space of not less than six (6) inches wide by nine (9) inches high, substantially reading as follows:

  "NOTICE OF LEASE"

  "This floating production storage and offloading facility (the "FPSO") is registered in the name of Bluewater (Haewene Brim) N.V. ("BHB"). The Haewene Brim Hull(the "Hull") is the property of BHB and is subject to a lease agreement in favour of Pierce Production Company Limited ("PPC"). The topsides processing plant and Haewene Brim Equipment (the "Haewene Brim Equipment") attached to the Haewene Brim Hull is the property of Hill Samuel Leasing (No. 4) Limited (the "Lessor") and is subject to a head lease granted by the Lessor in favour of PPC.

  Neither PPC, nor any manager, nor the O.I.M. nor any servant or agent of any thereof have any authority whatsoever to contract on behalf of BHB or the Lessor or to pledge the credit of BHB or the Lessor or the involvement of BHB or the Lessor in any liability whatsoever and none of PPC, any manager, the O.I.M. of the FPSO and any other person has any right, power or authority to create, incur or permit to be imposed upon this FPSO any Lien whatsoever except for general average, crew's wages or salvage"

  PPC undertakes that it shall not place or permit to be placed in or on the Haewene Brim any other notice dealing with the rights of any person other than the General Security Trustee and the Beneficiaries without the prior written consent of the Lessor.

12.27.2
PPC undertakes not to remove or cover up the notice specified in clause 12.27.1 and will not place or permit to be placed any other notice (affecting the ownership of the Haewene Brim or the Haewene Brim Equipment or otherwise relating to the rights of BHB, the General Security Trustee or the Beneficiaries and dealing with the rights of any person other than BHB, the General Security Trustee and the Beneficiaries) in or on the Haewene Brim or any part thereof save as is expressly permitted or required by the Transaction Documents without the prior written consent of the Lessor.

13 Movement of Haewene Brim

13.1 Approved Location

        PPC shall procure that after Delivery, the Haewene Brim is not moved from the Approved Location where it is at any time located without the Lessor's consent, which consent the Lessor may withhold in its absolute discretion, subject to the further provisions of this clause 13 and to clause 22.1.3.

13.2 Relevant Event and consultation

        If a Relevant Event has occurred which is continuing, PPC shall not be entitled to request the consent of the Lessor under clause 13.1, but the Lessor is prepared (without commitment and subject always to its right under clause 13.1 to withhold its consent) to consult with the Credit Security Trustee for a period not exceeding forty five (45) days regarding the movement of the Haewene Brim.

13.3 Relocation on UK Continental Shelf

        PPC shall be entitled at any time on one (1) month's notice to request that the Lessor consent to a relocation of the Haewene Brim to a specified location on the UK Continental Shelf. The Lessor shall, subject to the Lessor, upon advice from relevant legal, insurance and other advisers, being satisfied in its absolute discretion that its potential liability for pollution risks would not be greater than the Current Risk Position (as regards either quantum or likelihood of occurrence), consent to such request and shall, as soon as reasonably practicable, notify PPC of its decision. For the avoidance of doubt, the Lessor shall in no circumstances be deemed to grant any consent which should only be effective upon written notification of the same being given by the Lessor to PPC.

13.4 Relocation on Dutch, Danish, or Norwegian Continental Shelf

        Subject to the Lessor obtaining satisfactory advice from its Insurance Advisers and legal advisers in the applicable jurisdictions regarding the then Current Risk Position, PPC shall be entitled at any time by written notice to request that the Lessor consent to a relocation of the Haewene Brim to a specified location on the Dutch, Danish or Norwegian Continental Shelf. The Lessor shall have full liberty to withhold its consent to such request, without being obliged to give reasons therefor, but agrees that it will give reasonable consideration to any such request and PPC acknowledges that the Lessor shall be deemed to have given reasonable consideration to that request if it seeks internal approval of that request, whether such internal approval is granted or withheld.

13.5 Lessor's confirmation

        Without prejudice to the provisions of clause 13.3, upon receipt of advice from its legal and insurance advisers and the result of any internal review process the Lessor will, as soon as reasonably practicable, issue a written confirmation to PPC confirming whether or not the Haewene Brim may be moved from the Approved Location to the new location. From the date of that confirmation if positive, or other consent of the Lessor pursuant to the foregoing provisions of this clause 13, the new location shall be an Approved Location for the purposes of this Agreement to the exclusion of the original location once the Haewene Brim has been moved from that original location.

13.6 PPC's obligations

        In relation to any movement of the Haewene Brim permitted under this clause 13:

13.6.1
PPC shall ensure that the Lessor is kept fully informed of the progress of such relocation, including any docking of the Haewene Brim, her transit to the new Approved Location and her mooring, hook-up, commissioning and commencement of production at that new Approved Location;

13.6.2
PPC shall ensure that the Haewene Brim is only moved if there are no hydrocarbons (other than residue) in the Haewene Brim Equipment or her cargo tanks; and

13.6.3
such consent shall be a consent to the Haewene Brim being docked in the course of her transit to the new Approved Location.

13.7 Costs and expenses of Lessor

        All costs incurred by the Lessor in considering any such request, including but not limited to the costs and expenses of any external advisers considered by the Lessor to be relevant, shall be paid by PPC on demand whether or not the Lessor's consent to any relocation is given, provided that (a) no such costs shall be incurred without the prior consent of PPC, but (b) PPC acknowledges that without obtaining such advice as the Lessor considers appropriate at PPC's cost, the Lessor is unlikely to grant the consent requested.

13.8 Additional security

        If the Lessor is prepared to consent to any relocation of the Haewene Brim upon terms that one or more of the Lease Documents be amended or that additional security be provided for any increase in the Lessor's potential exposure as determined, upon advice from the relevant legal and insurance advisers, by the Lessor (i) to any third party liability or (ii) under the Lease Documents, in each case by virtue of such relocation, PPC shall provide or execute and deliver to the Lessor or, as the case may be, procure that there are provided or executed and delivered to the Lessor such additional security or such amending documents in such form and content as the Lessor may require. Any cost (including legal costs and expenses and any Irrecoverable VAT thereon) incurred by the Lessor in the preparation, negotiation and execution of any such amending documents shall be paid to the Lessor by PPC on demand.

13.9 Compelled Event

        Without prejudice to PPC's other rights under this clause 13, PPC may move the Haewene Brim from the Approved Location where the Haewene Brim is then located, without having obtained the prior written consent of the Lessor under the foregoing provisions of this clause 13 in order to comply with the requirements of the Health and Safety Executive, or any applicable Government Entity or if, in PPC's opinion, the safety of the Haewene Brim or the crew of the Haewene Brim would otherwise be endangered (such requirement for the relocation of the Haewene Brim being referred to in this clause 13.9 as a "Compelled Event"). For the avoidance of doubt such relocation of the Haewene Brim by reason of a Compelled Event shall (unless the Lessor's prior written consent to the movement of the Haewene Brim has been obtained, which consent the Lessor shall be at full liberty to withhold) constitute an event falling within clause 21 (Termination provisions) and, in any event, PPC shall procure that if the Lessor's exposure (i) to any third party or (ii) under the Lease Documents shall have increased, in each case by virtue of such relocation, PPC shall provide or execute and deliver to the Lessor, or, as the case may be, procure that there are provided or executed and delivered to the Lessor such additional security or such amending documents in such form as the Lessor may require. Any costs (including legal costs and expenses and any Irrecoverable VAT thereon) incurred by the Lessor in considering any such relocation or in the preparation, negotiation and execution of any such amending documents shall be paid to the Lessor by PPC on demand.

14    Inspection

14.1
Without imposing or implying any obligation on the Lessor, the Lessor may inspect, and may instruct an agent on its behalf, at any reasonable time upon reasonable notice, to inspect the Haewene Brim Equipment. It is, however, acknowledged by the Lessor and PPC that as the Haewene Brim will be continually moored offshore that it is the Lessor's present intention that such inspection right would be exercised only (a) if the Lessor has actual notice of a Termination Event or (b) if the Haewene Brim is, for any reason, brought into dock. PPC shall (i) procure that all necessary consents from any other Aurelia Energy Group Member are obtained and (ii) shall, on behalf of the Lessor, use all reasonable efforts to obtain any other necessary consents in order to facilitate any inspection pursuant to this clause 14.

14.2
The costs of such inspection shall be borne by:

14.2.1
the Lessor if, at the time of the inspection, no Relevant Event has occurred which is continuing and such inspection reveals that all provisions of this Agreement with regard to the operation and maintenance of the Haewene Brim Equipment are being substantially complied with; and

14.2.2
PPC in each other case.

14.3
Provided no Relevant Event has occurred which is continuing, the Lessor agrees that no such inspection shall interfere with the operation, maintenance or repair of the Haewene Brim Equipment.

14.4
The Lessor also agrees that it or its agent shall comply with all safety, fire and operational regulations and instructions which may be given on the occasion of any inspection.

15    Risk

        Throughout the Lease Period and until redelivery of the Haewene Brim Equipment in accordance with clause 19.1 (Re-delivery of the Haewene Brim Equipment), the Haewene Brim Equipment shall be in every respect at the risk of PPC. PPC shall bear all risks howsoever arising whether of navigation of the Haewene Brim or the operation or maintenance of the Haewene Brim Equipment (or any part thereof) or otherwise. PPC agrees that the Lessor shall not be liable for any liability, claim, loss, damage or expense of any kind or nature caused directly or indirectly by the Haewene Brim Equipment or any part thereof or any inadequacy thereof for any purpose or any deficiency or defect therein or the use or performance thereof or any repairs or servicing thereto or any delay in providing or failure to provide any thereof or any interruption or loss of service or use thereof or any loss of business or other consequential damage or any damage whatsoever and howsoever caused or any other matter which but for this provision might operate to frustrate this Agreement, save for direct losses and expenses suffered or incurred by PPC (including any losses and expenses against which PPC is obliged to indemnify any third party irrespective of any limit on the right of recourse by that third party to PPC or its assets) or (without double counting) BHB which result solely from a breach by the Lessor of its express and specific obligations under the Lease Documents to which it is party.

16    Requisition for hire

16.1
If the Haewene Brim Equipment or the Haewene Brim is requisitioned for hire by any Government Entity during the Lease Period, then unless and until such requisition results in the Haewene Brim Equipment or the Haewene Brim becoming a Total Loss and all sums due pursuant to clause 10.1.2 (Total Loss) shall have been paid the leasing of the Haewene Brim Equipment shall continue in full force and effect for the remainder of the Lease Period and PPC shall remain fully responsible for the due compliance with all its obligations under this Agreement other than in respect of provisions which PPC is precluded from performing as a result of such requisition.

16.2
Subject to the rights of the General Security Trustee or any Beneficiary pursuant to the General Assignment, PPC shall during the Lease Period be entitled to all requisition hire paid to the Lessor or to PPC by such Government Entity or other competent authority on account of such requisition in respect of the Haewene Brim Equipment and shall be entitled to the Agreed Proportion of all requisition hire paid in respect of the Haewene Brim. Following the expiration or earlier termination of the Lease Period, PPC shall (subject to the Deed of Proceeds and Priorities) pay to the Lessor forthwith upon receipt the Agreed Proportion of all requisition hire in respect of the Haewene Brim received by it or by BHB which relates to any period after the end of the Lease Period and until such payment shall hold such moneys received by it on trust for the Lessor.

16.3
PPC shall be under no liability to the Lessor in respect of any change in the structure, state and condition of the Haewene Brim Equipment in so far as such change is due to the manner in which the Haewene Brim Equipment has been used or treated or to the events that have occurred during the period of requisition. Nonetheless, subject to the rights of the General Security Trustee or any Beneficiary pursuant to the General Assignment, PPC shall (subject to the Deed of Proceeds and Priorities) ensure that any compensation payable by the requisitioning authority in respect of such change shall, unless the Lessor otherwise agrees in writing:

16.3.1
if received (aa) after the end of the Lease Period or (bb) after the occurrence of a Total Loss which is continuing or (cc) in an amount which exceeds two million five hundred thousand Dollars ($2,500,000), in each case be paid to the Lessor and until payment be held on trust for the Lessor; and

16.3.2
otherwise be retained by PPC,

        and, in each such case, applied in accordance with clause 16.4

16.4
Any such compensation as is referred to in clause 16.3 which is received prior to the end of the Lease Period shall, unless the Lessor otherwise agrees in writing and subject always to the terms of the Deed of Proceeds and Priorities, be applied:

16.4.1
first if received and permitted to be retained by PPC pursuant to clause 16.3, by PPC in or towards restoring the Haewene Brim Equipment (so far as is possible) to the condition which it is in at the time the requisition took place;

16.4.2
secondly if received by the Lessor, by the Lessor in reimbursement of PPC of any amounts expended by PPC in or towards restoring the Haewene Brim Equipment (so far as is possible) to the condition which it was in at the time the requisition took place or, as the case may be, in making direct payment to any relevant shipyard or other repairer or supplier; and

16.4.3
thirdly provided that the Haewene Brim Equipment has at such time (so far as is possible) been restored to the condition which it was in at the time the requisition took place, in payment by the Lessor to PPC or (as the case may be) retention by PPC for its own account of any surplus as if it were requisition for hire.

16.5
Any such compensation as is referred to in clause 16.3 which relates to any period after the end of the Lease Period shall, unless the Lessor otherwise agrees in writing and subject always to the terms of the Deed of Proceeds and Priorities, be applied:

16.5.1
first in reimbursement of PPC or, as the case may be, in direct payment, for any survey costs incurred in connection with any redelivery survey required by the Lessor pursuant to clause 19.1 (Re-delivery of the Haewene Brim Equipment);

16.5.2
secondly by the Lessor in reimbursement of PPC of any amounts expended by PPC in or towards restoring the Haewene Brim Equipment (so far as is possible) to the condition which it was in at the time the requisition took place or, as the case may be, in making direct payment to any relevant shipyard or other repairer or supplier; and

16.5.3
thirdly provided that the Haewene Brim Equipment has at such time (so far as is possible) been restored to the condition which it was in at the time the requisition took place, in retention by the Lessor of any surplus until the completion of sale of the Haewene Brim Equipment at which time such surplus shall be aggregated with the moneys received from the purchaser of the Haewene Brim Equipment and shall form part of the Proceeds of Sale.

16.6
In the event that the Haewene Brim Equipment shall at the end of the Lease Period for any reason whatsoever be under requisition for hire the provisions of this Agreement in respect of redelivery and sale of the Haewene Brim Equipment shall unless the Lessor otherwise agrees in writing apply at the end of the period of requisition for hire regardless that the Lease Period shall have expired before the end of the requisition period.

17    Salvage

        All salvage and towage and all proceeds from derelicts shall, subject to the Deed of Proceeds and Priorities and the Lessor's prior right to retain therefrom any sums which may be due from PPC to the Lessor under this Agreement be for PPC's benefit and the cost of repairing damage occasioned thereby shall be borne by PPC.

18    Title and Liens

18.1 Title

        During the Lease Period the Haewene Brim Equipment shall at all times be the property of and belong to the Lessor. Nothing in the Lease Documents shall have the effect of or be deemed to have the effect of passing title or beneficial ownership of the Haewene Brim Equipment or any part thereof to PPC, BHB or the applicable Field Operator. For the avoidance of doubt, it is expressly agreed that none of PPC, BHB or Enterprise shall, as against the Lessor, have an option or right to acquire title to or any proprietary right or interest in or to all or any of the Haewene Brim Equipment, otherwise than as regulated by the terms of the Lessor's Quiet Enjoyment Letter.

18.2 Liens

18.2.1
PPC shall not and shall procure that each Security Party shall not (save as provided in clause 19.2.5 (Sale of the Haewene Brim Equipment) or pursuant to the Transaction Documents) sell nor purport to sell the Haewene Brim Equipment or any part thereof, nor create, incur or permit to arise or be imposed on the Haewene Brim Equipment any Lien, other than Permitted Liens.

18.2.2
PPC shall, pay and discharge (or provide bail in respect of) all debts, damages and liabilities whatsoever which may have given or may give rise to any Lien or claim enforceable against the Haewene Brim Equipment (other than those which may have given or may give rise to Lessor's Liens).

19    Re-delivery and sale of the Haewene Brim Equipment

19.1 Re-delivery of the Haewene Brim Equipment

19.1.1
Except in the event of (A) any Total Loss (other than as provided in clause 10.9 (Sale of Haewene Brim Equipment following Total Loss), in which event clause 19.1.3 shall apply), and (B) the exercise by the Lessor of its option pursuant to the terms of the Standby Put Option Deed, and subject to the provisions of clause 16.5 (application of requisition compensation after the end of the Lease Period) in which event clause 19.1.4 shall apply and (C) a voluntary termination pursuant to clause 21.3 where PPC has arranged a sale, in which event clause 19.1.4 shall apply, PPC shall at the end of the Lease Period re-deliver the Haewene Brim Equipment together with all certificates relating to the Haewene Brim Equipment to the Lessor free of all Liens (other than Liens falling within paragraphs (i), (ii), or (vi) of the definition of Permitted Liens), and the Lessor shall accept such re-delivery, at such nearby safe port in the United Kingdom as the Lessor may require. Subject to the provisions of clause 16.5, PPC shall at its expense before such re-delivery make all such repairs and do all such work as may be necessary so that the Haewene Brim Equipment at the date of re-delivery shall be:

(a)
unless otherwise agreed by the Lessor in writing, such state of repair and operating condition as it is required to be maintained in accordance with the provisions of this Agreement, fair wear and tear and changes and alterations properly made by PPC as permitted under this Agreement excepted;

(b)
with all required certificates in full force and effect and (in the case of any certificates relating to the Haewene Brim Equipment) valid for a period of no less than ninety (90) days from redelivery; and

  (c)
  with all equipment, fittings, spare and replacement parts installed in or on, or which are attached to, or which are part of the Haewene Brim Equipment in accordance with this Agreement other than any of the same which was entitled to be (and was) removed prior to re-delivery in accordance with clause 12.8 (Alterations).

  The cost of satisfying the requirements specified in paragraphs (i) to (iii) above and remedying any defects or deficiencies shall be borne by PPC or PPC shall pay to the Lessor the cost of effecting the same.

19.1.2
Subject to the terms of the Standby Put Option Deed at or about the time of re-delivery following a termination of the leasing of the Haewene Brim Equipment pursuant to clause 21.2 (Termination by Lessor) or following the end of a period of requisition for hire which ends after the expiration of the Lease Period a survey shall, if the Lessor so requires, be made to determine the state and condition of the Haewene Brim Equipment. In that event, PPC and the Lessor shall each appoint surveyors to be present at such survey and the surveyors present shall determine the condition of the Haewene Brim Equipment and shall state the repairs or work necessary to place the Haewene Brim Equipment at the date of re-delivery in the structure, state and condition required to demonstrate compliance by PPC with the repair and maintenance covenants contained in this Agreement. If the said surveyors disagree they shall refer the matter to a senior surveyor of the Classification Society whose decision shall be final and binding on the parties hereto. All reasonable costs occasioned by any such survey including the costs of the said surveyors appointed by PPC and the Lessor and, if appointed, the costs of the senior surveyor of the Classification Society shall be payable by PPC, but if the Haewene Brim Equipment is found by such senior surveyor to be in the condition provided for in this Agreement, fair wear and tear alone and changes and alterations properly made by PPC as permitted under this Agreement excepted, such reasonable costs shall be payable by the Lessor. If PPC fails to appoint a surveyor as specified, the survey shall be conducted by the Lessor's appointee alone and references to the "senior surveyor" in this clause shall be ignored.

19.1.3
In the event of a Total Loss to which clause 10.9 (Sale of Haewene Brim Equipment following Total Loss) applies, PPC shall, at PPC's cost and expense, redeliver the Haewene Brim Equipment and all Surviving Parts to the Lessor at such location and upon such other terms and conditions as the Lessor and PPC may agree at such time.

19.1.4
In the event of any termination of the leasing pursuant to clause 21.3 where PPC has arranged a sale pursuant to and in accordance with clause 19.2, PPC shall, at PPC's cost and expense, redeliver the Haewene Brim Equipment and all Surviving Parts to the Lessor at such location at such time as may be stipulated by the purchaser and upon such terms and other conditions as the Lessor and PPC may agree in order to facilitate redelivery at such location.

19.2 Sale of the Haewene Brim Equipment

19.2.1
Upon any termination of the leasing of the Haewene Brim Equipment (or, as the case may be, the right of PPC to take the Haewene Brim Equipment on lease) under this Agreement through effluxion of time or otherwise (but in the case of a Total Loss, only to the extent that the Lessor is free to dispose of the same) the Haewene Brim Equipment shall be sold and, to the extent applicable, any Haewene Brim Equipment Rights and such rights as the Lessor may have pursuant to the Sale Agreement which are subsisting and have been re-assigned to or are otherwise vested in the Lessor shall be transferred in accordance with the remaining provisions of this clause 19.2 and in accordance with the Deed of Proceeds and Priorities.

19.2.2
The Lessor shall be entitled to exercise its rights under the Standby Put Option Deed at any time following the occurrence of a Put Option Event, but subject always to the provisions of clause 10 of the Deed of Proceeds and Priorities.

19.2.3
Subject to the rights of PPC under this clause 19.2 and subject further to the provisions of clause 14.3 of the Deed of Proceeds and Priorities, the Lessor shall have the sole right of deciding the means, timing and terms of disposal of the Haewene Brim Equipment including, for the avoidance of doubt, and to the extent applicable, any Haewene Brim Equipment Rights and such rights as the Lessor may have under the Sale Agreement which are subsisting and have been re-assigned to or are otherwise vested in the Lessor and in particular whether to sell by public auction or tender, with or without reserve, or by private treaty.

19.2.4
Any sale pursuant to this clause 19 shall be in accordance with clause 14 of the Deed of Proceeds and Priorities, and in the case of a sale pursuant to the Standby Put Option Deed shall be in accordance with the terms thereof and all sales shall otherwise comply with the following conditions:

(a)
the sale shall be at a cash price payable by the purchaser in full on completion in Dollars or such other currency as the Lessor may agree (such agreement not to be unreasonably withheld) direct to the Lessor for credit to the Lessor Proceeds Account;

(b)
the sale shall be at a price which (excluding VAT or other similar taxes wheresoever and howsoever arising) shall be not less than open market value of the Haewene Brim Equipment (calculated on the basis of a sale free of lease and mortgage between a willing seller and a willing buyer);

(c)
the sale may be to any person other than:

(i)
PPC; or

(ii)
any person controlled by PPC (as the term "control" is defined in section 840 of ICTA); or

(iii)
any person who is purchasing on behalf of or in trust for PPC; or

(iv)
any person who is purchasing as part of an arrangement under which title will or may pass to any of the persons mentioned in (i), (ii) or (iii) above;

(d)
the sale shall be made upon terms which do not expose the Lessor to any liability, including but not limited to any Tax Liability, which it would not have had but for execution of the relevant sale documents (save for liability for breach of the warranty set out in this clause 19.2.4) and otherwise without any representation, recourse or warranty whatsoever to or on the part of the Lessor other than a warranty that the Lessor shall pass such title to the Haewene Brim Equipment as the Lessor has acquired pursuant to the Sale Agreement and, to the extent applicable, any Haewene Brim Equipment Rights and such rights, as it has under the Sale Agreement which are subsisting and have been reassigned to or are otherwise vested in the Lessor, in each case subject to Liens, save for Lessor's Liens;

(e)
a sale shall be on an "as is, where is and with all faults" basis and governed by the laws of England;

(f)
a sale shall exclude, so far as permitted by the laws of England and any other laws governing or applicable to the sale of the Haewene Brim Equipment, all liability of the Lessor, in contract or tort, in relation to the Haewene Brim Equipment to the same extent as such liabilities are excluded by clause 5 (disclaimers and exclusions) but save for the warranty given by the Lessor under clause 19.2.4(d) above; and

(g)
if the Haewene Brim Equipment is at the date of entry into any contract for the sale of the Haewene Brim Equipment subject to any requisition for hire, the sale shall be subject to such requisition.

        PPC shall, whether or not the Haewene Brim Equipment is sold through PPC (or the General Security Trustee as assignee of PPC) as sales agent pursuant to clause 19.2.5 and whether or not the Haewene Brim Equipment is in the possession of the applicable Field Operator, BHB, PPC or the Lessor, indemnify the Lessor on demand and keep the Lessor indemnified on a full indemnity basis (subject to clause 25.2 (exclusions from general indemnity)) against all Losses from time to time suffered or incurred by or made against the Lessor which are connected with the repossession, re-delivery, storage, maintenance, protection, sale or attempted sale of the Haewene Brim Equipment including, for the avoidance of doubt, the novation or transfer of any Equipment Rights and any rights of the Lessor pursuant to the Sale Agreement.

19.2.5
PPC is hereby appointed by the Lessor as its sole and exclusive marketing agent for the Haewene Brim Equipment, including, for the avoidance of doubt, to the extent applicable, the Haewene Brim Equipment Rights and the rights of the Lessor pursuant to the Sale Agreement which are subsisting and have been reassigned to or are otherwise vested in the Lessor, such sale and/or transfer to be completed only at the time of or following the expiration or earlier termination of the leasing of (or the obligation of the Lessor to lease) the Haewene Brim Equipment pursuant to this Agreement, PROVIDED THAT:

(a)
such agency shall terminate:

(i)
upon completion of any sale by the Lessor to the Standby Purchaser pursuant to the terms of the Standby Put Option Deed; or

(ii)
at any time after the Credit Obligations have been paid, repaid, performed, satisfied and discharged in full, upon the occurrence of any Termination Event which is continuing; or

(iii)
if no sale has been completed within one year of the expiration or earlier termination of the Lease Period; and

(b)
the authority of PPC is limited to the extent that PPC shall not be authorised to sell the Haewene Brim Equipment or any part thereof and, to the extent applicable, to transfer any Haewene Brim Equipment Rights and any rights of the Lessor pursuant to the Sale Agreement which are subsisting and have been reassigned to or are otherwise vested in the Lessor or to approve or execute on behalf of the Lessor any document (including, but not limited to, any term sheet or heads of terms) relating to the sale of the Haewene Brim Equipment or the transfer of any such Haewene Brim Equipment Rights and other rights of the Lessor pursuant to the Sale Agreement, but the Lessor agrees that it shall, at PPC's cost and expense upon reasonable notice, execute such agreement as may be requested for the sale of the Haewene Brim Equipment provided that the same complies with the provisions of clause 19.2.4.

20 Proceeds of Sale

20.1 Proceeds of Sale

        The "Proceeds of Sale" of the Haewene Brim Equipment shall be the aggregate of (i) the total proceeds of sale thereof (excluding Value Added Tax and other similar taxes wheresoever and howsoever arising) unconditionally received by the Lessor and (ii) any capital sums unconditionally received by the Lessor, by way of purchase price for (or compensation for the loss of) the Lessor's rights under the Sale Agreement including, for the avoidance of doubt, any compensation received as a result of a failure by Ranberger to deliver title to the Haewene Brim Equipment to the Lessor or any moneys which arise as a result of the realisation of any Haewene Brim Equipment Rights, to the extent that those moneys are received beneficially by the Lessor. If the Haewene Brim Equipment is sold in a currency other than Sterling the "Proceeds of Sale" thereof shall be the amount of Sterling which the Lessor is able to purchase with the foreign currency by reference to the spot rate of exchange of the Bank for purchasing Sterling with such currency which it receives for such sale on the day of receipt of such foreign currency or as soon thereafter as foreign exchange transactions are able to be made in the City of London.

20.2 Application of Proceeds of Sale

        Other than when the Lessor has exercised its option under the Standby Put Option Deed the Proceeds of Sale of the Haewene Brim Equipment shall be paid directly to the Haewene Brim Equipment Account Bank as agent for the Lessor, credited to the Lessor Proceeds Account and applied in accordance with the Deed of Proceeds and Priorities provided that, after all the Credit Obligations have been paid, repaid, performed, satisfied and discharged in full, the Proceeds of Sale shall be paid either to the Lessor Proceeds Account or directly to the Lessor.

20.3 Retention

        Subject to the terms of the Deed of Proceeds and Priorities, upon a sale following termination of the leasing of the Haewene Brim Equipment by the Lessor or other than as a consequence of the exercise by the Lessor of its rights to sell the Haewene Brim Equipment to the Standby Purchaser pursuant to the terms of the Standby Put Option Deed (and in which case clause 10 of the Deed of Proceeds and Priorities will apply), the Lessor shall be entitled to keep and retain 1% (one per cent) of the excess (if any) of the Proceeds of Sale over the Termination Rent (the "Retention Amount") and to the extent that, as a consequence of the application of the Proceeds of Sale pursuant to clause 11 of the Deed of Proceeds and Priorities, the Lessor receives, under such clause, less than the Retention Amount PPC shall, on demand, pay to the Lessor an amount equal to such shortfall plus interest thereon at the Default Rate from and including the date of receipt of the Proceeds of Sale by the Lessor to but excluding the date of payment of that shortfall by PPC to the Lessor.

20.4 Rebate

        Subject to the terms of the Deed of Proceeds and Priorities, upon unconditional receipt of the Proceeds of Sale the Lessor shall, after retention of the Retention Amount pursuant to clause 20.3, rebate a sum equal to the balance to PPC which sum shall include, for the avoidance of doubt, any moneys received beneficially by the Lessor arising out of the realisation of any Haewene Brim Equipment Rights or by way of compensation, either hereunder or under the Deed of Proceeds and Priorities by way of a rebate of Rent or Termination Payment (as appropriate).

21    Termination provisions

21.1 Termination Events

        The Lessor and PPC agree that it is a fundamental term and condition of this Agreement that none of the following events shall occur at any time after the date of this Agreement, and that the occurrence of any of the following events shall constitute a repudiation of this Agreement by PPC:

21.1.1
any Primary Obligor or any Additional Security Provider fails to pay any amount due to the Lessor or any agent or trustee for the account of the Lessor under this Agreement or any other Lease Document or (during the Facility Security Period) under any Security Document to which it is party which constitutes a Full Recourse Obligation on the due date and such default is not remedied within three (3) Business Days after such Primary Obligor is notified by the Lessor of such non-payment; or

21.1.2
any Primary Obligor fails to obtain and/or maintain or procure that there are obtained and maintained the Insurances or if any insurer in respect of any of such insurances cancels any of such insurances or disclaims liability by reason, in either case, of mis-statement in any proposal for any of such insurances or for any other failure or default on the part of any person (other than the Lessor), or the Lessor gives notice pursuant to clause 9.1.1(b) withdrawing the Lessor's approval to the Insurances maintained or any insurer and such Insurances or insurer is not replaced upon terms acceptable to the Lessor within ten (10) Business Days of the Lessor serving such notice on PPC pursuant to clause 9.1.1(b); or

21.1.3
the Haewene Brim is moved from the Approved Location in which it is at any time located otherwise than with the Lessor's consent in accordance with the relevant provisions of clause 13 (Movement of the Haewene Brim) or clause 13.9 (Compelled Event) and, for the avoidance of doubt any relocation of the Haewene Brim pursuant to clause 13.9 shall be an event falling within this clause 21.1.3; or

21.1.4
the Haewene Brim Equipment (or any part thereof) is attached to any vessel or platform other than the Hull; or

21.1.5
any Primary Obligor fails to observe or perform any of its obligations (other than Excluded Obligations) under any Lease Document to which it is party (other than an obligation referred to in paragraphs 21.1.1 or 21.1.2 or 21.1.3 or 21.1.4 above) and, in the case of a failure which is capable of remedy, does not remedy the failure within fifteen (15) Business Days of receipt by such Primary Obligor of a notice from the Lessor notifying such Primary Obligor of the relevant failure and requiring the failure to be remedied; or

21.1.6
a creditor attaches or takes possession of, or a distress, execution, sequestration or other process is levied or enforced upon or sued out against any part of the undertakings, assets, rights or revenues of any Primary Obligor which is material in the Lessor's opinion and is not discharged within fifteen (15) Business Days; or

21.1.7
an Insolvency Event occurs in relation to any Primary Obligor or an Insolvency Event or any event or circumstance which with the expiry of any relevant period of time and/or the fulfilment of any other condition will result in an Insolvency Event occurs in relation to any L/C Bank or any Additional Security Provider; or

21.1.8
any Primary Obligor suspends or ceases or threatens to suspend or cease to carry on its business; or

21.1.9
an Enforcement Event occurs (unless, prior to the issue by the Lessor of a Termination Notice, the relevant Acceleration Notice (as defined in the Deed of Proceeds and Priorities) is withdrawn by the Facility Agent) and PPC agrees that it shall, as between PPC and the Lessor, be stopped following the issue of an Acceleration Notice (as defined in the Deed of Proceeds and Priorities) from denying that the Facility Agent was or, as the case may be, the Syndicate Banks were entitled to give the applicable notice; or

21.1.10
Subject to clause 16.4 of the Deed of Proceeds and Priorities, in relation to the Credit Agreement:

(a)
the principal amount of the Facility Amount or the Credit is at any time greater than the applicable New Limit at that time and this is not remedied within three Business Days following written notice from the Lessor; or

(b)
there is at any time any extension of the period over which the Credit is to be repaid, otherwise than in accordance with the terms of the Credit Agreement as originally executed, together with any amendments thereto which the Lessor has approved in writing; or

(c)
there is at any time any refinancing of the Credit or other financing arrangement entered into in respect of the Haewene Brim Equipment (or part thereof) other than a partial prepayment of the Credit with the proceeds derived from the issue of the Notes; or

21.1.11
in relation to the Notes:

(a)
any notice is given accelerating payment of the Notes; or

(b)
any demand is made by any beneficiary under any guarantee given in relation to the Notes by any Aurelia Energy Group Member; or

21.1.12
an event having the same effect as that described in clause 21.1.11 above occurs under any loan agreement or other financing arrangement entered into by any person for the purpose of refinancing the Credit or financing the assumption (howsoever described) by any person of the Released Obligations and PPC agrees that such estoppel as is referred to in clause 21.1.9 shall also apply, mutatis mutandis, to any such event as is referred to in this paragraph; or

21.1.13
any Indebtedness of any Primary Obligor in an amount of at least five million Dollars ($5,000,000) becomes due before its stated maturity, other than by reason of a voluntary prepayment or a Total Loss or other mandatory prepayment event not involving any breach or default by any Primary Obligor and where such Indebtedness is paid in full on the accelerated due date, or any guarantee or similar obligation of any Primary Obligor is not discharged at maturity or when called or any Primary Obligor goes into default under, or commits a breach of, any instrument or agreement relating to any such Indebtedness, guarantee or other obligation and, in each such case, the Lessor considers that the ability of any Primary Obligor to perform its obligations under the Transaction Documents to which it is party will be materially adversely affected; or

21.1.14
any representation or warranty made by any Primary Obligor in any Lease Document or, in each case, in any certificate, opinion or statement delivered or made by any Primary Obligor (or any officer of such person in each case) pursuant thereto proves to have been incorrect or inaccurate in a material respect when made or when deemed to be repeated pursuant to the terms of the relevant Lease Document; or

21.1.15
any Lease Document ceases to be a legal, valid and binding obligation in accordance with its terms of each Security Party which is party to it; or

21.1.16
If:

(a)
the Enterprise Contract or any other Field Operator Contract is cancelled (otherwise than in circumstances where clause 21.7 applies) or expires by effluxion of time and is not renewed and PPC or Bluewater Energy fails to procure the provision of Additional Security to the Lessor in accordance with clause 22.6.2; or

(b)
in circumstances where the Enterprise Contract or any other Field Operator Contract has been cancelled (otherwise than in circumstances where clause 21.7 applies) or has expired and was not renewed and the Lessor has received Additional Security in accordance with clause 22.6.2, but the Enterprise Contract or, as the case may be, the applicable Field Operator Contract is not replaced with a replacement Field Contract on terms acceptable to the Lessor with a replacement Field Operator acceptable to the Lessor within two years of the date of the cancellation, expiry or renewal (as the case may be);

21.1.17
there occurs any Change in Law (considered by the Lessor in its absolute discretion to be materially adverse to the Lessor's interests) pursuant to which there is, in the Lessor's opinion, a potential risk of the Lessor incurring any liability or increased liability to any third party by virtue of its rights in relation to the Haewene Brim Equipment or otherwise in connection with the Lease Documents and/or the rights and obligations of the Lessor thereunder; or

21.1.18
subject to the terms of the Deed of Proceeds and Priorities, if (i) an Insolvency Event occurs in respect of the Standby Purchaser; or (ii) any of the Standby Documents do not become or cease to be the legal, valid and binding obligations of each party thereto; or (iii) there arises (whether by virtue of a Change of Law or otherwise) after the date of this Agreement any requirement that, consequent upon the exercise by the Lessor of its rights under the Standby Put Option Deed any deduction or withholding would be required to be made from any amount payable by any party to any of the Standby Documents to any other such party or by the Lessor to PPC by way of rebate of Rent under this Agreement (each of the events listed at (i), (ii) and (iii) above being referred to in this clause 21.1.18 as a "Standby Relevant Event") and, in each case, within ten (10) Business Days of the delivery of written notice by the Lessor to PPC, the Standby Purchaser or, as the case may be, the Standby Documents have not been replaced or (as regards the Standby Documents) amended to ensure that each of the Security Parties (other than the Standby Purchaser) and the Standby Lender (if any) are or would be in the same position as if no such Standby Relevant Event had occurred; or

21.1.19
any permit or consent required for any reason in connection with the transactions contemplated by the Transaction Documents by or for the Haewene Brim Equipment (or any part thereof) or by any Security Party shall cease to be in full force and effect in any respect and, in the Lessor's opinion, such cessation has a material adverse effect on the ability of any Security Party to perform its obligations under the Transaction Documents to which it is party; or

21.1.20
the Safety Inspector or any successor body having the supervisory responsibility exercised as at the date of this Agreement by the Safety Inspector gives notice or otherwise requires that the operation of the Haewene Brim (or any part thereof) be terminated or varied in any respect and either (i) such notice or requirement is not complied with in all respects or (ii) if such notice or requirement relates to the termination of the operation of the Haewene Brim, such notice or requirement is not cancelled or withdrawn within sixty (60) days or such longer period as the Lessor may agree; or

21.1.21
any litigation, arbitration or administrative action or proceeding is commenced against any of the Primary Obligors or any of their respective property or assets before any court, arbitrator or administrative agency or authority which will or might reasonably be expected to have a materially adverse effect on the financial condition, business or operation of the relevant Primary Obligor or on the ability of the relevant Primary Obligor to perform at all times its obligations under each of the Lease Documents to which they are respectively party; or

21.1.22
by the date falling one month prior to the expiry date for any Letter of Credit that Letter of Credit is not renewed or replaced (save where there would not be a Termination Shortfall resulting from such non renewal or replacement) upon terms acceptable to the Lessor in its absolute discretion, including (but not limited to) the period of any such renewal, the terms of any Replacement Letter of Credit or Supplemental Letter of Credit and the identity and credit-standing of the relevant L/C Bank; or

21.1.23
any event stipulated in clause 17.3 of the Deed of Proceeds and Priorities occurs; or

21.1.24
any damage occurs to the Haewene Brim Equipment which is so significant that the Lessor reasonably considers (after discussion with PPC) that, if the Haewene Brim Equipment were the only assets insured under the insurances referred to in clause 9.1.1(a), the Haewene Brim Equipment would be treated as being or would be likely to become or be determined to be a Total Loss; or

21.1.25
BHB or the General Security Trustee sells or procures the sale of or agrees to sell the Haewene Brim Hull or purports to do any of the foregoing (otherwise than to another Aurelia Energy Group Member in accordance with the Transaction Documents); or

21.1.26
Aurelia Energy ceases to be effectively owned by the Hugo Heerema Family or related trust arrangements.

21.2 Termination by Lessor

        PPC acknowledges and agrees that the occurrence of a Termination Event shall go to the root of this Agreement and accordingly shall be a breach of a condition which the Lessor shall be entitled to treat as a repudiation by PPC of this Agreement and the Lessor shall be entitled to give a notice ("Termination Notice") to PPC to terminate the leasing of the Haewene Brim Equipment and the Lessor's consent to PPC's possession of the Haewene Brim Equipment and, if Delivery has not occurred, to terminate the obligation of the Lessor to take delivery of and lease the Haewene Brim Equipment to PPC.

21.3 Voluntary termination

        If PPC (or the General Security Trustee as assignee of PPC's rights under (inter alia) this clause and clause 19.2) has, pursuant to its rights in clause 19.2 (Sale of the Haewene Brim Equipment), arranged a sale of (inter alia) the Haewene Brim Equipment at a price in Dollars which is (or the Sterling Equivalent of which is, as the case may be) at least equal to the higher of (a) the Tax Written Down Value of the Haewene Brim Equipment and (b) the then open market value of the Haewene Brim Equipment (calculated on the basis of a sale free of lease and mortgage between a willing seller and a willing buyer) and the Lessor has received written confirmation from the General Security Trustee that the Syndicate Banks consent to such sale and the termination of the leasing of the Haewene Brim Equipment under this Agreement (or, as the case may be, the right of PPC to lease the Haewene Brim Equipment under this Agreement), PPC shall have the right exercisable upon at least thirty (30) days' written notice to the Lessor at any time (which notice ("Voluntary Termination Notice"), once given, shall be irrevocable) to terminate the leasing of the Haewene Brim Equipment hereunder or, if Delivery has not then occurred, the right of PPC to take the Haewene Brim Equipment on lease on any date specified in such notice as being the date upon which such sale is to be completed.

21.4 Payments on termination

21.4.1
On the Termination Payment Date PPC shall (subject to the provisions of clause 23) pay to the Lessor an amount equal to the Termination Payment, calculated as at the Termination Payment Date, except as otherwise specifically provided in the Financial Schedule.

21.4.2
For the avoidance of doubt, PPC shall, except as expressly otherwise stated in the Lease Documents with respect to any Rent which falls due on or after the Termination Payment Date, continue to be liable to the Lessor to pay all other sums due or to become due under the Lease Documents (including, without limitation, Broken Funding Costs) as and when the same become due and payable in accordance with the Transaction Documents.

21.4.3
The payment required from PPC pursuant to clause 21.4.1 shall, in the case of a notice given by the Lessor pursuant to clause 21.2, be by way of agreed compensation for loss of bargain (but without prejudice to any further or other right to damages or compensation to which the Lessor may be or become entitled) and, in all other cases, shall be by way of a liquidated sum or debt.

21.5 Other obligations and liabilities

        If the leasing of the Haewene Brim Equipment or, as the case may be, the right of PPC to take the Haewene Brim Equipment on lease, is terminated (otherwise than following a Total Loss, in which case clause 10.1 (Total Loss) shall apply), the obligation of PPC to pay Rent which would otherwise have fallen due on any Rent Payment Dates which fall on or after the Termination Payment Date shall cease but without prejudice to the obligations of PPC to make payment of any other moneys then due and unpaid, or which may become due or be ascertained thereafter (including under the Financial Schedule and whether by way of additional Rent or otherwise), or to perform any of its other obligations, under any other provisions of this Agreement or the other Transaction Documents.

21.6 Rights of the Lessor

21.6.1
The Lessor shall on and at any time following the Termination Date be entitled to:

(a)
proceed by appropriate court action or actions to enforce performance of this Agreement or to recover damages for the breach of this Agreement PROVIDED THAT the Lessor shall not be entitled to recover damages for loss of bargain if the Termination Payment has been paid in full to the extent the Termination Payment and any interest on it constitutes a Full Recourse Obligation; and/or

(b)
either (but subject always to the rights of the Beneficiaries and to the Deed or Proceeds and Priorities):

(i)
take possession of the Haewene Brim Equipment, for which purpose the Lessor may enter any premises belonging to or in the occupation of or under the control or PPC or BHB where the Haewene Brim Equipment may be located, or cause the Haewene Brim Equipment to be redelivered to the Lessor at the Redelivery Location; or

(ii)
by serving notice require PPC to redeliver the Haewene Brim Equipment to the Lessor at the Redelivery Location.

    For the avoidance of doubt, the Lessor shall not be obliged to take possession of the Haewene Brim Equipment under clause 21.6.1(b)(i) following a termination of the leasing of the Haewene Brim Equipment under this Agreement and, until all Credit Obligations have been paid, repaid, performed, satisfied and discharged in full, the Lessor agrees that it will not repossess the Haewene Brim Equipment without the prior written consent of the Beneficiaries, which the Beneficiaries shall be at full liberty to withhold.

21.6.2
Without prejudice to the obligations of PPC to pay to the Lessor the Termination Payment in accordance with clause 21.4, and subject to the rights of Enterprise under the Lessor's Quiet Enjoyment Letter and to the rights of the Beneficiaries (and in particular the sales agency of PPC in clause 19.2.5 as assigned to the General Security Trustee pursuant to the assignment in the General Assignment), the Lessor shall endeavour to sell the Haewene Brim Equipment in accordance with the terms of clause 19.2 (Sale of the Haewene Brim Equipment) and is hereby appointed and constituted by PPC as PPC's attorney-in-fact for it and in its name and place to take or procure that there are taken all steps necessary to enable the Haewene Brim Equipment to be sold in accordance with this Agreement.

21.7 Credit review upon exercise of Enterprise options

21.7.1
At any time following the receipt by the Lessor of a notice from Enterprise pursuant to paragraph 4 (h) of the Lessor's Quiet Enjoyment Letter that Enterprise wishes to exercise its option pursuant to paragraph 5(b) of the letter agreement referred to in (ii) of the definition of "Enterprise Contract" or paragraph (c)(i) of the letter of quiet enjoyment dated 28 January 2002 between (inter alia) Enterprise, the General Security Trustee, the Facility Agent, PPC, Aurelia Energy and Ranberger the Lessor shall be entitled to carry out a review of the proposed chartering arrangements for the Haewene Brim and the creditworthiness of Enterprise at the applicable time in order to determine (in the absolute discretion of the Lessor) whether such arrangements and/or creditworthiness are adequate for the purpose of continuing the leasing of the Haewene Brim Equipment (the "Credit Review").

21.7.2
The Credit Review shall be carried out by the Lessor acting in good faith, and shall take into account the Lessor's then current procedures for reviewing and assessing the creditworthiness and security arrangements.

21.7.3
If, following the Credit Review, the Lessor determines in its absolute discretion that:

(a)
the proposed chartering arrangements are satisfactory and the Lessor is satisfied that Enterprise meets the requirements as to creditworthiness; or

(b)
the proposed chartering arrangements or the creditworthiness of Enterprise are not satisfactory;

  in each case the Lessor shall notify PPC and Bluewater Energy of its determination not later than five (5) Business Days following the completion of the Credit Review process. If the Lessor determines that the Credit Review is satisfied (in the case of the circumstances described in clause 21.7.3(a) above), the leasing of the Haewene Brim Equipment under this Agreement shall continue in accordance with the terms of this Agreement. If the Lessor determines that the Credit Review is not satisfactory, the provisions of clause 21.7.4 below shall apply.

21.7.4
If the Lessor delivers a notice to PPC and Bluewater Energy pursuant to clause 21.7.3(b) above that the Lessor is not satisfied with the proposed chartering arrangements or the creditworthiness of Enterprise, PPC or Bluewater Energy shall within fifteen (15) days of receipt of such notice, provide Additional Security to the Lessor in accordance with the provisions of clause 22.6.2.

22    Security Provision

22.1 Covenants of PPC and Bluewater Energy

        Each of PPC and Bluewater Energy covenants with the Lessor that, at all times:

22.1.1
within five (5) Business Days of:

(a)
the determination by the Lessor that a Lessee Adjustment Amount will become due on the next following Adjustment Date and the notification thereof to PPC and Bluewater Energy, pay or cause to be paid into the First Account an amount in Sterling which is, at the date of payment, the present value of that Lessee Adjustment Amount, calculated using a discount rate of LIBID for any period for which, as at the date of calculation, LIBID can be ascertained and a discount rate of Assumed LIBID for periods for which no rate for LIBID then can be ascertained, with rests on each Adjustment Date; or

(b)
the delivery by the Lessor to PPC and Bluewater Energy of a New Schedule 2 which shows a Rent Shortfall for any Rent Date, (unless the Rent Shortfall has been made up in accordance with paragraph (a) above) Bluewater Energy shall procure:

(i)
that a Supplemental Letter of Credit is provided to the Lessor such that the principal amount which may be drawn thereunder by the Lessor on that Rent Date for payment into the First Account will equal that Rent Shortfall or

(ii)
procure the provision to the Lessor of additional security of a type, from a person and upon terms acceptable to the Lessor in its absolute discretion such that the value of such additional security for that Rent Date (being the value realisable by the Lessor for payment into the First Account) will equal that Rent Shortfall or

(iii)
pay or cause to be paid into the First Account an amount in Sterling which is, at the date of payment, the present value of that Rent Shortfall, calculated using a discount rate of LIBID for any period for which, as at the date of calculation, LIBID can be ascertained and a discount rate of Assumed LIBID for periods for which no rate for LIBID then can be ascertained, with rests on each Adjustment Date;

22.1.2
within five (5) Business Days of the delivery by the Lessor to Bluewater Energy of a New Schedule 2 which shows a Termination Shortfall for any date, Bluewater Energy shall:

(a)
procure that (subject to the Lessor's approval, at that time, of the L/C Bank and the terms of the Letter of Credit in its absolute discretion) the Letter of Credit is replaced or is amended, or that there is provided to the Lessor a Supplemental Letter of Credit, such that in the case of the Letter of Credit, the increase in the amount which may be drawn thereunder or, in the case of a Supplemental Letter of Credit, the principal amount which may be drawn thereunder in each case will, on that date, ensure that there is no Termination Shortfall, provided always that the Initial Letter of Credit may not be increased to above the L/C Bank Limit; or

(b)
procure the provision to the Lessor of additional security of a type from a person and upon terms acceptable to the Lessor in its absolute discretion such that the value of such additional security for that date (being the value realisable by the Lessor for payment into the Second Account) will ensure that there is no Termination Shortfall; or

(c)
pay or cause to be paid into the Second Account an amount in Sterling which is, at the date of payment, the present value of that Termination Shortfall calculated using a discount rate of LIBID for any period for which, as at the date of calculation, LIBID can be ascertained and a discount rate of Assumed LIBID per cent. per annum for periods for which no rate for LIBID can then be ascertained, with rests on each Adjustment Date.

22.1.3
It at any time there is a change in the percentage of the WHT Rate used to calculate the Percentage Balance Amount such that there is a Second Priority Security Shortfall, Bluewater Energy shall, within five (5) Business Days of notification by the Lessor of the occurrence of the Second Priority Security Shortfall procure the provision to the Lessor of additional security of a type from a person and upon terms acceptable to the Lessor in its absolute discretion such that the value of such additional security for that date will ensure that there is no Second Priority Security Shortfall.

22.2 Exposure Shortfall

        If the Lessor notifies PPC or Bluewater Energy that there is an Exposure Shortfall for any date giving details of the amount calculated pursuant to paragraph 3.1.5 of the Financial Schedule in respect thereof, Bluewater Energy shall within five (5) Business Days of that notification provide additional security to the Lessor in the manner described in clause 22.1.1(b) and in an amount calculated in accordance with the relevant paragraph of that clause as if references to "Rent Shortfall" were references to "Exposure Shortfall" and such security for the purposes of valuation thereof only shall be deemed to be "Additional Rent Security".

22.3 Cash Security

22.3.1
If Bluewater Energy has provided cash security under clause 22.1.1(b)(iii) or clause 22.2, Bluewater Energy and the Lessor agree that they shall, without obligation, discuss in good faith for a period not exceeding thirty days the possibility of substituting an alternative form of Additional Security for such cash security.

22.3.2
It is acknowledged that the Initial L/C Bank has insisted upon having the right, in certain contractually specified circumstances (which are only expected to arise exceptionally), to make payment under the Initial Letter of Credit prior to any demand being made thereunder by the Lessor. In order to assist PPC in reorganising the security arrangements in these circumstances, the Lessor hereby agrees that during the Primary Period only and for so long as no Termination Event has occurred which is continuing, the moneys payable under the Initial Letter of Credit (or under any Supplemental Letter of Credit or Replacement Letter of Credit if such circumstances may arise thereunder) in such exceptional circumstances (the "Enforced Payment") shall be paid to the Contingency Account which shall earn interest at LIBID from the date of such deposit until the next Adjustment Date and thereafter from Adjustment Date to Adjustment Date and which shall, subject to clause 22.3.3, constitute acceptable Additional Security for a period (the "Holding Period") ending on the first Adjustment Date falling at least twenty (20) Business Days after the date upon which the Enforced Payment is credited to the Contingency Account.

22.3.3
If an Enforced Payment is made into the Contingency Account at any time, PPC shall on an Adjustment Date during the Holding Period, provide to the Lessor either a Letter of Credit or Additional Security (other than cash) which has, in either case, a Value for the Adjustment Date at least equal to the Termination Requirement for that Adjustment Date. The Lessor agrees that it will release moneys standing to the credit of the Contingency Account (provided that no Termination Event has occurred which is continuing and less any Broken Funding Costs) against the provision of such Additional Security acceptable to the Lessor and shall give such instructions as shall be required in order to permit such release.

22.4 Letters of credit

        The Lessor, PPC and Bluewater Energy hereby agree that without prejudice to clause 22.5, the Lessor shall, no later than the third Business Day (unless otherwise agreed) after receipt of notice from PPC of the intended Delivery Date produce a New Schedule 2 and Bluewater Energy shall procure that an irrevocable standby letter of credit shall be issued by the L/C Bank in favour of the Lessor by 11.00 am (London time) on the Delivery Date. That letter of credit shall be for the Initial L/C Amount and shall be in the form of the letter of credit set out in Schedule 8 hereto or in such other form and upon such terms as the Lessor may agree in its absolute discretion.

22.5 Substitution of New Schedule 2

        The Lessor, PPC and Bluewater Energy hereby agree that within twenty-eight (28) days (or such lesser period as the Lessor shall determine) after any of:

22.5.1
the first day of a Deposit Period (as defined in the First Deposit Deed); or

22.5.2
the determination by the Lessor that any of the Assumptions or, as the case may be, the Termination Assumptions shall not be correct, such that the schedule 2 which then applies is incorrect; or

22.5.3
a payment by the L/C Bank or any Supplemental L/C Bank or any Replacement L/C Bank to the Lessor pursuant to the Letter of Credit or any Supplemental Letter of Credit or any Replacement Letter of Credit; or

22.5.4
the occurrence of any event which entitles any Credit Support Party to make any withholding or deduction on account of Taxes or any illegality which relieves that Credit Support Party from making any payment under the document or documents constituting or evidencing the relevant security or Additional Security; or

22.5.5
the occurrence of an Other Termination Date; or

22.5.6
the provision of any Additional Security; or

22.5.7
the provision of a valuation obtained pursuant to clause 11.2.1 which demonstrates that the Value of the Second Priority Security is less than the Minimum Second Priority Security Amount;

22.5.8
the entry into of a replacement Field Contract or the provision of a valuation of the Assets demonstrating that the Value of the Second Priority Security is restored to the Minimum Second Priority Security Requirement as at the applicable time which entitles PPC to exercise its rights under clause 22.6.4 to request the release of the Additional Security provided pursuant to clause 22.6.2;

22.5.9
the Acceleration Date; or

22.5.10
any other change which would, in the Lessor's opinion affect the calculations inherent in schedule 2; or

22.5.11
the making of an Enforced Payment by any L/C Bank,

the Lessor shall produce a New Schedule 2 to this Agreement which shall (save in the case of manifest error) be substituted by the Lessor for the schedule 2 which applied immediately prior to such substitution. Each New Schedule 2 shall, until itself substituted, constitute schedule 2 to this Agreement and references to schedule 2 in this Agreement shall be construed accordingly.

22.6 Increase of Termination Requirement

22.6.1
If (a) the Enterprise Contract is terminated or expires and while no replacement charter with a replacement Field Operator in each case approved by the Lessor in accordance with clause 21.1.16 is in place or (b) the aggregate of the Value of the Second Priority Security and any Additional Security then held by the Lessor for the Minimum Second Priority Security Amount falls below the Minimum Second Priority Security Requirement at any time then the Maximum Unsecured Strip Liability Amount shall thenceforth be treated as zero and the Lessor shall recalculate its security requirements and produce a New Schedule 2 and shall notify PPC and Bluewater Energy in writing of such recalculated requirements.

22.6.2
Within fifteen (15) days of receipt of a New Schedule 2 from the Lessor, PPC and Bluewater Energy shall procure that the Letter of Credit be increased, or a Replacement Letter of Credit or a Supplemental Letter of Credit be issued or other Additional Security is provided to the Lessor such that the Value of the Letter of Credit and any Additional Security as at such date is at least equal to the aggregate of (i) the SLV as at the applicable date as multiplied by the Agreed Percentage and (ii) the Actual L/C Balance as at that date multiplied by one hundred percent. (100%) of the applicable WHT Rate as at that date.

22.6.3
Where following the production of a New Schedule 2 the Lessor determines that there is a Security Excess PPC may (subject to the provision of any further New Schedule 2) on the Deposit Date following the delivery of any New Schedule 2 showing such Security Excess to PPC procure that the Value of any Letter of Credit then held by the Lessor is amended (on terms approved by the Lessor), with effect from that Deposit Date, by such sum as the Lessor shall notify to PPC and to the relevant L/C Bank so that the Lessor shall be satisfied that the Security Value for any date up to and including the Acceleration Date shall be at least equal to the sum of the SLV for that date multiplied by the Agreed Percentage.

22.6.4
If (a) following the termination or expiry of the Enterprise Contract, a replacement Field Contract is entered into with a replacement Field Operator within two years of the anniversary of the termination or expiry of the Enterprise Contract, or (b) the Lessor receives a valuation of the Assets from the Approved Valuer together with a revised certificate from PPC and endorsed by the Facility Agent setting out all the Available Credit at such time evidencing that the Value of the Second Priority Security is restored to the Minimum Second Priority Security Requirement at the applicable time, or (c) the WHT Rate is reduced the Lessor agrees that, provided no Termination Event has occurred which is continuing at the applicable time as soon as reasonably practicable upon receipt of a written request from PPC together with, in the case of (a) above a copy of the replacement Field Operator Contract in the approved form together with notice that the same has become effective and, in the case of (b) above, the valuation and certificate referred to therein and, in thew case of (c) above, evidence of the then current WHT Rate, it will release the Additional Security provided in accordance with clause 22.6.2.

23    Recourse and release

23.1 Release

        The parties hereto agree that the Lessor shall have no right of recourse against PPC or its assets or against Bluewater Energy or its assets (other than to any of the First Account, the Second Account or the Holding Account or the Contingency Account in accordance with the terms of the First Deposit Deed, the Second Deposit Deed and the Holding Account Deed and the Contingency Account Deed respectively and any moneys standing to the credit of any such account (the "Account Security")) and, subject always to clause 23.6 for the purpose of determining the amounts set out in (a) and (b) below, PPC and Bluewater Energy and their respective assets (excluding for this purpose the Account Security) shall be released and relieved from the obligation to pay or otherwise discharge the obligation to pay:

  (a)
  each instalment of Annual Amount (being each of the amounts set out in the column headed "Rentals" in the Original Cash Flow Report), other than the instalment of Rent due on the first Quarter Date falling after the Commencement Date to the extent of an amount equal to the Value (calculated for the relevant Rent Payment Date) of the Rent Security then held by the Lessor (the "Rent Limit"); and

  (b)
  the Termination Rent, to the extent of an amount equal to the Value (calculated for the relevant Termination Payment Date) of the Termination Security then held by the Lessor (the "Termination Limit"),

23.2 Full recourse

        Save insofar as the Lessor has agreed to limit its rights of recourse against PPC and Bluewater Energy and their respective assets (other then the Account Security) under clause 23.1 above and to release and relieve PPC and Bluewater Energy and their respective assets (other than the Account Security) from their specific payment obligations referred to in clause 23.1 above, the Lessor shall have full recourse against each of PPC and Bluewater Energy and their respective assets for all of the other obligations of each of PPC and Bluewater Energy under this Agreement and the other Lease Documents. Accordingly and without limiting the generality of the foregoing, to the extent that the amount of any Rent exceeds the Rent Limit or the amount of any Termination Rent exceeds the Termination Limit each of PPC and Bluewater Energy shall be obliged to make payment of the relevant excess in full and the Lessor shall have full recourse to each of PPC and Bluewater Energy and to their respective assets to the extent that such payment is not made.

23.3 Notice of Restricted Access

        The Lessor shall, upon becoming aware of the same, give written notice to both PPC and Bluewater Energy that there is Restricted Access to the moneys standing to the credit of either of the First Account or the Second Account and the Lessor shall take no action (other than the delivery of any relevant notices or demands) against either PPC or Bluewater Energy or their respective assets (other than the moneys standing to the credit of the First Account or the Second Account) for a period (the "Moratorium") of five (5) Business Days thereafter to recover any amounts which would, but for such Restricted Access, be payable pursuant to Released Obligations. If during the Moratorium either PPC or Bluewater Energy (at their own cost and expense) have obtained and delivered to the Lessor a written opinion from English legal counsel (such counsel being reasonably acceptable to the Lessor) that there is a reasonable prospect of successfully obtaining an order of the High Court in London to effect a release of the moneys which are subject to such Restricted Access, the Moratorium shall be extended for a further period of five (5) Business Days, but, subject to the further provisions of this clause 23.3, will then end. If during the Moratorium there ceases to be Restricted Access to the relevant moneys, sub-paragraph (cc) of paragraph (c) of the definition of "Value" shall cease to apply thereto.

23.4 Application to High Court

        If counsel's opinion as specified in clause 23.3 is obtained and delivered to the Lessor within the time specified, the Lessor shall, upon its being secured to its satisfaction against any costs, expenses, losses and liabilities which may be suffered or incurred by the Lessor so doing, give to Bluewater Energy such assistance as may be reasonably requested for the purpose of making an application to the High Court in London for an order as contemplated in clause 23.3, including (if the Lessor so agrees in its absolute discretion) the use of the Lessor's name in making such application.

23.5 Minimum Credit Rating

        If (A) at any time the Credit Rating of an LC Bank is less than the Minimum Credit Rating or (B) if the Credit Rating of an LC Bank is equal to the Minimum Credit Rating for either Moody's or S&P or, where such credit rating agencies no longer exist, credit ratings of equivalent prime credit rating agencies acceptable to the Lessor ("alternative rating agencies") but that LC Bank is placed on credit watch with negative implications by either Moody's or S&P or, as the case may be, alternative rating agencies, or (C) if at any time an LC Bank is not or ceases to be rated by either Moody's or S&P or, as the case may be, alternative rating agencies, PPC shall, within twenty (20) Banking Days of written notice from the Lessor either:

23.5.1
replace the existing LC Bank with a new bank or banks acceptable to the Lessor (in its absolute discretion) and procure that such bank executes a new letter of credit on substantially the same terms, mutatis mutandis, as the Initial Letter of Credit with such changes as the Lessor may agree; or

23.5.2
if the Lessor so agrees, constitute to the satisfaction of the Lessor such Additional Security and upon such terms in each case as the Lessor may in its absolute discretion agree in substitution for the applicable Letter of Credit.

        If the Lessor approves any bank for the purposes of that bank becoming a Replacement LC Bank or a Supplemental LC Bank, the Lessor shall notify PPC in writing of the Minimum Credit Rating (if any) applicable to that bank

23.6 Calculations

        Notwithstanding the release contained in the provisions of clause 23.1, for the purposes of determining the amount of Rent and/or, as the case may be, Termination Rent in accordance with the Financial Schedule and which is or becomes due and payable in accordance with this Agreement and the Financial Schedule, the limitation on recourse against PPC and Bluewater Energy and their respective assets and the release of PPC and Bluewater Energy and their respective assets from the obligations to pay or discharge the obligation to pay the amounts stipulated in paragraphs (a) and (b) of clause 23.1 shall be disregarded and provided further that in the case of each of the amounts stipulated in paragraphs (a) and (b) of clause 23.1 (i) the Value of any Additional Security delivered to the Lessor otherwise than pursuant to clause 22.1.1 (b) (iii) or, as the case may be, 22.1.2(c) shall be disregarded unless, at the time the relevant Additional Security is provided to the Lessor, the Lessor agrees that the Lessor shall have no right of recourse against PPC or Bluewater Energy or their respective assets and that PPC and/or Bluewater Energy and their respective assets shall be released and relieved from the obligation to pay such amounts in each case to the extent of the Value of that Additional Security and (ii) for the avoidance of doubt, where it is illegal for any Credit Support Party to make payment to the Lessor of amounts which would otherwise constitute Rent Security or Termination Security or the obligations of that Credit Support Party become unenforceable by the Lessor (otherwise than as a direct consequence of the occurrence of an Insolvency Event in relation to the applicable Credit Support Party or the occurrence of any event or circumstance which with the expiry of any relevant period of time or the fulfilment of any other condition will result in an Insolvency Event of the Applicable Credit Support Party), the Value to be attributed to the relevant security shall only be the amount of money actually received and retained by the Lessor.

24    Change of circumstances etc.

24.1 Change of circumstances

        This clause 24.1 applies, otherwise than where a payment is made in respect of the effect of a Change of Law in accordance with the provisions of the Financial Schedule, if at any time the Lessor shall be of the opinion that the effect of a Change in Law (excluding any introduction or change that relates to the Taxation of the Lessor or any member of the Lessor's Group, but including, without limitation, any such change that relates to the application or modification of any reserve, deposit, cash ratio, liquidity or similar requirement or to capital adequacy or that affects the manner in which or the extent to which the Lessor or any Relevant Member allocates capital resources to its obligations or to any other form of banking or monetary controls) is that:

24.1.1
the Lessor or a Relevant Member incurs a cost or an additional cost as a result of the Lessor having entered into or assuming, performing, maintaining or funding its obligations under or pursuant to any of this Agreement or the other Lease Documents; or

24.1.2
the Lessor or a Relevant Member incurs a cost or an additional cost in making payment of, funding or maintaining all or any amounts of Balance, or all or any commitments or obligations under or pursuant to any of this Agreement or the other Lease Documents; or

24.1.3
any amount payable to the Lessor or a Relevant Member or the effective return to the Lessor or a Relevant Member under or pursuant to any of this Agreement or the other Lease Documents or on all or any of its capital is reduced; or

24.1.4
the Lessor or a Relevant Member makes any payment or foregoes any interest or other return on or calculated by reference to any amount received or receivable by it under or pursuant to any of this Agreement or the other Lease Documents.

24.2 Demands by Lessor

        If clause 24.1 applies, then the Lessor may serve one or more demands on PPC, notifying PPC of the relevant event as and when the same shall occur and reasonable details of the basis of the calculation of the amount referred to in clause 24.3 provided that the Lessor shall not be entitled to serve any demand in respect of a Change in Law which arises as a consequence of (or of any law or regulation implementing) (a) the proposals for international convergence of capital measurement and capital standards published by the Basle Committee on Banking Regulations and Supervisory Practices in July 1988 and/or (b) any applicable directive of the European Union (in each case) unless it results from any change in such proposals or any such applicable directive (or any law or regulation implementing the same) occurring or change in the official interpretation or application thereof after the date hereof. For the purposes of this clause 24.2 the term "applicable directive" means (exclusively) the Banking Consolidation Directive (2000/12/EC) each of the Own Funds Directive.

24.3 Payment by PPC

        Promptly following the service of any demand, PPC shall pay to the Lessor such amount as the Lessor determines and certifies in the demand will compensate it or a Relevant Member for the applicable increased cost and in relation to the period expressed to be covered by such demand.

24.4 Meaning of "increased cost"

        In this clause 24 "increased cost" means the aggregate of:

24.4.1
the cost or additional cost incurred referred to in clause 24.1.1; and/or

24.4.2
the cost or additional cost incurred referred to in clause 24.1.2 that is attributable to the Lessor or the relevant member of the Lessor's Group in making payment of, funding or maintaining all or any amounts of Balance, or all or any commitments or obligations under or pursuant to any of this Agreement or the other Lease Documents; and/or

24.4.3
the reduction in the amount payable or in the return referred to in clause 24.1.3; and/or

24.4.4
the payment or foregone interest or return referred to in clause 24.1.4 as appropriate;

  PROVIDED THAT an increased cost does not include:

  (a)
  any increased cost compensated for by the payment of PLA Costs;

  (b)
  any Tax Liability; and

  (c)
  any Risk Asset Weighting.

24.5 Method of calculation

        When calculating an increased cost, the Lessor may allocate or spread costs, liabilities and losses to or across the liabilities or assets of itself or members of the Lessor's Group, or any class of such liabilities or assets, and on such basis, as it considers appropriate. A certificate under hand of an officer of the Lessor specifying the amount of such compensation shall in the absence of manifest error be conclusive. Nothing contained in this clause shall oblige the Lessor to disclose any information relating to the way in which it and members of the Lessor's Group employ their capital or arrange their internal financial affairs.

25    General indemnity

25.1 General indemnity

25.1.1
PPC hereby agrees at all times to pay promptly or, as the case may be, indemnify and hold the Lessor and each member of the Lessor's Group and their respective officers, directors, secondees, agents and employees (together the "Indemnified Persons") harmless on a full indemnity basis from and against each and every liability, loss, charge, claim, demand, action, proceeding, damage, judgment, order or other sanction, enforcement, penalty, fine, fee, commission, interest, Liens, salvage, general average cost and expense of whatsoever nature suffered or incurred by or imposed on any Indemnified Person (together "Losses"):

(a)
arising directly or indirectly out of or in any way connected with the purchase, manufacture, construction, ownership, possession, performance, transportation, management, sale, import to or export from any jurisdiction, control, use or operation, registration, navigation, certification, classification, management, manning, provisioning, the provision of bunkers and lubricating oils, testing, design, condition, delivery to or by the Lessor, acceptance, leasing, sub-leasing, insurance, maintenance, repair, service, modification, refurbishment, drydocking, survey (save for survey costs expressly stated in this Agreement to be payable by the Lessor) conversion, overhaul, replacement, removal, repossession, return, redelivery, sale or disposal by PPC or any other person of the Haewene Brim Equipment or the Haewene Brim (or any part thereof), whether or not such Liability may be attributable to any defect in the Haewene Brim Equipment or the Haewene Brim (or any part thereof) or to the design, construction or use thereof or from any maintenance, service, repair, overhaul, inspection or to any other reason whatsoever (whether similar to any of the foregoing or not), and regardless of when the same shall arise (whether prior to, during or after termination of the leasing of the Haewene Brim Equipment under this Agreement) and whether or not the Haewene Brim Equipment (or any part thereof) is in the possession or control of PPC or the applicable Field Operator or any other person and whether or not the same is in the United Kingdom waters or abroad;

(b)
as a consequence of any claim that any design, article or material in the Haewene Brim Equipment or the Haewene Brim (or any part thereof) or any part thereof or relating thereto or the operation or use thereof constitutes an infringement of patent, copyright, design or other proprietary right;

(c)
in preventing or attempting to prevent the arrest, confiscation, seizure, taking in execution, requisition, impounding, forfeiture or detention of the Haewene Brim Equipment or the Haewene Brim (or any part thereof), or in securing or attempting to secure the release of the Haewene Brim Equipment or the Haewene Brim (or any part thereof);

(d)
as a consequence (direct or indirect) of the breach by any person (other than the Lessor) of any of their respective obligations under any of the Lease Documents or of any of the warranties and representations on the part of any person (other than the Lessor) made in this Agreement or in any of the other Lease Documents being untrue or inaccurate in any respect whatsoever when made;

(e)
any costs and expenses incurred by the Lessor in connection with the sale of the Haewene Brim Equipment (or any part thereof) (including, without limitation, broker's commissions, redelivery costs (if any), marketing expenses, legal costs, storage, insurance, registration fees and any other expenses of the Lessor incurred pending the sale or disposal of the Haewene Brim Equipment (or any part thereof) or otherwise in connection with the sale or disposal of the Haewene Brim Equipment (or any part thereof));

  (f)
  any costs, expenses, damages, liabilities, penalties, fees and other outgoings expended, incurred or suffered by the relevant Indemnified Person in connection with:

  (i)
  the arrest, seizure, taking into custody or other detention by any court or other tribunal or by any Government Entity (other than by reason of a Lessor's Lien); or

  (ii)
  the subjection to distress by reason of any process, claim, the exercise of any rights conferred by a Lien (other than Lessor's Liens) or by any other action whatsoever,

        of any vessel owned or leased by any member of the Lessor's Group, which are expended, suffered or incurred as a result of or in connection with any claim or alleged claim against, or liability or alleged liability of, any member of the Aurelia Energy Group, together with any costs and expenses or other outgoings which may be paid or incurred by any member of the Lessor's Group in releasing such vessel from any such arrest, seizure, custody, detention or distress, which shall be deemed to include, in the event that such release is secured by the provision by any member of the Lessor's Group of any guarantee or bond or other security (including a cash deposit):

        (A)
        any fee paid to any third party for the issue of any such guarantee or bond; or

        (B)
        if such guarantee or bond is issued by a member of the Lessor's Group, an amount equal to the fee which the Lessor certifies would have been charged by such member of the Lessor's Group to PPC had PPC requested the issue in favour of a third party of a guarantee or bond in an equivalent maximum principal amount of the same currency; or

        (C)
        in the case of a cash deposit, interest on the amount of such deposit (less any interest actually received by the Lessor thereon, but after adding back the amount of any Tax Liability in respect of such interest) for the period from (and including the date on which such deposit is provided to (but excluding) the earlier of (a) the date upon which PPC either pays to the Lessor or, as the Lessor may require, ensures that there is credited to an account with the Deposit Bank and charged in favour of the Lessor upon terms acceptable to the Lessor an amount equal to such deposit in substitution or security therefor and (b) the date of the release of such deposit at the rate per annum which is the aggregate of the cost to the Lessor or the applicable Relevant Member of funding such deposit in the relevant currency plus two per cent (2%); or

        (D)
        in the case of any other security, the cost to the Lessor or the applicable Relevant Member in providing such security;

  (g)
  if the Haewene Brim becomes a wreck or obstruction to navigation, against all losses, costs, damages and expenses which such Indemnified Person may in consequence thereof incur, including in respect of the removal or destruction of the wreck or obstruction under statutory or other powers, other than a Tax Liability or any amount in respect of which the Indemnified Person is entitled to be indemnified pursuant to clause 26.1(General Tax indemnity) or would, but for an exception contained in clause 26.2 (Restriction on general Tax indemnity), be so indemnified (each of the above other than a Tax Liability being referred to as a "Liability").

25.1.2
Without prejudice to the generality of the provisions of clause 25.1.1, clause 25.1.1 shall extend to claims of persons (including governments or other bodies whether corporate or otherwise) who have incurred expenditure in taking preventative measures against loss or damage or have suffered or allege that they have suffered loss, damage or injury in connection with anything done or omitted to be done by any person in relation to, in respect of, or in connection with, the Haewene Brim Equipment or the Haewene Brim (or any part thereof), including in connection with any oil or other substance emanating or threatening to emanate from the Haewene Brim Equipment or the Haewene Brim (or any part thereof) and shall extend to levies, impositions, calls or contributions on, or required to be made by, the Lessor during or in respect of the period commencing on the Delivery Date and terminating on a sale of the Haewene Brim Equipment (or any part thereof) following the termination or expiration of the leasing of the Haewene Brim Equipment (or any part thereof) hereunder.

25.1.3
The indemnities contained in clause 25.1.1 shall extend to include:

(a)
the Sterling cost (including fees and commissions) to the Indemnified Person in acquiring any currency (other than Sterling) with Sterling in order to satisfy or discharge in a currency other than Sterling any Liability;

(b)
all costs of interest, fees and other amounts whatsoever suffered or incurred by any Indemnified Person in order to fund the satisfaction or discharge of any Liability; and

(c)
each Loss suffered or incurred by the Lessor in satisfying or discharging, or indemnifying any Indemnified Person (other than itself) against, any Liability, or any matter referred to in (a) or (b) above, whether or not such Liability is suffered or incurred by the Lessor under any formal or informal arrangement, and whether or not any such formal or informal arrangement existed at the time the Liability was suffered or incurred by such Indemnified Person.

25.2 Exclusions from general indemnity

        The indemnities contained in clause 25.1.1 and 25.1.2 shall not extend to any Liability:

25.2.1
to the extent that such Liability is caused by any act of an Indemnified Person which constitutes the wilful or reckless misconduct of such Indemnified Person;

25.2.2
to the extent that such Liability is caused by any failure on the part of the Lessor to comply with any of its express and specific obligations under any of the Transaction Documents to which the Lessor is a party;

25.2.3
to the extent that such Liability constitutes the Contract Price or any part thereof;

25.2.4
to the extent that such Liability constitutes a cost which is expressly to be borne by the Lessor under any other provision of this Agreement or the Sale Agreement and which PPC establishes was not intended to be within the scope of the indemnities granted in favour of the Lessor or any other member of the Lessor's Group in any Lease Document;

25.2.5
in respect of which the Lessor is expressly and specifically indemnified under any other provision of this Agreement; and

25.2.6
any Liability which is solely caused by a failure of any Credit Support Party to comply with any obligation on its part under any Lease Document to which it is party.

25.3 Notification of indemnity claims

        Without prejudice to the provisions of this clause 25 and without limiting in any way whatsoever, or being a condition precedent or subsequent to, the indemnities in favour of any Indemnified Person hereunder or prompt payment thereunder, the Lessor shall:

25.3.1
notify PPC in writing as soon as practicable after receipt by the Lessor of notice of a Liability (provided such notice is in writing). Such notification to PPC from the Lessor shall give such details as the Lessor then has and which are in all the circumstances reasonable having regard to the contents of the notice of a Liability received by the Lessor; and

25.3.2
where reasonably practicable notify PPC of the Lessor's intention to pay or procure the payment of any moneys in respect of any such Liability before any such payment is made, provided that interest on any moneys payable to the Lessor or any Indemnified Person under clause 25.1 in respect of such Liability shall only accrue at LIBOR (or, in relation to any currency other than Sterling, the Lessor's funding cost in that other currency) from the date on which the Lessor or that Indemnified Person incurs that Liability, until such time as the Lessor notifies PPC of that Liability, whereafter interest will accrue at the Default Rate until reimbursed in full under clause 25.1.

25.4 Defence of claims

25.4.1
Without prejudice to the provisions of this clause 25, PPC shall (subject to having first obtained the consent of the relevant insurers, if any, and complying in all respects with its obligations under this Agreement) be entitled to take (at its own cost) such actions as PPC reasonably deems fit to defend or avoid any liability arising in respect of a Liability or to take action against any third party in respect of a Liability and shall be entitled if so agreed by the Lessor (which agreement the Lessor shall be at full liberty to withhold) in writing to take such action in the name of the Lessor, but subject always to the Lessor first being indemnified and secured to its satisfaction by PPC against all potential losses, costs, damages and expenses.

25.4.2
The parties hereto agree further that if the Lessor is required to defend any liability or contingent liabilities in respect of a Liability or to take action against any third party in respect of a Liability the Lessor shall be entitled to request additional security of a type and from a person and upon terms acceptable to the Lessor, such that the value of that additional security shall, in the opinion of the Lessor, be sufficient to ensure that the Lessor is adequately protected and secured against all potential losses, costs, damages and expenses arising as a consequence of the requirement that the Lessor defend or take action against such liability. The Lessor agrees that when ascertaining the value of the security it requires in order to defend or take action in these circumstances it will have due regard to the nature of the proceedings which it is required to commence or defend and that the value of the additional security required will be commensurate with such proceedings.

25.5 Recoveries from third parties

        If any Indemnified Person shall recover from or be paid by, any person (other than PPC, Enterprise Oil or Aurelia Energy or out of any security constituted by any of the Lease Documents) any amount (other than under clause 26) in respect of any payments paid or discharged by PPC in accordance with this clause 25, then provided that the Lessor has received payment of such amount and is satisfied that such amount is unconditionally available for retention by the Lessor, the Lessor shall pay to PPC a sum equal to the value of such recovered or paid amount together with any interest actually earned on such recovered or paid amount (less the amount of any Tax Liability thereon), such payment by the Lessor to be subject always to the provisions of clause 26.

25.6 Other indemnities

        Each of the indemnities contained in this clause 25 or otherwise contained in this Agreement or in any other of the Lease Documents is in addition to, and not in substitution for, and shall not affected or prejudiced by, any other security, guarantee or indemnity (including the other indemnities aforesaid) now or hereafter held by the Lessor.

25.7 Pass through of indemnity benefits

        Where in this clause 25 or in clause 26 below an indemnity is expressed to be for the benefit of any person who is not a party to this Agreement the Lessor shall be entitled to indemnify such person on the same terms (and subject in particular to clause 25.4) mutatis mutandis as the indemnities expressed to be for the benefit of such person in this clause 25 and PPC shall indemnify the Lessor and hold the Lessor harmless on a full indemnity basis from and against each amount paid or payable by the Lessor to such person under any such indemnity.

25.8 Waiver of rights

        Each of PPC and Bluewater Energy further agree and do hereby agree, without prejudice to the express provisions of this Agreement, to waive any rights as against the Lessor that either PPC or Bluewater Energy or Aurelia Energy may have under the 1976 Convention on the Limitation of Liability for Maritime Claims (as most recently enacted in the United Kingdom pursuant to the Merchant Shipping Act 1995) to limit or reduce any amount that either PPC or Bluewater Energy or Aurelia Energy, as the case may be, is or may be obliged to pay.

25.9 Mitigation

        If circumstances arise in respect of the Lessor which would, or would upon the giving of notice, result in either PPC or Bluewater Energy or Aurelia Energy being obliged to pay to the Lessor additional amounts pursuant to clause 26.3.2 (Payments and Taxes), then, without in any way limiting, reducing or otherwise qualifying the obligations of PPC and Bluewater Energy and Aurelia Energy under clause 26.3.2, the Lessor agrees that it will, for a period not exceeding 30 days consult with PPC and Bluewater Energy and Aurelia Energy in good faith with the intention of determining whether it is possible to mitigate the effects of such circumstances, provided that any costs incurred by the Lessor in connection with such consultation or mitigation shall be reimbursed on demand by each of PPC and Bluewater Energy and Aurelia Energy and further that the Lessor shall be under no obligation to take any action and in particular, without limiting the generality of the foregoing words, the Lessor shall be under no obligation to take any action which might have an adverse effect upon its business, operations or financial condition or the management of its Tax affairs.

26    General Tax indemnity and other Tax provisions

26.1 General Tax indemnity and payment of certain outgoings

        PPC shall pay and discharge or cause to be paid and discharged, as soon as the same arise or become payable (and shall, if requested by the Lessor, produce to the Lessor evidence of the payment and discharge thereof) and indemnify the Lessor and keep the Lessor fully indemnified against:

26.1.1
any Tax Liabilities; and

26.1.2
any licence duties, registration, recording, titling or filing fees, charges or levies and any interest or penalties payable in connection with any of the same;

which arise or become payable at any time in respect of, in consequence of or by reference to:

  (a)
  the Haewene Brim Equipment (or any part thereof) or any interest therein; or

  (b)
  any document, payment, matter, circumstance or transaction entered into, made or occurring pursuant to, contemplated by or in accordance with this Agreement or by any of the other Transaction Documents including (without limitation) the agreement to purchase, ownership, delivery to or by the Lessor, leasing, use, possession, operation, import, export, return, storage, maintenance, protection, sale, attempted sale or other disposition of the Haewene Brim Equipment (or any part thereof) or any interest therein;

or which arise or become payable as a result (whether alone or in connection with any other matter or circumstance) of anything done in response to any request by any member of the Aurelia Energy Group.

26.2 Restriction on general tax indemnity

        PPC shall not be obliged to indemnify the Lessor pursuant to clause 26.1:

26.2.1
against Corporation Tax attributable to any Rent or Termination Payment or interest actually receivable hereunder by the Lessor or to any other amounts payable to and unconditionally received by the Lessor under this Agreement or pursuant to or in connection with any of the other Transaction Documents or to any sales or other proceeds (including, without limitation, insurance moneys) actually received and (subject to the terms of the Deed of Proceeds and Priorities) retained by the Lessor in respect of the Haewene Brim Equipment or the Lessor's rights under the Sale Agreement Provided that this clause 26.2.1 shall not apply to any Corporation Tax attributable to (i) interest receivable in respect of the Lessor Proceeds Account; (ii) any Corporation Tax under Chapter IV of Part XVII ICTA 1988 and (iii) any Rent payable under clause 7;

26.2.2
against any Tax Liability or liability in respect of any of the matters referred to in clause 26.1.2 to the extent it would not have arisen but for the reasonably avoidable delay or failure by the Lessor in the filing of Tax returns or the payment of Taxes or any duties, fees, charges or levies referred to in clause 26.1.2 assessed on or payable by the Lessor which delay or failure has not been consented to, or requested by PPC or unless such failure or delay by the Lessor arises from a failure by PPC promptly to provide the Lessor with correct, suitable and adequate information to enable the Lessor to file the relevant Tax return or pay such Taxes or other amounts;

26.2.3
against any Tax Liability to the extent that it is taken into account in accordance with the provisions of the Financial Schedule in computing the amount of any Rent or Termination Payment or any adjustment thereto or would be so taken into account but for the operation of paragraph 3.3.1 of part 3 of the Financial Schedule;

26.2.4
against any Tax Liability which is imposed by way of deduction or withholding from any payment due from PPC under this Agreement to the Lessor, whether or not PPC is required to make any payment or increased payment in respect thereof under clause 26.3;

26.2.5
against any Tax Liability which is suffered by the Lessor by reason of any payment made by or loss suffered by the Lessor not being fully deductible in computing the Lessor's liability to Corporation Tax for any Accounting Period, whether or not the Lessor is entitled to receive an Additional Payment under clause 26.5 or make any withholding in respect thereof under clause 26.7 PROVIDED THAT this clause 26.2.5 shall not restrict the application of clause 26.1 to the extent that the Lessor is not entitled to make any withholding in respect of any payment to PPC under clause 26.7 by virtue of that clause 26.7 being disapplied in accordance with the provisions of the Deed of Proceeds and Priorities. For the avoidance of doubt if the Lessor determines that clause 26.7 would have applied in respect of the payment were it not for the disapplication of such clause in accordance with the provisions of the Deed of Proceeds and Priorities, the absence of a right to a deduction or a full deduction for such payment in computing the Lessor's liability for Corporation Tax in the Accounting Period of the Lessor in which the payment is made shall be regarded as the loss of a Relief for the purposes of sub-paragraph (ii) of the definition of "Tax Liability".

26.2.6
to the extent that such Tax Liability is caused by any act of the Lessor which constitutes wilful or reckless misconduct of the Lessor or a breach by the Lessor of its obligations under the Transaction Documents;

26.2.7
against any Tax Liability in respect of VAT or Irrecoverable VAT, whether or not PPC is required to make any payment or increased payment in respect thereof under clause 26.4;

26.2.8
to the extent that such Tax Liability arises solely as a result of a failure of any Credit Support Party to comply with any obligation on its part under any Lease Document to which it is a party.

26.3 Payments and Taxes

26.3.1
All the sums payable to the Lessor and/or any member of the Lessor's Group pursuant to or in connection with this Agreement or any of the other Transaction Documents shall be paid in full without any set-off or counterclaim whatsoever and free and clear of all deductions or withholdings whatsoever save only as may be required by law.

26.3.2
If any deduction or withholding is required by law in respect of any payment due to the Lessor and/or any member of the Lessor's Group pursuant to or in connection with this Agreement or any of the other Transaction Documents, PPC shall:

(a)
ensure or procure that the deduction or withholding is made and that it does not exceed the minimum legal requirement therefor;

(b)
pay, or procure the payment of, the full amount deducted or withheld to the relevant Taxation or other authority in accordance with the applicable law;

((c)
)  ((i))    if the payment is to be made by PPC, increase the payment in respect of which the deduction or withholding is required so that the net amount received by the Lessor or, as the case may be, the applicable Relevant Member as aforesaid after the deduction or withholding (and after taking account of any further deduction or withholding which is required to be made which arises as a consequence of the increase) shall be equal to the amount which the Lessor or, as the case may be, that member would have been entitled to receive in the absence of any requirement to make a deduction or withholding; or (as the case may be)

    (ii)
    if the payment is to be made by any person other than PPC, pay directly to the Lessor or, as the case may be, that member such sum (a "compensating sum") as will, after taking into account any deduction or withholding which is required to be made in respect of the compensating sum, enable the Lessor or, as the case may be, that member to receive, on the due date for payment, a net sum equal to the sum which the Lessor or, as the case may be, that member would have received in the absence of any obligation to make a deduction or withholding; and

  (d)
  promptly deliver or procure the delivery to the Lessor or, as the case may be, that member of appropriate receipts evidencing the deduction or withholding which has been made and/or payments made to the relevant Taxation or other authority pursuant to clause 26.3.2(b).

26.3.3
If the Lessor or, as the case may be, the applicable Relevant Member determines in its absolute discretion acting in good faith that it has received, realised, utilised and retained a Tax benefit by reason of any deduction or withholding in respect of which PPC has made an increased payment or paid a compensating sum under this clause 26.3 or the receipt by a Relevant Member of an increased or Compensating Sum from another party to the Transaction Documents in relation to any such deduction or withholding the Lessor or, as the case may be, that member shall, provided the Lessor or, as the case may be, that member has received all amounts which are then due and payable by PPC under any of the provisions of this Agreement and the other Transaction Documents, pay to (and, in the case of any member who is not a party to this Agreement, the Lessor shall procure a payment to) PPC (to the extent that the Lessor or, as the case may be, that member can do so without prejudicing the amount of that benefit and the right of the Lessor or, as the case may be, that member to obtain any other benefit relief or allowance which may be available to it) as soon as reasonably practicable such amount, if any, as the Lessor shall determine in its absolute discretion acting in good faith will leave the Lessor or, as the case may be, that member in no better and no worse position than the Lessor or, as the case may be, that member would have been in if the deduction or withholding had not been required,

        PROVIDED THAT

  (a)
  the Lessor or, as the case may be, that member shall have an absolute discretion as to the time at which and the order and manner in which it realises or utilises any Tax benefit;

  (b)
  the Lessor or, as the case may be, that member shall not be obliged to disclose any information regarding its business, Tax affairs or Tax computations;

  (c)
  if the Lessor or, as the case may be, that member has made a payment to PPC pursuant to clause 26.3.3 on account of any Tax benefit and it subsequently transpires that the Lessor or, as the case may be, that member did not receive that Tax benefit, or received a lesser Tax benefit, PPC shall pay on demand to the Lessor such sum as the Lessor may determine as being necessary to restore the after-Tax position of the Lessor or, as the case may be, that member to that which it would have been had no adjustment under this proviso (c) been necessary. Any sums payable by PPC to the Lessor under this proviso (c) shall be subject to the provisions of clause 26.5;

  (d)
  the Lessor or, as the case may be, that member shall not be obliged to make any payment under this clause 26.3 if, by doing so, it would contravene the terms of any applicable law or any notice, direction or requirement of any governmental or regulatory authority (whether or not having the force of law);

        PROVIDED FURTHER THAT if PPC requests the Lessor, in writing, to make an application for relief (whether in whole or in part) in respect of any deduction or withholding required by law pursuant to the provisions of a double tax treaty, the Lessor shall (at the cost of PPC) take such action as PPC shall reasonably request to make such application to an applicable Tax authority. If the Lessor subsequently obtains a repayment (whether in whole or in part) of such deduction or withholding from that Tax authority in circumstances where PPC has made an increased payment or paid a compensating sum under this clause 26.3 the Lessor shall, provided that the Lessor has received all amounts which are then due and payable by PPC under any of the provisions of this Agreement or the other Transaction Documents, pay to PPC such amount as will leave the Lessor in no better and in no worse position than the Lessor would have been in if the deduction or withholding had not been required.

26.4 Value Added Tax

26.4.1
If the Lessor makes any supply for Value Added Tax purposes pursuant to or in connection with this Agreement or any of the other Transaction Documents or any transaction or document contemplated herein or therein, PPC shall (save to the extent that the Lessor is entitled to be indemnified in respect of that Value Added Tax by an increased payment under clause 26.4.2 below) at such time as the Lessor certifies to PPC that any amount of VAT payable in respect of that supply has not been paid to the Lessor and having duly accounted for such VAT to Customs and Excise at the correct time and having duly claimed bad debt relief in respect of that VAT the Lessor either has or has not received such relief, pay on demand to the Lessor an amount equal to the aggregate of any Value Added Tax which is payable in respect of that supply and has not been the subject of bad debt relief and interest on an amount equal to any Value Added Tax payable in respect of the supply at LIBOR ascertained in respect of the date on which such VAT was accounted for to Customs and Excise for the period from that date until the date of the Lessor's certificate or the date upon which bad debt relief is received.

26.4.2
Save where expressly provided to the contrary, all payments made under this Agreement and the other Transaction Documents are calculated without regard to Value Added Tax. If any such payment constitutes the whole or any part of the consideration for a taxable or deemed taxable supply (whether that supply is taxable pursuant to the exercise of an option or otherwise), the amount of that payment shall be increased by an amount equal to the amount of Value Added Tax which is chargeable in respect of the taxable supply in question PROVIDED THAT the Lessor shall not be liable to pay an amount in respect of Value Added Tax until such time as, and to the extent that it receives a credit for such VAT as "input tax", as defined in sub-section (1) of section 24 of VATA, under sections 25 and 26 of VATA or equivalent credit from a Taxation authority in another jurisdiction, in which case such payment shall be made as soon as practicable after the credit is received.

26.4.3
If any amount or Value Added Tax paid by the Lessor pursuant to this Agreement or any of the Transaction Documents shall be Irrecoverable VAT, PPC shall forthwith on demand by the Lessor indemnify the Lessor and keep the Lessor fully indemnified at all times against such Irrevocable VAT PROVIDED THAT if the Lessor determines that such Irrecoverable VAT subsequently proves to be recoverable, the Lessor shall pay to PPC such amount, if any, as the Lessor in its absolute discretion shall determine will leave the Lessor in no better and no worse a position than the Lessor would have been in if no payment had been made by PPC to the Lessor under this clause 26.4.3.

26.5 Grossing-up of indemnity payments

26.5.1
If the Lessor makes a payment or suffers a loss in respect of which it is entitled to be indemnified or reimbursed or otherwise kept harmless pursuant to any provision of this Agreement or any of the other Transaction Documents and the Lessor determines in its absolute discretion that:

(a)
the loss or payment is not or will not be wholly deductible in computing the profits of the Lessor for the purposes of Tax whilst the payment to be made by way of indemnity or reimbursement (for the purpose of this clause 26.5, the "Payment") will or is likely to give rise to a Tax Liability for the Lessor; or

(b)
the Payment is likely to give rise to a Tax Liability for the Lessor in any Accounting Period of the Lessor earlier than the Accounting Period in which the loss or payment is deductible;

  then, at the time of the Payment PPC shall pay such an amount (the "Additional Payment") as will, after taking into account any Tax Liability likely to be suffered or incurred by the Lessor in respect of the Payment or the Additional Payment, leave the Lessor in the same after-Tax position as it would have been in had the Payment not given rise to any Tax Liability and the loss or payment had not been deductible PROVIDED THAT if at the time of the Payment the Lessor considers that no Additional Payment is necessary but subsequently determines that an Additional Payment is necessary so to indemnify the Lessor, the Additional Payment shall be paid by PPC to the Lessor following a demand by the Lessor;

26.5.2
the loss or payment has proved to be wholly deductible in computing the profits of the Lessor for the purposes of Tax whilst the Payment by PPC has provided not to give rise to any Tax Liability for the Lessor, then the Lessor shall pay to PPC a rebate of Rent (for the purposes of this clause 26.5 the "Rebate") of such amount as will leave the Lessor in no better and no worse position than it would have been in if the Payment had not given rise to a Tax Liability for the Lessor and the loss or payment had not been deductible,

        PROVIDED THAT if the Lessor subsequently determines that any payment by PPC to the Lessor under this clause 26.5 by way of an Additional Payment or, as the case may be, any Rebate was calculated on an incorrect basis, such adjustment shall be made between the Lessor and PPC as the Lessor determines necessary to restore the after-Tax position of the Lessor to that which it would have been if no adjustment had been necessary.

26.6 Documentary and other similar Taxes

        All stamp, documentary, registration or other like duties or Taxes, including any penalties, additions, fines, surcharges or interest relating thereto, which are imposed on or chargeable on or in connection with this Agreement or any of the other Transaction Documents shall be paid by PPC PROVIDED THAT the Lessor shall be entitled but not obliged to pay any such duties or Taxes, whether or not they are its primary responsibility, whereupon PPC shall on demand indemnify the Lessor against those duties or Taxes. The Lessor agrees that if it decides to pay any such duties or Taxes, it shall give PPC not less than five (5) Business Days' notice before making such payment and, without prejudice to the Lessor's right to pay such duties or Taxes, will consider any representations made by PPC as to why such duties or Taxes need not be paid.

26.7 Deductibility

        Notwithstanding anything contained in this Agreement or any of the other Transaction Documents (other than the Deed of Proceeds and Priorities), if the Lessor determines that any payment which it is required to make to PPC under this Agreement or under any of the other Transaction Documents, by way of rebate of Rent or otherwise, will not or may not be fully deductible in computing the Lessor's liability to Corporation Tax for the Accounting Period of the Lessor in which the payment is made, the Lessor shall, except to the extent that such non-deductibility has been taken into account in accordance with the Financial Schedule as a result of Assumption 2.3.13 (d) (iii) proving not to be correct, be entitled to withhold and retain from that payment such amount as the Lessor determines to be necessary to enable it to occupy the same after-Tax position as it would occupy if the payment were fully deductible as aforesaid;

        PROVIDED THAT if:

26.7.1
any such payment is made without withholding and the Lessor subsequently determines that the payment will not or may not be fully deductible as aforesaid; or

26.7.2
any such payment is made subject to withholding and the Lessor subsequently determines that no such withholding ought to have been made or the basis on which the withholding was calculated was incorrect;

such adjustment shall be made between the Lessor and PPC as the Lessor determines to be necessary, taking into account the time value of money, to enable the Lessor to occupy the same after-Tax position as it would occupy if no such adjustment were necessary. Any sum payable by PPC to the Lessor under this proviso shall be subject to the provisions of clause 26.5.

27    Preservation of indemnities

        Without prejudice to damages or other claim which either party may, at any time, have against the other hereunder or under any of the Lease Documents it is hereby agreed and declared that the indemnities given by PPC in favour of the Lessor or any member of the Lessor's Group contained in this Agreement shall continue in full force and effect notwithstanding any sale or other disposition of the Haewene Brim Equipment, a Total Loss having occurred or any breach of the terms hereof or thereof by the Lessor (including fundamental breach), the repudiation by the Lessor or PPC of this Agreement or any of the Lease Documents or the expiration of the Lease Period through effluxion of time or otherwise or the termination of the leasing or sale of the Haewene Brim Equipment hereunder or any other circumstance whatsoever.

28    Assignment

28.1 Assignment by Lessor

        PPC acknowledges and agrees that the Lessor shall be entitled at any time and from time to time to assign, transfer, novate or otherwise dispose of all (but not part only) of its interest in the Haewene Brim Equipment and the Lease Documents:

28.1.1
to any person who is not a member of the Lessor's Group with the consent of PPC (such consent not to be unreasonably withheld if the Lessor procures that the assignee, transferee or novatee (as the case may be) confirms to PPC at the time of such assignment transfer, novation or other disposal (as the case may be) that neither PPC nor any other Primary Obligor shall be required to suffer or incur any greater cost in the performance of its obligations under this Agreement or any of the other Lease Documents to which it is a party, or any loss of benefit, than would have been the case but for such assignment, transfer, novation or other disposal ("Relevant Disposal")) and provided that, as at such time, no greater cost would be so suffered or incurred by PPC or any other Primary Obligor as a result of any such Relevant Disposal under this Agreement or any of the Lease Documents to which it is a party, or any loss of benefit than would have been the case but for such Relevant Disposal; and

28.1.2
to any person who is a member of the Lessor's Group without the need for PPC's consent provided that neither PPC nor any other Primary Obligor shall not be required to suffer or incur any greater cost in the performance of its obligations under this Agreement or the other Lease Documents to which it is a party, or any loss of benefit, than would have been the case but for such assignment, transfer, novation or other disposal, and in each case, and PPC hereby agrees and undertakes that it will upon the request of the Lessor execute such further documents and give such notices as the Lessor may reasonably require in order to effect such assignment, transfer, novation or other disposal, provided that any costs incurred by PPC Primary Obligor (including any legal fees and Irrecoverable VAT thereon) in connection therewith or with any consequential amendments to the Transaction Documents shall be reimbursed by the Lessor upon presentation of a copy of the relevant invoice. The parties acknowledge that any such assignment, transfer, novation or other disposal shall be subject to and in accordance with clause 23 of the Deed of Proceeds and Priorities.

28.2 Assignment by PPC

        PPC may not assign, transfer, novate or part with any of its rights or obligations under or the benefit of this Agreement or any of the other Lease Documents without the prior written consent of the Lessor, save pursuant to the terms of any Transaction Document.

29    Lessor's Right of Set-Off

        Save as provided in clause 9.9 of the Deed of Proceeds and Priorities, the Lessor shall be entitled to set off or withhold from any sum or sums expressed in this Agreement or any of the Lease Documents to be payable by the Lessor to PPC any amounts due or expressed to be due (or would, if demanded, be due) from PPC to the Lessor under this Agreement or any of the Lease Documents, other than amounts payable in relation to Released Obligations. Save as aforesaid PPC authorises the Lessor to apply any credit balance to which PPC is entitled on any account of PPC with the Lessor in satisfaction of any sum due and payable from the Lessor hereunder or under any of the other Lease Documents but unpaid; for this purpose, the Lessor is authorised to purchase with the moneys standing to the credit of any such account such other currencies as may be necessary to effect such application. The Lessor shall not be obliged to exercise any right given to it by this clause 29.

30    Miscellaneous

30.1 General Fees and Expenses

        PPC shall on demand:

30.1.1
pay or reimburse to the Lessor all costs and expenses (including, without limitation, the Lessor's Expenses, survey costs and expenses and costs and expenses in establishing and maintaining the corporate existence of the Standby Purchaser) of the Lessor properly incurred in connection with the negotiation, preparation or execution of the Lease Documents and any amendment, variation or waiver from time to time hereto or thereto or any consent from time to time hereunder or thereunder and with delivery to or by the Lessor, redelivery or sale of the Haewene Brim Equipment or any part thereof, save to the extent that such costs and expenses have been taken into account in the Financial Schedule;

30.1.2
pay or reimburse to the Lessor all costs and expenses (including, without limitation, legal fees and survey costs and expenses) properly incurred by the Lessor in connection with or incidental to the breach by any party (other than the Lessor and any Credit Support Party) of any of its respective obligations under the Lease Documents, the protection, preservation or enforcement of any right or remedy conferred upon the Lessor under any of the Lease Documents or by law, or to any action or act to recover possession of the Haewene Brim Equipment or any part thereof, whether or not any such action progresses to judgment;

30.1.3
pay or reimburse to the Lessor all costs and expenses (including, without limitation, fees of legal and other advisers) properly incurred in connection with any action or act brought by the Lessor to recover any Rent or other payments due from any party (other than the Lessor, the Bank and any Credit Support Party) under this Agreement or any of the other Lease Documents; and

30.1.4
pay or reimburse to the Lessor all costs and expenses (including without limitation, legal, insurance and other advisers) properly incurred by the Lessor in connection with a Total Loss of the Haewene Brim or the Haewene Brim Equipment.

30.2 Delay in enforcement, waivers etc.

        All waivers of any right, power or privilege by any of the Lessor or PPC or Bluewater Energy shall be in writing signed by the Lessor or, as the case may be, PPC or Bluewater Energy. No failure or delay on the part of the Lessor or PPC or Bluewater Energy in exercising any power or right hereunder shall operate as a waiver thereof nor shall any single or partial exercise of any such right or power preclude any other or further exercise of any such right or power. The rights and remedies herein provided are cumulative and not exclusive of any rights or remedies provided by law or in equity.

30.3 Variation

        This Agreement shall only be varied by an instrument in writing executed by the parties hereto and subject to and in accordance with the provisions of the Deed of Proceeds and Priorities.

30.4 Invalidity

        If any term or provision of this Agreement or the application thereof to any person or circumstance shall to any extent be invalid or unenforceable the remainder of this Agreement or application of such term or provision to persons or circumstances other than those as to which it is already invalid or unenforceable shall not be affected thereby and each term and provision of this Agreement shall be valid and shall be enforceable to the fullest extent permitted by law.

30.5 Notices

30.5.1
Any demand, consent, record, election or notice (a "Notice") required or permitted to be given by either party to the other under this Agreement shall be in writing and sent by first class prepaid airmail post or by facsimile transmission or delivered by hand addressed as follows:

(a)
if to the Lessor to:

    Hill Samuel Leasing (No. 4) Limited
    c/o Lloyds TSB Bank plc
    Strategic Asset Finance
    25 Gresham Street
    London EC2V 7HN

    Fax:              +44(0)20 7356 2395
    Attention: Head of Portfolio Management

  (b)
  if to PPC or to Bluewater Energy:

    Pierce Production Company Limited
    Bluewater Energy N.V.
    c/o Bluewater Energy Services B.V.
    Marstraat 33, 2132 HR Hoofddorp
    PO Box 3102, 2130 KC Hoofddorp
    The Netherlands

    Fax:              +31 23 554 2112
    Attention: Jeroen Dicker, Manager, Corporate Finance

  or in each case to such address or facsimile number as one party may, by not less that three (3) Business Days' notice, notify in writing to the other party hereto.

30.5.2
Any Notice shall be deemed to have been given or received to or by the party to whom it is addressed ten (10) days following posting, if posted by first class prepaid airmail post and on receipt, if delivered by hand and in the case of facsimile transmission, upon receipt by the sender of a transmission report showing the Notice has been sent in its entirety. The sender of a Notice by facsimile shall despatch an original of such Notice in the first class airmail post with postage prepaid in an envelope addressed to the recipient of the facsimile at its address stated in clause 30.5.1, but the facsimile Notice shall be the definitive Notice for the purposes of this Agreement.

30.6 Applicable law

        This Agreement shall be governed by and construed, and performance thereof shall be determined, in accordance with the laws of England.

30.7 Counterparts

        This Agreement may be executed in several counterparts and any single counterpart or set of counterparts, signed in either case by all of the parties, shall be deemed to be an original, and all taken together shall constitute one and the same instrument.

30.8 Further assurances

        Each of PPC and Bluewater Energy agrees from time to time, and at PPC's expense, to do and perform such other and further acts and execute and deliver any and all such other instruments as may be required by law or reasonably requested by the Lessor to establish, maintain and protect the rights and remedies of the Lessor and to carry out and effect the intent and purpose of this Agreement and the other Lease Documents.

30.9 Entire agreement

        This Agreement, in conjunction with the other Transaction Documents and any letter agreements of even date herewith or subsequent hereto between the Lessor and any other party to the Transaction Documents, constitute the entire agreement between the parties hereto in relation to the leasing of the Haewene Brim Equipment by the Lessor to PPC, and supersede all previous proposals, agreements and other written and oral communications in relation thereto.

30.10 Submission to jurisdiction

30.10.1
Each of PPC and Bluewater Energy (which shall include their respective successors and permitted assigns from time to time) hereby submits to the non-exclusive jurisdiction of the courts of England with regard to this Agreement and the other Lease Documents. Any legal action or proceedings with respect to this Agreement and the other Lease Documents may be brought in the courts of England or such other jurisdiction, as the Lessor may elect. By its execution and delivery of this Agreement, each of PPC and Bluewater Energy:

(a)
hereby accepts for itself and in respect of its property, generally and unconditionally, the non-exclusive jurisdiction of the aforesaid courts with respect to this Agreement and the other Lease Documents;

(b)
waives any objections on the grounds of venue or forum non conveniens or any similar grounds and agrees that legal proceedings in any one or more jurisdictions shall not preclude legal proceedings in any other jurisdiction with respect to this Agreement and the other Lease Documents;

(c)
agrees that final judgment against it in any action or proceedings shall be conclusive and may be enforced in any other jurisdiction with respect to this Agreement and the other Lease Documents within or outside England by suit on the judgment, a certified copy of which shall be conclusive evidence of the fact and of the amount of its Indebtedness; and

(d)
hereby consents generally in respect of any legal action or proceeding arising out of or in connection with this Agreement and the other Lease Documents to the giving of any relief or the issue of any process in connection with such action or proceeding including, without limitation, the making, enforcement or execution against any property whatsoever (irrespective of its use or intended use) of any order or judgment which may be made or given in such action or proceeding.

30.10.2
Bluewater Energy, in the case of the courts of England, hereby designates, appoints and empowers WFW Legal Services Limited, at the address of its registered office for the time being, (presently of 15 Appold Street, London EC2A 2HB) to receive, for it and on behalf of it, service of process in any legal action or proceedings with respect to this Agreement or the other Lease Documents. Bluewater Energy agrees that it will at all times continuously maintain an agent to receive service of process in England on its behalf and on behalf of its property with respect to this Agreement and the Lease Documents and if, for any reason, such agent named above or its successor shall no longer serve as agent of Bluewater Energy to receive service of process in England, Bluewater Energy shall promptly appoint a successor in England and advise the Lessor thereof. It is understood that a copy of any process served as above will be promptly forwarded (if necessary) by first class prepaid air mail post to Bluewater Energy, but the failure of Bluewater Energy, to receive such copy shall not affect in any way the service of such process on the said person as the agent of PPC or Bluewater Energy.

30.11 Judgment currency

        If, under any applicable law, whether as a result of a judgment against any of the parties hereto or the liquidation of any of the parties hereto for any other reason, any payment under or in connection with this Agreement or any of the other Lease Documents is made or is recovered in a currency (the "Other Currency") other than that in which it is required to be paid hereunder or thereunder (the "Original Currency") then, to the extent payment (when converted at the rate of exchange and after deducting commission on the date of payment or, in the case of a liquidation, the latest date for the determination of liabilities permitted by the applicable law) falls short of the amount which is required to be paid under or in connection with this Agreement or any of the other Lease Documents as aforesaid, the payer shall as a separate and independent obligation fully indemnify the payee on demand against the amount of the shortfall; and for the purposes of this clause 30.11 "rate of exchange" means the rate at which the payee is able as at 11.00 a.m. (London time) on the relevant date to purchase the Original Currency from the Bank in London with the Other Currency.

31    Confidentiality

        At all times during the Lease Period, each of the parties hereto shall keep confidential and shall not, without the prior written consent, in the case of each of PPC and Bluewater Energy, of the Lessor and, in the case of the Lessor, of each of PPC and Bluewater Energy, issue any press release in relation to the transactions evidenced by this Agreement and the other Lease Documents, or disclose to any other person the financial details of this Agreement or any other Lease Document and the transactions contemplated hereby or thereby or any other agreement entered into after the date hereof by the Lessor and PPC or Bluewater Energy in connection with this Agreement or any other Lease Document, or release copies or drafts of any such document which disclose or reveal the identity of the parties (or any of them) provided that (i) the Lessor will not unreasonably withhold or delay its consent to any proposed press release and (ii) the parties hereto shall be entitled, without any such consent, to disclose the same:

31.1.1
in connection with any proceedings arising out of or in connection with this Agreement or any of the other Lease Documents; or

31.1.2
if required to do so by an order of a court of competent jurisdiction whether in pursuance of any procedure for discovery of documents or otherwise; or

31.1.3
pursuant to any law or regulation having the force of law; or

31.1.4
to any fiscal, monetary, tax, governmental or other competent authority; or

31.1.5
to the auditors, legal, insurance or other professional advisors of any member of either the Aurelia Energy Group or the Lessor Group; or

31.1.6
if required to do so in order to obtain any permits, consents, licences which any of the Bluewater Parties are required to obtain pursuant to the Lease Documents; or

31.1.7
if any of the same is or shall become publicly known otherwise than as a result of a breach by such party of this clause 31; or

31.1.8
in any manner contemplated by any of the Lease Documents or as may be required under the terms of the issue, maintenance or regulation of the Notes; or

31.1.9
to any other party to the Transaction Documents or any proposed Supplemental L/C Bank or Replacement L/C Bank or Additional Security Provider to the extent that such proposed Supplemental L/C Bank or Replacement L/C Bank or Additional Security Provider has executed a confidentiality undertaking in favour of the Lessor in form and content reasonably acceptable to the Lessor; or

31.1.10
in the case of PPC and Bluewater Energy, to the Aurelia Energy Group and in the case of the Lessor, to the Lessor's Group provided that in each case PPC or the Lessor shall procure that the party to whom such disclosure is made shall comply with the requirements of this clause 31.

        AS WITNESS this Agreement is executed by each of the parties hereto, in the case of each of PPC and Bluewater Energy as its deed and is intended to be and is hereby delivered by each of PPC and Bluewater Energy and in the case of the Lessor, under the hands of its duly authorised representative, in each case the day and year above written.

Schedule 1

Financial Schedule

(see attached)

Schedule 2

Security Provision

(see attached)

Financial Schedule

1	Definitions And Interpretation
1.1
In this Financial Schedule and in this Agreement words and expressions defined in this Agreement shall, unless the context otherwise requires or unless otherwise defined herein, have the meaning given to them therein, and Clauses 1.2 and 1.3 of this Agreement shall also apply, subject to any modification or contrary provision set out in this Financial Schedule, and
1.2	the following expressions shall (except where there is express provision to the contrary or where the context otherwise requires) have the following meanings:

"Accountancy Rental Earnings" means, in respect of any Accounting Period of the Lessor, the "accountancy rental earnings" determined by the Lessor on the basis of the Notional Accounts for the purposes of paragraphs 21 and 22 of Schedule 12 FA 1997;

"Accountancy Rental Excess" means, in respect of any Accounting Period of the Lessor, the "accountancy rental excess" determined by the Lessor on the basis of the Notional Accounts for the purposes of paragraphs 6 and 17 of Schedule 12 FA 1997;

"Accounting Practice" means the Initial Accounting Practice or such modifications thereof as may from tune to time be required by virtue of a Change of Accountancy Practice (but with no other modification);
"Accounting Standards" means insofar as the same are applicable to the Lessor or any member of the Lessor's Group:
(a) the accounting requirements of the Companies Acts;
(b)
statements of Standard Accounting Practice, Financial Reporting Standards and any other accounting standards having the like effect as Financial Reporting Standards issued by the Accounting Standards Board from time to time or such body or bodies as may be prescribed by regulations pursuant to Section 256 of the Companies Act 1985 (subject to clause 1.4);
(c)
any statement, guideline, ruling or notice from time to time issued and having such effect that compliance therewith by UK companies of a standing and business type comparable to the Lessor (or as the case may be the relevant member of the Lessor's Group) is customary, by any of the following:
(i) Accounting Standards Board
(ii) Accounting Standards Committee
(iii) Financial Reporting Review Panel
(iv) Any group or body set up by any of the above for any purpose including (without limitation) the Urgent Issues Task Force of the Accounting Standards Board.
(v)
Any similar body from time to time either discharging functions in the United Kingdom, or discharging functions whose effect in the United Kingdom is analogous or corresponds to those of any of the above bodies;

"Accounts" means the statutory accounts (including consolidated accounts) of the Lessor or as the case may be any member of the Lessor's Group prepared by the Lessor or the relevant member and audited by the auditors of such company;

"Adjusted PLA Costs" means, in relation to any period, the rate per annum equal to the PLA costs for that period;
"Adjustment Date" in relation to an Interest Period means the date on which that Interest Period expires;
"Assumed LIBID" means five point eight seven five per cent. (5.875%) per annum;
"Assumed LIBOR" means six point zero per cent. (6.0%) per annum;
"Assumptions" means the assumptions described in paragraph 3.3 as varied from time to time in accordance with the provisions of this Financial Schedule;

"Balance" means, for any date, the entry in the column of the Cashflow Report headed "NCI" for that date or if there is no such entry for that date the entry in that column for the immediately preceding date for which an entry is made;
"Balance Sheet" means the balance sheet comprised in the Notional Accounts;

"Bank Risk Asset Weighting" means the Risk Asset Weighting attributed from time to time to the portion of a transaction which is secured by a guarantee or letter of credit issued by or a similar arrangement with an L/C Bank;
"Bank Risk Return Rate" means, subject to any adjustment in accordance with paragraph 4.9 or 4.11, the annual (after-Tax) rate of zero point two six three nine one per cent. (0.26391%);

"Broken Funding Benefit" means an amount equal to the benefit actually received and retained by the Lessor or any member of the Lessor's Group as a result of any Break Funding (as defined in "Broken Funding Cost")

"Broken Funding Costs" means an amount equal to the losses, costs, charges and expenses (including, without limitation, any reasonable internal cost charged or allocated to the transactions contemplated by this Agreement and the other Transaction Documents) incurred by the Lessor or any member of the Lessor's Group as certified by the Bank (such certificate, in the absence of manifest error, being final and binding) as arising out of the premature termination of any funding arrangements entered into by the Lessor or such other member of the Lessor's Group to purchase or finance the Equipment or to fund or maintain the whole or part of the Lessor's investment in this Agreement in consequence of the premature termination of the leasing of the Equipment ("Break Funding");
"CAA 2001" means the Capital Allowances Act 2001;
"Capital Allowances" means capital allowances under Part 2 CAA 2001;

"Cashflow Report" means any Cashflow Report (including the Notional Accounts and the Tax Report) produced in accordance with this Financial Schedule, including the Example Cashflow Report, the Original Cashflow Report, the Latest Cashflow Report, the Termination Cashflow Report, the Latest Termination Cashflow Report, the Lessor's Increased Termination Cashflow Report and any Revised Lessor's Increased Termination Cashflow Report, as the context may require;
"Change in Accounting Standards" means, in each case after the date hereof:
(a)
the introduction or enactment of any applicable law, regulation or standard having effect in the UK by any regulatory, governmental, national, international or other authority or agency, or by any of the bodies mentioned in the definition of "Accounting Standards"; or

(b)
the imposition, abolition, withdrawal, variation, amendment or change of any of the standards referred to in the definition of "Accounting Standards" or any change in the interpretation or application thereof or the making of any new or further or different interpretation or application in each case having effect in the UK by any regulatory, governmental, national, international or other authority or agency, or by any of the bodies mentioned in the definition of "Accounting Standards";

"Change of Accountancy Practice" means that the Lessor has determined that the accountancy practice adopted by the Lessor or any member of the Lessor's Group in relation to the transactions contemplated by the Transaction Documents is inappropriate as the result of:
(a)	a Change in Law or Change of Tax Law; or
(b)	a Change in Accounting Standards; or
(c)
written advice from the Lessor's auditors (or as the case may be the auditors of the relevant member of the Lessor's Group) that the Initial Adopted Accountancy Practice (or such other practice as in accordance with the Accounting Standards may have been adopted by the company concerned consequent upon a previous Change of Accountancy Practice) is no longer appropriate; or
(d)	any Assumption proving incorrect;

"Change of Tax Law" means any implementation, introduction, enactment, imposition, abolition, withdrawal or variation or change of any applicable law, regulation, practice or concession, official directive, ruling, guideline, statement of policy or statement of practice or any change in any interpretation or application or the introduction or making of any new or further or different interpretation or application by any court, tribunal, central bank, fiscal, governmental, local, international, national or other competent authority or agency or compliance with any new or different request or direction (whether or not having the force of law but in respect of which compliance by banks and other financial institutions in the relevant jurisdiction is generally customary) from any central bank, fiscal, governmental, local, international, national or other competent authority;

"Commencement Date" means the earliest date on which the Lessor shall incur (in accordance with Section 5 CAA 2001) any expenditure in connection with the acquisition of the Equipment pursuant to the Sale Agreement;

"Corporation Tax Rate" means, in relation to any Accounting Period, the effective rate of Corporation Tax applicable to any taxable profits arising in that Accounting Period (ignoring for these purposes sections 13 and 13AA ICTA 1988 as they relate to small companies' relief and the corporation tax starting rate respectively) and where different statutory rates apply for Financial Years which are not the same as that Accounting Period, the time weighted average of the appropriate statutory rates for those Financial Years PROVIDED THAT if, at the date at which any calculation hereunder is to be made, the "Corporation Tax Rate" is not known because Corporation Tax rates are fixed retrospectively, such calculation shall (without prejudice to any provision of this Financial Schedule providing for such calculation to be adjusted once the rate of Corporation Tax is settled by law) be made on the basis that the rate of Corporation Tax last fixed will not change unless there has been an official announcement for this purpose of the change in such rate in which case it shall be made on the basis that the rate will change in accordance with such announcement;

"Cumulative Accountancy Rental Excess" means, in respect of any Accounting Period of the Lessor, the "cumulative accountancy rental excess" in respect of this Agreement for that Accounting Period, as defined in paragraph 6 of Schedule 12 FA 1997, on the basis that the "accountancy rental earnings" and the "normal rent" in respect of this Agreement for any Accounting Period of the Lessor, as defined in Schedule 12 FA 1997, will respectively be equal to the Accountancy Rental Earnings and the Normal Rent for that Accounting Period as defined in this Financial Schedule;

"Cumulative Normal Rental Excess" means, in respect of any Accounting Period of the Lessor, the "cumulative normal rental excess" in respect of this Agreement for that Accounting Period, as defined in paragraph 6 of Schedule 12 FA 1997, on the basis that the "accountancy rental earnings" and the "normal rent" in respect of this Agreement for any Accounting Period of the Lessor, as defined in Schedule 12 FA 1997, will respectively be equal to the Accountancy Rental Earnings and the Normal Rent for that Accounting Period as defined in this Financial Schedule;
"Day One Return Rate" means:
(a) in respect of any date up to and including the Acceleration Date an annual rate of zero point three five eight nine per cent. (0.3589%); or
(b) in respect of any date after the Acceleration Date an annual rate of zero point two six three nine one per cent. (0.26391%);
"Designated Discount Rate" means, at the date of any calculation:
(a)
subject to paragraph (b) below, the fixed rate certified in good faith by the Lessor as being the rate obtainable at such date for the applicable period and the applicable amounts (or the longest period for which such funding can be obtained) plus a margin of one per cent. (1%), but subject to a minimum rate of three per cent. (3%);
(b) in the case where a Termination has occurred under clause 21.3 of this Agreement, the rate calculated in accordance with paragraph (a) above plus one per cent. (1%);
"Disposal Value" means disposal value for the purposes of Part 2, Chapter 5 CAA 2001;
"Early Termination Fee" means, in relation to any Termination, the amount determined in accordance with paragraph 5.4;
"Economically Burdensome" shall be determined for any date in accordance with the following
The transactions contemplated by this Agreement shall be regarded as having become economically burdensome where:
60% of [TEC -ECPVB] exceeds TEC- RCP ~ T

ECPVB is the present value of the Rents determined by the Lessor from the Original Cashflow Report and obtained by discounting the amount of each instalment of Rent from the scheduled due date therefor to the date for which it is calculated using, as a discount rate, the Assumed Rate and with rests on each Adjustment Date;

RCP~T is the present value of the Rents determined by the Lessor from the Latest Cashflow Report and obtained by discounting the amount of each instalment of Rent from the scheduled due date therefor to the date for which it is calculated using, as a discount rate, the Assumed Rate and with rests on each Adjustment Date (prepared taking the Relevant Information referred to in paragraph 1.5 ADDITIONAL NOTIFICATIONS TO BE MADE BY THE LESSOR and any incorrectness of any Assumption into account and on the basis that any other Assumption determined by the Lessor from that Relevant Information may be treated as incorrect) on that date, and
TEC is the Total Equipment Cost;
"Enactments Relating to Group Relief" means the provisions of Chapter IV of Part X of and Schedule 18 to ICTA 1988;
"End Date" means the later of:
(a) the seventh (7th) anniversary of the Final Date; and
(b) the seventh (7th) anniversary of the first date on which all of the following conditions are satisfied:
(i) the Inland Revenue has unconditionally agreed the tax computations of the Lessor;
(ii) none of the Assumptions or Termination Assumptions is incorrect;
(iii) and there are no matters, facts or circumstances then obtaining from which it might reasonably be concluded that any Assumption or Termination Assumption is likely to prove to be incorrect;
"Evaluation Software" means a computer software program used to determine and evaluate the financial consequences of a finance leasing transaction;

"Example Cashflow Report" means the Cashflow Report set out in Annex B hereto comprising a Cashflow Report and Tax Report produced by the Initial Evaluation Software, on the basis of the Initial Notional Accounts and the Principles and the Assumptions as at the date hereof and the Initial Notional Accounts;
"FA 1997" means the Finance Act 1997;

"Final Accounting Period" means the Accounting Period in which the earlier of the Lease Period End Date and the Termination Payment Date occurs PROVIDED THAT where any Assumption or Termination Assumption (as the case may be) shall have proved incorrect the Lessor may by notice to PPC at any time (whether or not the "Final Accounting Period" would otherwise have expired) determine the "Final Accounting Period" to be the earliest Accounting Period of the Lessor required to enable the Revised Cashflow Report or Revised Termination Cashflow Report to be prepared in accordance with the provisions of this Financial Schedule on the basis of the "Final Date" thereby determined (and taking the Assumptions or Termination Assumptions, as corrected, into account);

"Final Date" means the final date upon which Corporation Tax may be paid in respect of profits of the Lessor arising in the Accounting Period after the Final Accounting Period of the Lessor without the Lessor incurring interest or penalties but so that if more than one such payment of Corporation Tax becomes due the latest date upon which such payment may be paid without incurring interest and penalties shall be the Final Date;

"Financial Year 2002" means in accordance with Section 834(1) of ICTA 1988 the financial year beginning with 1 April 2002 and where used without a date shall mean any such year as appropriate;
"Group Relief Receipt" means the amount referred to in Principle 3.2.6(a);
"Initial Accounting Practice" means the Accounting Practice adopted by the Lessor at the date of preparation of the Example Cash Flow Report which is as follows:
Classification: Finance Lease pursuant to SSAP21;

SSAP21: the basis shown in the Initial Notional Accounts. The taxation charge and pre-tax profits are determined by reference to the post-tax profit allocated and the rate of tax applicable for the period;
Deferred Taxation: deferred taxation is provided in full at appropriate rates in respect of all timing differences that have originated but not reversed by the balance sheet date;
Schedule 12: Accountancy Rental Earnings to the extent that they arise will be taxable or relievable in accordance with the provisions of Schedule 12 FA 1997;

Changes in Corporation Tax Rate: if and so often as Assumption 3.3.3(a) is varied a one-off adjustment will be made to the Profit and Loss Account for the earliest Accounting Period then possible to reflect the consequences of the change in the rate of Corporation Tax;

Accruals: subject as mentioned below, Rents payable under paragraph 2.1.1 will be accrued over the period from, in the case of the first payment of Rent, the Commencement Date until the next Rent Payment Date and in the case of each other such Rent over the period from the Rent Payment Date on which that Rent is due to be paid until the next Rent Payment Date. Rent payable under paragraph 4.5(b) and/or paragraph 4.6 will be accrued over the Accounting Period of the Lessor in which it is due to be paid. Termination Sum shall be reflected in the Accounts in the Accounting Period in which it is due to be paid;
"Initial Evaluation Software" means the Evaluation Software used to generate the Example Cash Flow Report being the program known as Classic—version 3.2;

"Initial Notional Accounts" means the Notional Accounts attached to the Example Cashflow Report comprising a balance sheet, profit and loss account and tax report which were prepared in accordance with the provisions of this Financial Schedule and having regard to the Initial Accounting Practice;

"Inland Revenue Terms" means the basis on which from time to time the Inland Revenue charge interest on overdue Corporation Tax, and pay interest on overpaid Corporation Tax, and shall include any penalty due as a result of a payment being overdue, provided that the rate at which interest is paid by the Inland Revenue shall be treated, where the Balance is negative, as decreased by Adjusted PLA Costs;
"Interest Period" means:
(a) the period from and including the Commencement Date to and including the next following Quarter Date;
(b)
(subject to (c) and (d) below) the period commencing on the Quarter Date referred to in (a) above to and including the next following Quarter Date and each succeeding period commencing on and including a Quarter Date to and including the next following Quarter Date until the first to occur of (i) the last day of the Accounting Period after the Final Accounting Period and (ii) the Termination Payment Date;

(c)
where there has been a Termination, the period commencing on and including the Termination Payment Date and ending on the next following Quarter Date and (subject to (d) below) each succeeding period commencing on and including the day the previous such period expired until and including the next Quarter Date;
(d)
if the Termination Payment Date does not fall on the last day of the period referred to in (a) or the Termination Payment Date and/or the Final Date does not fall on the last day of any complete period referred to in (a), (b) or (c), such shorter period as shall exist between the first date referred to in (a) above in the case of the period referred to in (a) or the last day of the immediately preceding complete period referred to in (b) or (c), until and including (i) the last day of the Accounting Period after the Final Accounting Period and/or (ii) the Termination Payment Date (as the case may be);

PROVIDED THAT (1) if the Lessor incurs any amount in respect of the Total Equipment Cost on a day which does not fall on the last day of the period referred to in (a) or any period referred to in (b), the period from and including the date on which the Lessor incurs any amount in respect of the Total Equipment Cost to and including the last day of the then current period referred to in (a) or (b) above shall constitute an Interest Period for that element only of the Total Equipment Cost; (2) interest shall be deemed to accrue in respect of the last day of each Interest Period, but not the first day, and (3) if an Adjustment Date is not a Business Day, an Interest Period shall end (and the next period begin) on the Business Day next following such Adjustment Date, unless that would fall in the next calendar month, in which case the Interest Period shall end (and the next begin) on the Business Day immediately preceding such Adjustment Date.
"January Date" means 14 January in each year;

"Latest Cashflow Report" means, at any date upon which reference thereto is to be made, the Original Cashflow Report or the Revised Cashflow Report in effect as at that date (as the case may be) or, if no Original Cashflow Report or Revised Cashflow Report is in effect as at such date, the Example Cashflow Report;

"Latest Termination Cashflow Report" means, at any date upon which reference thereto is to be made, the most recent Revised Termination Cashflow Report produced and in effect at that date pursuant to paragraph 5.5. or, if no Revised Termination Cashflow Report is in effect at that date, the Termination Cashflow Report;
"Lessor's Increased Termination Assumptions" means the assumptions so described in paragraph 6.2(c) as varied from time to time in accordance with the provisions of this Financial Schedule;
"Lessor's Increased Termination Cashflow Report" means the Cashflow Report produced by the Lessor pursuant to and in accordance with paragraph 6.2;
"Lessor's Increased Termination Principles" means the principles so described in paragraph 6.2(b);
"Lessor's Increased Termination Sum" means the sum calculated pursuant to and in accordance with paragraph 6.1;

"Lessor's Tax Group" means all members of that group of companies of which the Lessor is for the time being a member, "group of companies" to have the meaning which it has in the Enactments Relating to Group Relief and in each case being a company to whom the Lessor can surrender "group relief" under the Enactments Relating to Group Relief (as at the date of this Agreement);

"Member" means any member of the Lessor's Tax Group;
"Net Disposal Proceeds" means:
(a) Net Disposition Proceeds in the case of a sale of the Equipment; or
(b) Net Total Loss Proceeds in the case of a Total Loss; or
(c) any Requisition Compensation;

"Net Disposition Proceeds" means the proceeds of sale received by the Lessor on or following termination of the leasing of the Equipment, excluding VAT and any applicable sales tax and less any costs fees and expenses properly incurred by the Lessor or on its behalf;
"Net Total Loss Proceeds" means Total Loss Proceeds less VAT and any applicable sales tax and less any costs fees and expenses properly incurred by the Lessor or on its behalf;
"Normal Rent" means, in respect of any Accounting Period of the Lessor, the aggregate of:
(a)
the amount payable by PPC by way of Rent and expressed in this Financial Schedule to be in respect of any period failing in that Accounting Period determined by the Lessor on a daily accruals basis for the period in respect of which it is due PROVIDED THAT where a Termination Payment Date occurs, Rent received in advance but unaccrued at that date on that basis shall be accrued in the Accounting Period of the Lessor in which that date occurs; and
(b) any Termination Payment payable by PPC in that Accounting Period;

"Notional Accounts" means the accounts produced from time to time by the Lessor on a basis consistent with the Initial Notional Accounts and in accordance with Accounting Practice and the Assumptions (as the same may be varied from time to time) and the Principles for the purpose of determining the quantum and timing of payments of tax to be taken into account in calculating the amount of the Rent or Termination Rent;
"Original Cashflow Report" means the Cashflow Report produced pursuant to paragraph 4.1 and which has become effective pursuant to paragraph 4.12;
"PLA Costs" means the rate from which the cost from time to time of the "prime liquid assets" of the Bank is calculated in accordance with Annex A to this Financial Schedule;

"Rent" means each Rent payable or paid by PPC pursuant to Clause 7 and paragraph 2.1 and, save where the context otherwise requires, as adjusted from time to time pursuant to the Financial Schedule and each other sum paid or payable by PPC expressed to be Rent in this Financial Schedule;
"Principles" means the principles described in paragraph 3.2;
"Profit and Loss Account" means the profit and loss account comprised in the Notional Accounts;
"Quarter Date" means each 14 January, 14 April, 14 July and 14 October falling after the Commencement Date;
"Relevant Risk Asset Weighting" means the Bank Risk Asset Weighting or, as the case may be, the Strip Risk Asset Weighting (as appropriate);
"Relevant Return Rate" means the Bank Risk Return Rate or, as the case may be, the Strip Risk Return Rate (as appropriate);

"Rent Payment Date" means each date for payment of Rent under this Agreement which is ascertained in accordance with paragraph 2 of this Financial Schedule as a date for the payment of Rent;
"Return" means at a particular date the amount shown as at that date in the Cashflow Report in the Column headed "Margin";
"Return Rate" means:
(a)
in respect of any day up to and including the Acceleration Date, the annual (after-Tax) rate specified in Assumption 3.3.19(a) or such other annual (after-Tax) rate as may be determined in accordance with paragraph 4.11; and
(b)
in respect of any day after the Acceleration Date, the annual (after-Tax) rate specified in Assumption 3.3.19(b) or such other annual (after-Tax) rate as may be determined in accordance with paragraph 4.11,
EXCEPT that, in the event there is any change in the Bank Risk Asset Weighting or the Strip Risk Asset Weighting, the Return Rate shall be varied in accordance with paragraph 4.9;
"Revised Cashflow Report" means any Cashflow Report (other than the Original Cashflow Report) produced pursuant to paragraphs 4.1-4.11 and which has become effective pursuant to paragraph 4.12;
"Revised Lessor's Increased Termination Cashflow Report" means each Cashflow Report produced pursuant to and in accordance with paragraph 6.3;
"Revised Lessor's Increased Termination Sum" means the sum calculated pursuant to paragraph 6.3;
"Revised Termination Cashflow Report" means each Cashflow Report produced pursuant to paragraph 5.5.1;

"Risk Asset Weighting" means the risk asset weighting (expressed as a decimal) on any date for which the risk asset weighting falls to be calculated and which is attributable to the transactions and matters contemplated by this Agreement and the other Transaction Documents, as determined by the Lessor, and calculated by reference to any potential payment obligation of PPC, and ascertained in accordance with and for the purpose of the Financial Services Authority's Capital Adequacy Return BSD 3 including the guidance notes thereto or any equivalent return for the time being in use including (without limitation) any return or requirement introduced by the Basle Committee on Banking Supervision pursuant to a consultative paper released in January 2001 relating to a New Basle Capital Accord;

"RPI" means the General Index of Retail Prices, being that index calculated for the time being by the Central Statistical Office at intervals of approximately one month on one date in each and every month of each and every year and representing the average change from month to month in prices of goods and services bought by the majority of consumers in Great Britain, or such similar index as may from time to time replace the RPI, and the RPI for any date shall be the most recently published RPI (or similar index);
"Sale Assumptions" has the meaning given to such expression in paragraph 5.3.3(b);
"Schedule 12 FA 1997" means Schedule 12 to the Finance Act 1997;
"SSAP21" means Statement of Standard Accounting Practice 21;
"Sterling Secured Amount" has the meaning given to it in paragraph 4.11;

"Strip Risk Asset Weighting" means the Risk Asset Weighting attributed from time to time to the portion of a transaction which does not have the Bank Risk Asset Weighting attributed to it;
"Strip Risk Return Rate" means, subject to any adjustment in accordance with paragraph 4.9, the annual (after-Tax) rate of two point zero two two eight per cent. (2.0228%);
"Tax Loss" shall have the meaning given to it in Assumption 3.3.5(a);
"Tax Profit" means a positive figure which results from the calculation of "Tax Loss" in Assumption 3.3.5(a);
"Tax Report" means the tax report comprised In a Cashflow Report;

"Tax Payment Date" means each date on which a company is, or would if it had profits be, required to make a payment of Corporation Tax being the latest date on which by statute such payment can be made without incurring interest and/or penalties being the date determined in accordance with Assumption 3.3.6 or, as the case may be, Assumption 3.3.7 (as the same may be varied from time to time);
"Tax Written Down Value" means, as at any date, the Total Equipment Cost, less the aggregate of;—
(a)
the amount of any Writing Down Allowances to which the Lessor has become entitled (and in respect of which the Lessor's entitlement has not been withdrawn) for any Accounting Period of the Lessor ending before that date in respect of the Total Equipment Cost;
(b)
the amount of any Disposal Value that the Lessor has been or will be required to bring into account in any Accounting Period of the Lessor ending before that date in respect of events occurring in relation to the Equipment before that date; and
(c) the amount (if any) of the Total Equipment Cost which is not "qualifying expenditure" within the meaning given to that expression in Section 57 CAA 2001:

the amounts referred to in paragraphs (a) and (b) of this definition being calculated on the basis of the Assumptions (as the same may be corrected in accordance with the provisions of this Financial Schedule) and where the aggregate of the amounts referred to in paragraphs (a), (b) and (c) is greater than the Total Equipment Cost, the "Tax Written Down Value" shall be nil;

"Termination" means any termination of this Agreement or, as the case may be, the termination of the leasing of the Equipment under this Agreement, and whether before or after the Delivery Date shall have occurred;
"Termination Assumptions" means the assumptions described in paragraph 5.3.3 (as varied from time to time in accordance with the provisions of this Financial Schedule);
"Termination Cashflow Report" means the Cashflow Report produced by the Lessor pursuant to and in accordance with paragraph 5.3.1;
"Termination Payment" means in relation to any date the sum calculated in respect of that date pursuant to paragraph 5.2;
"Termination Principles" means the principles described in paragraph 5.3.2;
"Termination Rent" means in relation to any date the amount calculated in respect of that date pursuant to paragraph 5.3;

"Total Equipment Cost" means the Sterling Equivalent of all amounts paid by the Lessor to Ranberger under the Sale Agreement in respect of the purchase of the Equipment;
"UK GAAP" means generally accepted accounting practice for companies in the United Kingdom from time to time;
"Writing Down Allowance" has the meaning attributed to it in Section 56 of CAA 2001.
1.3	Business Days
Amounts shown in all Cashflow Reports assume every day is a Business Day.
1.4	References to Statutes etc

Save where expressly provided to the contrary in this Financial Schedule, references in this Financial Schedule to any statute or statutory provision are references to those statutes or statutory provisions as at the date of this Agreement, but those references shall also include any re-enactment without any amendment of that statute or statutory provision and references to any statute or statutory provision shall include any orders regulations, instruments or other subordinate legislation made under that statute or statutory provision.
1.5	Additional Notifications to be made by the Lessor

If the Lessor becomes aware of any information from which it appears to it that Assumption 3.3.15 is, shall or may prove to be incorrect (the "Relevant Information") and if Assumption 3.3.15 were incorrect the transaction would in consequence become Economically Burdensome the Lessor shall, as soon as is reasonably practicable, notify PPC of the Relevant Information.
1.6	Consultation between the Lessor and PPC
1.6.1
following any notification under paragraph 1.5 (ADDITIONAL NOTIFICATIONS TO BE MADE BY THE LESSOR) if requested by PPC, the Lessor and PPC shall discuss the likely impact of the contents of that notification on the transactions contemplated by this Agreement and the other Transaction Documents and if each party considers it appropriate discuss in good faith alternative arrangements to restructure all or any of the transactions contemplated by this Agreement and the other Transaction Documents which may be put in place to avoid or mitigate the effect of likely impact of the contents of that notification on the transactions contemplated by this Agreement and the other Transaction Documents.
1.6.2
The Lessor shall be entitled to charge for (and PPC shall so pay) the Lessor's reasonable cost of management time (plus VAT) in respect of any matter undertaken in accordance with this paragraph 1.6.2.
2	Rents
2.1	Rents
2.1.1
Subject to the terms of this Financial Schedule, PPC shall pay to the Lessor twenty (20) payments of Rent, the first payment to be payable in advance on the Delivery Date, the second to be payable in advance on the Quarter Date nearest to the first anniversary of the Delivery Date and the remaining eighteen (18) to be payable in advance on each anniversary of that date thereafter.
2.1.2	The amount of the Rent due on a Rent Payment Date shall be the amount (if any) shown in the Latest Cashflow Report in the Column headed "Rentals" against that date.

2.1.3
The first payment of Rent shall be payable in advance for the period from the Delivery Date until the Quarter Date nearest the first anniversary of the Delivery Date. Each Rent other than the first payment of Rent shall be payable in advance for the subsequent year (or, if earlier. until the Termination Payment Date or, as the case may be, the Lease Period End Date).
2.1.4	Each Rent shall be subject to adjustment in the manner specked in paragraph 4.
3	Example Cashflow Report
3.1	Example Cashflow Report

The Example Cashflow Report has been produced by the Initial Evaluation Software, on the basis, inter alia, of the Initial Notional Accounts and the Assumptions and also by reference to the Principles, as respectively set out in paragraphs 3.3 and 3.2.
3.2	The Principles
The Principles on which the Example Cashfiow Report has been based are as follows:—
3.2.1	that each amount payable by the Lessor by way of Total Equipment Cost under the Sale Agreement for the Equipment is charged to the Cashflow Report in the column headed "Asset Cost";
3.2.2
that interest on the day-to-day balance of the Balance during each Interest Period is calculated on a day-to-day basis, on the basis of a three hundred and sixty-five (365) day year and on the basis referred to in Principle Error! Reference source not found. and is charged or credited to the Cashflow Report on the Adjustment Date relating to each such Interest Period in the column headed "Interest";
3.2.3
(a)
that the day-to-day amount of the Balance will, until the first Adjustment Date referred to in paragraph Error! Reference source not found. (c), when it is a negative amount, be funded by the Lessor at an annual interest rate of Assumed LIBOR (compounded on each Adjustment Date);
(b)
that the day-to-day amount of the Balance will, until the first Adjustment Date referred to in paragraph Error! Reference source not found. (d), when it is a positive amount be reinvested by the Lessor at an annual interest rate of Assumed LIBID (compounded on each Adjustment Date);
(c)
that the day-to-day amount of the Balance will, from the first Adjustment Date occurring on or after the end of the period after the Final Accounting Period, when it is a negative amount, be funded by the Lessor at the aggregate rate of LIBOR and Adjusted PLA Costs compounded on each Adjustment Date and that such aggregate is 0%; and
(d)
that the day-to-day amount of the Balance will, from the first Adjustment Date occurring on or after the end of the period after the Final Accounting Period, when it is a positive amount, be reinvested by the Lessor at LIBID compounded on each Adjustment Date and that LIBID is 0%.
3.2.4
that the Return at a particular date is equal to the Return Rate applied to the day-to-day balance of the Balance (when negative) during the Interest Period ending on that date and will be charged to the Cashflow Report in the column headed "Margin" on each Adjustment Date until the Final Date.

3.2.5	that the Rent payable in respect of the Lease Period shall be such that;
(a)
the Rent due on each Rent Payment Date shall be equal to the Rent (if any) due on the immediately preceding Rent Payment Date multiplied by 1.05, save that where an instalment of Rent is payable in respect of a period which is not one year, such instalment shall be increased or reduced pro rata to reflect the length of that period;
(b)
the payments of Rent shall be calculated in accordance with Principle 3.2.5(a) and shall be of such amount as would ensure that the amount of the Balance as at the Final Date is zero or as close to zero as may be (assuming that the Final Date is such as would occur were the Lease Period to expire on the Lease Period End Date).
3.2.6
(a)
that the payments for group relief assumed to be received through Tax Losses surrendered shall be credited to the Cashflow Report in the column headed "Tax" on the date that tax or that payment is assumed on the basis of the Assumptions to be received;
(b)
that Corporation Tax on Tax Profit shall be calculated by reference to the Notional Accounts and shall be charged to the Cashflow Report in the column headed "Tax" on the date that Corporation Tax (including any liability for interest or penalties) is assumed, on the basis of the Assumptions, to fall due for payment.
3.2.7
that any surrender of Tax Losses by the Lessor to any other Member, as referred to in Assumption 3.3.5(a), will be in respect of the profits of such Member arising in the Accounting Period of such Member which completely coincides with the Lessor's Accounting Period in which such Tax Losses arose.
3.2.8	[not used]
3.2.9
that the acquisition of the Equipment by the Lessor under the Sale Agreement, the leasing of the Equipment under this Agreement, the sale or other disposal of the Equipment by the Lessor under or as contemplated by the terms of the Transaction Documents and the transactions and arrangements deemed to apply in relation thereto are the only transactions carried out by the Lessor and the Lessor shall be regarded as having no assets in respect of which Writing Down Allowances are available other than the Equipment, provided that nothing in this Principle shall either imply that the Lessor does not carry on a trade of leasing in the course of which it acquires the Equipment and leases the Equipment under this Agreement or deem a balancing allowance to be received by the Lessor at any time.
3.2.10	that all amounts due to the Lessor under this Agreement or any of the other Transaction Documents will be paid when due.
3.2.11	that any amount of Value Added Tax shall be left out of account in preparing the Cashflow Report.
3.2.12	that every day is a Business Day.
3.2.13	that the Notional Accounts are prepared on a basis that is generally consistent with the Accounts, taking into account Principle 3.2.9, and the Lessor will prepare its accounts to comply with UK GAAP.
3.2.14	that any amount of Lessor's Expenses shall be charged as a debit to the Cashflow Report in the column headed "Sundry".
3.2.15
that the Lessor will not be entitled to capital allowances or writing down allowances or any other form of tax relief in respect of Total Equipment Cost at a rate of more than twenty five per cent. (25%) per annum on a reducing balance basis.

3.2.16	that the Lessor's Exposure on any date shall not exceed the amount set out in Annex C for the period in which such date falls.
3.2.17
that where as a result of any change or changes in any one or more Assumptions or Termination Assumptions, the amount of Corporation Tax payable, or Group Relief Receipt receivable, by the Lessor on a Tax Payment Date falling before the date on which the Cashflow Report is prepared ("Prior Tax Payment Date") is different from the amount of Corporation Tax that would have been payable, or Group Relief Receipt which would have been receivable, by the Lessor on that Prior Tax Payment Date if that Assumption or Termination Assumption had not changed, it shall be assumed that no adjustment shall be made to the amount of Corporation Tax shown as payable on that Prior Tax Payment Date, but an amount equal to any change in such Corporation Tax (or Group Relief Receipt) together with an amount equal to interest on Inland Revenue Terms to the Tax Payment Date referred to below in respect of such amount (on the basis that a Group Relief Receipt represents a repayment of Corporation Tax from the Inland Revenue) shall be shown in the Cashflow Report on the next Tax Payment Date after the date on which any Cashflow Report is prepared in consequence of such change or changes in Assumptions or Termination Assumptions (the "Subsequent Tax Payment Date") (provided that the Subsequent Tax Payment Date falls at least ten (10) London Banking Days after the date of preparation of such Cashflow Report, and that if it does not, such amount shall be calculated for the Tax Payment Date next following the Subsequent Tax Payment Date).
3.3	The Assumptions
3.3.1	The Assumptions upon which the Original Cashflow Report has been based:
	(a)	that the Commencement Date and the Delivery Date will be 28 March 2003.
	(b)	that the Total Equipment Cost will be sixty million Pounds (£60,000,000) and will be funded and paid by the Lessor on the Delivery Date.
3.3.2
(a)
(i)
in respect of the Total Equipment Cost, the Lessor will, in accordance with Part 2 of CAA 2001, have made to it and will receive and retain in full Writing Down Allowances on the full amount of Total Equipment Cost;
(a)
for the Accounting Period in which the Total Equipment Cost is paid at a rate of A/365 × 25% where A is the number of days from and including the date on which the Total Equipment Cost is paid to and including the last day of that Accounting Period;
(b)
on the balance thereof remaining after deducting the allowances as referred to at (a) above, for each succeeding Accounting Period to but excluding the Final Accounting Period at a rate of twenty-five per cent. (25%) on the statutory reducing balance basis;
		(ii)	that none of Sections 107 to 117 CAA 2001 apply at any time to the leasing of the Equipment by the Lessor;
		(iii)	that Chapter 10 of Part 2 CAA 2001 does not apply to the Equipment; and
		(iv)	that none of Sections 216 to 218 and 222 to 226 CAA 2001 apply to the transactions contemplated by this Agreement and the other Transaction Documents.

(b)
that the Writing Down Allowances referred to in Assumption 3.3.2(a) shall not be withdrawn or postponed in whole or in part nor be made subject to a balancing charge at any time except in accordance with Assumption 3.3.13.
3.3.3
	(a)	that the Corporation Tax Rate is thirty per cent. (30%) for the Financial Year 2002 and each Financial Year thereafter;
(b)
that any profits chargeable to Corporation Tax in relation to any Accounting Period of the Lessor or Member (as the case may be), will be taxable at the Corporation Tax Rate for that Accounting Period;
3.3.4
(a)
that neither the Lessor nor any Member to which a surrender of tax Losses by way of group relief is to be made as referred to in Assumption 3.3.5 will be required, by law or in accordance with UK GAAP applicable to the Lessor or any Member, or any of them (as the case may be), to draw up its accounts as at any date other than the 31st December in each year;
(b)
that neither the Lessor nor any Member will be required by law or in accordance with any UK GAAP applicable to the Lessor or any Member or any of them (as the case may be) to draw up its accounts for any period other than twelve (12) months and that its Accounting Periods will be periods of twelve (12) months which will coincide with those periods for which it from time to time draws up its accounts;
3.3.5
(a)
that, in respect of any losses for Corporation Tax purposes ("Tax Losses") calculated in accordance with the Principles and Assumptions arising in respect of any Accounting Period of the Lessor, the Lessor will be entitled to surrender those Tax Losses by way of group relief pursuant to the provisions of the Enactments Relating to Group Relief to any Member;
(b)
that the Lessor shall receive and retain the benefit of any Tax Loss by way of a payment for group relief in respect of any Tax Losses surrendered in respect of an Accounting Period of a Member on the date that the Corporation Tax liability on the profits of the Member to which a surrender of Tax Losses is made or assumed to be made would first fall due for payment and that that payment shall be of an amount equal to that percentage of the Tax Losses surrendered as is equal to the Corporation Tax Rate applicable to the relevant Accounting Period of such Member and that that payment will either
(i) not be Taxable in the hands of the Lessor; or
(ii) Taxable in the hands of the Lessor but deductible for Tax purposes in the hands of such Member.
3.3.6
that the date on which a payment of a proportion of the Corporation Tax liability on the profits for an Accounting Period of any Member to which surrenders of Tax Losses are assumed to be made above must be made without that Member incurring interest or penalties will be the date and the proportion shown in the table annexed as Annex D to this Schedule.

3.3.7
that, in respect of any Accounting Period of the Lessor, the date on which a payment of a proportion of the Corporation Tax liability for that Accounting Period must be made without the Lessor incurring interest or penalties will be the date and the proportion shown in the table annexed as Annex D to this Schedule.
3.3.8
that any interest paid, or assumed to be paid, by the Lessor in respect of any amounts borrowed, or assumed to be borrowed, by the Lessor for the purposes of funding the Balance (including any interest assumed to be paid on Inland Revenue Terms as contemplated by Principle 3.2.17) will or, as the case may be, would if it had actually been paid be deductible, as a trading expense in computing profits for Corporation Tax purposes on a daily accruals basis for the period to which such interest relates or is assumed to relate.
3.3.9
that the Lessor is entitled to prepare and will have accepted by the Inland Revenue its Corporation Tax computations so far as they relate to any interest receivable (including any interest assumed to be received on Inland Revenue Terms as contemplated by Principle 3.2.17) or would have those computations so accepted so far as they relate to any interest assumed to be receivable on a daily accruals basis for the period to which such interest relates, or is assumed to relate.
3.3.10
that the provisions of Part II of Schedule 12 FA 1997 apply to the transactions contemplated by this Agreement and that any Accountancy Rental Earnings and Accountancy Rental Excess are determined on the basis of the Notional Accounts.
3.3.11	that the Lessor is entitled to prepare and will have accepted by the Inland Revenue its Corporation Tax computations so far as they relate:—
(a)
to Rent or Termination Rent receivable on the basis that subject to Assumption 3.3.21, an amount in respect of the Rents and Termination Rent shall be brought into account as income in each Accounting Period equal to the greater of:—
(i) the Accountancy Rental Earnings for that Accounting Period; and
(ii) the Normal Rent for that Accounting Period.
(b) to any rebate of Rent derived from a Cashflow Report, on the basis that it is treated as a payment in respect of the date on which it is payable.
3.3.12
that the Lessor's taxable income. receipts and outgoings in respect of or in connection with the transactions contemplated by this Agreement and the other Transaction Documents will be chargeable to Corporation Tax under Case I of Schedule D within the meaning of Section 18 of ICTA 1988 (in the case of Rent) or Case III of Schedule D within the meaning of Schedule 18 ICTA 1988 (in the case of interest income).
3.3.13
(a) that the Lessor will sell the Equipment on the Lease Period End Date and the Equipment will cease to belong to the Lessor for the purposes of CAA 2001 in the Final Accounting Period;
(b) that the Net Disposal Proceeds will be an amount not less than the Tax Written Down Value of the Equipment brought forward at the commencement of the Final Accounting Period;
(c)
that the Net Disposal Proceeds actually received will be treated solely as the Disposal Value in respect of the Equipment and the Lessor will not be required to bring into account any amount or amounts of Disposal Value in respect of the Equipment other than the Net Disposal Proceeds;

(d)
that in respect of the Final Accounting Period, the Lessor will be entitled to a deduction in computing its trading profits for Corporation Tax which deduction is to be computed on the following basis:—
		(i)	the Lessor will, in that Accounting Period, make a rebate of Rent to PPC in an amount equal to those Net Disposal Proceeds assumed to be received in Assumption 3.3.13(b);
		(ii)	that rebate of Rent referred to in Assumption 3.3.13(d)(i) above will be fully deductible for Corporation Tax as a trading expense for the Lessor in that Accounting Period; and
		(iii)	the Lessor will thereby be entitled, in respect of that Accounting Period, to a deduction in computing its trading profits or losses for Corporation Tax in that amount.
3.3.14	that it shall be lawful for the Lessor to pay and receive any amounts assumed to be payable to or receivable by it in Sterling.
3.3.15	that no relevant Change of Accountancy Practice or Change of Law or Change of Tax Law will occur.
3.3.16	that the Lessor's Expenses will be paid only on the following dates and in the specified amounts:
Expense	Date	Amount (£)
Lessor's Legal Expenses	28 March 2003	250,000
Insurance Adviser's Fee	28 March 2003	50,000
Arrangement Fee	28 March 2003	800.000
Lessor's survey/valuation fees	Not applicable	zero
3.3.17	that each of the Lessor's Expenses will be deductible as a trading expense for the purposes of computing profit subject to Corporation Tax for the Accounting Period of the Lessor in which those expenses are paid.
3.3.18	that the United Kingdom does not participate in the operation of the single ELI currency at any time.
3.3.19	that the Return Rate will be equal to:
	(a)	in respect of any day up to and including the Acceleration Date, an annual rate of zero point three five eight nine per cent. (0.3589%); or
	(b)	in respect of any day after the Acceleration Date, an annual rate of zero point two six three nine one per cent. (0.26391%);
3.3.20
	(a)	that the Strip Risk Asset Weighting will at all times be one hundred per cent. (100%); and
	(b)	that the Bank Risk Asset Weighting will at all times be twenty per cent. (20%);
3.3.21	If:—
	(a)	the Accountancy Rental Earnings in any Accounting Period exceeds the Normal Rent for that Accounting Period; and

(b) there is a Cumulative Normal Rental Excess for that Accounting Period, then the amount to be brought into account for the Accounting Period will be the greater of:
(i) the Accountancy Rental Earnings for that Accounting Period less the Cumulative Normal Rental Excess for that Accounting Period and
(ii) the Normal Rent for that Accounting Period; and
if
(c) the Normal Rent in any Accounting Period exceeds the Accountancy Rental Earnings for that Accounting Period; and
(d) there is a Cumulative Accountancy Rental Excess for that Accounting Period, then the amount to be brought into account for that Accounting Period will be the greater of:
(i) the Normal Rent for that Accounting Period less the Cumulative Accountancy Rental Excess for that Accounting Period and
(ii) the Accountancy Rental Earnings for that Accounting Period.
3.3.22
that the Lessor will not suffer a charge to Corporation Tax or a reduction of Tax Loss by reason of any amounts (other than Corporation Tax on Rent and interest assumed to be earned on amounts reinvested by the Lessor and Termination Payment) arising or deemed to arise from the acquisition of the Equipment and leasing under this Agreement and the other transactions contemplated by the Transaction Documents or as a result of the accounting treatment of such acquisition and leasing by the Lessor and the related transactions contemplated by the Transaction Documents being otherwise than as contemplated by the Assumptions as varied from time to time.
3.3.23
that any amounts received or receivable from the L/C Bank, any Supplemental LIC Bank or any Replacement L/C Bank by the Lessor will be treated in the same way for Corporation Tax purposes as the payments due under the Transaction Documents in respect of which such amount is received under the Letter of Credit or Supplemental Letter of Credit or Replacement Letter of Credit.
3.3.24	that the Lease Period End Date falls on 28 March 2023.
3.3.25	that the Lessor will not receive any contribution to the cost of the Equipment.
3.3.26	that there will be no Termination Shortfall or Rent Shortfall at any time.
3.3.27	that the circumstances described in paragraph 4.11 do not occur.
3.3.28	that no L/C Bank will be required to deduct or withhold any amounts due from it under any Letter of Credit.
4	Original cashflow report revised cashflow reports and adjustments to Rents
4.1	Preparation of Original Cashflow Reports and revised Notional Accounts on or prior to the Delivery Date.

On or prior to the Delivery Date, the Lessor shall produce and deliver to PPC the Original Cashflow Report on the same basis as the Example Cashflow Report, subject to the application of paragraph 4.23 and to any determination by the Lessor that any of the Assumptions shall not be correct and except as set out below.

4.2	Preparation of Revised Cashflow Reports and revised Notional Accounts after the Commencement Date.

The Lessor shall produce and deliver to PPC a Revised Cashflow Report as soon as practicable if at any time after the Commencement Date, and from time to time, (i) paragraph 4.23 applies, or (ii) any of the Assumptions shall not be correct such that the Latest Cashflow Report shall be incorrect, or (iii) paragraph 4.11 applies such that it would result in a Return Rate different from that used for the Latest Cashflow Report, in each case on the same basis as the Latest Cashflow Report except as set out below.
4.3
The Original Cashflow Report and each Revised Cashflow Report shall (subject to the limitation on adjustments contained in paragraph 4.12.1) take account of any changes in the facts underlying the Assumptions including the effect of any such change having retrospective effect if this is the case.
4.4	Where this paragraph 4 is applied Principle 3.2.5 shall not apply and:
	(a)	the Rent due up to and including the date on which such Revised Cashfiow Report is produced shall be in amounts determined by reference to the Latest Cashflow Report; and
(b)
the remaining Rents shall be increased or decreased by such equal percentage from the Rent set out in the Latest Cashflow Report as would. in each case, ensure that the amount of the Balance as at the Final Date is zero (or as close to zero as may be), assuming for this purpose that the Final Date is such as would occur if the Lease Period were to end on the Lease Period End Date.
4.5
Where if paragraphs 4.1-4.11 were applied (disregarding for this purpose this paragraph 4.5) on any date after the date hereof determined in accordance with paragraph 4.2 by the Lessor (the "Relevant Date") and any of the Rents due after the Relevant Date would be of an amount so that the Lessor's Exposure for any date after the Relevant Date determined by the Lessor (the "Nominated Date") would exceed the amount set out in Annex C for the period in which such date falls, then neither paragraph 4.4(b) nor Principle 3.2.5 shall apply and:
	(a)	the Rent due up to and including the date on which such Cashflow Report is produced (if any) shall be in amounts determined by reference to the Latest Cashflow Report;
(b)
the minimum additional Rent required to be paid by PPC to the Lessor on the Relevant Date so as to ensure that the Lessor's Exposure for any date would not exceed the amount set out in Annex C for the period in which such date falls shall be paid by PPC to the Lessor on the Relevant Date; and
(c)
the remaining Rents shall be increased by such equal percentage from the Rent set out in the Latest Cashflow Report as would when taken with the additional Rent referred to in paragraph 4.5(b) above, ensure that the amount of the Balance as at the Final Date is zero (or as close to zero as may be), assuming for this purpose that the Final Date is such as would occur if the Lease Period End Date and that the Assumptions, as amended thereafter remain correct.

4.6
Where paragraphs 4.1-4.11 are applied and such Revised Cashflow Report is produced after the final Rent Payment Date during the Lease Period then such Revised Cashflow Report shall be used to calculate an additional Rent to be paid by PPC to the Lessor or a rebate of Rent to be paid by the Lessor to PPC, in each case on the tenth (10th) Business Day following the date on which the Revised Cashflow Report is prepared and delivered to PPC (or, the last day of the Accounting Period of the Lessor in which that date occurs, if earlier), as would reduce the Balance on the Final Date to zero (or as close to zero as may be), assuming that the Assumptions, as amended, thereafter remain correct.
4.7	If
(a) the Equipment is not sold by the Lessor on or prior to the Lease Period End Date so that Assumption 3.3.13(a) proves incorrect; or
(b) the Equipment is sold by the Lessor on or prior to the Lease Period End Date but Assumption 3.3.13(b) is not correct, the Assumptions that:
(i) in the case of (a) only, the Equipment will not be sold;
(ii) in the case of (a) only, the Net Disposal Proceeds will be nil; and
(iii)
in either case, tax relief is available to the Lessor in the Accounting Period of the Lessor in which the Lease Period End Date occurs equal to such amount of tax relief as is due to any remaining Writing Down Allowances in respect of the Equipment that the Lessor calculates will be available over the next ensuing ten (10) Accounting Periods, such Writing Down Allowances being discounted at the Designated Discount Rate compounded quarterly to the ending of the Accounting Period of the Lessor in which the Lease Period End Date occurs, with the resulting benefit being calculated at the Corporation Tax Rate applicable to the Lessor in the Accounting Period of the Lessor in which the Lease Period End Date occurs shall apply.
4.8	The Lessor shall produce revised Notional Accounts on production of the Original Cashflow Report if and as often as a Revised Cashflow Report is produced.
4.9	Risk Asset Weighting
If Assumption 3.3.20 proves not to be correct, the Return Rate shall be adjusted in accordance with the following:
(a)
if the Relevant Risk Asset Weighting increases from a Relevant Risk Asset Weighting of 20 per cent. or more than 20 per cent., the Relevant Return Rate shall be increased by 0.21986125 per cent. per annum for every increase of 10 per cent. in the Relevant Risk Asset Weighting above the previously applicable Relevant Risk Asset Weighting and pro rata for increases which are not whole multiples of 10 per cent., or
(b)
if the Relevant Risk Asset Weighting increases from a Relevant Risk Asset Weighting of less than 20 per cent. to a Relevant Risk Asset Weighting of more than 20 per cent., the Relevant Return Rate shall be:
(i)
increased by 0.026955 per cent. per annum for every increase of 10 per cent. in the Relevant Risk Asset Weighting above the previously applicable Relevant Risk Asset Weighting up to and including 20 per cent. and pro rata for increases which are not whole multiples of 10 per cent., and

(ii)
increased by 0.21986125 per cent. per annum for every increase of 10 per cent. in the Relevant Risk Asset Weighting above 20 per cent. and pro rata for increases which are not whole multiples of 10 per cent., or
(c)
if the Relevant Risk Asset Weighting increases from a Relevant Risk Asset Weighting of less than 20 per cent. to a Relevant Risk Asset Weighting of 20 per cent. or less than 20 per cent., the Relevant Return Rate shall be increased by 0.026955 per cent. per annum for every increase of 10 per cent. in the Relevant Risk Asset Weighting above the previously applicable Relevant Risk Asset Weighting and pro rata for increases which are not whole multiples of 10 per cent., or
(d)
if the Relevant Risk Asset Weighting decreases to a Relevant Risk Asset Weighting of 20 per cent. or more than 20 per cent., the Relevant Return Rate shall be decreased by 0.21986125 per cent. per annum for every decrease of 10 per cent. in the Relevant Risk Asset Weighting below the previously applicable Relevant Risk Asset Weighting and pro rata for decreases which are not whole multiples of 10 per cent., or
(e)
if the Relevant Risk Asset Weighting decreases from a Relevant Risk Asset Weighting of more than 20 per cent. to a Relevant Risk Asset Weighting of less than 20 per cent., the Relevant Return Rate shall be:
(i)
decreased by 0.21986125 per cent. per annum for every decrease of 10 per cent., in the Relevant Risk Asset Weighting below the previously applicable Relevant Risk Asset Weighting down to and including 20 per cent. and pro rata for decreases which are not whole multiples of 10 per cent., and
(ii)
decreased by 0.026955 per cent. per annum for every decrease of 10 per cent., in the Relevant Risk Asset Weighting below 20 per cent. and pro rata for decreases which are not whole multiples of 10 per cent., or
(f)
if the Relevant Risk Asset Weighting decreases from a Relevant Risk Asset Weighting of 20 per cent. or less than 20 per cent., the Relevant Return Rate shall be decreased by 0.026955 per cent. per annum for every decrease of 10 per cent. in the Relevant Risk Asset Weighting below the previously applicable Relevant Risk Asset Weighting and pro rata for decreases which are not whole multiples of 10 per cent.,
	(g)	the Return Rate shall then be determined by preparing a Table in accordance with paragraph 4.11.

For the purposes of this paragraph 4.9, where Assumption 3.3.20(a) proves not to be correct the Relevant Return Rate shall be the Strip Risk Return Rate and the Relevant Risk Asset Weighting shall be the Strip Risk Asset Weighting, and where Assumption 3.3.20(b) proves not be correct the Relevant Return Rate shall be the Bank Risk Return Rate and the Relevant Risk Asset Weighting shall be the Bank Risk Asset Weighting.
4.10	Extra Columns and Rows etc
The Original Cashflow Report, any Revised Cashflow Report, Termination Cashflow Report or Revised Termination Cashflow Report prepared under this Financial Schedule—
	(a)	shall be produced using the same Evaluation Software (subject to paragraph 4.23.1);
	(b)	shall be produced on the basis of the Principles (subject to paragraph 4.23.2);
	(c)	shall take into account the Assumptions (as varied from time to time in accordance with this Financial Schedule); and

	(d)	may, if the Lessor determines to be appropriate include columns and rows additional to those in the Example Cashflow Report.
4.11	Lessor's Exposure and changes to Return Rate

This paragraph 4.11 shall apply on each occasion on which there is a change in any Assumption (excluding Assumption 3.3.19 and except as provided for in paragraph 4.11(d) below). Where this paragraph 4.11 applies:
	(a)	Prior to the preparation of the Revised Cashflow Report, the Lessor shall:
(i)
prepare Termination Cashflow Reports to determine a Termination Sum for the Commencement Date and for each Quarter Date falling after the Commencement Date and on or before the Lease Period End Date on the basis of the Termination Assumptions (as varied); and
(ii)
calculate for the Commencement Date and each Quarter Date falling on or after the Commencement Date and on or before the Lease Period End Date an amount equal to the Security Value on that date (the "Sterling Secured Amount"): and
		(iii)	prepare a Table or as the case may be a revised Table in the form of the Example Annex E Table on the basis set out below.
	(b)	The Table shall be prepared as follows:
		(i)	the Sterling Secured Amount for each date specified in the column headed "Date" shall be inserted in Column A against that date;
		(ii)	the Termination Sum as calculated in accordance with paragraph 4.11(a)(i) for each date specified in the column headed "Date" shall be inserted in Column B against that date;
		(iii)	in the event that the figure for any date in Column B exceeds the corresponding figure in Column A, the difference shall be inserted in Column C;
		(iv)	for each such date, the Lessor shall insert in Column D the result of the figure in Column C expressed as a percentage of the figure in Column B;
		(v)	the Lessor shall then determine the following average percentages:
(A)
for the Quarter Date immediately following the Commencement Date (the "First Quarter Date"), the average of the percentages shown in Column D for the First Quarter Date and the immediately following Quarter Dates which fail before the first January Date and shall insert such percentage in the Table in Column E against the First Quarter Date;
(B)
for each January Date, the average of the percentages shown in Column D for such January Date and the immediately following three Quarter Dates and shall insert such percentage in the Table in Column E against the relevant January Date;
		(vi)	a percentage shall be inserted in the Table in Column F against the First Quarter Date and each relevant January Date determined in accordance with the formula
X × E

where E is the percentage in Column E for that date, and X is the Strip Risk Return Rate;
		(vii)	a percentage shall be inserted in the Table in Column G against the First Quarter Date and each relevant January Date in accordance with the formula
Y × (1-E)
where E has the same meaning as in (vi) above, and Y is the Bank Risk Return Rate (and, for the avoidance of doubt, the figure 1 in this formula is the equivalent of 100 per cent.);
(viii)
a percentage shall be inserted in Column H in the Table against the First Quarter Date and each relevant January Date being the aggregate of the percentages in Columns F and G for that date. Where no percentage would otherwise be inserted for any relevant date, the Bank Risk Return Rate shall be inserted;
(ix)
a percentage shall be inserted in Column I in the Table against the First Quarter Date and each relevant January Date being the percentage in Column H for that date minus the percentage in Column H of the Example Annex C Table for that date;
(x)
a percentage shall be inserted in Column J in the Table against the First Quarter Date and each relevant January Date being the sum of the Day One Return Rate and the percentage in Column I for that date, and for the purposes of this Table, the percentage in column J shall be shown to four decimal places.
(c)
Following production of the Table or as the case may be any revised Table, the same shall be used to determine the Return Rate for any day for the purposes of any Revised Cashflow Report to be prepared. The Return Rate for any day shall, until the next occasion on which paragraph 4.9 or this paragraph 4.11 is used to determine a new Return Rate, be the figure shown in Column J of the latest Table for the First Quarter Date or the January Date falling on or immediately preceding that date. The Revised Cashflow Report shall be prepared on the basis of the revised Return Rate determined in accordance with paragraph 4.9 or this paragraph 4.11.
(d)
For the avoidance of doubt, where a Table produced in accordance with this paragraph 4.11 has been used to determine the Return Rate for the purposes of any Revised Cashflow Report, any change in Assumption that arises as a result of such Revised Cashflow Report shall not give rise to an obligation to produce a new Table in accordance with this paragraph 4.11.
4.12	Substitution of the Original Cashflow Report and Revised Cashflow Report for Latest Cashflow Report

The Original Cashflow Report and each Revised Cashflow Report produced in accordance with paragraphs 4.1-4.11 shall be promptly delivered to PPC together with reasonable details of any changes in the Assumptions determined by the Lessor, and shall be substituted for the Latest Cashflow Report and the amounts of Rent falling due after the Original Cashflow Report or such Revised Cashflow Report is produced and delivered shall be determined by reference to the Original Cashflow Report or such Revised Cashfiow Report (as the case may be) to the exclusion of any previous Cashflow Report. (Thereafter, references to the correctness of, or any change in, any Assumption shall be construed accordingly.)

4.12.1	General Limitations on Adjustment

There shall be no variation or amendment of or a correction to any Assumption or Termination Assumption and no adjustment to Rent or in calculating the Termination Payment, or any adjustment thereto, if and to the extent that the Assumptions, or, as the case may be, Termination Assumptions shall not be correct by reason of any of the following (in each case otherwise than by reason of (a) Assumption 3.3.15 proving incorrect; or (b) any action being taken which is required under or assumed to occur or contemplated pursuant to any of this Agreement and the other Transaction Documents (other than any such action of the Lessor which is taken into account in paragraph 4.12.1 (b) to (i) below) or requested by PPC or any member of the Aurelia Energy/Bluewater Group; or (c) any default or failure to provide information by any member of the Aurelia Energy/Bluewater Group)
	(a)	the Lessor is not, or is treated as not being, a member of a group of companies for the purposes of the Enactments Relating to Group Relief; or
(b)
the Lessor does not duly claim or seek to claim when it is entitled to do so or disclaims or postpones, or requires a reduction (unless in any such case so required by law or Inland Revenue practice) (in whole or in part) the Writing Down Allowances referred to in Assumption 3.3.2(a); or
(c)
Assumption 3.3.4 and/or Assumption 3.3.5 are not in fact correct including, for the avoidance of doubt, any circumstance where such Assumptions are not in fact correct as a result of a deficiency of taxable profits of the Lessor or of a Member (or Members) or as a result of any Member not making payment to the Lessor in respect of any Losses (calculated in accordance with the Principles and the Assumptions) surrendered to that Member in accordance with Assumption 3.3.5(b); or
(d)
any act of the Lessor or any member of the Lessor's Group (excluding any act of PPC or any member of the Aurelia Energy/Bluewater Group acting in any capacity on behalf of the Lessor or such member) which constitutes wilful or reckless misconduct or a breach by the Lessor of its obligation under the Transaction Documents; or
	(e)	interest being paid, or assumed to be paid, by the Lessor otherwise than:
(i) in the United Kingdom;
(ii) on a Sterling advance from a bank (within the meaning of Section 840A ICTA 1988)
(iii) to a person within the charge to Corporation Tax in respect of that interest: and
(iv) on a full recourse basis; or
	(f)	the Lessor not being within the charge to Corporation Tax or being resident in any jurisdiction other than or in addition to the United Kingdom; or
(g)
the Lessor effects any voluntary sale of the Equipment or its rights under the Sale Agreement in consequence of which the Equipment ceases to belong to the Lessor for the purposes of Part 2 CAA 2001 (or any re-enactment thereof) other than in accordance with this Agreement or any of the other Transaction Documents; or

(h)
as a result of the reasonably avoidable delay or failure of the Lessor in the filing of accurate and complete Tax returns or the payment of Taxes assessed on the Lessor or any Member, except to the extent that such failure or delay by the Lessor is caused by an act or omission of PPC, or any member of the Aurelia Energy/Bluewater Group Provided that for this purpose Tax returns produced in accordance with the Assumptions, the Termination Assumptions and the Lessors Increased Termination Assumptions (as varied from time to time) shall not be regarded as inaccurate for this purpose; or
(i)
the basis on which the Lessor or any Member prepares Its Tax computations as initially submitted to the Inland Revenue being inconsistent with the Principles or Assumptions (as they may be adjusted from time to time).
4.13	Calculation of Money Cost Variations in respect of the Cashflow Report
For the purposes of paragraphs 4.13-4.21, the following terms shall have the following meanings:
"Interest Adjustment Account" means the notional account to be operated by the Lessor pursuant to paragraph 4.18;
"Interest Adjustment Date" means
	(a)	each Rent Payment Date other than the Delivery Date;
(b)
subject to (c) and (d) below, the Lease Period End Date and the last day of the twelve (12) month period commencing on and including the Lease Period End Date and (subject to (e) below) the last day of each succeeding twelve (12) month period commencing on and including the day the previous such period expired until and including the Final Date, or the Termination Payment Date if earlier;
	(c)	where there has been a termination of the leasing of the Equipment under this Agreement after the Delivery Date, the Termination Payment Date;
	(d)	the last day of the twelve (12) month period commencing on and including the day the previous such period expired until and including the Final Date; and
	(e)	if the Final Date does not fall on the last day of any complete twelve (12) month period referred to in (b) or (d), the Final Date;
"Lessor Adjustment Amount" shall have the meaning given to it in paragraph 4.16;
"Lessor Adjustment Credit" shall have the meaning given to it in paragraph 4.18(c)(vi);
"Lessee Adjustment Amount" shall have the meaning given to it in paragraph 4.15;
4.14
During each Interest Period, but in any event no later than ten (10) Business Days before each Adjustment Date falling after the Commencement Date up to and including the Final Date the Lessor shall, subject to paragraph 4.23.3 calculate the following
	(a)	The actual money costs ("Actual Money Costs") (which may be a positive or a negative amount) are the sum of:—
(i)
an amount (expressed as negative) calculated on a day-to-day basis on the Balance (when that balance is a negative figure) for such Interest Period ending on such Adjustment Date at LIBOR plus Adjusted PLA Costs for the Interest Period as determined on the first day of such Interest Period; plus

(ii)
an amount (expressed as positive) calculated on a day-to-day basis on the balance of the Balance (if any) (when that is a positive figure) for such Interest Period at LIBID for the Interest Period as determined on the first day of such Interest Period.
	(b)	The assumed money costs ("Assumed Money Costs") (which may be a positive or a negative amount) are the sum of
(i)
an amount (expressed as negative) calculated on the same basis (and determined from the Cashflow Report) as for sub-paragraph 4.14(a)(i) above except that the rate shall be Assumed LIBOR and not LIBOR and Adjusted PLA Costs;
(ii)
an amount (expressed as positive) calculated on the same basis (and determined from the Cashflow Report) as for sub-paragraph 4.14(a)(ii) above except that the rate shall be Assumed LIBID and not LIBID.
4.15
Where the amount (if any) of the Actual Money Costs arithmetically exceeds (having regard to positive and negative signs) the Assumed Money Costs as both are determined pursuant to and in accordance with paragraph 4.14 above, such excess shall be a Lessee Adjustment Amount.
4.16
Where the amount (if any) of the Actual Money Costs are arithmetically less (having regard to positive and negative signs) than the Assumed Money Costs, as both are determined pursuant to and in accordance with paragraph 4.14 above, such shortfall shall be a Lessor Adjustment Amount.
4.17
The Lessor shall not less than (5) Business Days prior to each Adjustment Date occurring after the Delivery Date notify PPC of the amount of any Lessee Adjustment Amount or Lessor Adjustment Amount for such Adjustment Date pursuant to paragraphs 4.13-4.17.
4.18	Account to be operated by the Lessor
(a)
The Lessor shall operate a notional Sterling account to be known as the "Interest Adjustment Account". For the avoidance of doubt, the Interest Adjustment Account shall be an account for the purposes of calculation only and shall not at any time constitute a debt between the parties hereto, it being agreed that the only payment obligations arising pursuant to paragraphs 4.18 and 4.19 shall be those expressly provided for in paragraph 4.19;
	(b)	Any reference in this paragraph 4.18 to an amount being credited to the Interest Adjustment Account is a reference to that amount being added to the credit balance on the Interest Adjustment Account;
	(c)	The balance of the Interest Adjustment Account shall be a function of credits to be made in accordance with the following provisions:
		(i)	the opening balance on the Interest Adjustment Account shall be zero;
(ii)
on any Adjustment Date occurring after the Delivery Date up to and including the Finale Date for which there is a Lessor Adjustment Amount calculated under paragraphs 4.13-4.17 an amount equal to such Lessor Adjustment Amount shall be treated as credited to the Interest Adjustment Account;

(iii)
if there has been a credit balance on the Interest Adjustment Account at any time during an Interest Period, an amount in respect of interest for that Interest Period calculated in accordance with sub-paragraphs (iv) and (v) below shall be credited to the Interest Adjustment Account on the Adjustment Date on which such Interest Period expires;
(iv)
the amount to be credited in accordance with sub-paragraph (iii) above in respect of any Interest Period shall be equal to interest on the credit balance on the Interest Adjustment Account during that Interest Period at LIBID for the Interest Period determined on the first day of that Interest Period;
		(v)	the amounts of interest referred to in sub-paragraph (iii) shall be calculated on a daily basis and on the basis of a 365 day year;
(vi)
prior to each Interest Adjustment Date, the Lessor shall calculate the amount which will be the balance on the Interest Adjustment Account on such Interest Adjustment Date after taking account of any credit to be made thereto on such Interest Adjustment Date and (for the avoidance of doubt) before the reduction of the balance thereof to zero pursuant to sub-paragraph (vii) below. The amount of any credit balance so calculated by the Lessor on any Interest Adjustment Date is referred to as a Lessor Adjustment Credit; and
(vii)
on each Interest Adjustment Date, the balance on the Interest Adjustment Account shall be reduced (or, as the case may be, increased) to zero (for the avoidance of doubt, after the calculation of the balance thereof by the Lessor pursuant to sub-paragraph (vi) above) by crediting the Lessor Adjustment Amount to PPC in accordance with paragraph 4.19(a).
4.19	Payments to be made by the Lessor and PPC
(a)
If, for any Interest Adjustment Date the Lessor shall have calculated pursuant to subparagraph (c)(vi) of paragraph 4.18 that there is a Lessor Adjustment Credit for that Interest Adjustment Date, then the instalment of Rent, the Termination Payment or the amount payable by way of additional Rent (as the case may be) payable by PPC on that Interest Adjustment Date shall be reduced by an amount equal to such Lessor Adjustment Credit.
(b)
If, for any Adjustment Date the Lessor shall have calculated pursuant to paragraph 4.15 that there is a Lessee Adjustment Amount for that Adjustment Date, then PPC shall on such Adjustment Date pay to the Lessor by way of additional Rent under this Agreement, in respect of the period commencing on the previous Adjustment Date (or, if none, the Delivery Date) and ending on such Adjustment Date, in an amount equal to such Lessee Adjustment Amount.
(c)
The Lessor shall not less than five (5) Business Days prior to each Interest Adjustment Date notify PPC of the amount of the Lessor Adjustment Credit (if any) calculated for that date pursuant to paragraph 4.18.
4.20
Where the Adjustment Date occurs by reason of a Termination the time limits referred to in paragraphs 4.14 and 4.18 shall not apply and the Lessor shall make the relevant notification on or after that Adjustment Date.
4.21	[Not used]

4.22	Adjustments on Substitution of Revised Cashflow Report or Revised Termination Cashflow Report etc.

Where any Revised Cashflow Report or Revised Termination Cashflow Report is prepared under paragraph 4.12 or 5.5, the Lessor shall separately calculate the financial adjustment (if any) which needs to be made between the Lessor and PPC by reason of adjustments in respect of the money cost variations paid under paragraphs 4.13 to 4.19 having been based on figures in respect of the Balance which such Revised Cashflow Report or Revised Termination Cashflow Report may show to be incorrect. A payment to reflect the adjustment so calculated shall be made between the Lessor and PPC on the tenth (10th) Business Day following the date the Lessor calculates the financial adjustment, (but shall not be reflected in any Cashflow Report).
4.23	Evaluation Software and Interest Rate Adjustments
4.23.1	The Lessor may from time to time:—
(a) utilise a later version or release of the Evaluation Software or substitute alternative Evaluation Software for that previously used to calculate any amount due under this Financial Schedule; and/or
(b)
supplement the operation of the Evaluation Software by calculating or recalculating data to be input to the Evaluation Software and/or data generated by the Evaluation Software (but not so as to produce a result which is inconsistent with the Example Cashflow Report)

and make any consequential changes to the form of the Cashflow Reports PROVIDED THAT the Lessor shall promptly inform PPC of any action taken by it pursuant to this paragraph 4.23.1 and shall supply to PPC such information concerning that action as PPC may reasonably require in order to verify the effect of such action on the form and/or content of Cashflow Reports.
4.23.2
If as a result of any changes made by the Lessor pursuant to paragraph 4.23.1, or as a consequence of any Change of Tax Law or Change of Accountancy Practice, or of any Assumption being or becoming incorrect, any of the Principles (including any related defined terms) ceases to reflect the proper basis for producing Cashflow Reports, the Principles and any relevant defined terms shall be varied to such extent, and such consequential changes shall be made elsewhere in this Financial Schedule, as the Lessor shall reasonably determine to be necessary PROVIDED that the Lessor shall promptly notify PPC of all such changes and shall provide sufficient additional information (including when appropriate examples of the operation of the revised Principles) to enable PPC to ascertain the effect of the changes.
4.23.3
Following the occurrence of any relevant Change of Tax Law or Change of Accountancy Practice, the Lessor may from time to time, if LIBOR differs from Assumed LIBOR in respect of any current or prior Interest Period elect to prepare a Revised Cashflow Report taking account of the actual rate of LIBOR for that Interest Period and, in any such case, paragraphs 4.13-4.17 shall not apply in respect of the relevant Interest Period.
4.24	[Not used]

4.25	Broken Funding Costs and Benefits
4.25.1
PPC shall on demand pay to the Lessor (which payment shall be deemed to be an indemnity payment for the purposes of this Agreement) an amount equal to any Broken Funding Costs arising as a result of any premature termination of the underlying funding arrangements made by the Lessor or any Member in contemplation of or in connection with the transaction, and on terms, contemplated by this Agreement and the other Transaction Documents (including any Termination).
4.25.2	Provided no event within Clause 21.1 has occurred the Lessor shall pay to PPC, by way of a rebate of Rent, any Broken Funding Benefit when that benefit so arising has been calculated.
4.26	Revision of Assumptions

In the event of a change in any of the Assumptions, Termination Assumptions, or Lessor's Increased Termination Assumptions, that assumption shall be deemed to be revised as necessary to reflect such change and that assumption, as so revised shall be deemed to be incorporated herein in substitution for that set out in this Schedule (as the same may previously have been revised pursuant to this Schedule).
4.27	[Not used]
4.28	Change of Assumption

Without prejudice to any other circumstances where an Assumption, Termination Assumption or Lessor's Increased Termination Assumption changes, a change of Assumption, Termination Assumption or Lessor's Increased Termination Assumption shall be deemed to occur:
(a) when any statute or statutory instrument the effect of which is or will be to render such Assumption, Termination Assumption or Lessor's Increased Termination Assumption incorrect, becomes law; or
(b)
following any decision by the Special Commissioners which affects the accuracy of any Assumption, Termination Assumption or Lessor's Increased Termination Assumption or following any judicial decision in the High Court or any appellate body which affects the accuracy of any Assumption.
5	Calculation of Payments on Termination
5.1	Payments on Termination
Where a Termination Payment becomes due and payable pursuant to any provision of this Agreement that Termination Payment shall be determined in accordance with this paragraph 5.
5.2	Termination Payment
The Termination Payment is the aggregate of:
(a) the Termination Rent derived from the Termination Cashflow Report; and
(b) the Early Termination Fee (if any).
5.3	Termination Rent
5.3.1
When a Termination Rent has to be ascertained the Lessor shall produce and deliver to PPC a Termination Cashflow Report to be prepared on the basis of, inter alia, the Termination Principles and Termination Assumptions and otherwise on the same basis as the Latest Cashflow Report.

5.3.2	The Termination Principles are:
	(a)	the Principles (except Principle 3.2.5); and
	(b)	that:
		(i)	the Rent due up to but excluding the Termination Payment Date shall be in amounts determined by reference to the Latest Cashflow Report;
(ii)
the amount shown in the Column headed "Rentals" in the Termination Cashflow Report to be due on the Termination Payment Date (the Termination Rent) shall be such amount as would ensure that (provided the Termination Assumptions prove to be correct) on the Final Date the Balance would be zero (or as dose to zero as may be);
		(iii)	no Rent is due on or after the Termination Payment Date, and
	(c)	that the Lease Period shall end on the Termination Payment Date.
5.3.3	The Termination Assumptions are:—
(a)
the Assumptions applied in preparing the Latest Cashftow Report excluding Assumptions 3.3.13 and 3.3.24 (but where any of such Assumptions have proved to be incorrect on or before the Termination Payment Date the Termination Cashflow Report shall (subject to paragraph 4.12.1) take account of any changes in the facts underlying the Assumptions); and
	(b)	that:
		(i)	the Lessor will sell the Equipment on the Termination Payment Date and the Equipment will cease to belong to the Lessor for the purposes of CAA 2001 in the Final Accounting Period;
		(ii)	the Net Disposal Proceeds will be an amount not less than the Tax Written Down Value of the Equipment brought forward at the commencement of the Final Accounting Period;
(iii)
the Net Disposal Proceeds actually received will be treated solely as the Disposal Value in respect of the Equipment and the Lessor will not be required to bring into account any amount or amounts of Disposal Value in respect of the Equipment other than the Net Disposal Proceeds,
(i), (ii) and (iii) being ("the Sale Assumptions"); and
(iv)
in respect of the Final Accounting Period the Lessor will be entitled to a deduction in computing its trading profits for Corporation Tax which deduction is to be computed on the following assumptions:
(x) the Lessor will, in that Accounting Period, make a rebate of Rent to PPC in an amount equal to those Net Disposal Proceeds assumed to be received in subparagraph (b)(ii);
(y) the rebate of Rent referred to in sub-paragraph (x) above will be fully deductible for Corporation Tax as a trading expense for the Lessor in that Accounting Period; and
(z) the Lessor will thereby be entitled in respect of that Accounting Period, to a deduction in computing its trading profits or losses for Corporation Tax in that amount.

5.4	Early Termination Fee
5.4.1
If a Termination occurs on or before the third (3rd) anniversary of the Delivery Date then, subject to paragraph 5.4.3 below, there will be added into the sum so required on the date of such termination an additional sum (the "Early Termination Fee") calculated in accordance with paragraph 5.4.2.
5.4.2
The Early Termination Fee will be the amount calculated by taking from the Latest Cashflow Report the sums shown in the column headed "Margin" from the Termination Payment Date to the third (3rd) anniversary of the Delivery Date (both dates inclusive) multiplied by the factor (100/(100 - x)); where x equals the Corporation Tax Rate applicable to the Accounting Period in which the Termination Payment Date falls, expressed as a whole number (and not as a percentage).
5.4.3	The Termination Fee shall be nil where PPC terminates this Agreement under Clause 21.4 in circumstances where the transaction has become Economically Burdensome.
5.5	Subsequent Adjustment to Termination Rent
5.5.1
If at any time and from time to time following the Termination Payment Date until the End Date, any of the Termination Assumptions taken into account in preparing the Latest Termination Cashflow Report shall prove to be incorrect, there shall, subject to the provisions of paragraph 4.12.1 above, be calculated and paid by way of adjustment either an additional Rent by PPC to the Lessor or, as the case may be, a rebate of Rent from the Lessor to PPC and for the purpose of that calculation the Lessor shall as soon as is practicable prepare and deliver to PPC a Revised Termination Cashflow Report.
5.5.2	A Revised Termination Cashflow Report shall be prepared on the same basis as the Latest Termination Cashflow Report except that:
(a)
it shall take account of the amount of the Termination Rent calculated in respect of the Termination Payment Date and any amounts payable under this paragraph 5.5 in accordance with any previous Revised Termination Cashflow Report and of the dates any such amounts were due.
(b)
it shall take no account of the Termination Principle set out in paragraph 5.3.2(b)(iii) but shall assume that the only Rent due after the Termination Payment Date is any amount payable under this paragraph 5.5.
(c)
to the extent that any Termination Assumptions as are referred to in paragraph 5.3.3 above have proved to be incorrect it shall (subject as otherwise provided in this paragraph 5.5.2 and subject to paragraph 4.12.1 above) be prepared on the basis of such Termination Assumptions as corrected.
(d)
if any of the Corporation Tax Rates assumed for the purpose of the Latest Termination Cashflow Report have proved to be incorrect, it shall instead take account of the Corporation Tax Rates which are subsequently known or reasonably predicted by the Lessor to apply for the Accounting Period of the Lessor in which the Termination Payment Date falls and any subsequent Accounting Periods.
(e)
if the Equipment is not sold by the Lessor on or prior to the Termination Payment Date so that Termination Assumption 5.3.3(b)(i) proves incorrect or the Equipment is so sold, but Termination Assumption 5.3.3(b)(ii) is not correct, the following Assumptions (which shall be treated as Termination Assumptions) shall apply:
(i) that where there has been no sale on or prior to the Termination Payment Date, the Equipment will not be sold;

(ii) that where there has been no sale on or prior to the Termination Payment Date, the Net Disposal Proceeds will be nil; and
(iii)
that whether or not there has been a sale, tax relief is available to the Lessor in the Accounting Period of the Lessor in which the Termination Payment Date occurs equal to such amount of tax relief as is due to any remaining Writing Down Allowance in respect of the Equipment will be available over the next ensuing ten (10) Accounting Periods such Writing Down Allowances being discounted at the Designated Discount Rate per annum compounded quarterly to the ending of the Final Accounting with the resulting benefit being calculated at the Corporation Tax Rate applicable to the Lessor in the Final Accounting Period.
5.5.3
Such Revised Termination Cashflow Report shall be used to calculate such additional Rent to be paid by PPC to the Lessor or such rebate of Rent to be paid by the Lessor to PPC in each case on the tenth (10th) day following the date of preparation and delivery of the Revised Termination Cashflow Report (or, the last day of the Accounting Period of the Lessor in which that date occurs, if earlier), as would reduce the Balance on the Final Date to zero, or as close thereto as may be, assuming that the Termination Assumptions (as corrected in the manner above required) thereafter remain correct. Each Revised Termination Cashflow Report shall be promptly delivered to PPC.
6	Calculation of Lessor's Increased Termination Sum
6.1	Lessor's Increased Termination Sum

On or before the commencement of the first Interest Period the Lessor shall ascertain the highest Termination Payment that could be calculated in accordance with paragraph 6.2 in respect of any day falling within the Lease Period ("Lessor's Increased Termination Sum"). The Lessor shall notify PPC as soon as reasonably practicable after the calculation of the highest Lessor's Increased Termination Sum.
6.2	Lessor's Increased Termination Cash Flow
(a)
The Lessor's Increased Termination Sum in respect of any day (the "Relevant Termination Date") shall be calculated by producing a Cashflow Report (the "Lessor's Increased Termination Cash Flow") to be prepared in accordance with paragraph 5.3 on the basis of, inter alia, the Lessor's Increased Termination Assumptions and the Lessor's Increased Termination Principles.
(b) The Lessor's Increased Termination Principles are:
(i)
the Termination Principles, with all references to Termination Payment Date, Termination Cashflow Report, Termination Rent and Termination Assumptions being construed as references to Relevant Termination Date, Lessor's Increased Termination Cashflow Report, Lessor's Increased Termination Sum and Lessor's Increased Termination Assumptions respectively; and

(ii)
that tax relief is available to the Lessor in the Accounting Period of the Lessor in which the Relevant Termination Date occurs equal to such amount of tax relief as is due to writing down allowances in respect of the Equipment for such Accounting Period and such writing down allowances will be available over the next ensuing twenty (20) Accounting Periods, such writing down allowances being (a) discounted at the Designated Discount Rate per annum as calculated by the Lessor, (b) calculated at the Corporation Tax Rate applicable to the Lessor and (c) calculated assuming that the benefit of any writing down allowances in respect of any Accounting Periods after the twentieth Accounting Period will be received in such twentieth Accounting Period.
(c) The Lessor's Increased Termination Assumptions are:
(i)
the Termination Assumptions, except the Sale Assumptions, with all references to Termination Payment Date and Termination Rent being construed as references to Relevant Termination Date and Lessor's Increased Termination Sum respectively save that the reference to Termination Payment Date contained in paragraph 5.3(a) shall be construed as a reference to the date on which the Lessor's Increased Termination Cash Flow is being prepared; and
(ii) that no sale of the Equipment takes place, no Total Loss and no cessation of the benefit of the Lessor's rights under the Sale Agreement occurs.
6.3	Subsequent adjustment to Lessor's Increased Termination Cash Flow

As soon as practicable after any of the Lessor's Increased Termination Assumptions shall prove not be correct the Lessor shall calculate a revised Termination Payment (the "Revised Lessor's Increased Termination Sum") by producing a revised Cashflow Report (the "Revised Lessor's Increased Termination Cashflow Report") prepared on the same basis as the Lessor's Increased Termination Cashflow Report save that there shall be substituted the correct assumption for those Lessor's Increased Termination Assumptions which have proved to be incorrect. The Lessor shall notify PPC as soon as reasonably practicable after the calculation of the highest Revised Lessor's Increased Termination Sum.
7	Lessor's Security
7.1	Lessor's Security

Where the Lessor is entitled, pursuant to any of the Transaction Documents, to require security to be provided for the obligations of PPC under this Agreement in respect of the Termination Payment, the amount of the Termination Payment for the purposes of calculating such security shall be calculated in accordance with Paragraph 5 and by reference to the Termination Principles and the Termination Assumptions (as the same may be varied from time to time in accordance with this Financial Schedule) save that:
(a) where this paragraph 7 applies at any time before 1st January 2015, the Termination Payment Date shall be deemed to be 1st January 2015; and
(b) where this paragraph 7 applies at any time on or after 1st January 2015, the Termination Payment Date shall be deemed to be the Lease Period End Date.

Annex A

Prime Liquid Assets Formula

        Subject to the proviso below, the cost of compliance with existing requirements of the Bank of England and/or the Financial Services Authority (or/and any other authority which replaces all or any of their functions) affecting UK clearing banks generally for the purpose of this transaction will be calculated, save where stated below, in relation to each period over which LIBOR is compounded in the Agreement (each an "Interest Payment Period") by reference to the circumstances existing on the first day of each Interest Payment Period, in accordance with the following formula:

A B +D (B - E) +C × 0.01 per cent. per annum = PLA Costs 100 - (A+D)

        Where.:

  A
  is the percentage of eligible liabilities which Lloyds TSB Bank plc ("the Bank") is from time to time required to maintain as an interest free cash ratio deposit with the Bank of England to comply with cash ratio requirements (above any stated minimum).

  B
  is the percentage rate per annum at which Sterling deposits are offered to the Bank for the relevant Interest Period (or remainder thereof) or three months whichever is the shorter in the London Interbank Market at or about 11.00 a.m. for an amount equivalent to, or comparable with (in the judgement of the Bank), the relevant amount in respect of which LIBOR is being determined.

  C
  is the amount of Sterling per £1,000,000 of the fee base of an authorised institution payable to the Financial Services Authority per annum (disregarding any minimum fee payable under the Fee Regulations)

  D
  is the percentage of eligible liabilities which the Bank is required from time to time to maintain as interest bearing special deposits with the Bank of England (above any stated minimum).

  E
  is the lower of B and the percentage rate per annum payable by the Bank of England to the Bank on interest-bearing special deposits.

1
The percentages used in A, D and E above shall be those required to be maintained on the first day of each Interest Period.

2
In the application of the above formula A, B, D and E will be included in the formula as figures to 4 decimal places and not as percentages e.g. if A = 0.5% and B = 12%. AB will be calculated as 0.5 × 12 and not as 0.5% × 12%.

3
Calculations will be made on the basis of a 365 day year.

4
A negative result obtained by subtracting E from B shall be taken as zero.

5
If the resulting figure is positive then the rate of interest payable shall be rounded up to the nearest whole multiple of one-thirty-second of one percent (1/32%) per annum.

Provided that, if whether because of a change in circumstances (including the imposition of alternative or additional official requirements) or otherwise the Bank determines the foregoing formula or any element thereof is no longer appropriate, the Lessor is entitled to specify another formula (or any element thereof) which would properly cover the Bank's cost of compliance with the then current requirements of the Bank of England and the Financial Services Authority affecting United Kingdom clearing banks.

        For the purposes of this Annex A:

  "authorised" and "institution" have the meanings given to those terms in the Banking Act 1987;

  "Bank of England Act" means the Bank of England Act 1998;

  "eligible institution" has the meaning given to that term in schedule 2 to the Bank of England Act;

  "eligible liabilities" has the meaning given to that term in the Cash Ratio Deposits (Eligible Liabilities) Order 1998 or the applicable substitute order made under the Bank of England Act as in force on the date of application of the formula;

  "fee base" has the meaning given to the temp in the Fees Regulations;

  "Fees Regulations" means the Banking Supervision (Fees) Regulations 2001 or the applicable substitute regulations made under the Bank of England Act as are in force on the date of application of the formula; and

  "special deposits" has the meaning given to that term by the Bank of England on the date of application of the formula.

Annex B

Example Cash Flow Report

Annex C

Lessor's Maximum Exposure

Schedule 3

The Haewene Brim Equipment—Topsides Facilities Description

        The "FPSO topsides" are the facilities that perform the oil and gas processing, provide the main utilities required for such processing and the auxiliary system supporting the production.

        The topsides will perform the above duties whilst some utilities are supplied from the Haewene Brim Hull machinery.

        The topsides comprise following duties:

  •
  Two stage 3 phase Crude oil separation system plus test separator

  •
  Gas treatment and 4 stages of compression with dehydration facilities utilising a Tri Ethylene Glycol system (produced gas is being re-injected in the reservoir to stimulate oil recovery and minimise emission)

  •
  Produced water will be treated via centrifugal hydro-cyclones, treatment through slop tanks is available for back-up purposes

  •
  Power generation

  •
  Process supporting utilities including:

  •
  a closed loop flare system, which is only ignited when the flare system is activated

  •
  open and closed drain systems collecting fluids for recycling and safe disposal overboard within the Montreal Protocol Limitations

  •
  a chemical injection package, provided for processing chemicals

  •
  Process control system

        Currently feasibility studies and Front End Engineering Design is being executed to enable the Field Contractor to judge the feasibility of integrating a seawater injection system to the topsides.

        The existing topsides facilities are pre-assembled skid mounted modules or PAU's which have been installed on supporting stools integrated with the tanker hull structure.

        Connection to the wells is being established by means of a STP (Submerged Turret Production) Buoy, which allows the vessel to weathervane. Subsea and topsides emergency shutdown valves are operated by a dedicated hydraulic package. Marine thrusters and a dynamic positioning system is available to improve station keeping and heading control.

        The Process Control system is based on a DCS system. The DCS allows the control room Operations personnel to communicate with the topside facilities from remote.

        The safety and automation system (SAS) provided by Kongsberg Simrad covers both marine and topsides incorporating:

  •
  Fire and gas detection

  •
  CO2

  •
  Deluge

  •
  Emergency shutdown

  •
  Process shutdown etc.

  •
  Vessel management e.g. ballast, bilge and cargo transfer.

        The Haewene Brim Equipment is more particularly described in the Sale Agreement.

Schedule 4

Part 1—Representations and Warranties by PPC

(A)
PPC is a company duly incorporated with limited liability and validly existing under the laws of England and has the corporate power to own its assets and carry on its business as it is being presently conducted.

(B)
PPC has the corporate power and authority to enter into and perform its obligations under each of the Transaction Documents to which it is a party and to consummate the transactions contemplated thereby.

(C)
The execution, delivery and performance of each of the Lease Documents to which PPC is a party and the consummation of the transactions contemplated thereby have been duly authorised by all necessary or appropriate corporate action on the part of PPC, do not require any shareholder approval, or approval or consent of any trustee or holders of any indebtedness or obligations of PPC except such as have been duly obtained and are in full force and effect, and do not contravene any law, governmental rule, regulation or decree, judgment, injunction or order binding on PPC or any of its assets, or the Constitutive Documents of PPC or contravene the provisions of, or constitute a default under, any mortgage, contract or other agreement or instrument to which PPC is a party or by which it or any of its assets is bound or affected, or will result in the creation of any Lien upon the property or assets of PPC (other than as provided in the Lease Documents).

(D)
Neither the execution nor the delivery nor the performance by PPC of any of the Lease Documents to which it is a party nor the consummation by PPC of any of the transactions contemplated thereby, require the consent or approval of, the giving of notice to, the registration with, or the taking of any other action in respect of, any governmental or other authority or agency.

(E)
Each of the Lease Documents to which PPC is a party constitutes, or when executed and delivered will constitute, the legal, valid and binding obligations of PPC.

(F)
There are no pending or threatened litigation, arbitration or administrative actions or proceedings against PPC or any of its property or assets before any court, arbitrator or administrative agency or authority which will or might reasonably be expected to have a materially adverse effect on the financial condition, business or operation of PPC or on the ability of PPC to perform at all times its obligations under each of the Lease Documents to which it is a party.

(G)
To the best of PPC's knowledge and belief, no Termination Event has occurred and is continuing or might result from the entry into or performance of this Agreement or any of the other Lease Documents to which PPC is a party.

(H)
It is not necessary or advisable under any applicable laws, in order to ensure the validity of this Agreement or any of the other Lease Documents, to establish or protect the property rights of the Lessor in the Haewene Brim Equipment or any part thereof that any of the Lease Documents or any other instrument relating thereto be filed, registered or recorded or that any other action be taken or if any such filings, registrations, recordings or other actions are necessary or advisable, the same have been effected or will have been effected on or before the Delivery Date.

(I)
The claims of the Lessor against PPC under this Agreement and under any of the other Lease Documents to which it and the Lessor are parties will rank at least pari passu with the claims of all its other unsecured creditors save those whose claims are preferred solely by any bankruptcy, insolvency, liquidation or other analogous laws of general application.

(J)
The choice by PPC of English law to govern this Agreement and any of the other Lease Documents to which it is a party and the submission by it to the jurisdiction of the High Court of Justice in London in the Lease Documents to which it is a party is valid and binding.

(K)
Neither PPC nor any of its assets is entitled to any immunity on the grounds of sovereignty or otherwise from any legal actions or proceedings (which shall include, without limitation, suit, attachment prior to judgment, execution or other enforcement).

(L)
All payments to be made by PPC under this Agreement and any of the other Lease Documents to which it is party may be made by it free and clear of and without deduction for any Taxes and no deductions or withholdings are required to be made therefrom.

Part 2

Representations and warranties by Bluewater Energy

(A)
Bluewater Energy is a company duly incorporated with limited liability and validly existing under the laws of the Netherlands Antilles and has the corporate power to own its assets and carry on its business as it is being presently conducted.

(B)
Bluewater Energy has the corporate power and authority to enter into and perform its obligations under each of the Transaction Documents to which it is a party and to consummate the transactions contemplated thereby.

(C)
The execution, delivery and performance of each of the Lease Documents to which Bluewater Energy is a party and the consummation of the transactions contemplated thereby have been duly authorised by all necessary or appropriate corporate action on the part of Bluewater Energy, do not require any shareholder approval, or approval or consent of any trustee or holders of any indebtedness or obligations of Bluewater Energy except such as have been duly obtained and are in full force and effect, and do not contravene any law, governmental rule, regulation or decree, judgment, injunction or order binding on Bluewater Energy or any of its assets, or the Constitutive Documents of Bluewater Energy or contravene the provisions of, or constitute a default under, any mortgage, contract or other agreement or instrument to which it is a party or by which it or any of its assets is bound or affected, or will result in the creation of any Lien upon the property or assets of Bluewater Energy (other than as provided in the Lease Documents).

(D)
Neither the execution nor the delivery nor the performance by Bluewater Energy of any of the Lease Documents to which it is a party nor the consummation by Bluewater Energy of any of the transactions contemplated thereby, require the consent or approval of, the giving of notice to, the registration with, or the taking of any other action in respect of, any governmental or other authority or agency.

(E)
Each of the Lease Documents to which Bluewater Energy is a party constitutes, or when executed and delivered will constitute, the legal, valid and binding obligations of Bluewater Energy.

(F)
There are no pending or threatened litigation, arbitration or administrative actions or proceedings against Bluewater Energy or any of its property or assets before any court, arbitrator or administrative agency or authority which will or might reasonably be expected to have a materially adverse effect on the financial condition, business or operation of Bluewater Energy or on the ability of Bluewater Energy to perform at all times its obligations under each of the Lease Documents to which it is a party.

(G)
To the best of Bluewater Energy's knowledge and belief, no Termination Event has occurred and is continuing or might result from the entry into or performance of this Agreement or any of the other Lease Documents to which Bluewater Energy is a party.

(H)
It is not necessary or advisable under any applicable laws, in order to ensure the validity of this Agreement or any of the other Lease Documents, to establish or protect the property rights of the Lessor in the Haewene Brim Equipment or any part thereof that any of the Lease Documents or any other instrument relating thereto be filed, registered or recorded or that any other action be taken or if any such filings, registrations, recordings or other actions are necessary or advisable, the same have been effected or will have been effected on or before the Delivery Date.

(I)
The claims of the Lessor against Bluewater Energy under this Agreement and under any of the other Lease Documents to which it and the Lessor are parties will rank at least pari passu with the claims of all its other unsecured creditors save those whose claims are preferred solely by any bankruptcy, insolvency, liquidation or other analogous laws of general application.

(J)
The choice by Bluewater Energy of English law to govern this Agreement and any of the other Lease Documents to which it is a party and the submission by it to the jurisdiction of the High Court of Justice in London in the Lease Documents to which it is a party is valid and binding.

(K)
Neither Bluewater Energy nor any of its assets is entitled to any immunity on the grounds of sovereignty or otherwise from any legal actions or proceedings (which shall include, without limitation, suit, attachment prior to judgment, execution or other enforcement).

(L)
All payments to be made by Bluewater Energy under this Deed and any of the other Lease Documents to which it is party may be made by it free and clear of and without deduction for any Taxes and no deductions or withholdings are required to be made therefrom.

Part 3

Representations and warranties by the Lessor

(A)
The Lessor is duly incorporated and validly existing under the laws of England as a limited liability company and has the corporate power to own its assets and to carry on its business as it is being presently conducted.

(B)
The Lessor has the power to execute, deliver and perform its obligations under the Lease Documents and the Standby Put Option Deed to which it is a party and all necessary corporate, shareholder and other action has been duly obtained or taken to authorise the execution, delivery and performance of the same.

(C)
To the actual knowledge of the Lessor's directors there is no pending or threatened litigation, nor any arbitration or administrative actions or proceedings against the Lessor or any of its property or assets before any court, arbitrator or administrative agency or authority which in the opinion of the directors of the Lessor would have a material adverse effect on the ability of the Lessor to perform at all times its obligations under the Lease Documents and the Standby Put Option Deed to which it is a party.

Schedule 5

Part 1—Conditions Precedent to the Obligations of the Lessor Generally

        The Lessor shall have received each of the following in form and substance satisfactory to the Lessor:

1
In respect of each of PPC, BHB, the Standby Purchaser, Ranberger, Bluewater Energy, BH and Aurelia Energy:

(a)
a copy certified by a duly authorised officer of the relevant person to be a true, complete and up-to-date copy, of the Constitutive Documents of that person;

(b)
a copy, certified by a duly authorised officer of the relevant person to be a true copy, and as being in full force and effect and not amended or rescinded, of resolutions of the board of directors or governors (or of a committee of the board of directors or governors) of that person:

(i)
authorising the entering into by that person of such of this Agreement and the other Transaction Documents to which such person is party; and

(ii)
authorising an individual or individuals to sign and deliver on behalf of that person such of this Agreement and the other Transaction Documents to which such person is party,

    or, in each case such other evidence as the Lessor may require that all necessary corporate action has been taken for the authorisations referred to in paragraphs (i) and (ii) above;

  (c)
  a copy certified by a duly authorised officer of that person to be a true copy, and as being in full force and effect and not revoked or withdrawn, of any power of attorney issued by that person pursuant to the said resolutions; and

  (d)
  a certificate of incumbency in relation to each of PPC, BHB, Ranberger, Bluewater Energy, BH, the Standby Purchaser and Aurelia Energy, together with a notarised list of authorised signatories with specimen signatures and a certified true copy of the certification of registration of PPC and, in relation to each of PPC, Ranberger, BHB and Bluewater Energy, BH, the Standby Purchaser and Aurelia Energy a certificate of goodstanding in relation to that person and/or, as the case may be,.a certified extract from the registrar of companies or the foundations registry.

2
In respect of the Initial L/C Bank, a certified true copy extract of the up to date signature book of the Initial L/C Bank evidencing the extent of the signing authority of the relevant signatories to the Initial Letter of Credit and specimen signatures of those signatories together with confirmation that such authority remains in full force and effect and the relevant signatories hold the offices specified in the signature book.

3
Evidence that all governmental and other licences, approvals, consents, registrations and filings necessary for any matter or thing contemplated by the Lease Documents and for the legality, validity, enforceability, admissibility in evidence and effectiveness thereof have been obtained or effected on an unconditional basis and remain in full force and effect (or, in the case of effecting any registrations and filings, that arrangements are satisfactory to the Lessor have been made for the effecting of the same within any applicable time limit).

4
Legal opinions from (a) Norton Rose (Amsterdam), Dutch counsel to the Lessor in relation to (inter alia) BH and the Guarantee Deed of Amendment and Restatement, the Standby Lease and the Standby Sub-Lease and (b) Smeets Thesseling van Bokhorst Spigt, Netherlands Antilles counsel to the Lessor in relation to (inter alia) Aurelia Energy, Bluewater Energy, Ranberger, BHB and the Standby Purchaser and the Lease Documents to which the same are party and (c) Wikborg Rein, Norwegian counsel to the Lessor in relation to title to the Haewene Brim Equipment and (d) evidence satisfactory to the Lessor that the attorneys appointed by each of Aurelia Energy, BHB, Bluewater Energy, PPC, the Standby Purchaser and Ranberger were validly appointed by the applicable company under the governing law of each such power of attorney and (e) upon the Lessor providing PPC with reasonable notice of its requirements, such other legal opinions as the Lessor may reasonably require.

5
Evidence that each of the First Account, the Second Account, the Holding Account and the Contingency Account have been opened and that all necessary bank mandates and signature forms in form and content acceptable to the Lessor have been delivered to the Deposit Bank and that £1 has been credited to each such account.

6
Evidence that any consents which may be required for the due execution and performance of any Security Party of any Transaction Document to which it is party have been obtained and are in full force and effect.

7
Evidence from a firm of marine engineers acceptable to the Lessor that the Primary Period does not exceed the useful life of the Haewene Brim Equipment.

8
A technical report from technical advisers acceptable to the Lessor in relation to the Haewene Brim Equipment and its attachment to the Hull.

9
Any costs and expenses required to be paid by PPC and which are not taken into account in the Financial Schedule.

10
Evidence of the acceptance of appointment by each service of process agent appointed or required to be appointed under the Lease Documents (other than the Standby Assignment, the Recognition of Rights Deed, the DPP Supplemental Deed and the letters referred to in paragraphs (iv) and (v) of the definition of "Side Letters").

11
An original counterpart of each Lease Document and each Standby Document (other than the Standby Assignment, the Recognition of Rights Deed, the DPP Supplemental Deed and the letters referred to in paragraphs (iv) and (v) of the definition of "Side Letters"), in each case duly executed and delivered by each Security Party which is party thereto and (in the case of the First Deposit Deed, the Second Deposit Deed, the Holding Account Deed and the Contingency Account Deed) by the Deposit Bank.

12
A copy, certified as a true copy by a duly authorised officer of PPC of each of the Transaction Documents (other than Lease Documents, the Standby Documents and the Sale Agreement and the documents specifically referred to in the definition of Transaction Documents) and the Enterprise Contract, as well as all evidence that notices, invoices and certificates required thereunder have been duly executed and delivered together with a certified copy thereof.

13
Evidence that the conditions precedent to the Transaction Documents (other than the conditions precedent contained in this Agreement and the Sale Agreement and the documents specifically referred to in the definition of Transaction Documents) have been fulfilled or waived in accordance with the respective terms of the Transaction Documents.

Part 2

Conditions precedent to Lessor's payment obligations under the Sale Agreement

        The Lessor shall have received each of the following in form and substance satisfactory to the Lessor:

1      Corporate power and authority

1.1
Confirmation from a duly authorised officer of each of PPC, BHB, Standby Purchaser, Ranberger, Bluewater Energy, BH and Aurelia Energy that there has been no change in the Constitutive Documents of the relevant person since the date on which a certified copy thereof was provided to the Lessor, or, as the case may be a copy certified by a duly authorised officer of the relevant person of any amendments thereto and confirmation that the board resolutions or other corporate authorisation referred to in paragraph 1.2 of part 1 of this schedule 5 remain unamended and in force.

1.2
In relation to the L/C Bank either confirmation that any document to be executed by the L/C Bank will be executed by the individuals in respect of which a certified true copy extract of an up to date signature book has been received and that the signature book of the L/C Bank remains valid, in full force and unamended.

1.3
Evidence that the Enterprise Contract and the Lessor's Quiet Enjoyment Letter, the Bank's letter of quiet enjoyment and the Enterprise Consent Letter and any amending and/or restating documentation have been duly executed by Enterprise.

1.4
A power of attorney or a certified true copy extract of the up to date signature book of each of the General Security Trustee, the Credit Security Trustee, Luludia Asset Finance B.V, Refugio B.V., Alice, Ariel, Asterix, BES and each party to the Third Amendment Agreement evidencing the extent of the signing authority of all relevant signatories and specimen signatures of those signatories or other evidence reasonably acceptable to the Lessor of the authority of the relevant signatories to execute each of the Transaction Documents to which the relevant entity is party

2      Transaction Documents

2.1
An original counterpart of each of the Recognition of Rights Deed, the DPP Supplemental Deed and the letters referred to in paragraphs (iv) and (v) of the definition of "Side Letters" and each of the documents specifically referred to in the definition of "Transaction Documents" (other than the BHB Mortgage Deed of Release).

2.2
A letter (the Instructing Parties Letter) in respect of the Standby Purchaser addressed to the General Security Trustee (inter alia) from the board members of the Standby Purchaser together with executed but undated letters of resignation from each of the governors of the Standby Purchaser and evidence satisfactory to the Lessor that the Standby Purchaser will be maintained in good standing and that arrangements for the payment of the fees and expenses of the Standby Purchaser are in place.

3      Insurances

3.1
Evidence that the Haewene Brim Equipment is insured on terms acceptable to the Lessor including, but not limited to, receipt by the Lessor of a certificate and letters of undertaking from the Approved Brokers and the mutual association or club with which the Liability Insurances are placed and a certified copy certificate of entry in respect of the insurance cover for the Haewene Brim Equipment referred to in clause 9.

3.2
Evidence that all premia and calls in respect of the Insurances which have fallen due have been paid.

3.3
An opinion from the insurance advisers to the Lessor, as to the adequacy of the Insurances.

4      Payments, Letter of Credit and Accounts

4.1
A Letter of Credit (or additional or substitute Letter of Credit) in the principal amount (or amounts) specified by the Lessor.

4.2
Evidence that the condition precedent set out in paragraph 7 of schedule 5, part 1, has been satisfied.

4.3
Evidence that there has been credited to each of the First Account, the Second Account, the Holding Account and the Contingency Account the amount required to be deposited therein pursuant to the First Deposit Deed, the Second Deposit Deed, the Holding Account Deed or, as the case may be, the Contingency Account Deed as at the relevant date.

4.4
Any costs and expenses required by the terms of this Agreement to be paid by PPC and which are not taken into account in the Financial Schedule.

4.5
Evidence satisfactory to the Lessor that arrangements have been put in place by PPC for the payment of the instalment of Rent due on the First Quarter Date following the Commencement Date.

5      The Haewene Brim Equipment

5.1
A valuation report for the Haewene Brim Equipment (the "Initial Valuation").

5.2
A certificate from PPC confirming that all Consents and Licences required for the operation of the Haewene Brim Equipment and the Haewene Brim at the Approved Location have been acquired or, as the case may be, specifying those consents and licences which have not yet been obtained, provided however that the Lessor reserves the right to request copies of any such consents and licences.

6      The Enterprise Contract

        A certified copy of each of the executed Enterprise Contract, the Enterprise consent letter, the Bank's letter of quiet enjoyment and the Lessor's Quiet Enjoyment Letter.

7      Legal Opinions

        Confirmation from each of Norton Rose (Amsterdam), Smeets Thesseling van Bokhorst Spigt and Wikborg Rein that the terms and provisions of the legal opinions provided pursuant to paragraph 6 of part 1 of schedule 5 need not be altered or modified in any way and further legal opinions from (a) Norton Rose (Amsterdam) in relation to BH, LBV and RBV and the Lease Documents and additional Transaction Documents referred to in paragraph 2 above, (b) Smeets Thesseling van Bokhurst Spigt in relation to the Lease Documents and additional Transaction Documents referred to in paragraph 2 above and the parties thereto which are incorporated in the Netherlands Antilles, (c) Norton Rose and Maclay Murray & Spens in relation to oil pollution liability and (d) Maclay Murray & Spens and Smeets Thesseling van Bokhorst Spigt in relation to the Lessor's separate ownership interest in the Haewene Brim Equipment.

8      Representations and Warranties

        Confirmation that each of the representations and warranties on the part of each Security Party under any Lease Document are true and accurate on the date for payment of the Contract Price as if given on that date by reference to the facts and circumstances then existing.

9      No Relevant Event

        Confirmation that no Relevant Event has occurred under the Lease Documents or any of the Other Lease Documents or would result from the payment of the Contract Price.

10    Consents

        Evidence that each of (a) Enterprise and (b) the Facility Agent and General Security Trustee on behalf of the Beneficiaries have consented to the leasing arrangements relating to the Haewene Brim Equipment.

Part 3

Conditions Precedent to Acceptance and Delivery

        In addition to the conditions set out in Parts 1 and 2 of this schedule 5, the Lessor shall have received each of the following in form and substance satisfactory to the Lessor:

1
Statutory declarations from Ranberger and the Lessor's Agent evidencing the Delivery and transfer of title of the Haewene Brim Equipment from Ranberger to the Lessor and the sale date memorandum in the form of appendix B to the Sale Agreement.

2
The Acceptance Certificate duly executed by PPC.

3
An opinion from the insurance advisers to the Lessor, as to the adequacy of the Insurances and evidence satisfactory to the Lessor that the Haewene Brim Equipment is insured in accordance with the terms of this Agreement including, but not limited to, receipt by the Lessor of a certificate and letters of undertaking from the Approved Brokers and the mutual association or club with whom the Liability Insurances are placed and a certified copy certificate of entry in respect of the insurance cover for the Haewene Brim Equipment referred to in clause 9, and evidence that all premia and calls in respect of the Insurance which have fallen due have been paid.

4
A Certificate from the O.I.M. as to the exact location of the Haewene Brim.

5
Classification certificate in relation to the Haewene Brim.

6
A certified true copy of the BHB Mortgage Deed of Release.

7
A transcript of the certified translated public register maintained in accordance with article 1 of book 8 of the Civil Code introduced in the Netherlands Antilles on 1 January 2001 recording the Lessor's ownership interest in the Haewene Brim Equipment.

8
Certified translated extract from the register of the Flag State, evidencing the registration of Haewene Brim and the BHB Mortgage and the BHB Mortgage Release Deed in favour of the General Security Trustee.

9
Confirmation that each of the representations and warranties on the part of each Security Party under each Lease Document to which they are respectively party are true and accurate on the Delivery Date as if given on that date by reference to the facts and circumstances then existing.

10
Confirmation that no Relevant Event has occurred under the Lease Documents or any of the Other Lease Documents or would result from the Delivery of the Haewene Brim Equipment on the Delivery Date or the leasing of the Haewene Brim Equipment to PPC pursuant to this Agreement.

Schedule 6

Form of Acceptance Certificate

        Acceptance Certificate dated [                        ], 2003 pursuant to a Lease Agreement dated [    •    ] 2003 (the "Lease") between Hill Samuel Leasing (No. 4) Limited (the "Lessor") as the lessor and Pierce Production Company Limited ("PPC") as lessee.

        Terms used herein shall have the meaning given thereto in the Lease.

1.
PPC confirms that the Haewene Brim Equipment has been delivered by the Lessor to PPC and accepted by PPC from the Lessor as of [                        ], 2003 in a condition and otherwise all in accordance with the Lease free of all Liens other than the Permitted Liens.

2.
PPC confirms that on the aforesaid date of delivery the Haewene Brim Equipment became subject to and governed by the provisions of the Lease.

3.
Each of PPC and Bluewater Energy confirms that as at the date hereof:

(i)
no Relevant Event has occurred and is continuing; and

(ii)
the representations on its part set out in schedule 4 of the Head Lease are true and accurate.

SIGNED by a duly authorised attorney-in-fact for and on behalf of PIERCE PRODUCTION COMPANY LIMITED	) ) ) ) ) )
SIGNED by a duly authorised attorney-in-fact for and on behalf of HILL SAMUEL LEASING (NO. 4) LIMITED	) ) ) ) )

Schedule 7

Form of Standby Assignment

Note: terminology for [Initial Rents]/[Initial Sub-Rents] to be checked against the Standby Lease and
Standby Sub-Lease
Notice details to be confirmed

DATED [ • ]

OLA DUNK II FOUNDATION
as Standby Purchaser and assignor

BLUEWATER HOLDING B.V.
as assignor
and

[                        ]
as Standby Lender

STANDBY ASSIGNMENT relating to the topsides processing plant for the Floating Production, Storage and Off-Loading Facility "Haewene Brim"

NORTON ROSE

        THIS ASSIGNMENT is made on the [                        ] day of [                        ],

        BY:

        OLA DUNK II FOUNDATION, a stichting validly existing under the laws of the Netherlands Antilles with foundations registry number [    •    ] whose registered office is at Landhuis Joochi, Kaya Richard J. Beaujon z/n, Willemstad, Curaçao, the Netherlands Antilles (the "Standby Purchaser"); and

        BLUEWATER HOLDING B.V., a company incorporated under the laws of the Netherlands Antilles with company number 88020, whose registered office is at Landhuis Joochi, Kaya Richard Beaujon z/n, Curaçao, the Netherlands Antilles ("BH");

IN FAVOUR OF

        [                        ], a company incorporated under the laws of [            ] whose registered office is at [                        ] (the "Standby Lender").

WHEREAS

(A)
By a loan agreement of even date herewith (the "Standby Loan Agreement") made between the Standby Lender and the Standby Purchaser, the Standby Lender has agreed to make a loan to the Standby Purchaser in accordance with the terms of the Standby Loan Agreement.

(B)
By an agreement entered into between the Standby Purchaser and BH (the "Standby Lease Agreement") the Standby Purchaser has agreed to lease the Haewene Brim Equipment to BH and BH has agreed to take the Haewene Brim Equipment on lease in accordance with the terms of the Standby Lease Agreement.

(C)
By an agreement entered into between BH and Pierce Production Company Limited ("PPC") (the "Standby Sub-Lease Agreement") BH has agreed to sub-lease the Haewene Brim Equipment to PPC and PPC has agreed to take the Haewene Brim Equipment on lease in accordance with the terms of the Standby Sub-Lease Agreement..

(D)
It is a condition precedent to the Standby Lender making the loan available to the Standby Purchaser pursuant to the Standby Loan Agreement that the Standby Purchaser and BH enter into this Assignment as security for the Standby Purchaser's obligations to the Standby Lender.

        NOW THIS DEED WITNESSES as follows:

1      Definitions and interpretation

1.1
In this Assignment, unless otherwise expressly defined, capitalised terms shall bear the respective meanings attributed to them in the Deed of Proceeds and Priorities:

  "Assigned Property" means together the BH Assigned Property and the Standby Purchaser Assigned Property;

  "Assignors" means each of BH and the Standby Purchaser;

  "BH Assigned Property" means all of the right, title and interest of BH in and to the [Initial [Sub-] Rent] as such term is defined in the Standby Sub-Lease Agreement] under the Standby Sub-Lease Agreement and the proceeds thereof;

  "Deed of Proceeds and Priorities" means the deed entitled "Trust Deed and Deed of Proceeds and Priorities" dated 28 January 2002 and made between (1) the Syndicate Banks, (2) the Arrangers, (3) the Facility Agent, (4) the Technical Bank, (5) the General Security Trustee, (6) the Credit Security Trustee, (7) the Facility Security Trustee, (8) Bluewater Holding B.V., Bluewater Energy Services B.V., Bluewater Offshore Production Systems Limited, Bluewater (Haewene Brim) N.V., Bluewater (Munin) N.V., Ranberger Holding N.V., Luludia Asset Finance B.V. and Refugio B.V. as borrowers and security parties, (9) Aurelia Energy N.V., Bluewater (Haewene Brim) N.V., Bluewater (Floating Production) Limited, Bluewater (Glas Dowr) N.V., Bluewater (Malta) Limited, Bluewater (New Hull) N.V., Bluewater (UK) Limited, Bluewater Energy N.V., Bluewater Haewene Brim Equipment Leasing Limited, Bluewater Offshore Production Systems N.V., Bluewater Operations (UK) Limited, Bluewater Terminal Systems N.V., Bluewater Norway A.S., Lufeng Development Company ANS, Pierce Production Company Limited, Bluewater Brasil LTDA., Bluewater Floating Productions B.V., Bluewater International B.V., Bluewater Offshore Production Systems Nigeria Limited, Bluewater Offshore Production Systems (USA) Inc., Bluewater Services (UK) Limited and Haewene Brim Standby Purchaser N.V. as guarantors and security parties; (10) the Bluewater Agent, (11) the Lessor, (12) the Standby Purchasers, (13) ING Bank N.V., acting through its Amsterdam head office as Haewene Brim Equipment account bank, and (14) ING Bank N.V., acting through its Amsterdam head office as security trustee account bank;

  "Dollars" and "$" each mean the lawful currency for the time being of the United States of America and in respect of all payments to be made under this Assignment means immediately available, freely transferable cleared funds in Dollars;

  "Lessor" means Hill Samuel Leasing (No. 4) Limited a company incorporated in England and Wales with company number 2194625 and with its registered office at 71 Lombard Street, London EC3P 3BS and includes the successors in title of, and any permitted assignee or transferee of all or any of the rights and obligations of Hill Samuel Leasing (No. 4) Limited;

  "Lessor Proceeds Account" means the interest bearing Dollar account of the Lessor with [    •    ], acting through its London branch, designated "Haewene Brim Lessor Proceeds Account" with account number [    •    ]and includes any redesignation and sub-accounts thereof;

  "PPC" means Pierce Production Company Limited, a company incorporated under the laws of England and Wales with company registration number 3492253 whose registered office is at 400 Capability Green, Luton, Bedfordshire LU1 3LU, England;

  "Secured Obligations" means any and all moneys, liabilities and obligations (whether actual or contingent, whether now existing or hereafter arising, whether or not for the payment of money, and including, without limitation, any obligation or liability (actual or contingent) to pay damages) which are now or which may at any time and from time to time hereafter be due, owing, payable, or incurred or expressed to be due, owing, payable or incurred from or by the Standby Purchaser under or in connection with the Standby Loan Agreement;

  "Security Interest" means any Lien or security interest whatsoever, howsoever and wheresoever created or arising including (without prejudice to the generality of the foregoing) any right of ownership, security, mortgage, pledge, charge (whether fixed or floating), encumbrance, lease, assignment, lien, statutory or other right in rem, hypothecation, title retention, attachment, levy, claim, right of possession or detention, right of set-off (but excluding any right of set-off arising in favour of a banker by way of operation of law);

  "Standby Documents" means each of this Assignment, the Standby Lease Agreement, the Standby Sub-Lease Agreement, the Standby Put Option Deed, the Standby Loan Agreement and any other document, notice, letter or instrument entered into or given in connection with the foregoing;

  "Standby Purchaser Assigned Account" means the interest bearing Dollar account of the Standby Purchaser with [    •    ], acting through its London branch, designated [    •    ] with account number [    •    ] and includes any redesignation and sub-accounts thereof; and

  "Standby Purchaser Assigned Property" means all of the right, title and interest of the Standby Purchaser in and to:

  (a)
  the Initial Rent (as such term is defined in the Standby Lease Agreement) under the Standby Lease Agreement and the proceeds thereof; and

  (b)
  all amounts payable to the Standby Purchaser in accordance with clauses 11.2.11 and 11.2.12 of the Deed of Proceeds and Priorities.

1.2
In this Assignment:

(a)
references to clauses are to be construed as references to the clauses of this Assignment, references to sub-clauses shall unless otherwise specifically stated be construed as references to the sub-clauses of the clause in which the reference appears;

(b)
references to this Assignment or to any other document or agreement are to be construed as references to this Assignment or such other document or agreement as is in force for the time being and as amended, varied, supplemented, substituted or novated from time to time;

(c)
words importing the plural shall include the singular and vice versa;

(d)
references to a person shall include that person's assigns or transferees or successors in title and shall be construed as including references to an individual, firm, company, corporation, unincorporated body of persons or any state or any agency thereof;

(e)
references to any statute or statutory provision include any statute or statutory provision which amends, extends, consolidates or replaces the same, or which has been amended, extended, consolidated or replaced by the same, and shall include any orders, regulations, instruments or other subordinate legislation made under the relevant statute;

(f)
the words "other" and "otherwise" shall not be construed ejusdem generis with any foregoing words where a wider construction is possible; and

(g)
the words "including" and "in particular" shall be construed as being by way of illustration or emphasis only and shall not be construed as, nor shall they take effect as, limiting the generality of any foregoing words.

2      Assignment

2.1
The Standby Purchaser as legal and beneficial owner and with full title guarantee hereby irrevocably and unconditionally, assigns absolutely and agrees to assign absolutely to the Standby Lender, as a continuing security for the payment of the Secured Obligations, the Standby Purchaser Assigned Property, PROVIDED THAT if all of the Secured Obligations shall be unconditionally and irrevocably paid and discharged in full the Standby Lender shall at the request and cost of the Standby Purchaser, reassign the Standby Purchaser Assigned Property, without recourse or warranty, to the Standby Purchaser.

2.2
BH as legal and beneficial owner and with full title guarantee hereby irrevocably and unconditionally assigns absolutely and agrees to assign absolutely to the Standby Lender, as continuing security for the payment of the Secured Obligations, the BH Assigned Property, PROVIDED THAT if all of the Secured Obligations shall be unconditionally and irrevocably paid and recharged in full, the Standby Lender shall at the request and cost of BH, reassign the BH Assigned Property, without recourse or warranty, to BH.

2.3
The Standby Purchaser hereby notifies BH of the assignment of the Standby Purchaser Assigned Property to the Standby Lender pursuant to clause 2.1 above.

2.4
BH hereby acknowledges notice of and accepts such assignment, and covenants and agrees with the Standby Purchaser and the Standby Lender as follows:

(a)
BH shall pay all moneys in respect of the [Initial Sub-Rent] (as such term is defined in the Standby Lease Agreement) in accordance with the provisions of clause 10.1 of the Deed of Proceeds and Priorities until the Standby Lender shall notify BH otherwise in writing and all other amounts payable by BH under the Standby Lease Agreement shall be paid to the Standby Purchaser Assigned Account; and

(b)
BH shall perform all of its obligations under the terms of the Standby Lease Agreement in respect of the payment of the [Initial Sub-Rent].

3      Payments

3.1
The Standby Purchaser hereby agrees that notwithstanding anything to the contrary contained in this Assignment, upon the execution of this Assignment, the Standby Purchaser shall use all reasonable endeavours to procure that all amounts payable to the Standby Purchaser under or arising out of the Standby Purchaser Assigned Property which have been assigned to the Standby Lender hereunder shall be paid as regards the Initial Rent, by BH in accordance with clause 10.1 of the Deed of Proceeds and Priorities and, as regards moneys standing to the credit of either the Lessor Proceeds Account or to the Standby Purchaser Assigned Account which form part of the Standby Purchaser Assigned Property, to such account as the Standby Lender may specify in writing.

3.2
BH hereby agrees that notwithstanding anything to the contrary contained in this Assignment, upon the Standby Lender notifying PPC of this Assignment, BH shall use all reasonable endeavours to procure that all amounts payable to BH under or arising out of the BH Assigned Property which have been assigned to the Standby Lender hereunder shall be paid as regards the [Initial Sub-Rent], by PPC in accordance with clause 10.1 of the Deed of Proceeds and Priorities and, as regards moneys standing to the credit of either the Lessor Proceeds Account or to the Standby Purchaser Assigned Account which form part of the BH Assigned Property, to such account as the Standby Lender may specify in writing.

4      Representations and warranties by the Standby Purchaser and BH

        Each of the Standby Purchaser and BH represents and warrants to the Standby Lender and undertakes (in relation to itself only) that:

  (a)
  it has and will at all times have the necessary power to enter into and perform its obligations under this Assignment;

  (b)
  this Assignment does not and will not conflict with or result in any breach or constitute a default under any agreement, instrument or obligation to which it is a party or by which it is bound; and

  (c)
  all necessary authorisations and consents to enable or entitle it to enter into this Assignment have been obtained and will remain in full force and effect at all times during the subsistence of the security constituted by this Assignment.

5      Covenants by the Standby Purchaser and BH

5.1
The Standby Purchaser covenants to, and agrees with, the Standby Lender that:

(a)
concurrently with the execution of this Assignment, the Standby Purchaser shall forthwith cause BH to deliver to the Standby Lender an acknowledgement of this Assignment in the form of schedule 1;

(b)
the Standby Purchaser will not, except with the prior written consent of the Standby Lender or otherwise in accordance with the Deed of Proceeds and Priorities, in each case to the extent that the same relate to the Standby Purchaser Assigned Property, agree to any variation of any provisions of the Standby Lease Agreement or the Deed of Proceeds and Priorities or release BH from any of its obligations thereunder or waive any breach of such obligation where such waiver would adversely affect the interests of the Standby Lender or consent to any such act or omission of BH which would constitute such a breach or would, but for the lapse of time or the giving of notice or both, otherwise constitute a breach;

(c)
the Standby Purchaser shall not, except with the prior written consent of the Standby Lender, sell, assign (by operation of law or otherwise) or otherwise dispose of any of the Standby Purchaser Assigned Property or create or suffer to exist any Security Interest upon or with respect to the Standby Purchaser Assigned Property other than those created by this Assignment; and

(d)
the Standby Purchaser will from time to time at its own expense, do and perform such other and further acts and will execute and deliver any and all such instruments as may be required by law or reasonably requested by the Standby Lender in order to establish, perfect, maintain and protect its rights, priorities and remedies and to carry out and effect the intent and purpose of this Assignment.

5.2   Covenants by BH

        BH covenants to, and agrees with, the Standby Lender that:

  (a)
  concurrently with the execution of this Assignment, BH shall forthwith cause PPC to deliver to the Standby Lender an acknowledgement of this Assignment in the form of schedule 1;

  (b)
  BH will not, except with the prior written consent of the Standby Lender or otherwise in accordance with the Deed of Proceeds and Priorities, in each case to the extent that the same relate to the BH Assigned Property, agree to any variation of any provisions of the Standby Sub-Lease Agreement or the Deed of Proceeds and Priorities or release PPC from any of its obligations thereunder or waive any breach of such obligation where such waiver would adversely affect the interests of the Standby Lender or consent to any such act or omission of PPC which would constitute such a breach or would, but for the lapse of time or the giving of notice or both, otherwise constitute a breach;

  (c)
  BH shall not, except with the prior written consent of the Standby Lender, sell, assign (by operation of law or otherwise) or otherwise dispose of any of the BH Assigned Property or create or suffer to exist any Security Interest upon or with respect to the BH Assigned Property other than those created by this Assignment; and

  (d)
  BH will from time to time at its own expense, do and perform such other and further acts and will execute and deliver any and all such instruments as may be required by law or reasonably requested by the Standby Lender in order to establish, perfect, maintain and protect its rights, priorities and remedies and to carry out and effect the intent and purpose of this Assignment.

6      Standby Purchaser to remain liable

6.1
It is further agreed that notwithstanding this Assignment or the enforcement by the Standby Lender of any of its rights hereunder the Standby Purchaser shall remain liable under the Standby Lease Agreement and shall perform all of its obligations under the Standby Lease Agreement in accordance with the terms thereof and the Standby Lender shall have no obligation or liability under the Standby Lease Agreement by reason of, or arising out of this Assignment nor shall the Standby Lender be required or obliged in any manner to perform or fulfil any obligations of the Standby Purchaser under or pursuant to the Standby Lease Agreement.

6.2   BH to remain liable

        It is further agreed that notwithstanding this Assignment or the enforcement by the Standby Lender of any of its rights hereunder BH shall remain liable under the Standby Sub-Lease Agreement and shall perform all of its obligations under the Standby Sub-Lease Agreement in accordance with the terms thereof and the Standby Lender shall have no obligation or liability under the Standby Sub-Lease Agreement by reason of, or arising out of this Assignment nor shall the Standby Lender be required or obliged in any manner to perform or fulfil any obligations of BH under or pursuant to the Standby Sub-Lease Agreement..

7      Power of Attorney

        (a)    The Standby Purchaser by way of security for the full and punctual performance of the Secured Obligations hereby irrevocably appoints each of the Standby Lender or any person nominated under the hand of any officer of the Standby Lender as attorney of the Standby Purchaser to act on behalf of the Standby Purchaser and in its stead, in the name of the Standby Purchaser and as the act or deed of the Standby Purchaser from time to time in its discretion and (b) BH by way of security for the full and punctual performance of the Secured Obligations hereby irrevocably appoints each of the Standby Lender or any person nominated under the hand of any officer of the Standby Lender as attorney of BH to act on behalf of BH and in its stead, in the name of BH and as the act or deed of BH from time to time in its discretion in each case:

  (a)
  to execute, seal and deliver and otherwise perfect any such document as is mentioned in clause 5.1(d) (in the case of the Standby Purchaser) or 5.2(d) (in the case of the BH);

  (b)
  to take any action and to execute, seal and deliver or otherwise perfect any instrument which it may deem necessary or desirable to accomplish the purposes of this Assignment, including to ask, demand, collect, sue for, recover, compound, receive and give acquittances and receipts for moneys due and to become due under or in connection with the Assigned Property, to receive, endorse and collect any drafts or other instruments and documents in connection therewith, and to file any claims or take any action or institute any proceedings which it may deem to be necessary or desirable for the collection thereof; and

  (c)
  to do all such acts and execute all such documents as the Standby Purchaser itself could have done or executed in relation to the Standby Purchaser Assigned Property or, as the case may be, BH itself could have done or executed in relation to the BH Assigned Property,

        PROVIDED THAT the exercise of such authority by the Standby Lender shall (as between it and any such person) be conclusive evidence of its right to exercise the same.

8      Continuing Security

8.1
This Assignment and the security hereby created shall be a continuing security and in particular shall not be affected by any variation of or amendment to the terms of any of the Standby Documents nor shall it be satisfied by any intermediate discharge or payment on account of the Secured Obligations.

8.2
This Assignment and the security hereby created shall be in addition to and not in substitution for or derogation of any other Security Interest (whether given by the Standby Purchaser or BH or otherwise) now or from time to time hereafter held by the Standby Lender in respect of or in connection with any or all of the Secured Obligations.

8.3
The Standby Lender need not, before exercising any of the rights, powers or remedies conferred upon it by this Assignment or by law, (i) take action or obtain judgment against the Standby Purchaser or, as the case may be, BH or any other person in any court, (ii) make or file claim or proof in a winding-up or liquidation of the Standby Purchaser or, as the case may be, BH or any other person or (iii) enforce or seek to enforce the recovery of the liabilities hereby secured or any other Security Interest.

8.4
Neither section 93 nor section 103 of the Law of Property Act 1925 shall apply to this Assignment.

8.5
Any release or exchange of any Security Interest or guarantee now or hereafter held by the Standby Lender for all or any part of the Secured Obligations shall not discharge, impair or affect this Assignment.

8.6
The rights, powers and remedies of the Standby Lender under this Assignment are cumulative, may be exercised as often as the Standby Lender considers appropriate and are in addition to its rights under general law.

9      Delay in Enforcement, Waivers etc.

        All waivers of any right, power or privilege of any of the Standby Lender or the Standby Purchaser or BH shall be in writing signed by the Standby Lender or, as the case may be, the Standby Purchaser or BH. No failure or delay on the part of the Standby Lender or the Standby Purchaser or BH in exercising any power or right hereunder shall operate as a waiver thereof nor shall any single or partial exercise of any such right or power preclude any other or further exercise of any such right or power. The rights and remedies herein provided are cumulative and not exclusive of any rights or remedies provided by law or in equity.

10    Variation

        This Assignment shall only be varied by an instrument in writing executed by the parties hereto.

11    Invalidity

If any term or provision of this Assignment or the application thereof to any person or circumstance shall to any extent be invalid or unenforceable the remainder of this Assignment or application of such term or provision to persons or circumstances other than those as to which it is already invalid or unenforceable shall not be affected thereby and each term and provision of this Assignment shall be valid and shall be enforceable to the fullest extent permitted by law.

12    Notices

12.1
Any demand, consent, record, election or notice (a "Notice") required or permitted to be given by either party to the other under this Assignment shall be in writing and sent by first class prepaid airmail post or by facsimile transmission or delivered by hand addressed as follows:

(i)
if to the Standby Lender to:

  [                        ]

  Fax:            [            ]
  Attention: [                        ]

  (ii)
  if to the Standby Purchaser:

  Ola Dunk II Foundation
  Landhuis Joochi
  Kaya Richard J. Beaujon z/n
  Willemstad
  Curaçao
  the Netherlands Antilles

  Fax:            [+599 9656 718]
  Attention: [Gregory Elias]

  (iii)
  if to BH:

  [                ]

  Fax:            [            ]
  Attention: [                        ]

  or in each case to such address or facsimile number as one party may, by not less than three (3) Business Days' notice, notify in writing to the other party hereto.

12.2
Any Notice shall be deemed to have been given or received to or by the party to whom it is addressed ten (10) days following posting, if posted by first class prepaid airmail post and on receipt, if delivered by hand and in the case of facsimile transmission, upon receipt by the sender of a transmission report showing the Notice to have been sent in its entirety. The sender of a Notice by facsimile shall despatch an original of such communication in the first class air mail post with postage prepaid in an envelope addressed to the recipient of the facsimile at its address set out in clause 12.1 but the facsimile Notice shall be the definitive Notice for the purposes of this Assignment.

13    Counterparts

        This Assignment may be executed in several counterparts and any single counterpart or set of counterparts, signed in either case by all of the parties, shall be deemed to be an original, and all taken together shall constitute one and the same instrument.

14    Applicable law

        This Assignment shall be governed by and construed, and performance thereof shall be determined, in accordance with the laws of England.

15    Submission to Jurisdiction

15.1
Each of the Standby Purchaser and BH (which shall include their respective successors and assigns from time to time) hereby submits to the non-exclusive jurisdiction of the courts of England with regard to this Assignment and the other Standby Documents. Any legal action or proceedings with respect to this Assignment and the other Standby Documents may be brought in the courts of the England or such other jurisdiction, as the Standby Lender may elect. By its execution and delivery of this Assignment each of the Standby Purchaser and BH:

(a)
hereby accepts for itself and in respect of its property, generally and unconditionally, the non-exclusive jurisdiction of the aforesaid courts with respect to this Assignment and the other Standby Documents;

(b)
waives any objections on the ground of venue or forum non conveniens or any similar grounds and agrees that legal proceedings in any one or more jurisdictions shall not preclude legal proceedings in any other jurisdiction with respect to this Assignment and the other Standby Documents;

(c)
agrees that final judgment against it in any action or proceedings shall be conclusive and may be enforced in any other jurisdiction with respect to this Assignment and the other Standby Documents within or outside England by suit on the judgment, a certified copy of which shall be conclusive evidence of the fact and of the amount of its indebtedness; and

(d)
hereby consents generally in respect of any legal action or proceeding arising out of or in connection with this Assignment and the other Standby Documents to the giving of any relief or the issue of any process in connection with such action or proceeding including, without limitation, the making, enforcement or execution against any property whatsoever (irrespective of its use or intended use) of any order or judgment which may be made or given in such action or proceeding.

15.2 Process Agent

        Each of the Standby Purchaser and BH hereby undertakes that it will at all times maintain an agent for service of process in England. Such agent shall be WFW Legal Services Limited of 15 Appold Street, London EC2A 2HB and any writ, summons, judgment or other notice of legal process shall be sufficiently served on the Standby Purchaser or, as the case may be, BH if delivered to such agent at its address for the time being, and each of the Standby Purchaser and BH hereby undertakes that it will not revoke the authority of the above agent, and if for any reason any such agent no longer serves as agent of the Standby Purchaser or, as the case may be, BH to receive service of process, the Standby Purchaser or, as the case may be, BH shall promptly appoint another such agent and advise the Standby Lender thereof.

16    Process Agent

        The Standby Lender, the Standby Purchaser and BH hereby agree that no party to the Assignment shall assign, novate, or otherwise transfer any of their respective rights or obligations under this Assignment.

        IN WITNESS WHEREOF each of the Standby Purchaser and BH has executed this Assignment as a deed with the intention that it be delivered on the day and year first before written.

Schedule 1

FORM OF NOTICE OF ASSIGNMENT

AND ACKNOWLEDGEMENT THEREOF

        [                        ] (the "Standby Lender") and Bluewater Holding B.V. ("BH") and Ola Dunk II Foundation (the "Standby Purchaser") HEREBY GIVE NOTICE to Pierce Production Company Limited ("PPC") that by a Deed of Assignment dated [            ] and executed by the Standby Purchaser and BH in favour of the Standby Lender a copy of which is attached hereto (the "Assignment"), BH assigned to the Standby Lender all of its right, title and interest in and to the BH Assigned Property (as such term is defined in clause 1 of the Assignment and the Standby Purchaser assigned to the Standby Lender all its right, title and interest in and to the Standby Purchaser Assigned Property (as such term is defined in clause 1 of the Assignment).

        Pursuant to the Assignment PPC hereby agrees with the Standby Lender as follows:

1
in this Notice and Acknowledgement of Assignment all words and expressions defined in the Assignment shall have the same meaning when used herein;

2
all moneys that may be payable by PPC in respect of the [Initial Sub-Rent] (as such term is defined in the Standby Sub-Lease Agreement) shall be paid by PPC in accordance with the provisions of clause 10.1 of the Deed of Proceeds and Priorities until the Standby Lender shall notify PPC otherwise in writing and all other amounts payable by PPC under the Standby Sub-Lease Agreement shall be paid to the Standby Purchaser Assigned Account.

3
PPC covenants to the Standby Lender that PPC shall perform all of its obligations under the terms of the Standby Sub-Lease Agreement in respect of the payment of the [Initial Sub-Rent];

4
any demand, record, election or notice (a "Notice") required or permitted to be given under this Notice and Acknowledgement of Assignment shall be in writing and sent by first class repaid airmail post or facsimile transmission or delivered by hand addressed as follows:

(i)
if to the Standby Lender:

    [
                            ]

    Attention:            [            ]

    Facsimile No.            [            ]

  (ii)
  if to PPC:

    Pierce Production Company Limited
    c/o Bluewater Energy Services B.V.
    Maarstraat 33
    2132 HR
    Hoofddorp
    The Netherlands

    Attention:            [The Managing Director]

    Facsimile No. [    •    ]

  or in each case to such address or facsimile number as one party may be not less than three (3) Business Days notice notify in writing to the other party;

5
any Notice shall be deemed to have been given or received to or by the party to whom it is addressed ten (10) days following posting, if posted by first class prepaid airmail post and on receipt, if delivered by hand and in the case of facsimile transmission, upon receipt by the sender of a transmission report showing the Notice to have been sent in its entirety. The sender of a Notice by facsimile shall despatch an original of such communication in the first class air mail post with postage prepaid in an envelope addressed to the recipient of the facsimile at its address set out in paragraph 4 but the facsimile Notice shall be the definitive Notice for the purposes of this Notice and Acknowledgement of Assignment;

6
this Notice and Acknowledgement of Assignment shall be governed by and construed in accordance with the laws of England.

        Please confirm your acceptance and acknowledgement of this notice by signing and returning to the Standby Lender the enclosed duplicate hereof.

DATED

For and on behalf of

[the Standby Lender]

for and on behalf of
Ola Dunk II Foundation

for and on behalf of
Bluewater Holding B.V.

        We acknowledge receipt of the above notice and agree to abide by the terms and conditions therein contained and confirm that we have not previously received any notice of any other assignment of any of the above mentioned Assigned Property.

For and on behalf of
 Pierce Production Company Limited

on the        day of

EXECUTED as a DEED and DELIVERED for and on behalf of OLA DUNK II FOUNDATION by its duly authorised attorney-in-fact in the presence of:	) ) ) ) ) )
EXECUTED as a DEED and DELIVERED for and on behalf of BLUEWATER HOLDING B.V. by its duly authorised attorney-in-fact in the presence of:	) ) ) ) ) )
SIGNED by for and on behalf of [Standby Lender]	) ) )

SIGNED for and on behalf of HILL SAMUEL LEASING (NO. 4) LIMITED by P.B. Miles its duly authorised attorney-in-fact	) ) ) ) ) )
EXECUTED as a DEED and DELIVERED for and on behalf of PIERCE PRODUCTION COMPANY LIMITED by Cornelis Voormolen its duly authorised attorney-in-fact in the presence of: Alison Sprague	) ) ) ) ) )
EXECUTED as a DEED and DELIVERED for and on behalf of BLUEWATER ENERGY N.V. by Cornelis Voormolen its duly authorised attorney-in-fact in the presence of: Alison Sprague	) ) ) ) ) )

QuickLinks

  Exhibit 10.56
Contents
Schedule 1 Financial Schedule
Schedule 2 Security Provision
Financial Schedule
Annex A Prime Liquid Assets Formula
Annex B Example Cash Flow Report
Annex C Lessor's Maximum Exposure
Schedule 3 The Haewene Brim Equipment—Topsides Facilities Description
Schedule 4 Part 1—Representations and Warranties by PPC
Part 2 Representations and warranties by Bluewater Energy
Part 3 Representations and warranties by the Lessor
Schedule 5 Part 1—Conditions Precedent to the Obligations of the Lessor Generally
Part 2 Conditions precedent to Lessor's payment obligations under the Sale Agreement
Part 3 Conditions Precedent to Acceptance and Delivery
Schedule 6 Form of Acceptance Certificate
Schedule 7 Form of Standby Assignment
OLA DUNK II FOUNDATION as Standby Purchaser and assignor BLUEWATER HOLDING B.V. as assignor and [ ] as Standby Lender
Schedule 1 FORM OF NOTICE OF ASSIGNMENT AND ACKNOWLEDGEMENT THEREOF